As filed with the Securities and Exchange Commission on October 10, 2008
Registration No. 333-133652
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 9
to
Form S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

GRUBB & ELLIS HEALTHCARE REIT, INC.
(Exact name of registrant as specified in its governing instruments)

1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
(714) 667-8252
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Scott D. Peters
Chief Executive Officer, President and Chairman
1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
(714) 667-8252
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Rosemarie A. Thurston
Lesley H. Solomon
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000

Approximate date of commencement of proposed sale to public:  As soon as practicable after the effectiveness of the registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 9 consists of the following:

1. The registrant’s prospectus dated October 10, 2008, which supersedes and replaces the registrant’s previous prospectus dated December 14, 2007 and all supplements to the previous prospectus.

2. Supplement No. 1 dated October 10, 2008, filed herewith, which will be delivered as an unattached document along with the prospectus dated October 10, 2008.

3. Part II, included herewith.

4. Signatures, included herewith.

PROSPECTUS

Maximum Offering of $2,200,000,000
Minimum Offering of $2,000,000

We are a Maryland corporation formed to invest in a diversified portfolio of medical office buildings, healthcare-related facilities and quality commercial office properties. We may also invest up to 15.0% of our total assets in real estate related securities. We are externally managed by Grubb & Ellis Healthcare REIT Advisor, LLC, our advisor, which is an affiliate of ours. We qualified to be taxed as a real estate investment trust, or REIT, for federal income tax purposes beginning with our taxable year ended December 31, 2007 and we intend to continue to be taxed as a REIT.

We are offering to the public up to $2,000,000,000 in shares of our common stock in our primary offering for $10.00 per share and $200,000,000 in shares of our common stock to be issued pursuant to our distribution reinvestment plan for $9.50 per share during our primary offering. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 15 to read about risks you should consider before buying shares in our common stock. These risks include:

•	No public market exists for our shares. Our shares cannot be readily sold and there are significant restrictions on the ownership, transferability and redemption of our shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount.

•	This may be considered a “blind pool” offering because we have acquired a limited number of properties and have not identified most of the properties or securities we plan to acquire with the proceeds from this offering. As a result, you will not be able to evaluate the economic merits of most of our investments prior to purchasing shares.

•	The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in us and you may lose money.

•	We may incur debt up to 300.0% of our net assets, or more if such excess is approved by a majority of our independent directors, which could lead to an inability to pay distributions to our stockholders.

•	We may be required to borrow money, sell assets or issue new securities for cash to pay our distributions.

•	Distributions payable to our stockholders may include a return of capital, which will lower your tax basis in our shares.

•	We rely on our advisor and its affiliates for our day-to-day operations and the selection of our investments. We will pay substantial fees to our advisor and its affiliates for these services and the agreements governing these fees were not negotiated at arm’s-length.

•	Some of our officers are officers and employees of our advisor, Grubb & Ellis Realty Investors, LLC, which manages our advisor, and Grubb & Ellis Company, our sponsor. As a result, our officers will face conflicts of interest, including significant conflicts in allocating time among us and similar programs sponsored by our sponsor.

•	If we do not remain qualified as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities, passed on or endorsed the merits of this offering or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the cash benefits or tax consequences you will receive from an investment in shares of our common stock is prohibited.

			Marketing Support Fee
			($0.25) and Due
			Diligence Expense	Net Proceeds
	Price to Public*	Selling Commissions*	Reimbursement ($0.05)*	(Before Expenses)
Primary Offering
Per Share	$10.00	$0.70	$0.30	$9.00
Total Minimum	$2,000,000	$140,000	$60,000	$1,800,000
Total Maximum	$2,000,000,000	$140,000,000	$60,000,000	$1,800,000,000

Distribution Reinvestment Plan
Per Share	$9.50	$—	$—	$9.50
Total Maximum	$200,000,000	$—	$—	$200,000,000

*	The selling commissions and all or a portion of the marketing support fee will not be charged with regard to shares sold in our primary offering to or for the account of our directors and officers, our affiliates and certain persons affiliated with broker-dealers participating in the primary offering. Selling commissions will not be charged for shares sold in the primary offering to investors that have engaged the services of a financial advisor paid on a fee-for-service basis by the investor. Selling commissions will be reduced in connection with sales of certain minimum numbers of shares. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price. See “Plan of Distribution.”

Our shares will be offered to investors on a best efforts basis through Grubb & Ellis Securities, Inc., our affiliate and an affiliate of our advisor and the dealer manager for this offering. The minimum initial investment is $1,000, except for purchases by (1) our existing stockholders, including purchases made pursuant to our distribution reinvestment plan, and (2) existing investors in other programs sponsored by our sponsor or any of our sponsor’s affiliates, which may be in lesser amounts.

We will sell shares until the earlier of September 20, 2009, or the date on which the maximum offering has been sold.

The date of this prospectus is October 10, 2008.

SUITABILITY STANDARDS

The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There currently is no public market for our shares. Therefore, it likely will be difficult for you to sell your shares and, if you are able to sell your shares, it is likely you would sell them at a substantial discount. You should not buy these shares if you need to sell them immediately, will need to sell them quickly in the future or cannot bear the loss of your entire investment.

In consideration of these factors, we have established suitability standards for all stockholders, including subsequent transferees. These suitability standards require that investors have either:

•	a net worth of at least $150,000; or

•	an annual gross income of at least $45,000 and a net worth of at least $45,000.

Some states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

Alaska, New Mexico, North Carolina, North Dakota and Washington — Investors must have either (1) a net worth of at least $250,000 or (2) an annual gross income of at least $70,000 and a net worth of at least $70,000.

Arizona, Missouri, and Tennessee — Investors must have either (1) a net worth of at least $225,000, or (2) an annual gross income of at least $60,000 and a net worth of at least $60,000.

California — Investors must have either (1) a net worth of at least $250,000 or (1) an annual gross income of at least $70,000 and a net worth of at least $70,000.

Additionally, the exemption for secondary trading under California Corporation Code Section 25104(h) will not be available to investors, although other exemptions may be available to cover private sales by the bona fide owner of shares for his or her or its own account without advertising and without being effected through a broker dealer in a public offering.

Kansas — Investors must have either (1) a minimum net worth of at least $250,000 or (2) a minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000. In addition, it is recommended by the Office of the Kansas Securities Commissioner that you not invest, in the aggregate, more than 10% of your liquid net worth in this and similar direct participation investments.

Maine — Investors must have either (1) a net worth of at least $200,000 or (2) an annual gross income of at least $50,000 and a net worth of at least $50,000.

Iowa, Massachusetts, Michigan, Ohio, Oregon and Pennsylvania — Investors must have either (1) a net worth of at least $250,000 or (2) an annual gross income of at least $70,000 and a net worth of at least $70,000. In addition, an investor’s investment in our common stock and the securities of our affiliates may not exceed 10.0% of that investor’s liquid net worth.

For purposes of determining suitability of an investor, in all cases net worth and liquid net worth should be calculated excluding the value of an investor’s home, home furnishings and personal automobiles.

In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh Plan, or pension or profit sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the person who directly or indirectly supplied the funds for the purchase of the shares if that person is the fiduciary. In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you who become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement or otherwise.

i

Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for each stockholder for a period of six years. Our subscription agreement requires you to represent that you meet the applicable suitability standards. We will not sell any shares to you unless you are able to make these representations.

The minimum initial investment is 100 shares ($1,000), except for purchases by (1) our existing stockholders, including purchases made pursuant to our distribution reinvestment plan, and (2) existing investors in other programs sponsored by our sponsor, Grubb & Ellis Company, or any of our sponsor’s affiliates, which may be in lesser amounts. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

v

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and an offering of this type.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is a company that:

• combines the capital of many investors to acquire or provide financing for real estate;

• pays annual distributions to investors of at least 90.0% of its taxable income (computed without regard to the dividends paid deduction and excluding net capital gain);

• avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income that it distributes to stockholders; and

• allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of shares in the REIT.

Q:	How do you structure the ownership and operation of your assets?

A:	We own substantially all of our assets and conduct our operations through an operating partnership, Grubb & Ellis Healthcare REIT Holdings, L.P., which was organized in Delaware on April 20, 2006. We are the sole general partner of Grubb & Ellis Healthcare REIT Holdings, L.P., which we refer to as either Healthcare OP or our operating partnership. Because we conduct substantially all of our operations through an operating partnership, we are organized in what is referred to as an “UPREIT” structure.

Q:	What is an “UPREIT”?

A:	UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In this structure, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to the partnership in exchange for limited partnership units and defer taxation of gain until the contributor later exchanges his or her limited partnership units, normally, on a one-for-one basis for shares of the common stock of the REIT. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	Do you currently own any real estate or real estate related securities?

A:	Yes. However, we have not yet identified most of the real estate or real estate related securities we will acquire with the proceeds from this offering. Because we have acquired a limited number of properties and identified a limited number of additional investment opportunities, this offering is considered a “blind pool.”

Q:	What will you do with the money raised in this offering?

A:	We will use your net investment proceeds to purchase medical office buildings, healthcare-related facilities and quality commercial office properties. To a lesser extent, we may also invest in real estate related securities. We will focus primarily on investments that produce current income. The diversification of our portfolio is dependent upon the amount of proceeds we receive in this offering. We expect that at least 88.5% of the money you invest will be used to acquire our targeted investments and pay related acquisition fees and expenses and the remaining 11.5% will be used to pay fees and expenses of this offering. Until we invest the proceeds of this offering in our targeted investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot guarantee how long it will take to fully invest the proceeds in properties.

Q:	What kind of offering is this?

A:	Through our dealer manager, we are offering a minimum of $2,000,000 in shares of our common stock and a maximum of $2,000,000,000 in shares in our primary offering on a “best efforts” basis at $10.00 per share. We are also offering $200,000,000 in shares of common stock pursuant to our distribution reinvestment plan at $9.50 per share to those stockholders who elect to participate in such plan as described in this prospectus. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, the broker dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any shares. Therefore, we cannot guarantee that any specific number of shares will be sold. We intend to admit stockholders periodically as subscriptions for shares are received, but not less frequently than monthly.

Q:	How long will this offering last?

A:	We will sell shares until the earlier of September 20, 2009, or the date on which the maximum offering has been sold. We also reserve the right to terminate this offering at any time.

Q:	Who can buy shares?

A:	Generally, you can buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $150,000, or (2) an annual gross income of at least $45,000 and a net worth of at least $45,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. However, these minimum levels are higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” on page i of this prospectus.

Q:	Is there any minimum investment required?

A:	Yes. The minimum investment is 100 shares, which equals a minimum investment of at least $1,000, except for purchases by (1) our existing stockholders, including purchases made pursuant to our distribution reinvestment plan, and (2) existing investors in other programs sponsored by our sponsor, Grubb & Ellis Company, or any of our sponsor’s affiliates, which may be in lesser amounts.

Q:	How do I subscribe for shares?

A:	Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” on page i. Investors seeking to purchase shares of our common stock must proceed as follows:

•	Read this entire prospectus and any exhibits and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit B.

•	Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the registered broker-dealer or investment advisor. Your check should be made payable to “Grubb & Ellis Healthcare REIT.”

•	By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor represents that he meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive this prospectus.

An approved trustee must process and forward to us subscriptions made through individual retirement accounts, or IRAs, Keough plans and 401(k) plans. In the case of investments through IRAs, Keough plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Q:	If I buy shares, will I receive distributions and how often?

A:	Provided we have sufficient available cash flow, we expect to pay distributions on a monthly basis to our stockholders. Our distribution policy is set by our board of directors and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid in the future, if any.

If you are a taxable stockholder, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, generally will be taxed as ordinary income to the extent they are from our current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. In such case, such designated portion of the distribution will be treated as a capital gain. To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the amount of each distribution in excess of your tax basis in your shares will be taxable as a gain realized from the sale of your shares. For example, because depreciation expense reduces taxable income but does not reduce cash available for distribution, if our distributions exceed our current and accumulated earnings and profits, the portion of such distributions to you exceeding our current and accumulated earnings and profits (to the extent of your positive basis in your shares) will be considered a return of capital to you for tax purposes. These amounts will not be subject to income tax immediately but will instead reduce the tax basis of your investment, in effect, deferring a portion of your income tax until you sell your shares or we liquidate assuming we do not make any future distributions in excess of our current and accumulated earnings and profits at a time that your tax basis in your shares is zero. If you are a tax-exempt entity, distributions from us generally will not constitute unrelated business taxable income, or UBTI, unless you have borrowed to acquire or carry your stock or have used the shares in a trade or business. There are exceptions to this rule for certain types of tax-exempt entities. Because each investor’s tax considerations are different, especially the treatment of tax-exempt entities, we suggest that you consult with your tax advisor. Please see “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders;” “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders;” and “Description of Capital Stock — Distribution Reinvestment Plan.”

Q:	May I reinvest my distributions?

A:	Yes. Please see “Description of Capital Stock — Distribution Reinvestment Plan” for more information regarding our distribution reinvestment plan.

Q:	If I buy shares of common stock in this offering, how may I later sell them?

A:	At the time you purchase the shares of common stock, they will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. See “Suitability Standards” and “Description of Capital Stock — Restriction on Ownership of Shares.” We have adopted a share repurchase plan, as discussed under “Description of Capital Stock — Share Repurchase Plan,” which may provide limited liquidity for some of our stockholders.

Q:	Will I be notified of how my investment is doing?

A:	Yes. You will receive periodic updates on the performance of your investment with us, including:

• four quarterly investment statements, which will generally include a summary of the amount you have invested, the monthly distributions declared and the amount of distributions reinvested under our distribution reinvestment plan, as applicable;

• an annual report after the end of each year; and

• an annual IRS Form 1099 after the end of each year.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	For questions about the offering or to obtain additional copies of this prospectus, contact your registered broker-dealer or investment advisor or contact:

Investor Services Department
Grubb & Ellis Healthcare REIT Advisor, LLC
1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
Telephone: (877) 888-7348 or (714) 667-8252
Facsimile: (714) 667-6843

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to your decision whether to invest in shares of our common stock. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section. The use of the words “we,” “us” or “our” refers to Grubb & Ellis Healthcare REIT, Inc. and our subsidiaries, including Grubb & Ellis Healthcare REIT Holdings, L.P., except where the context otherwise requires.

Grubb & Ellis Healthcare REIT, Inc.

We were formed as a Maryland corporation on April 20, 2006. We intend to provide investors the potential for income and growth through investment in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, healthcare-related facilities and quality commercial office properties. We may also invest in real estate related securities. We will focus primarily on investments that produce current income. We qualified to be taxed as a REIT for federal income tax purposes beginning with our taxable year ended December 31, 2007 and we intend to continue to be taxed as a REIT.

Our headquarters are located at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705 and our telephone number is 1-877-888-7348. Our sponsor maintains a web site at www.gbe-reits.com at which there is additional information about us and our affiliates. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

Summary Risk Factors

An investment in our common stock is subject to significant risks. Listed below are some of the most significant risks relating to your investment.

•	No public market exists for our common stock and therefore it will be difficult for you to sell your shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount.

•	We have a limited operating history and there is no assurance we will be able to achieve our investment objectives.

•	The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate and securities, there is no guarantee of any return on your investment in us and you may lose money.

•	Some of our officers may have substantial conflicts of interest because they also serve as officers and employees of our advisor, Grubb & Ellis Realty Investors, LLC, which manages our advisor, our sponsor and their affiliates, each of which may compete with us for the time and attention of these individuals.

•	Distributions we pay to our stockholders may include a return of capital, which will lower your tax basis in our shares.

•	We rely on our advisor and its affiliates for our day-to-day operations and the selection of our investments. We pay substantial fees to our advisor and its affiliates for these services and the agreements relating to their compensation were not reached through arm’s-length negotiations.

•	Our advisor and its affiliates may face conflicts of interest, including significant conflicts in allocating time among us and other programs sponsored by Grubb & Ellis Company, Grubb & Ellis Realty Investors, LLC, or any of their affiliates, or collectively, the Grubb & Ellis Group programs, which could result in actions that are not in your best interests.

•	There are limitations on the ownership, transferability and redemption of our shares which significantly limit the liquidity of an investment in shares of our common stock.

•	This may be considered a “blind pool” offering and you will not have the opportunity to evaluate most of our investments prior to purchasing shares of our common stock.

•	This is a “best efforts” offering and if we are unable to raise substantial funds then we will be limited in the number and type of investments we may make.

•	The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make lease payments to us.

•	We have paid distributions from sources other than our cash flow from operations, including from the proceeds of this offering or from borrowed funds; if we pay future distributions from sources other than our cash flow from operations, we will have fewer funds for real estate investments and your overall return may be reduced.

•	If we do not remain qualified as a REIT, it would adversely affect our operations and our ability to make distributions to stockholders.

Investment Objectives

Our investment objectives are:

•	to pay regular cash distributions;

•	to preserve, protect and return your capital contribution; and

•	to realize growth in the value of our investments upon our ultimate sale of such investments.

See “Investment Objectives, Strategy and Criteria” for a more complete description of our business and objectives.

Our Advisor

We are advised by Grubb & Ellis Healthcare REIT Advisor, LLC, or Healthcare Advisor, or our advisor. Our advisor is managed by and is a subsidiary of Grubb & Ellis Realty Investors, LLC, or Grubb & Ellis Realty Investors, and is also partially owned by certain members of the management of Grubb & Ellis Realty Investors through Grubb & Ellis Healthcare Management, LLC, or Grubb & Ellis Healthcare Management. Grubb & Ellis Realty Investors is an indirect wholly owned subsidiary of our sponsor, Grubb & Ellis Company, or Grubb & Ellis. Our advisor, which was formed in Delaware on April 20, 2006, supervises and manages our day-to-day operations. Our advisor uses its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of properties and securities on our behalf consistent with our investment policies and objectives. Our advisor performs its duties and responsibilities under an advisory agreement as our fiduciary. The term of the current advisory agreement ends on October 24, 2008, subject to renewals by the parties to the advisory agreement for an unlimited number of successive one-year periods. Most of our officers are employees of our sponsor or its affiliates.

Our Sponsor, NNN Realty Advisors and Grubb & Ellis Realty Investors

Our sponsor, Grubb & Ellis, headquartered in Santa Ana, California, is one of the nation’s leading commercial real estate services and investment companies. With more than 130 owned and affiliate offices worldwide, Grubb & Ellis offers property owners, corporate occupants and investors comprehensive integrated real estate solutions, including transaction, management, consulting and investment advisory services supported by proprietary market research and extensive local market expertise.

NNN Realty Advisors, Inc., or NNN Realty Advisors, is a wholly owned subsidiary of our sponsor and is a leading sponsor of commercial real estate programs.

Grubb & Ellis Realty Investors, the parent and manager of our advisor and an indirect wholly owned subsidiary of our sponsor, offers a diverse line of investment products as well as a full range of services including asset and property management, brokerage, leasing, analysis and consultation. Grubb & Ellis Realty Investors is also an active seller of real estate, bringing many of its investment programs full cycle.

Our Dealer Manager

An affiliate of our advisor and an indirect wholly owned subsidiary of our sponsor, Grubb & Ellis Securities, Inc., assists us in selling our common stock under this prospectus by serving as our dealer manager of this offering. Since August 1986, our dealer manager has assisted various syndicated REITs, limited partnerships, limited liability companies and other real estate entities in raising money to invest in real estate.

Our Board of Directors and Executive Officers

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. We have six directors, including Scott D. Peters, our Chairman of the Board, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Larry L. Mathis and Gary T. Wescombe. Messrs. Blair, DeWald, Fix, Mathis and Wescombe are independent of us, our advisor and our advisor’s affiliates. Our stockholders elect our directors annually.

We have four executive officers, including Mr. Peters, our Chief Executive Officer and President, Shannon K S Johnson, our Chief Financial Officer, Andrea R. Biller, our Executive Vice President and Secretary, and Danny Prosky, our Executive Vice President — Acquisitions.

For more information regarding our directors and executive officers, see “Management — Directors and Executive Officers.”

Description of Investments

We generally seek to acquire a diversified portfolio of real estate, focusing primarily on investments that produce current income. Our real estate investments focus on medical office buildings, healthcare-related facilities and quality commercial office properties. Healthcare-related facilities include facilities leased to hospitals, rehabilitation hospitals, long-term acute care centers, surgery centers, assisted living facilities, skilled nursing facilities, memory care facilities, specialty medical and diagnostic service providers, laboratories, research firms, pharmaceutical and medical supply manufacturers and health insurance firms. We may acquire properties either alone or jointly with another party. We may also invest in real estate related securities, although we have not yet identified any real estate related securities we plan to acquire. We do not presently intend to invest more than 15.0% of our total assets in real estate related securities. Our real estate related securities investments will generally focus on common and preferred equities, commercial mortgage-backed securities, or CMBS, other forms of mortgage debt and certain other securities, including collateralized debt obligations and foreign securities.

Our Operating Partnership

We own all of our real properties through our operating partnership, Grubb & Ellis Healthcare REIT Holdings, L.P., or its subsidiaries. We are the sole general partner of the operating partnership and initially invested $2,000 in the operating partnership in exchange for 200 partnership units. The initial limited partner of our operating partnership is our advisor. Our advisor has invested $200,000 in our operating partnership in exchange for partnership units, which provide the advisor with subordinated distribution rights in addition to its rights as a limited partner in the event certain performance-based conditions are satisfied. See “ — Compensation to the Advisor and Affiliates” below for a description of our advisor’s subordinated distribution rights.

Conflicts of Interest

Some of our officers are also officers and employees of our sponsor, our advisor or Grubb & Ellis Realty Investors, which manages our advisor, and they are involved in advising and investing in other real estate entities, including other REITs, which may give rise to conflicts of interest. In particular, some of our officers are involved in the management and advising of other public and private entities that own and operate real estate investments and may compete with us for the time and attention of our executives. The following chart sets forth the positions our officers hold with us, our advisor and the entities affiliated with our advisor that will be paid fees in connection with this offering.

Name	Entity	Title

Shannon K S Johnson	Grubb & Ellis Healthcare REIT, Inc.	Chief Financial Officer

	Grubb & Ellis Realty Investors, LLC	Financial Reporting Manager

Andrea R. Biller	Grubb & Ellis Healthcare REIT, Inc.	Executive Vice President and Secretary

	Grubb & Ellis Healthcare REIT Advisor, LLC	Executive Vice President

	Grubb & Ellis Realty Investors, LLC	General Counsel and Executive Vice President

	Grubb & Ellis Company	General Counsel, Executive Vice President and Secretary

Danny Prosky	Grubb & Ellis Healthcare REIT, Inc.	Executive Vice President — Acquisitions

	Grubb & Ellis Realty Investors, LLC	Executive Vice President — Healthcare Real Estate

As a result, these individuals may experience conflicts between their fiduciary obligations to us and their fiduciary obligations to, and pecuniary interests in, our sponsor and its affiliated entities.

Our advisor also experiences the following conflicts of interest in connection with the management of our business affairs:

•	the officers of our advisor, Grubb & Ellis Realty Investors, which manages our advisor, and our sponsor have to allocate their time between us and other Grubb & Ellis Group programs;

•	our advisor and its affiliates must determine how to allocate investment opportunities between us and other Grubb & Ellis Group programs;

•	our advisor may compete with other Grubb & Ellis Group programs for the same tenants in negotiating leases or in selling similar properties at the same time; and

•	our advisor and its affiliates receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality or performance of the investments acquired or the services provided to us.

Our Structure

The following chart indicates the relationship among us, our advisor and certain affiliates of our advisor.

Compensation to the Advisor and Affiliates

Our advisor and its affiliates will receive substantial compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation, fees, expenses and other payments that we expect to pay to our advisor and its affiliates are included in the table below. The selling commissions and marketing support fee may vary for different categories of purchasers. See “Plan of Distribution.”

Type of Compensation	Determination and
(Recipient)	Method of Calculation	Estimated Amount

Offering Stage
Selling Commissions (our dealer manager)	Up to 7.0% of gross offering proceeds from our primary offering; selling commissions may be reallowed to participating broker-dealers.	Actual amount depends upon the number of shares sold. We will pay a total of $140,000,000 if we sell the maximum offering.

Type of Compensation	Determination and
(Recipient)	Method of Calculation	Estimated Amount

Marketing Support Fee and Due Diligence Expense Reimbursement (our dealer manager)	Up to 2.5% of gross offering proceeds from our primary offering for non-accountable marketing support plus up to 0.5% for accountable bona fide due diligence reimbursement. Our dealer manager may reallow to participating broker-dealers up to 1.5% of the gross offering proceeds from our primary offering for non-accountable marketing support and up to 0.5% for accountable bona fide due diligence expenses.	Actual amount depends upon the number of shares sold. We will pay a total of $60,000,000 if we sell the maximum offering.
Other Organizational and Offering Expenses (our advisor or its affiliates)	Up to 1.5% of gross offering proceeds from our primary offering for legal, accounting, printing, marketing and other offering expenses incurred on our behalf.	Actual amount depends upon the number of shares sold. We estimate that we will pay a total of $30,000,000 if we sell the maximum offering.
Acquisition and Development Stage
Acquisition Fees (our advisor or its affiliates)	Up to 3.0% of the contract purchase price for each property acquired or up to 4.0% of the total development cost of any development property acquired, as applicable.	Actual amounts depend upon the purchase price of properties acquired and the total development cost of properties acquired for development.
Reimbursement of Acquisition Expenses (our advisor or its affiliates)	All expenses related to selecting, evaluating, acquiring and investing in properties, whether or not acquired. Reimbursement of acquisition expenses paid to our advisor and its affiliates, excluding amounts paid to third parties, will not exceed 0.5% of the purchase price of properties.	Actual amounts depend upon the actual expenses incurred.
Operational Stage
Asset Management Fee (our advisor or its affiliates)	Subject to our stockholders receiving annualized distributions in an amount equal to 5.0% per annum on average invested capital, a monthly fee equal to one-twelfth of 1.0% of our average invested assets.	Actual amounts depend upon the average invested assets, and, therefore, cannot be determined at this time.

Type of Compensation	Determination and
(Recipient)	Method of Calculation	Estimated Amount

Property Management Fees (our advisor or its affiliates)	4.0% of the gross cash receipts from each property managed by our advisor or its affiliates. For each property managed directly by entities other than our advisor or its affiliates, we will pay our advisor or its affiliates a monthly oversight fee of up to 1.0% of the gross cash receipts from the property. For leasing activities, an additional fee may be charged in an amount not to exceed customary market norms.	Actual amounts depend upon the gross cash receipts of the properties, and, therefore, cannot be determined at this time.
Operating Expenses (our advisor or its affiliates)	Reimbursement of cost of providing administrative services to us.	Actual amounts depend upon the services provided, and, therefore, cannot be determined at this time.
Liquidity Stage
Disposition Fees (our advisor or its affiliates)	Up to the lesser of 1.75% of the contract sales price of each property sold or 50.0% of a customary competitive real estate commission, to be paid only if our advisor or its affiliates provides a substantial amount of services in connection with the sale of the property, as determined by our board of directors in its discretion.	Actual amounts depend upon the sale price of properties, and, therefore, cannot be determined at this time.
Subordinated Participation Interest (our advisor)	Our advisor has a subordinated participation interest in our operating partnership pursuant to which our advisor will receive cash distributions from our operating partnership under the following circumstances:
• Subordinated Distribution of Net Sales Proceeds (payable only if we liquidate our portfolio while Healthcare Advisor is serving as our advisor)	15.0% of any net sales proceeds remaining after we have made distributions to our stockholders of the total amount raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital.	Actual amounts depend upon the sale price of properties, and, therefore, cannot be determined at this time.

Type of Compensation	Determination and
(Recipient)	Method of Calculation	Estimated Amount

• Subordinated Distribution Upon Listing (payable only if our shares are listed on a national securities exchange while Healthcare Advisor is serving as our advisor)	15.0% of the amount by which (1) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from our stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital.	Actual amounts depend upon the market value of our common stock at the time of listing, among other factors, and, therefore, cannot be determined at this time.

Upon termination of the advisory agreement without cause, our advisor may also be entitled to a subordinated distribution similar to the subordinated distribution upon listing described above. If our advisor receives the subordinated distribution upon a listing, it would no longer be entitled to receive subordinated distributions of net sales proceeds or the subordinated distribution upon a termination of the advisory agreement. If our advisor receives the subordinated distribution upon termination of the advisory agreement, it would no longer be entitled to receive subordinated distributions of net sales proceeds or the subordinated distribution upon listing. There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive. For a more detailed explanation of these fees and expenses payable to our advisor and its affiliates, please see “Compensation Table.”

Prior Investment Programs

The section of this prospectus entitled “Prior Performance Summary” contains a discussion of the Grubb & Ellis Group programs sponsored through December 31, 2007. Certain financial data relating to the Grubb & Ellis Group programs is also provided in the “Prior Performance Tables” in Exhibit A to this prospectus. The prior performance of our affiliates’ previous real estate programs may not be indicative of our ultimate performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in these prior programs. You may experience a small return or no return on, or may lose some or all of, your investment in our shares. Please see “Risk Factors — Risks Related to Our Business — We have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives; and the prior performance of other Grubb & Ellis Group programs may not be an accurate predictor of our future results.”

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan, or the DRIP, and elect to have the distributions you receive reinvested in shares of our common stock at $9.50 per share during this offering. We may terminate the DRIP at our discretion at any time upon 10 days’ notice to you. Please see “Description of Capital Stock — Distribution Reinvestment Plan” for a further explanation of the DRIP, a copy of which is attached as Exhibit C to this prospectus.

Distribution Policy

In order to remain qualified as a REIT, we are required to distribute 90.0% of our annual taxable income to our stockholders. As of the date of this prospectus, we have acquired a limited number of properties, and we have not identified most of the investments we intend to acquire. We cannot predict if we will generate sufficient cash flow to pay cash distributions to our stockholders on an ongoing basis or at all. The amount of any cash distributions will be determined by our board of directors and will depend on the amount of distributable funds, current and projected cash requirements, tax considerations, any limitations imposed by the terms of indebtedness we may incur and other factors. If our investments produce sufficient cash flow, we expect to pay distributions to you on a monthly basis. Because our cash available for distribution in any year may be less than 90.0% of our taxable income for the year, we may be required to borrow money, use proceeds from the issuance of securities or sell assets to pay out enough of our taxable income to satisfy the distribution requirement. Please see “Description of Capital Stock — Distribution Policy” for a further explanation of our distribution policy.

Liquidity Events

On a limited basis, you may be able to sell shares through our share repurchase plan described below. However, in the future, our board of directors will also consider various forms of liquidity, each of which we refer to as a liquidity event, including; (1) a listing of our common stock on a national securities exchange; (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (3) the sale of all or substantially all of our assets for cash or other consideration. We presently intend to effect a liquidity event by September 20, 2013, seven years from the date of the original prospectus for this offering. However, there can be no assurance that we will effect a liquidity event within such time or at all. In making the decision whether to effect a liquidity event, our board of directors will try to determine which alternative will result in greater value for our stockholders. Certain merger transactions and the sale of all or substantially all of our assets as well as liquidation would require the affirmative vote of a majority of our outstanding shares of common stock.

Share Repurchase Plan

An investment in shares of our common stock should be made as a long-term investment which is consistent with our investment objectives. However, to accommodate stockholders for an unanticipated or unforeseen need or desire to sell their shares, we have adopted a share repurchase plan to allow stockholders to sell shares, subject to limitations and restrictions. Repurchases of shares, when requested, are at our sole discretion and will generally be made quarterly. All repurchases are subject to a one-year holding period, except for repurchases made in connection with a stockholder’s death or qualifying disability. Repurchases would be limited to (1) those that could be funded from the net proceeds from the sale of shares under the DRIP in the prior 12 months and (2) 5.0% of the weighted average number of shares outstanding during the prior calendar year. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, the prices per share at which we will repurchase shares will be as follows:

•	for stockholders who have continuously held their shares for at least one year, the lower of $9.25 or 92.5% of the price paid to acquire shares from us;

•	for stockholders who have continuously held their shares for at least two years, the lower of $9.50 or 95.0% of the price paid to acquire shares from us;

•	for stockholders who have continuously held their shares for at least three years, the lower of $9.75 or 97.5% of the price paid to acquire shares from us; and

•	for stockholders who have continuously held their shares for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid to acquire shares from us.

If shares are to be repurchased in connection with a stockholder’s death or qualifying disability, the repurchase price will be: (1) for stockholders who have continuously held their shares for less than four years, 100% of the price paid to acquire the shares from us; or (2) for stockholders who have continuously held their shares for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid to acquire the shares from us.

We will terminate our share repurchase plan if and when our shares become listed on a national securities exchange or earlier if our board of directors determines that it is in our best interests to terminate the program. We may amend or modify any provision of the plan at any time, in our board’s discretion. Please see “Description of Capital Stock — Share Repurchase Plan” for further explanation of our share repurchase plan and Exhibit D for a copy of our share repurchase plan.

Employee Benefit Plan and IRA Considerations

The section of this prospectus entitled “Employee Benefit Plan and IRA Considerations” describes certain considerations associated with a purchase of shares by a pension, profit sharing or other employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or by an individual retirement account subject to Section 4975 of the Internal Revenue Code. Any plan or account trustee or individual considering purchasing shares for or on behalf of such a plan or account should read that section of this prospectus very carefully.

Restrictions on Share Ownership

Our charter contains restrictions on ownership of the shares that prevent any individual or entity from acquiring beneficial ownership of more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. Please see “Description of Capital Stock — Restriction on Ownership of Shares” for further explanation of the restrictions on ownership of our shares.

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described below under “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

RISK FACTORS

Your purchase of shares of our common stock involves a number of risks. In addition to other risks discussed in this prospectus, you should specifically consider the following risks before you decide to buy shares of our common stock.

Investment Risks

There is currently no public market for shares of our common stock. Therefore, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.

There currently is no public market for shares of our common stock. We do not expect a public market for our stock to develop prior to the listing of our shares on a national securities exchange, which we do not expect to occur in the near future and which may not occur at all. Additionally, our charter contains restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. We have adopted a share repurchase plan but it is limited in terms of the amount of shares which may be repurchased annually. Our board of directors may also limit, suspend, terminate or amend our share repurchase plan upon 30 days’ notice. Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that, at the time we make our investments, the amount of funds available for investment will be reduced by up to 11.5% of the gross offering proceeds which will be used to pay selling commissions, the marketing support fee, due diligence expense reimbursements and organizational and offering expenses. We will also be required to use gross offering proceeds to pay acquisition fees, acquisition expenses and asset management fees. Unless our aggregate investments increase in value to compensate for these fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares, whether pursuant to our share repurchase plan or otherwise, without incurring a substantial loss. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Thus, prospective stockholders should consider the purchase of shares of our common stock as illiquid and a long-term investment, and you must be prepared to hold your shares for an indefinite length of time. Please see “Description of Capital Stock — Restriction on Ownership of Shares” for a more complete discussion on certain restrictions regarding your ability to transfer your shares.

This may be considered a “blind pool” offering because we have identified a limited number of the specific investments we intend to make with the net proceeds we receive from this offering. If we are unable to find suitable investments, we may not be able to achieve our investment objectives.

This may be considered a “blind pool” offering because investors in the offering are unable to evaluate the manner in which most of the net proceeds are invested and the economic merits of our future investments prior to subscribing for shares of our common stock. Additionally, you will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning the other investment properties or real estate related securities we acquire in the future.

If we are unable to find suitable investments we may not be able to achieve our investment objectives.

You must rely on our advisor to evaluate our investment opportunities, and our advisor may not be able to achieve our investment objectives, may make unwise decisions or may make decisions that are not in our best interest because of conflicts of interest. See the risks discussed under “— Risks Related to Conflicts of Interest” below. Further, we cannot assure you that acquisitions of real estate or real estate related securities made using the proceeds of this offering will produce a return on our investment or will generate cash flow to enable us to make distributions to our stockholders.

We face increasing competition for the acquisition of medical office buildings and other healthcare-related facilities, which may impede our ability to make future acquisitions or may increase the cost of these acquisitions.

We compete with many other entities engaged in real estate investment activities for acquisitions of medical office buildings and healthcare-related facilities, including national, regional and local operators, acquirers and developers of healthcare real estate properties. The competition for healthcare real estate properties may significantly increase the price we must pay for medical office buildings and healthcare-related facilities or other assets we seek to acquire and our competitors may succeed in acquiring those properties or assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive because they may have greater resources, may be willing to pay more for the properties or may have a more compatible operating philosophy. In particular, larger healthcare real estate REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This competition will result in increased demand for these assets and therefore increased prices paid for them. Because of an increased interest in single-property acquisitions among tax-motivated individual purchasers, we may pay higher prices if we purchase single properties in comparison with portfolio acquisitions. If we pay higher prices for medical office buildings, healthcare-related facilities and quality commercial office properties, our business, financial condition and results of operations and our ability to make distributions to you may be materially and adversely affected.

You may be unable to sell your shares because your ability to have your shares repurchased pursuant to our share repurchase plan is subject to significant restrictions and limitations.

Even though our share repurchase plan may provide you with a limited opportunity to sell your shares to us after you have held them for a period of one year or in the event of death or qualifying disability, you should be fully aware that our share repurchase plan contains significant restrictions and limitations. Further, our board may limit, suspend, terminate or amend any provision of the share repurchase plan upon 30 days’ notice. Repurchases of shares, when requested, will generally be made quarterly. Repurchases will be limited to (1) those that could be funded from the net proceeds from the sale of shares under the DRIP in the prior 12 months, and (2) 5.0% of the weighted average number of shares outstanding during the prior calendar year. In addition, you must present at least 25.0% of your shares for repurchase and until you have held your shares for at least four years, repurchases will be made for less than you paid for your shares. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share repurchase plan at any particular time or at all. Please see “Description of Capital Stock — Share Repurchase Plan” for more information regarding our share repurchase plan.

This is a “best efforts” offering and if we are unable to continue to raise proceeds in this offering, we will be limited in the number and type of investments we may make, which will result in a less diversified portfolio.

This offering is being made on a “best efforts” basis, whereby our dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, if we are unable to continue to raise proceeds in this offering, we will have limited diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In such event, the likelihood of our profitability being affected by the poor performance of any single investment will increase.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of our assets at any particular time. Therefore the purchase price you paid for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors arbitrarily determined the offering price in its sole discretion. The fixed offering price for shares of our common stock has not been based on appraisals for any assets we may own nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time.

Payments to our advisor related to its subordinated participation interest in our operating partnership will reduce cash available for distribution to our stockholders.

Our advisor holds a subordinated participation interest in our operating partnership, pursuant to which it may be entitled to receive a distribution upon the occurrence of certain events, namely upon dispositions of our assets, the termination or non-renewal of the advisory agreement, other than for cause, or the listing of our common stock on a national securities exchange. The distribution payable to our advisor will equal 15.0% of the net proceeds from the sale of our properties only after we have made distributions to our stockholders of the total amount raised from stockholders (less amounts paid to repurchase shares through our share repurchase plan) plus an annual 8.0% cumulative, non-compounded return on average invested capital. Any distributions to our advisor by our operating partnership upon dispositions of our assets and such other events will reduce cash available for distribution to our stockholders.

The business and financial due diligence investigation of us was conducted by an affiliate. That investigation might not have been as thorough as an investigation conducted by an unaffiliated third party, and might not have uncovered facts that would be important to a potential investor.

Because our advisor and our dealer manager are affiliates of ours, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. In addition, Alston & Bird LLP has acted as counsel to us, our advisor and our dealer manager in connection with this offering and, therefore, investors will not have the benefit of due diligence that might otherwise be performed by independent counsel. Under applicable legal ethics rules, Alston & Bird LLP may be precluded from representing us due to a conflict of interest between us and our affiliates. If any situation arises in which our interests are in conflict with those of our affiliates, we would be required to retain additional counsel and may incur additional fees and expenses. The lack of an independent due diligence review and investigation increases the risk of your investment because it may not have uncovered facts that would be important to a potential investor.

We presently intend to effect a liquidity event by September 20, 2013; however, we cannot assure you that we will effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock.

On a limited basis, you may be able to sell shares through our share repurchase plan. However, in the future we may also consider various forms of liquidity events, including but not limited to (1) the listing of shares of our common stock on a national securities exchange, (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company, and (3) the sale of all or substantially all of our real property for cash or other consideration. We presently intend to effect a liquidity event by September 20, 2013. However, we cannot assure you that we will effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock other than limited liquidity through our share repurchase plan.

Because a portion of the offering price from the sale of shares is used to pay expenses and fees, the full offering price paid by stockholders is not invested in real estate investments. As a result, stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets, or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets.

Risks Related to Our Business

We have a limited operating history and we cannot assure you that we will be able to successfully achieve our investment objectives; and the prior performance of other Grubb & Ellis Group programs may not be an accurate predictor of our future results.

We have a limited operating history and we may not be able to achieve our investment objectives. As a result, an investment in shares of our common stock may entail more risks than the shares of common stock of a REIT with a substantial operating history. In addition, you should not rely on the past performance of other Grubb & Ellis Group programs, to predict our future results.

We may suffer from delays in locating suitable investments, which could reduce our ability to make distributions to our stockholders and reduce your return on your investment.

There may be a substantial period of time before the proceeds of this offering are invested in additional suitable investments. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will also depend, in part, on the amount of proceeds we have received at a given time. If we are delayed or unable to find additional suitable investments, we may not be able to achieve our investment objectives or make distributions to you.

The availability and timing of cash distributions to our stockholders is uncertain.

We expect to make monthly distributions to our stockholders. However, we bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash distributions to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to make distributions to you or that the amount of distributions will increase over time. Should we fail for any reason to distribute at least 90.0% of our REIT taxable income, we would not qualify for the favorable tax treatment accorded to REITs.

We may not have sufficient cash available from operations to pay distributions, and, therefore, distributions may include a return of capital.

Distributions payable to stockholders may include a return of capital, rather than a return on capital. We expect to make monthly distributions to our stockholders. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. During the early stages of our operations, we may not have sufficient cash available from operations to pay distributions. Therefore, we may need to use proceeds from this offering or borrowed funds to make cash distributions in order to maintain our status as a REIT, which may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will be deemed a return of capital.

We may not have sufficient cash available from operations to pay distributions, and, therefore, distributions may be paid with offering proceeds or borrowed funds.

The amount of the distributions we make to our stockholders will be determined by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT. If our cash flow from operations is less than the distributions our board of directors determines to pay, we would be required to pay our distributions, or a portion thereof, with proceeds from this offering or borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

We are uncertain of our sources of debt or equity for funding our future capital needs. If we cannot obtain funding on acceptable terms, our ability to make necessary capital improvements to our properties may be impaired or delayed.

The gross proceeds of the offering will be used to buy a diversified portfolio of real estate and real estate related securities and to pay various fees and expenses. In addition, to qualify as a REIT, we generally must distribute to our stockholders at least 90.0% of our taxable income each year, excluding capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our future capital needs from retained earnings. We have not identified any sources of debt or equity for future funding, and such sources of funding may not be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or expand our business.

The recent downturn in the credit markets has increased the cost of borrowing and has made financing difficult to obtain, each of which may have a material adverse effect on our results of operations and business.

Recent events in the financial markets have had an adverse impact on the credit markets and, as a result, the availability of credit has become more expensive and difficult to obtain. Some lenders are imposing more stringent restrictions on the terms of credit and there may be a general reduction in the amount of credit available in the markets in which we conduct business. The negative impact on the tightening of the credit markets may have a material adverse effect on us resulting from, but not limited to, an inability to finance the acquisition of properties on favorable terms, if at all, increased financing costs or financing with increasingly restrictive covenants.

The negative impact of the recent adverse changes in the credit markets on the real estate sector generally or our inability to obtain financing on favorable terms, if at all, may have a material adverse effect on our results of operations and business.

We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility.

We may acquire properties by issuing limited partnership units in our operating partnership in exchange for a property owner contributing property to the partnership. If we enter into such transactions, in order to induce the contributors of such properties to accept units in our operating partnership, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, our operating partnership’s limited partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of our shares. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of our common stock or cash, at the option of the contributor, at set times. If the contributor required us to repurchase units for cash pursuant to such a provision, it would limit our liquidity and thus our ability to use cash to make other investments, satisfy other obligations or to make distributions to stockholders. Moreover, if we were required to repurchase units for cash at a time when we did not have sufficient cash to fund the repurchase, we might be required to sell one or more properties to raise funds to satisfy this obligation. Furthermore, we might agree that if distributions the contributor received as a limited partner in our operating partnership did not provide the contributor with a defined return, then upon redemption of the contributor’s units we would pay the contributor an additional amount necessary to achieve that return. Such a provision could further negatively impact our liquidity and flexibility. Finally, in order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us.

Our success is dependent in part on the performance of our Chief Executive Officer, President and Chairman of the Board.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of Scott D. Peters, our Chief Executive Officer, President and Chairman of the Board. We do not have any key man life insurance on Mr. Peters. We have entered into a 90-day agreement with Mr. Peters, which expires at the end of October 2008. Our compensation committee is evaluating a longer-term agreement with Mr. Peters, but we cannot assure you that an agreement will be reached. If we were to lose the benefit of his experience, efforts and abilities, and our operating results could suffer. As a result, we may be unable to achieve our investment objectives or to pay distributions to our stockholders.

Our success is dependent on the performance of our advisor.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor in identifying and acquiring investments, the determination of any financing arrangements, the asset management of our investments and operation of our day-to-day activities. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus or other periodic filings with the SEC. We rely on the management ability of our advisor, subject to the oversight of our Chief Executive Officer and our board of directors. If our advisor suffers or is distracted by adverse financial or operational problems in connection with its operations or the operations of our sponsor unrelated to us, our advisor may be unable to allocate time and/or resources to our operations. If our advisor is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or to pay distributions to our stockholders. In addition, our success depends to a significant degree upon the continued contributions of our advisor’s officers and certain of the officers and employees of our sponsor, who manage our advisor, including Andrea R. Biller, Shannon K S Johnson and Danny Prosky, each of whom would be difficult to replace. We do not have key man life insurance on any of our sponsor’s key personnel. If our advisor or our sponsor were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

Our results of operations, our ability to pay distributions to you and our ability to dispose of our investments are subject to general economic and regulatory factors we cannot control or predict.

Our results of operations are subject to the risks of a national economic slowdown or disruption, other changes in national or local economic conditions or changes in tax, real estate, environmental or zoning laws. The following factors may affect income from our properties, our ability to dispose of properties, and yields from our properties:

•	poor economic conditions may result in defaults by tenants of our properties and borrowers. We may also be required to provide rent concessions or reduced rental rates to maintain or increase occupancy levels;

•	job transfers and layoffs may cause vacancies to increase and a lack of future population and job growth may make it difficult to maintain or increase occupancy levels;

•	increases in supply of competing properties or decreases in demand for our properties may impact our ability to maintain or increase occupancy levels;

•	changes in interest rates and availability of debt financing could render the sale of properties difficult or unattractive;

•	periods of high interest rates may reduce cash flow from leveraged properties; and

•	increased insurance premiums, real estate taxes or energy or other expenses may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, any such increased expenses may make it difficult to increase rents to tenants on turnover, which may limit our ability to increase our returns.

Some or all of the foregoing factors may affect the returns we receive from our investments, our results of operations, our ability to pay distributions to you or our ability to dispose of our investments.

Our advisor and its affiliates have no obligation to defer or forgive fees or loans or advance any funds to us, which could reduce our ability to make investments or pay distributions.

In the past, our sponsor or its affiliates have, in certain circumstances, deferred or forgiven fees and loans payable by programs sponsored or managed by our sponsor or its affiliates. Our advisor and its affiliates, including our sponsor, have no obligation to defer or forgive fees owed by us to our advisor or its affiliates or to advance any funds to us. As a result, we may have less cash available to make investments or pay distributions.

Risks Related to Conflicts of Interest

We are subject to conflicts of interest arising out of relationships among us, our officers, our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of these conflicts of interest.

We may compete with other Grubb & Ellis Group programs for investment opportunities. As a result, our advisor may not cause us to invest in favorable investment opportunities which may reduce our returns on our investments.

Our sponsor, Grubb & Ellis, or its affiliates, have sponsored existing programs with investment objectives and strategies similar to ours, and may sponsor other similar programs in the future. As a result, we may be buying properties at the same time as one or more of the other Grubb & Ellis Group programs managed or advised by affiliates of our advisor. Officers and employees of our advisor may face conflicts of interest in allocating investment opportunities between us and these other programs. For instance, our advisor may select properties for us that provide lower returns to us than properties that its affiliates select to be purchased by another Grubb & Ellis Group program. We cannot be sure that officers and employees acting for or on behalf of our advisor and on behalf of managers of other Grubb & Ellis Group programs will act in our best interests when deciding whether to allocate any particular investment to us. We are subject to the risk that as a result of the conflicts of interest between us, our advisor and other entities or programs managed by its affiliates, our advisor may not cause us to invest in favorable investment opportunities that our advisor locates when it would be in our best interest to make such investments. As a result, we may invest in less favorable investments, which may reduce our returns on our investments and ability to pay distributions.

The conflicts of interest faced by our officers may cause us not to be managed solely in the best interests of our stockholders, which may adversely affect our results of operations and the value of your investment.

Some of our officers are officers and employees of our advisor, Grubb & Ellis Realty Investors, which manages our advisor, our sponsor and other affiliated entities which receive fees in connection with this offering and our operations. Shannon K S Johnson is our Chief Financial Officer and also serves as a Financial Reporting Manager of Grubb & Ellis Realty Investors. Ms. Johnson has de minimis equity ownership in our sponsor and no equity ownership in any Grubb & Ellis Group programs. Andrea R. Biller is our Executive Vice President and Secretary and also serves as the Executive Vice President of our advisor, the General Counsel and Executive Vice President of Grubb & Ellis Realty Investors, the General Counsel, Executive Vice President and Secretary of our sponsor and the General Counsel, Executive Vice President, Secretary and a director of NNN Realty Advisors. Ms. Biller owns less than 1.0% of our sponsor’s outstanding common stock and she has de minimis ownership in several other Grubb & Ellis Group programs. Danny Prosky is our Executive Vice President — Acquisitions and also serves as the Executive Vice President — Healthcare Real Estate of Grubb & Ellis Realty Investors. Mr. Prosky has de minimis equity ownership in our sponsor, no equity ownership in any other Grubb & Ellis Group programs, and 3,000 shares of our common stock. In addition, each of Ms. Johnson, Ms. Biller and Mr. Prosky holds options to purchase a de minimis amount of our sponsor’s outstanding common stock. As of the date of this prospectus, Ms. Biller owns an 18.0% membership interest in Grubb & Ellis Healthcare Management, LLC, which owns 25.0% of the membership interest of our advisor.

Some of the Grubb & Ellis Group programs in which our officers have invested and to which they provide services, have investment objectives similar to our investment objectives. These individuals have legal and fiduciary obligations to these entities which are similar to those they owe to us and our stockholders. As a result, they may have conflicts of interest in allocating their time and resources between our business and these other activities. During times of intense activity in other programs, the time they devote to our business may decline and be less than we require. If our officers, for any reason, are not able to provide sufficient resources to manage our business, our business will suffer and this may adversely affect our results of operations and the value of your investment.

If we enter into joint ventures with affiliates, we may face conflicts of interest or disagreements with our joint venture partners that will not be resolved as quickly or on terms as advantageous to us as would be the case if the joint venture had been negotiated at arm’s length with an independent joint venture partner.

In the event that we enter into a joint venture with any other program sponsored or advised by our sponsor or one of its affiliates, we may face certain additional risks and potential conflicts of interest. For example, securities issued by the other Grubb & Ellis Group programs may never have an active trading market. Therefore, if we were to become listed on a national securities exchange, we may no longer have similar goals and objectives with respect to the resale of properties in the future. Joint ventures between us and other Grubb & Ellis Group programs will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could occur regarding matters pertaining to the joint venture, including the timing of a liquidation, which might have a negative impact on the joint venture and decrease returns to you.

Our advisor will face conflicts of interest relating to its compensation structure, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Under the advisory agreement between us, our operating partnership, our advisor and Grubb & Ellis Realty Investors, and pursuant to the subordinated participation interest our advisor holds in our operating partnership, our advisor is entitled to fees and distributions that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. The fees our advisor or its affiliates are entitled to include acquisition fees, asset management fees, property management fees and disposition fees. The distributions our advisor may become entitled to receive would be payable upon distribution of net sales proceeds to our stockholders, the listing of our shares or the termination of the advisory agreement, other than for cause. Please see “Compensation Table” for a description of the fees and distributions payable to our advisor and its affiliates. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of our performance, our advisor’s interests are not wholly aligned with those of our stockholders. In that regard, our advisor or its affiliates receives an asset management fee with respect to the ongoing operation and management of properties based on the amount of our initial investment and not the performance of those investments, which could result in our advisor not having adequate incentive to manage our portfolio to provide profitable operations during the period we hold our investments. On the other hand, our advisor could be motivated to recommend riskier or more speculative investments in order to increase the fees payable to our advisor or for us to generate the specified levels of performance or net sales proceeds that would entitle our advisor to fees or distributions.

The distribution payable to our advisor upon termination of the advisory agreement may influence decisions about terminating our advisor or our acquisition or disposition of investments.

Our advisor’s entitlement to fees upon the sale of our assets and to participate in net sales proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return which would entitle our advisor to compensation relating to such sales, even if continued ownership of those investments might be in the best long-term interest of our stockholders. The subordinated participation interest may require our operating partnership to make a distribution to our advisor upon termination of the advisory agreement, other than for cause, if our advisor meets the performance thresholds included in our operating partnership’s limited partnership agreement. This distribution will not be paid if we terminate the advisory agreement after the listing of our shares. To avoid making this distribution, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares even if, but for the requirement to make this distribution, termination of the advisory agreement would be in the best interest of our stockholders. In addition, the requirement to make this distribution could cause our independent directors to make different investment or disposition decisions than they would otherwise make, in order to satisfy our obligation to the terminated advisor.

We have and may continue to acquire assets from, or dispose of assets to, affiliates of our advisor, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us.

We have and may continue to acquire assets from affiliates of our advisor. Further, we may also dispose of assets to affiliates of our advisor. Affiliates of our advisor may make substantial profits in connection with such transactions and may owe fiduciary and/or other duties to the selling or purchasing entity in these transactions, and conflicts of interest between us and the selling or purchasing entities could exist in such transactions. Because our independent directors would rely on our advisor in identifying and evaluating any such transaction, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party. Also, the existence of conflicts, regardless of how they are resolved, might negatively affect the public’s perception of us.

The fees we pay our advisor under the advisory agreement and the distributions payable to our advisor under our operating partnership agreement were not determined on an arm’s-length basis and therefore may not be on the same terms as those we could negotiate with an unrelated party.

Our independent directors relied on information and recommendations provided by our advisor to determine the fees and distributions payable to our advisor and its affiliates under the advisory agreement and pursuant to the subordinated participation interest in our operating partnership. As a result, these fees and distributions cannot be viewed as having been determined on an arm’s-length basis and we cannot assure you that an unaffiliated party would not be willing and able to provide to us the same services at a lower price.

Risks Related to Our Organizational Structure

We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

Investors in this offering do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of our common stock. Our charter authorizes us to issue 1,200,000,000 shares of capital stock, of which 1,000,000,000 shares of capital stock are designated as common stock and 200,000,000 shares of capital stock are designated as preferred stock. Our board of directors may increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. If we ever created and issued preferred stock with a distribution preference over our common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount our common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	a merger, tender offer or proxy contest;

•	assumption of control by a holder of large block of our securities; or

•	removal of incumbent management.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may have benefited our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and our stockholders. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

Our board of directors may change our investment objectives without seeking stockholder approval.

Our charter permits our board of directors to change our investment objectives without seeking stockholder approval. Although our board of directors has fiduciary duties to our stockholders and intends only to change our investment objectives when our board of directors determines that a change is in the best interests of our stockholders, a change in our investment objectives could reduce our payment of cash distributions to our stockholders or cause a decline in the value of our investments.

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interest, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities unless (1) their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) they actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we have entered into separate indemnification agreements with each of our directors and some of our executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter does provide that we may not indemnify or hold harmless our directors, our advisor and its affiliates unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification is recoverable only out of our net assets or the proceeds of insurance and not from our stockholders.

Certain provisions of Maryland law could restrict a change in control even if a change in control was in our stockholders’ interests.

Certain provisions of the Maryland General Corporation Law applicable to us prohibit business combinations with:

•	any person who beneficially owns 10.0% or more of the voting power of our common stock, which we refer to as an interested stockholder;

•	an affiliate of ours who, at any time within the two-year period prior to the date in question, was an interested stockholder; or

•	an affiliate of an interested stockholder.

These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least 80.0% of the votes entitled to be cast by holders of our outstanding shares of our common stock and two-thirds of the votes entitled to be cast by holders of shares of our common stock other than shares held by the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. If for any reason, we were required to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We intend to continue to operate in such a manner that we will not be subject to regulation under the Investment Company Act. In order to maintain our exemption from regulation under the Investment Company Act, we must comply with technical and complex rules and regulations.

Specifically, in order to maintain our exemption from regulation as an investment company under the Investment Company Act, we intend to engage primarily in the business of investing in interests in real estate and to make these investments within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns. Investments in government securities likely would reduce the cash available for distribution to stockholders and possibly lower your returns.

In order to avoid coming within the application of the Investment Company Act, either as a company engaged primarily in investing in interests in real estate or under another exemption from the Investment Company Act, our advisor may be required to impose limitations on our investment activities. In particular, our advisor may limit the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or be forced to forgo investment opportunities that we would otherwise want to acquire and that could be important to our investment strategy. In particular, our advisor will monitor our investments in real estate related securities to ensure continued compliance with one or more exemptions from “investment company” status under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, our advisor may be required to limit the percentage of our assets represented by real estate related securities.

If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act. Furthermore, the costs associated with registration as an investment company and compliance with such restrictions could be substantial. In addition, registration under and compliance with the Investment Company Act would require a substantial amount of time on the part of our advisor and its affiliates, thereby decreasing the time they spend actively managing our investments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Several potential events could cause the fair market and book value of our common stock to decline.

The value of our common stock could be diluted by a number of factors, including:

•	future offerings of our securities, including issuances under our distribution reinvestment plan and up to 200,000,000 shares of any preferred stock that our board of directors may authorize;

•	private issuances of our securities to other investors, including institutional investors;

•	issuances of our securities under our 2006 Incentive Plan; or

•	redemptions of units of limited partnership interest in our operating partnership in exchange for shares of our common stock.

Our advisor may receive economic benefits from its status as a special limited partner without bearing any of the investment risk.

Our advisor is a special limited partner in our operating partnership. The special limited partner is entitled to receive an incentive distribution equal to 15.0% of net sales proceeds of properties after we have received and paid to our stockholders a return of their invested capital and an 8.0% annual cumulative, non-compounded return. We bear all of the risk associated with the properties but, as a result of the incentive distributions to our advisor, we are not entitled to all of our operating partnership’s proceeds from a property sale.

You may not receive any profits resulting from the sale of one of our properties, or receive such profits in a timely manner, because we may provide financing to the purchaser of such property.

If we sell one of our properties during liquidation, you may experience a delay before receiving your share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage as partial payment. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property instead of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In many cases, we will receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. Therefore, you may experience a delay in the distribution of the proceeds of a sale until such time.

Risks Related to Investments in Real Estate

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and our ability to pay distributions to our stockholders or reduce the value of your investment.

We are subject to risks generally incident to the ownership of real property, including changes in national, regional or local economic, demographic or real estate market conditions. We are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease real properties or dispose of them. In addition, rising interest rates could also make alternative interest-bearing and other investments more attractive and therefore potentially lower the relative value of our existing real estate investments. These conditions, or others we cannot predict, may adversely affect our results of operations, our ability to pay distributions to our stockholders or reduce the value of your investment.

If we acquire real estate at a time when the real estate market is experiencing substantial influxes of capital investment and competition for income producing properties, the real estate investments we make may not appreciate or may decrease in value.

The real estate market is currently experiencing a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for income producing real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, the value of our investment may not appreciate or may decrease significantly below the amount we paid for such investment.

Competition with third parties in acquiring properties and other investments may reduce our profitability and you may experience a lower return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, pension funds, other REITs, real estate limited partnerships, and foreign investors, many of which have greater resources than we do. Many of these entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. As such, competition with third parties would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Some or all of our properties may incur vacancies, which may result in reduced revenue and resale value, a reduction in cash available for distribution and a diminished return on your investment.

Some or all of our properties may incur vacancies either by a default of tenants under their leases or the expiration or termination of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash distributions to our stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our stockholders.

The successful performance of our real estate investments is materially dependent on the financial stability of our tenants. Lease payment defaults by tenants would cause us to lose the revenue associated with such leases and could cause us to reduce the amount of distributions to our stockholders. If the property is subject to a mortgage, a default by a significant tenant on its lease payments to us may result in a foreclosure on the property if we are unable to find an alternative source of revenue to meet mortgage payments. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. Further, we cannot assure you that we will be able to re-lease the property for the rent previously received, if at all, or that lease terminations will not cause us to sell the property at a loss.

Long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions to our stockholders could be lower than if we did not enter into long-term leases.

We may enter into long-term leases with tenants of certain of our properties. Our long-term leases would likely provide for rent to increase over time. However, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that even after contractual rental increases the rent under our long-term leases is less than then-current market rental rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into in long-term leases.

We may incur additional costs in acquiring or re-leasing properties which could adversely affect the cash available for distribution to you.

We may invest in properties designed or built primarily for a particular tenant of a specific type of use known as a single-user facility. If the tenant fails to renew its lease or defaults on its lease obligations, we may not be able to readily market a single-user facility to a new tenant without making substantial capital improvements or incurring other significant re-leasing costs. We also may incur significant litigation costs in enforcing our rights as a landlord against the defaulting tenant. These consequences could adversely affect our revenues and reduce the cash available for distribution to you.

We may be unable to secure funds for future tenant or other capital improvements, which could limit our ability to attract or replace tenants and decrease your return on investment.

When tenants do not renew their leases or otherwise vacate their space, it is common that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and leasing commissions related to the vacated space. Such tenant improvements may require us to incur substantial capital expenditures. If we have not established capital reserves for such tenant or other capital improvements, we will have to obtain financing from other sources and we have not identified any sources for such financing. We may also have future financing needs for other capital improvements to refurbish or renovate our properties. If we need to secure financing sources for tenant improvements or other capital improvements in the future, but are unable to secure such financing or are unable to secure financing on terms we feel are acceptable, we may be unable to make tenant and other capital improvements or we may be required to defer such improvements. If this happens, it may cause one or more of our properties to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property or existing tenants not renewing their leases. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or pay distributions to our stockholders.

Uninsured losses relating to real estate and lender requirements to obtain insurance may reduce your returns.

There are types of losses relating to real estate, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. If any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for uninsured losses, we could suffer reduced earnings that would result in less cash to be distributed to stockholders. In cases where we are required by mortgage lenders to obtain casualty loss insurance for catastrophic events or terrorism, such insurance may not be available, or may not be available at a reasonable cost, which could inhibit our ability to finance or refinance our properties. Additionally, if we obtain such insurance, the costs associated with owning a property would increase and could have a material adverse effect on the net income from the property, and, thus, the cash available for distribution to our stockholders.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

Terrorist attacks may negatively affect our operations and our stockholders’ investment. We may acquire real estate assets located in areas that are susceptible to attack. These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy, all of which could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices and have a material adverse effect on our financial condition, results of operations and ability to pay distributions you.

Dramatic increases in insurance rates could adversely affect our cash flow and our ability to make distributions to you.

Due to recent natural disasters resulting in massive property destruction, prices for property insurance coverage have been increasing dramatically. We cannot assure you that we will be able to obtain insurance premiums at reasonable rates. As a result, our cash flow could be adversely impacted by increased premiums which could adversely affect our ability to make distributions to you.

Delays in the acquisition, development and construction of real properties may have adverse effects on our results of operations and returns to our stockholders.

Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. Where properties are acquired prior to the start of constructions or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we are subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of real property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future.

We intend to hold our various real estate investments until such time as our advisor determines that a sale or other disposition appears to be advantageous to achieve our investment objectives. Our advisor, subject to the oversight of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time. We generally intend to hold properties for an extended period of time, and we cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Because of the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Additionally, we may incur prepayment penalties in the event we sell a property subject to a mortgage earlier than we otherwise had planned. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will, among other things, be dependent upon fluctuating market conditions.

We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to stockholders.

Because we own and operate real estate, we are subject to various federal, state and local environmental laws, ordinances and regulations. Under these laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including the release of asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real estate for personal injury or property damage associated with exposure to released hazardous substances. In addition, new or more stringent laws or stricter interpretations of existing laws could change the cost of compliance or liabilities and restrictions arising out of such laws. The cost of defending against these claims, complying with environmental regulatory requirements, conducting remediation of any contaminated property, or of paying personal injury claims could be substantial, which would reduce our liquidity and cash available for distribution to you. In addition, the presence of hazardous substances on a property or the failure to meet environmental regulatory requirements may materially impair our ability to use, lease or sell a property, or to use the property as collateral for borrowing.

Our real estate investments may be concentrated in medical office or other healthcare-related facilities, making us more vulnerable economically than if our investments were diversified.

As a REIT, we invest primarily in real estate. Within the real estate industry, we primarily acquire or selectively develop and own medical office buildings, healthcare-related facilities and quality commercial office properties. We are subject to risks inherent in concentrating investments in real estate. These risks resulting from a lack of diversification become even greater as a result of our business strategy to invest to a substantial degree in healthcare-related facilities.

A downturn in the commercial real estate industry generally could significantly adversely affect the value of our properties. A downturn in the healthcare industry could negatively affect our lessees’ ability to make lease payments to us and our ability to make distributions to our stockholders. These adverse effects could be more pronounced than if we diversified our investments outside of real estate or if our portfolio did not include a substantial concentration in medical office buildings and healthcare-related facilities.

Certain of our properties may not have efficient alternative uses, so the loss of a tenant may cause us not to be able to find a replacement or cause us to spend considerable capital to adapt the property to an alternative use.

Some of the properties we seek to acquire are specialized medical facilities. If we or our tenants terminate the leases for these properties or our tenants lose their regulatory authority to operate such properties, we may not be able to locate suitable replacement tenants to lease the properties for their specialized uses. Alternatively, we may be required to spend substantial amounts to adapt the properties to other uses. Any loss of revenues or additional capital expenditures required as a result may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Our medical office buildings, healthcare-related facilities and tenants may be unable to compete successfully.

Our medical office buildings and healthcare-related facilities often face competition from nearby hospitals and other medical office buildings that provide comparable services. Some of those competing facilities are owned by governmental agencies and supported by tax revenues, and others are owned by nonprofit corporations and may be supported to a large extent by endowments and charitable contributions. These types of support are not available to our buildings.

Similarly, our tenants face competition from other medical practices in nearby hospitals and other medical facilities. Our tenants’ failure to compete successfully with these other practices could adversely affect their ability to make rental payments, which could adversely affect our rental revenues. Further, from time to time and for reasons beyond our control, referral sources, including physicians and managed care organizations, may change their lists of hospitals or physicians to which they refer patients. This could adversely affect our tenants’ ability to make rental payments, which could adversely affect our rental revenues.

Any reduction in rental revenues resulting from the inability of our medical office buildings and healthcare-related facilities and our tenants to compete successfully may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Our costs associated with complying with the Americans with Disabilities Act may reduce our cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to you.

Our real properties are subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our real properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. Some of our leases generally provide that the property taxes or increases therein, are charged to the tenants as an expense related to the real properties that they occupy while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we are generally responsible for real property taxes related to any vacant space.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate those substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to you.

Risks Related to the Healthcare Industry

Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us.

Sources of revenue for our tenants may include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payors to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. In addition, the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government sponsored payment programs.

The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. It is possible that our tenants will continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to managed care payors, and general industry trends that include pressures to control healthcare costs. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement to managed care plans have resulted in an increase in the number of patients whose healthcare coverage is provided under managed care plans, such as health maintenance organizations and preferred provider organizations. These changes could have a material adverse effect on the financial condition of some or all of our tenants. The financial impact on our tenants could restrict their ability to make rent payments to us, which would have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make rent payments to us.

The healthcare industry is heavily regulated by federal, state and local governmental bodies. Our tenants generally are subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, and relationships with physicians and other referral sources. Changes in these laws and regulations could negatively affect the ability of our tenants to make lease payments to us and our ability to make distributions to our stockholders.

Many of our medical properties and their tenants may require a license or certificate of need, or CON, to operate. Failure to obtain a license or CON, or loss of a required license or CON would prevent a facility from operating in the manner intended by the tenant. These events could materially adversely affect our tenants’ ability to make rent payments to us. State and local laws also may regulate expansion, including the addition of new beds or services or acquisition of medical equipment, and the construction of healthcare-related facilities, by requiring a CON or other similar approval. State CON laws are not uniform throughout the United States and are subject to change. We cannot predict the impact of state CON laws on our development of facilities or the operations of our tenants.

In addition, state CON laws often materially impact the ability of competitors to enter into the marketplace of our facilities. The repeal of CON laws could allow competitors to freely operate in previously closed markets. This could negatively affect our tenants’ abilities to make rent payments to us.

In limited circumstances, loss of state licensure or certification or closure of a facility could ultimately result in loss of authority to operate the facility and require new CON authorization to re-institute operations. As a result, a portion of the value of the facility may be reduced, which would adversely impact our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Some tenants of our medical office buildings and healthcare-related facilities are subject to fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to us.

There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Our lease arrangements with certain tenants may also be subject to these fraud and abuse laws.

These laws include:

•	the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of any item or service reimbursed by Medicare or Medicaid;

•	the Federal Physician Self-Referral Prohibition, which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship;

•	the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs; and

•	the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties for certain fraudulent acts.

Each of these laws includes criminal and/or civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and/or exclusion from the Medicare and Medicaid programs. Certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Additionally, states in which the facilities are located may have similar fraud and abuse laws. Investigation by a federal or state governmental body for violation of fraud and abuse laws or imposition of any of these penalties upon one of our tenants could jeopardize that tenant’s ability to operate or to make rent payments, which may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Adverse trends in healthcare provider operations may negatively affect our lease revenues and our ability to make distributions to our stockholders.

The healthcare industry is currently experiencing:

•	changes in the demand for and methods of delivering healthcare services;

•	changes in third party reimbursement policies;

•	significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas;

•	continued pressure by private and governmental payors to reduce payments to providers of services; and

•	increased scrutiny of billing, referral and other practices by federal and state authorities.

These factors may adversely affect the economic performance of some or all of our healthcare-related tenants and, in turn, our lease revenues and our ability to make distributions to our stockholders.

Our healthcare-related tenants may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their rent payments to us.

As is typical in the healthcare industry, our healthcare-related tenants may often become subject to claims that their services have resulted in patient injury or other adverse effects. Many of these tenants may have experienced an increasing trend in the frequency and severity of professional liability and general liability insurance claims and litigation asserted against them. The insurance coverage maintained by these tenants may not cover all claims made against them nor continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation may not, in certain cases, be available to these tenants due to state law prohibitions or limitations of availability. As a result, these types of tenants of our medical office buildings and healthcare-related facilities operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. We also believe that there has been, and will continue to be, an increase in governmental investigations of certain healthcare providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance is not available to cover such losses. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on a tenant’s financial condition. If a tenant is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if a tenant is required to pay uninsured punitive damages, or if a tenant is subject to an uninsurable government enforcement action, the tenant could be exposed to substantial additional liabilities, which may affect the tenant’s ability to pay rent, which in turn could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Risks Related to Investments in Real Estate Related Securities

We do not have substantial experience in acquiring mortgage loans or investing in real estate related securities, which may result in our real estate related securities investments failing to produce returns or incurring losses.

None of our officers or the management personnel of our advisor have any substantial experience in acquiring mortgage loans or investing in the real estate related securities in which we may invest. We may make such investments to the extent that our advisor, in consultation with our board of directors, determines that it is advantageous for us to do so. Our and our advisor’s lack of expertise in making real estate related securities investments may result in our real estate related securities investments failing to produce returns or incurring losses, either of which would reduce our ability to make distributions to our stockholders.

Real estate related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We may invest in the common and preferred stock of both publicly traded and private real estate companies, which involves a higher degree of risk than debt securities due to a variety of factors, including the fact that such investments are subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate related common equity securities generally invest in real estate or real estate related assets and are subject to the inherent risks associated with real estate related investments discussed in this prospectus, including risks relating to rising interest rates.

The mortgage loans in which we may invest and the mortgage loans underlying the mortgage-backed securities in which we may invest may be impacted by unfavorable real estate market conditions, which could decrease their value.

If we make investments in mortgage loans or mortgage-backed securities, we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with real estate described above under the heading “— Risks Related to Investments in Real Estate.” If we acquire property by foreclosure following defaults under our mortgage loan investments, we will have the economic and liability risks as the owner described above. We do not know whether the values of the property securing any of our real estate securities investments will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

Delays in liquidating defaulted mortgage loan investments could reduce our investment returns.

If there are defaults under our mortgage loan investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, we may not be able to repossess and sell the underlying properties quickly which could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The collateralized mortgage–backed securities in which we may invest are subject to several types of risks.

Collateralized mortgage–backed securities, or CMBS, are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities we may invest in are subject to all the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS will not be fully paid. Subordinate securities of CMBS are also subject to greater credit risk than those CMBS that are more highly rated.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

We expect a portion of our real estate related securities investments to be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

We may purchase real estate related securities in connection with privately negotiated transactions which are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

Interest rate and related risks may cause the value of our real estate related securities investments to be reduced.

Interest rate risk is the risk that fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. Our investment in such securities means that the net asset value and market price of the common shares may tend to decline if market interest rates rise.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our real estate related securities investments.

If we liquidate prior to the maturity of our real estate securities investments, we may be forced to sell those investments on unfavorable terms or at a loss.

Our board of directors may choose to effect a liquidity event in which we liquidate our assets, including our real estate related securities investments. If we liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we would likely sell such loans at a discount to their stated principal values.

Risks Related to Debt Financing

We have and intend to incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

We have and intend to continue to finance a portion of the purchase price of our investments in real estate and real estate related securities by borrowing funds. We anticipate that, after an initial phase of our operations when we may employ greater amounts of leverage to enable us to purchase properties more quickly and therefore generate distributions for our stockholders sooner, our overall leverage will not exceed 60.0% of our properties’ and real estate related securities’ combined fair market value of our assets. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300.0% of the value of our net assets, without the approval of a majority of our independent directors. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation or other non-case reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75.0% of the sum of (a) the aggregate cost of our real property investments before non-cash reserves and depreciation and (b) the aggregate cost of our investments in real estate related securities. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real properties or for working capital. We may also borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90.0% of our annual REIT taxable income to our stockholders. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to our stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

Higher mortgage rates may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and therefore negatively impact our operating results.

Interest we pay on our debt obligations reduces cash available for distributions. Whenever we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

To the extent we borrow at fixed rates or enter into fixed interest rate swaps, we will not benefit from reduced interest expense if interest rates decrease.

We are exposed to the effects of interest rate changes primarily as a result of borrowings used to maintain liquidity and fund expansion and refinancing of our real estate investment portfolio and operations. To limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk, we may borrow at fixed rates or variable rates depending upon prevailing market conditions. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. To the extent we borrow at fixed rates or enter into fixed interest rate swaps we will not benefit from reduced interest expense if interest rates decrease.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our ability to incur additional debt and affect our distribution and operating policies. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our advisor. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to refinance or sell properties on favorable terms, and to make distributions to stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In an environment of increasing mortgage rates, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at a time a balloon payment is due. In addition, payments of principal and interest made to service our debts, including balloon payments, may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

Risks Related to Joint Ventures

The terms of joint venture agreements or other joint ownership arrangements into which we have and may enter could impair our operating flexibility and our results of operations.

In connection with the purchase of real estate, we have and may continue to enter into joint ventures with third parties, including affiliates of our advisor. We may also purchase or develop properties in co-ownership arrangements with the sellers of the properties, developers or other persons. These structures involve participation in the investment by other parties whose interests and rights may not be the same as ours. Our joint venture partners may have rights to take some actions over which we have no control and may take actions contrary to our interests. Joint ownership of an investment in real estate may involve risks not associated with direct ownership of real estate, including the following:

•	a venture partner may at any time have economic or other business interests or goals which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in a joint venture or the timing of the termination and liquidation of the venture;

•	a venture partner might become bankrupt and such proceedings could have an adverse impact on the operation of the partnership or joint venture;

•	actions taken by a venture partner might have the result of subjecting the property to liabilities in excess of those contemplated; and

•	a venture partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could occur, which might adversely affect the joint venture and decrease potential returns to you. If we have a right of first refusal or buy/sell right to buy out a venture partner, we may be unable to finance such a buy-out or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to purchase an interest of a venture partner subject to the buy/sell right, in which case we may be forced to sell our interest when we would otherwise prefer to retain our interest. In addition, we may not be able to sell our interest in a joint venture on a timely basis or on acceptable terms if we desire to exit the venture for any reason, particularly if our interest is subject to a right of first refusal of our venture partner.

We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation of an investment.

We may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to us otherwise than in direct proportion to our ownership interest in the joint venture. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive. If we do not accurately judge the appreciation prospects of a particular investment or structure the venture appropriately, we may incur losses on joint venture investments or have limited participation in the profits of a joint venture investment, either of which could reduce our ability to make cash distributions to our stockholders.

Federal Income Tax Risks

Failure to continue to qualify as a REIT for federal income tax purposes would subject us to federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to make distributions to our stockholders.

We qualified to be taxed as a REIT for federal income tax purposes beginning with our taxable year ended December 31, 2007 and we intend to continue to be taxed as a REIT. To remain qualified as a REIT, we must meet various requirements set forth in the Internal Revenue Code concerning, among other things, the ownership of our outstanding common stock, the nature of our assets, the sources of our income and the amount of our distributions to our stockholders. The REIT qualification requirements are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we will be successful in operating so as to continue to qualify as a REIT. At any time, new laws, interpretations or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT. It is possible that future economic, market, legal, tax or other considerations may cause our board of directors to revoke our REIT election, which it may do without stockholder approval.

Although we have not requested, and do not expect to request, a ruling from the Internal Revenue Service, or IRS, that we qualify as a REIT, we have received an opinion of our counsel that, based on certain assumptions and representations, we were organized in conformity with the requirements for qualification and taxation as a REIT and our proposed method of operation will enable us to satisfy the requirements for such qualification commencing with our taxable year ending December 31, 2006. This opinion, however, has not been updated. The validity of the opinion of our counsel and of our qualification as a REIT will depend on our continuing ability to meet the various REIT requirements described herein. You should be aware, however, that opinions of counsel are not binding on the IRS or any court. The REIT qualification opinion only represents the view of our counsel based on its review and analysis of law existing at the time of the opinion and therefore could be subject to modification or withdrawal based on subsequent legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively.

If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income, and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable corporate income tax. In addition, although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to recommend that we revoke our REIT election.

As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and would substantially reduce our ability to make distributions to our stockholders.

To continue to qualify as a REIT and to avoid the payment of federal income and excise taxes and maintain our REIT status, we may be forced to borrow funds, use proceeds from the issuance of securities (including this offering), or sell assets to pay distributions, which may result in our distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90.0% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4.0% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85.0% of our ordinary income, (2) 95.0% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds, use proceeds from the issuance of securities (including this offering) or sell assets in order to distribute enough of our taxable income to maintain our REIT status and to avoid the payment of federal income and excise taxes.

If our operating partnership fails to maintain its status as a partnership for federal income tax purposes, its income would be subject to taxation and our REIT status would be terminated.

We intend to maintain the status of our operating partnership as a partnership for federal income tax purposes. However, if the IRS were to successfully challenge the status of our operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that our operating partnership could make to us. This would also result in our losing REIT status and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the entities through which our operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to our operating partnership. Such a recharacterization of our operating partnership or an underlying property owner could also threaten our ability to maintain our REIT status.

You may have a current tax liability on distributions you elect to reinvest in shares of our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Dividends paid by REITs do not qualify for the reduced tax rates that apply to other corporate dividends.

Tax legislation enacted in 2003 and 2006 generally reduces the maximum tax rate for qualified dividends paid by corporations to individuals to 15.0% through 2010. Dividends paid by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15.0% preferential rate. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause potential investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay qualified dividends, which could adversely affect the value of the stock of REITs, including our common stock. See “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Distributions Generally.”

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain capital gains we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, our stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt stockholders may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt stockholder. However, there are certain exceptions to this rule. In particular:

•	part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•	part of the income and gain recognized by a tax exempt stockholder with respect to our common stock would constitute unrelated business taxable income if the stockholder incurs debt in order to acquire the common stock; and

•	part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Internal Revenue Code may be treated as unrelated business taxable income.

See “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To continue to qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution, or we may be required to liquidate otherwise attractive investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Changes to federal income tax laws or regulations could adversely affect stockholders.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Employee Benefit Plan and IRA Risks

We, and our stockholders that are employee benefit plans or individual retirement accounts, or IRAs, will be subject to risks relating specifically to our having employee benefit plans and IRAs as stockholders, which risks are discussed below. The “Employee Benefit Plan and IRA Considerations” section of this prospectus provides a more detailed discussion of these employee benefit plan and IRA investor risks.

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our common stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to pension, profit-sharing trusts or IRAs investing in our common stock. If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA in us, you should consider:

•	whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

•	whether your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	whether your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	whether your investment will impair the liquidity of the plan or IRA;

•	whether your investment will produce unrelated business taxable income, referred to as UBTI and as defined in Sections 511 through 514 of the Internal Revenue Code, to the plan or IRA; and

•	your need to value the assets of the plan annually in accordance with ERISA and the Internal Revenue Code.

In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Internal Revenue Code, trustees or others purchasing shares should consider the effect of the plan asset regulations of the U.S. Department of Labor. To avoid our assets from being considered plan assets under those regulations, our charter prohibits “benefit plan investors” from owning 25.0% or more of our common stock prior to the time that the common stock qualifies as a class of publicly-offered securities, within the meaning of the ERISA plan asset regulations. However, we cannot assure you that those provisions in our charter will be effective in limiting benefit plan investor ownership to less than the 25.0% limit. For example, the limit could be unintentionally exceeded if a benefit plan investor misrepresents its status as a benefit plan. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan or IRA purchasing shares, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase shares unless an administrative or statutory exemption applies to your purchase.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward looking statements. These statements are only predictions. We caution that forward looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward looking statements. Forward looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward looking statements included in this prospectus are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	interest rates; and

•	changes to accounting principles generally accepted in the United States of America.

Any of the assumptions underlying forward looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward looking statements included in this prospectus. All forward looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

The following table sets forth our best estimates of how we intend to use the proceeds raised in this offering assuming that we sell specified numbers of shares pursuant to the primary offering. The number of shares of our common stock offered pursuant to our primary offering may vary from these assumptions since we have reserved the right to reallocate the shares offered between the primary offering and the distribution reinvestment plan. Shares of our common stock in the primary offering are being offered to the public on a “best efforts” basis at $10.00 per share. The table below shows two scenarios:

•	the “Minimum Offering” assumes that we did not sell more than the minimum offering of $2,000,000 by selling 200,000 shares at $10.00 per share pursuant to our primary offering; and

•	the “Maximum Offering” assumes that we reach the maximum offering of $2,000,000,000 by selling 200,000,000 shares at $10.00 per share pursuant to our primary offering.

Under both scenarios, we have not given effect to any special sales or volume discounts that could reduce the selling commissions or marketing support fees for sales pursuant to the primary offering. Reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, but will not affect the amounts available to us for investments. See “Plan of Distribution” for a description of the special sales and volume discounts.

The following table assumes that we do not sell any shares in our DRIP. As long as our shares are not listed on a national securities exchange, it is anticipated that all or substantially all of the proceeds from the sale of shares pursuant to our DRIP will be used to fund repurchases of shares under our share repurchase plan. Because we do not pay selling commissions or marketing support fees or reimburse due diligence expenses for shares sold pursuant to our DRIP, we receive greater net proceeds from the sale of shares in our DRIP than in the primary offering. As a result, if we reallocate shares from our DRIP to the primary offering, our net proceeds could be less.

Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect that at least 88.5% of the money you invest will be used to buy investments in real property and real estate related securities and pay related acquisition fees and expenses, while we expect the remaining 11.5% will be used to pay expenses and fees, including the payment of fees to our advisor and the dealer manager for this offering.

Our board of directors is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. Our independent directors are responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of the services to be performed and that the provisions of the advisory agreement are being carried out. The fees set forth below may not be increased without approval of the independent directors.

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,000,000	100%	$2,000,000,000	100%
Less Public Offering Expenses:
Selling Commissions	140,000	7.0	140,000,000	7.0
Marketing Support Fee	50,000	2.5	50,000,000	2.5
Due Diligence Reimbursement	10,000	0.5	10,000,000	0.5
Organizational and Offering Expenses(1)	30,000	1.5	30,000,000	1.5

Amount Available for Investment(2)	$1,770,000	88.5%	$1,770,000,000	88.5%

Less Acquisition Costs:
Acquisition Fees(3)	$60,000	3.0%	$60,000,000	3.0%
Acquisition Expenses(4)	10,000	0.5	10,000,000	0.5
Initial Working Capital Reserve(5)	—	—	—	—

Amount Invested in Properties	$1,700,000	85.0%	$1,700,000,000	85.0%

(1)	Organizational and offering expenses consist of reimbursement of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock to be sold in this offering, which shall include, but not be limited to, development of marketing materials and marketing presentations, participating in due diligence, training seminars and educational conferences and coordinating generally the marketing process for this offering. A portion of our organizational and offering expense reimbursement may be used for wholesaling activities and therefore deemed to be additional underwriting compensation pursuant to FINRA Rule 2710. Our advisor will be responsible for the payment of our cumulative organizational and offering expenses, other than the selling commissions, the marketing support fee and the due diligence reimbursement, to the extent they exceed 1.5% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering without recourse against or reimbursement by us.

(2)	Until required in connection with the acquisition of real estate investments, the net proceeds of this offering may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(3)	Acquisition fees paid by any party to any person in connection with the purchase, development or construction of real properties. Acquisition fees do not include acquisition expenses. We pay our advisor or its affiliate acquisition fees of 3.0% of the contract purchase price of properties we acquire. We will not pay any fees for acquisitions of real estate related securities investments. We may pay up to 4.0% of the total development costs of any development property that we acquire, but we do not currently intend to acquire any properties in the development phase. For purposes of this table, we have assumed (a) that no investments are made in real estate related securities, (b) that we will only acquire properties in the operational phase and (c) no debt is incurred for property acquisitions. These assumptions may change due to different factors including changes in the allocation of shares between the primary offering and the distribution reinvestment plan, the extent to which proceeds from the distribution reinvestment plan are used to repurchase shares under our share repurchase plan the extent to which we invest in real estate related securities and the extent to which we invest in properties in the development stage. To the extent that we incur debt or issue new shares of our common stock outside of this offering or interests in our operating partnership in order to acquire real properties, then the acquisition fees and amounts invested in real properties will exceed the amount stated above.

(4)	Acquisition expenses include any and all expenses incurred in connection with the selection, evaluation and acquisition of, and investment in properties, whether or not acquired or made, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural, engineering and other property reports, environmental and asbestos audits, title insurance and escrow fees, loan fees or points or any fee of a similar nature paid to a third party, however designated, transfer taxes, and personnel and miscellaneous expenses related to the selection, evaluation and acquisition of properties. We will reimburse our advisor for acquisition expenses, whether or not the evaluated property is acquired. Reimbursement of acquisition expenses paid to our advisor and its affiliates, excluding amounts paid to third parties, will not exceed 0.5% of the purchase price of properties we evaluate and acquire. The reimbursement of acquisition fees and expenses, including real estate commissions paid to third parties, will not exceed, in the aggregate, 6.0% of the purchase price or total development cost, unless fees in excess of such limits are approved by a majority of the disinterested directors and by a majority of the disinterested independent directors.

(5)	Although we do not anticipate establishing a general working capital reserve out of the proceeds from this offering, we may establish capital reserves with respect to particular investments.

INVESTMENT OBJECTIVES, STRATEGY AND CRITERIA

Investment Objectives

Our investment objectives are:

•	to pay regular cash distributions;

•	to preserve, protect and return your capital contributions; and

•	to realize growth in the value of our investments upon our ultimate sale of such investments.

We cannot assure you that we will attain these objectives or that our capital will not decrease. Our board of directors may change our investment objectives if it determines it is advisable and in the best interests of our stockholders.

Decisions relating to the purchase or sale of investments will be made by our advisor, subject to oversight by our board of directors. See “Management” for a description of the background and experience of our directors and officers as well as the officers of our advisor.

Investment Strategy

We invest in a diversified portfolio of real estate and real estate related securities, focusing primarily on investments that produce current income. Our real estate investments focus on medical office buildings, healthcare-related facilities and quality commercial office properties. We may also invest in real estate related securities. However, we do not presently intend to invest more than 15.0% of our total assets in real estate related securities. Our real estate related securities investments will generally focus on common and preferred stock of public or private real estate companies, commercial mortgage-backed securities, or CMBS, other forms of mortgage debt and certain other securities, including collateralized debt obligations and foreign securities. We seek to maximize long-term stockholder value by generating sustainable growth in cash flow and portfolio value. In order to achieve these objectives, we may invest using a number of investment structures which may include direct acquisitions, joint ventures, leveraged investments, issuing securities for property and direct and indirect investments in real estate. In order to maintain our exemption from regulation as an investment company under the Investment Company Act, we may be required to limit our investments in real estate related securities. See “— Investment Company Act Considerations” below.

In addition, when and as determined appropriate by our advisor, the portfolio may also include properties in various stages of development other than those producing current income. These stages would include, without limitation, unimproved land both with and without entitlements and permits, property to be redeveloped and repositioned, newly constructed properties and properties in lease-up or other stabilization, all of which will have limited or no relevant operating histories and no current income. Our advisor makes this determination based upon a variety of factors, including the available risk adjusted returns for such properties when compared with other available properties, the appropriate diversification of the portfolio, and our objectives of realizing both current income and capital appreciation upon the ultimate sale of properties.

For each of our investments, regardless of property type, our advisor seeks to invest in properties with the following attributes:

•	Quality. We seek to acquire properties that are suitable for their intended use with a quality of construction that is capable of sustaining the property’s investment potential for the long-term, assuming funding of budgeted maintenance, repairs and capital improvements.

•	Location. We seek to acquire properties that are located in established or otherwise appropriate markets for comparable properties, with access and visibility suitable to meet the needs of its occupants.

•	Market; Supply and Demand. We focus on local or regional markets that have potential for stable and growing property level cash flow over the long-term. These determinations are based in part on an evaluation of local economic, demographic and regulatory factors affecting the property. For instance, we favor markets that indicate a growing population and employment base or markets that exhibit potential limitations on additions to supply, such as barriers to new construction. Barriers to new construction include lack of available land and stringent zoning restrictions. In addition, we generally seek to limit our investments in areas that have limited potential for growth.

•	Predictable Capital Needs. We seek to acquire properties where the future expected capital needs can be reasonably projected in a manner that would allow us to meet our objectives of growth in cash flow and preservation of capital and stability.

•	Cash Flow. We seek to acquire properties where the current and projected cash flow, including the potential for appreciation in value, would allow us to meet our overall investment objectives. We evaluate cash flow as well as expected growth and the potential for appreciation.

We will not invest more than 10.0% of the offering proceeds available for investment in unimproved or non-income producing properties or in other investments relating to unimproved or non-income producing property. A property: (1) not acquired for the purpose of producing rental or other operating income, or (2) with no development or construction in process or planned in good faith to commence within one year will be considered unimproved or non-income producing property for purposes of this limitation.

We are not limited as to the geographic area where we may acquire properties. We are not specifically limited in the number or size of properties we may acquire or on the percentage of our assets that we may invest in a single property or investment. The number and mix of properties we acquire depends upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and making our investments and the amount of proceeds we raise in this and potential future offerings.

Real Property Investments

We invest in and intend to continue to invest in a diversified portfolio of properties, focusing primarily on properties that produce current income. We generally seek investments in medical office buildings, healthcare-related facilities and quality commercial office properties.

Our advisor generally seeks to acquire properties on our behalf of the types described above that will best enable us to meet out investment objectives, taking into account the diversification of our portfolio at the time, relevant real estate and financial factors, the location, income-producing capacity and the prospects for long-range appreciation of a particular property and other considerations. As a result, we may acquire properties other than the types described above. In addition, we may acquire properties that vary from the parameters described above for a particular property type.

The consideration for each real estate investment must be authorized by a majority of our directors or a duly authorized committee of our board of directors, ordinarily based on the fair market value of the investment. If the majority of our independent directors or a duly authorized committee of our board of directors so determines, or if the investment is to be acquired from an affiliate, the fair market value determination must be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

Our investments in real estate generally take the form of holding fee title or long-term leasehold interests. Our investments may be made either directly through our operating partnership or indirectly through investments in joint ventures, limited liability companies, general partnerships or other co-ownership arrangements with the developers of the properties, affiliates of our advisor or other persons. See “— Joint Venture Investments” below.

In addition, we may purchase properties and lease them back to the sellers of such properties. Our advisor will use its best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” and so that we will be treated as the owner of the property for federal income tax purposes. However, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed or significantly reduced.

Our obligation to close a transaction involving the purchase of a real property asset is generally conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports (generally a minimum of a Phase I investigation);

•	building condition reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

•	audited financial statements covering recent operations of real properties having operating histories unless such statements are not required to be filed with the SEC and delivered to stockholders;

•	title insurance policies; and

•	liability insurance policies.

In determining whether to purchase a particular property, we may, in circumstances in which our advisor deems it appropriate, obtain an option on such property, including land suitable for development. The amount paid for an option, if any, is normally surrendered if the property is not purchased, and is normally credited against the purchase price if the property is purchased. We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay us in cash a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

We will not purchase or lease properties in which our sponsor, our advisor, our directors or any of their affiliates have an interest without a determination by a majority of our disinterested directors and a majority of our disinterested independent directors that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount and the excess amount is reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our disinterested independent directors.

We obtain adequate insurance coverage for all properties in which we invest. However, there are types of losses, generally catastrophic in nature, for which we do not obtain insurance unless we are required to do so by mortgage lenders. See “Risk Factors — Risks Related to Investments in Real Estate — Uninsured losses relating to real estate and lender requirements to obtain insurance may reduce your returns.”

Medical Office Buildings and Healthcare-Related Facilities

We invest and intend to continue to invest a portion of the net proceeds available for investment in medical office buildings and healthcare-related facilities. Healthcare-related facilities include facilities leased to hospitals, rehabilitation hospitals long-term acute care centers, surgery centers, assisted living facilities, skilled nursing facilities, memory care facilities, specialty medical and diagnostic service providers, laboratories, research firms, pharmaceutical and medical supply manufacturers and health insurance firms. The market for medical office buildings and healthcare-related facilities in the United States continues to expand. According to the U.S. Department of Health and Human Services, national healthcare expenditures rose from 15.3% to 16.0% of the U.S. gross domestic product (GDP) between 2002 and 2006 and are projected to reach 19.5% by 2017, as shown below. Similarly, overall healthcare expenditures have risen sharply since 2002. In 2006, healthcare expenditures reached $2.1 trillion and are expected to grow at a relatively stable rate of approximately 6.8% per year to reach $4.3 trillion by 2017, as shown below.

We believe that demand for medical office buildings and healthcare-related facilities will increase due to a number of factors, including:

•	An aging population is requiring and demanding more medical services. Between 2010 and 2050, the U.S. population over 65 years of age is projected to more than double from 40 million to nearly 87 million people. The number of older Americans is also growing as a percentage of the total U.S. population as the ‘‘baby boomers’’ enter their 60s. In 2010, the number of persons older than 65 will comprise 13.0% of the total U.S. population and is projected to grow to nearly 21.0% by 2050, as shown in the graph below.

Based on the information above and the projected increase in health expenditures per capita through 2017, as shown below, we believe that healthcare expenditures for the population over 65 years of age will also continue to rise as a disproportionate share of healthcare dollars is spent on older Americans since they require more treatment and management of chronic and acute health conditions.

We believe this increased demand will continue to create a substantial need in many regions for the development of additional healthcare-related facilities, such as medical office buildings, clinics, outpatient facilities and ambulatory surgery centers. As a result, we believe this will increase the pool of suitable, quality properties meeting our acquisition criteria. However, our results of operations and our ability to attain our investment objectives will depend solely upon the performance of the real estate assets and real estate related investments we acquire.

•	Complex state and federal regulations govern physician hospital referrals. Patients typically are referred to particular hospitals by their physicians. To restrict hospitals from inappropriately influencing physicians to refer patients to them, federal and state governments adopted Medicare and Medicaid anti-fraud laws and regulations. One aspect of these complex laws and regulations addresses the leasing of medical office space by hospitals to physicians. One intent of the regulations is to restrict medical institutions from providing facilities to physicians at below market rates or on other terms that may present an opportunity for undue influence on physician referrals. The regulations are complex, and adherence to the regulations is time consuming and requires significant documentation and extensive reporting to regulators. The costs associated with regulatory compliance have encouraged many hospital and physician groups to seek third-party ownership and/or management of their healthcare-related facilities.

•	Physicians are increasingly forming practice groups. To increase the numbers of patients they can see and thereby increase market share, physicians have formed and are forming group practices. By doing so, physicians can gain greater influence in negotiating rates with managed care companies and hospitals in which they perform services. Also, the creation of these groups allows for the dispersion of overhead costs over a larger revenue base and gives physicians the financial ability to acquire new and expensive diagnostic equipment. Moreover, certain group practices may benefit from certain exceptions to federal and state self-referral laws, permitting them to offer a broader range of medical services within their practices and to participate in the facility fee related to medical procedures. This increase in the number of group practices has led to the construction of new medical facilities in which the groups are housed and provide medical services.

We believe that healthcare-related real estate rents and valuations are less susceptible to changes in the general economy than general commercial real estate due to demographic trends and the resistance of rising healthcare expenditures to economic downturns. For this reason, healthcare-related real estate investments could potentially offer a more stable return to investors compared to other types of real estate investments.

We believe the confluence of these factors over the last several years has led to the following trends, which encourage third-party ownership of existing and newly developed medical properties:

•	De-Centralization and Specialization. There is a continuing evolution toward delivery of medical services through smaller facilities located near patients and designed to treat specific diseases and conditions. In order to operate profitably within a managed care environment, physician practice groups and other medical services providers are aggressively trying to increase patient populations, while maintaining lower overhead costs by building new healthcare facilities in areas of population or patient growth. Continuing population shifts and ongoing demographic changes create a demand for additional properties, including an aging population requiring and demanding more medical services.

•	Increasing Regulation. Evolving regulatory factors affecting healthcare delivery create an incentive for providers of medical services to focus on patient care, leaving real estate ownership and operation to third-party real estate professionals. Third-party ownership and management of hospital-affiliated medical office buildings substantially reduces the risk that hospitals will violate complex Medicare and Medicaid fraud and abuse statutes.

•	Modernization. Hospitals are modernizing by renovating existing properties and building new properties and becoming more efficient in the face of declining reimbursement and changing patient demographics. This trend has led to the development of new, smaller, specialty healthcare-related facilities as well as improvements to existing general acute care facilities.

•	Redeployment of Capital. Medical providers are increasingly focused on wisely investing their capital in their medical business. A growing number of medical providers have determined that third-party development and ownership of real estate with long term leases is an attractive alternative to investing their capital in bricks-and-mortar. Increasing use of expensive medical technology has placed additional demands on the capital requirements of medical services providers and physician practice groups. By selling their real estate assets and relying on third-party ownership of new healthcare properties, medical services providers and physician practice groups can generate the capital necessary to acquire the medical technology needed to provide more comprehensive services to patients and improve overall patient care.

•	Physician Practice Ownership. Many physician groups have reacquired their practice assets and real estate from national physician management companies or otherwise formed group practices to expand their market share. Other physicians have left hospital-based or HMO-based practices to form independent group practices. These physician groups are interested in new healthcare properties that will house medical businesses that regulations permit them to own. In addition to existing group practices, there is a growing trend for physicians in specialties, including cardiology, oncology, women’s health, orthopedics and urology, to enter into joint ventures and partnerships with hospitals, operators and financial sponsors to form specialty hospitals for the treatment of specific diseases. We believe a significant number of these types of organizations have no interest in owning real estate and are aggressively looking for third-parties to develop and own their healthcare properties.

The current regulatory environment remains an ongoing challenge for healthcare providers, who are under pressure to comply with complex healthcare laws and regulations designed to prevent fraud and abuse. These regulations, for example, prohibit physicians from referring patients to entities in which they have investment interests and prohibit hospitals from leasing space to physicians at below market rates. As a result, healthcare providers seek reduced liability costs and have an incentive to dispose of real estate to third parties, thus reducing the risk of violating fraud and abuse regulations. This environment creates investment opportunities for owners, acquirers and joint venture partners of healthcare real estate who understand the needs of healthcare professionals and can help keep tenant costs low. While the current regulatory environment is positive for healthcare operators, there is uncertainty as to the future of government policies and its potential impact on healthcare provider profitability.

Quality Commercial Office Properties

We also invest and intend to continue to invest a portion of the offering proceeds available for investment after the payment of fees and expenses in quality commercial office properties. These properties are generally in desirable locations, generally are of high quality construction, may offer personalized tenant amenities and attract high quality tenants. We also believe that a portfolio consisting of a substantial investment in this type of property enhances our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.

Demographic Investing

We incorporate a demographic-based investment approach to our overall investment strategy. This approach allows us to consider demographic analysis when acquiring our properties. This analysis takes into account fundamental long-term economic and societal trends, including population shifts, generational differences, and domestic migration patterns. Demographic-based investing will assist us in investing in the properties utilized by the industries that serve the country’s largest population groups, and in the regions experiencing the greatest growth. When incorporating this strategy, we consider three factors: (1) the age ranges of the dominant population groups; (2) the essential needs of each dominant population group; and (3) the geographic regions that appeal to each dominant population group.

Age.  Our demographic-based investment strategy focuses on the following three population groups:

•	Seniors — The 65+ age group who are the elders of the baby boomers.

•	Boomers — Born between 1946 and 1964, the American Hospital Association and First Consulting Group states that this group controls 75% of the United States’ assets.

•	Echo boomers — Born between 1982 and 1994, represent the children of the boomers.

Essential Needs.  We believe that each of these population groups shares a need for greater healthcare services:

•	Seniors — Americans over 65 are living longer, healthier, and more active lives than previous generations though we believe this group is still responsible for much of the nation’s healthcare spending. According to the U.S. Census Bureau, the majority of this group has at least one chronic medical condition and more than half has two chronic conditions.

•	Boomers — This aging population, currently the largest, is expected to live longer than prior generations and manage more chronic and complex medical conditions, according to the U.S. Census Bureau and the American Hospital Association and First Consulting Group. According to the American Hospital Association and First Consulting Group, boomers are spending more money on healthcare, such as elective and preventative procedures due to new technology and medical advances.

•	Echo Boomers — This group is on a path towards chronic health conditions according to a University of New Hampshire study. Additionally, they represent a large part of the overall U.S. population. Like their parents generation (boomers), this group may be more likely to live longer and more active lives than earlier generations of Americans.

Geographic Regions.  The concentrations and migrations of population groups may lay the groundwork for current and future consumption patterns. In recent years, the largest proportionate increases in the senior population were in the Southern and Western states. This trend should continue as boomers begin to retire. As population in key states in the South and West grows, the need for more healthcare facilities and properties may also increase.

Joint Venture Investments

We have and may continue to enter into joint ventures, general partnerships and other arrangements with one or more institutions or individuals, including real estate developers, operators, owners, investors and others, some of whom may be affiliates of our advisor, for the purpose of acquiring real estate. Such joint ventures may be leveraged with debt financing or unleveraged. We may enter into joint ventures to further diversify our investments or to access investments which meet our investment criteria that would otherwise be unavailable to us. In determining whether to invest in a particular joint venture, our advisor will evaluate the real estate that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our other properties. However, we will not participate in tenant-in-common syndications or transactions.

Joint ventures with unaffiliated third parties may be structured such that the investment made by us and the co-venturer are on substantially different terms and conditions. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive. See “Risk Factors — Risks Related to Joint Ventures — We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation of an investment.”

We may only enter into joint ventures with other Grubb & Ellis Group programs or affiliates of our advisor or any of our directors for the acquisition of properties if:

•	a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on substantially the same terms and conditions that are no less favorable than those that would be available to unaffiliated third parties.

Our entering into joint ventures with our advisor or any of its affiliates will result in certain conflicts of interest. See “Conflicts of Interest — Joint Ventures with Affiliates of Our Advisor.”

Securities Investments

We may invest in the following types of real estate related securities: (1) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private real estate companies (including other REITs, real estate operating companies and other real estate companies); (2) debt securities such as CMBS, commercial mortgages, mortgage loan participations and debt securities issued by other real estate companies; and (3) certain other types of securities that may help us reach our diversification and other investment objectives. These other securities may include, but are not limited to, mezzanine loans, bridge loans, various types of collateralized debt obligations and certain non-U.S. dollar denominated securities.

Our advisor will have substantial discretion with respect to the selection of specific securities investments. Our charter provides that we may not invest in equity securities unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. Consistent with such requirements, in determining the types of real estate related securities investments to make, our advisor will adhere to a board-approved asset allocation framework consisting primarily of components such as (1) target mix of securities across a range of risk/reward characteristics, (2) exposure limits to individual securities and (3) exposure limits to securities subclasses (such as common equities, mortgage debt and foreign securities). Within this framework, our advisor will evaluate specific criteria for each prospective real estate related securities investment including:

•	positioning the overall portfolio to achieve an optimal mix of real property and real estate related securities investments;

•	diversification benefits relative to the rest of the securities assets within our portfolio;

•	fundamental securities analysis;

•	quality and sustainability of underlying property cash flows;

•	broad assessment of macro economic data and regional property level supply and demand dynamics;

•	potential for delivering high current income and attractive risk-adjusted total returns; and

•	additional factors considered important to meeting our investment objectives.

We are not specifically limited in the number or size of our real estate related securities investments, or on the percentage of the net proceeds from this offering that we may invest in a single real estate related security or pool of real estate related securities. However, we do not presently intend to invest more than 15.0% of our total assets in securities. The specific number and mix of real estate related securities in which we invest will depend upon real estate market conditions, other circumstances existing at the time we are investing in our real estate related securities and the amount of proceeds we raise in this offering. We will not invest in securities of other issuers for the purpose of exercising control and the first or second mortgages in which we intend to invest will likely not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured.

Borrowing Policies

We use and intend to continue to use secured and unsecured debt as a means of providing additional funds for the acquisition of properties and real estate related securities. Our ability to enhance our investment returns and to increase our diversification by acquiring assets using additional funds provided through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for the types of loans we seek. When interest rates are high or financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

We anticipate that aggregate borrowings, both secured and unsecured, will not exceed 60.0% of all of our properties’ combined fair market values, as determined at the end of each calendar year beginning with our first full year of operation. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset. Our policies do not limit the amount we may borrow with respect to any individual investment.

Our aggregate secured and unsecured borrowings will be reviewed by our board of directors at least quarterly. Our charter precludes us from borrowing in excess of 300.0% of the value of our net assets. Net assets for purposes of this calculation are defined as our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75.0% of the sum of (1) the aggregate cost of our properties before non-cash reserves and depreciation and (2) the aggregate cost of our securities assets. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable.

By operating on a leveraged basis, we have more funds available for our investments. This generally allows us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure of a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness.

Our advisor uses its best efforts to obtain financing on the most favorable terms available to us and will refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Our charter restricts us from borrowing money from any of our directors or from our advisor and its affiliates unless such loan is approved by a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Disposition Policies

We intend to hold each property or real estate related securities investment we acquire for an extended period. However, circumstances might arise which could result in a shortened holding period for certain investments. In general, the holding period for securities assets is expected to be shorter than the holding period for real property assets. An investment in a property or security may be sold before the end of the expected holding period if:

•	diversification benefits exist associated with disposing of the investment and rebalancing our investment portfolio;

•	an opportunity arises to pursue a more attractive investment;

•	in the judgment of our advisor, the value of the investment might decline;

•	with respect to properties, a major tenant involuntarily liquidates or is in default under its lease;

•	the investment was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	an opportunity exists to enhance overall investment returns by raising capital through sale of the investment; or

•	in the judgment of our advisor, the sale of the investment is in our best interests.

The determination of whether a particular property or real estate related securities investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view toward maximizing our investment objectives. We cannot assure you that this objective will be realized. The selling price of a property which is net leased will be determined in large part by the amount of rent payable under the lease(s) for such property. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See “Federal Income Tax Considerations — Failure to Maintain Qualification as a REIT.” The terms of payment will be affected by custom in the area in which the investment being sold is located and the then-prevailing economic conditions.

Liquidity Events

On a limited basis, you may be able to sell shares through our share repurchase plan, which is at our sole discretion. However, in the future, our board of directors will also consider various forms of liquidity events, including but not limited to (1) a listing of shares of our common stock on a national securities exchange, (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company, and (3) the sale of all or substantially all of our assets for cash or other consideration. We presently intend to effect a liquidity event by September 20, 2013. However, there can be no assurance that we will effect a liquidity event within such time or at all. In making the decision whether to effect a liquidity event, our board of directors will try to determine which alternative will result in greater value for our stockholders. Certain merger transactions and the sale of all or substantially all of our assets as well as liquidation would require the affirmative vote of holders of a majority of our outstanding shares of common stock.

Construction and Development Activities

From time to time, we may construct and develop real estate assets or render services in connection with these activities. We may be able to reduce overall purchase costs by constructing and developing property versus purchasing a finished property. Developing and constructing properties would, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation. See “Risk Factors — Risks Related to Investments in Real Estate” for additional discussion of these risks. We will retain independent contractors to perform the actual construction work on tenant improvements, such as installing heating, ventilation and air conditioning systems.

Tenant Improvements

We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space.

Terms of Leases

The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will require the tenant to pay or reimburse us for some or all of the operating expenses of the building based on the tenant’s proportionate share of rentable space within the building. Operating expenses typically include, but are not limited to, real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs. We will probably be responsible for the replacement of specific structural components of a property such as the roof of the building or the parking lot. We expect that many of our leases will generally have terms of five or more years, some of which may have renewal options.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock. These limitations cannot be changed unless our charter is amended, which requires approval of our board of directors and our stockholders. Until our common stock is listed, unless our charter is amended, we will not:

•	make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10.0% of our total assets;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real properties;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors, our advisor or any of their respective affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including our loans, would exceed an amount equal to 85.0% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, our advisor or any of their respective affiliates;

•	issue securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share repurchase plan);

•	issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue options or warrants to purchase shares to our advisor, any of our directors or any of their respective affiliates except on the same terms as the options or warrants are sold to the general public; options or warrants may be issued to persons other than our directors, our advisor or any of their respective affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such options or warrants on the date of grant;

•	engage in investment activities that would cause us to be classified as an investment company under the Investment Company Act;

•	make any investment that is inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interest;

•	invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title; or

•	engage in the business of underwriting or the agency distribution of securities issued by other persons.

In addition, we do not intend to invest in junior debt secured by a mortgage on real estate which is subordinate to the lien or other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90.0% of the appraised value of such property and, if after giving effect thereto, the value of all such junior debt in which we have invested would not then exceed 25.0% of our net assets.

Change in Investment Objectives and Policies

Our charter requires that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor is required to be set forth in the minutes of the applicable meetings of our directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. Our investment objectives and policies may be altered by our board of directors without the approval of the stockholders.

Issuing Securities for Property

Subject to limitations contained in our organizational and governance documents, we may issue, or cause to be issued, shares of our stock or limited partnership units in our operating partnership in any manner (and on such terms and for such consideration) in exchange for real estate. Existing stockholders have no preemptive rights to purchase such shares or limited partnership units in any such offering, and any such offering might cause a dilution of a stockholder’s initial investment.

In order to induce the contributors of such properties to accept units in our operating partnership, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, our operating partnership’s partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of our shares. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of our common stock or cash, at the option of the contributor, at set times. In order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us. Such transactions are subject to the risks described in “Risk Factors — Risks Related to Our Business — We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility.” Although we may enter into such transactions with other existing or future Grubb & Ellis Group programs, we do not currently intend to do so. If we were to enter into such a transaction with an entity managed by our sponsor or its affiliates, we would be subject to the risks described in “Risk Factors — Risks Related to Conflicts of Interest — We have and may continue to acquire assets from, or dispose of assets to, entities managed by affiliates of our advisor, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us.” Any such transaction would be subject to the restrictions and procedures described in “Conflicts of Interest — Certain Conflict Resolution Restrictions and Procedures.”

Real Estate Acquisitions

Our advisor continually evaluates various potential investments on our behalf and engage in discussions and negotiations with real property sellers, developers, brokers, lenders, investment managers and others regarding such potential investments. While this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property or make a material investment in real estate related securities, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property or securities investment. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property or real estate related securities investment, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending investment is consummated, also by means of a supplement to this prospectus, if appropriate. You should understand that the disclosure of any proposed investment cannot be relied upon as an assurance that we will ultimately consummate such investment or that the information provided concerning the proposed investment will not change between the date of the supplement and any actual purchase.

Investment Company Act Considerations

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act. In order to maintain our exemption from regulations under the Investment Company Act, we must comply with technical and complex rules and regulations.

In order to maintain our exemption from regulation as an investment company, we intend to engage primarily in the business of investing in interests in real estate and make these investments within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns. Investments in government securities likely would reduce the cash available for distribution to investors and possibly lower your returns.

Our advisor continually reviews our investment activity and takes appropriate actions to attempt to ensure that we do not come within the application of the Investment Company Act. These actions may include limiting the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or be forced to forgo investment opportunities that we would otherwise want to acquire and that could be important to our investment strategy. In particular, our advisor will monitor our investments in real estate related securities to ensure continued compliance with one or more exemptions from “investment company” status under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, our advisor may be required to limit the percentage of our assets represented by real estate related securities. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act, we will take the necessary action to attempt to ensure that we are not deemed to be an investment company. If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act. See “Risk Factors — Risks Related to Our Organizational Structure — Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. We have no employees. Scott D. Peters, our Chief Executive Officer, President and Chairman of the Board is our consultant. The board of directors has retained Mr. Peters and our advisor to manage our day-to-day operations and to implement our investment strategy, subject to the board’s direction, oversight and approval.

We currently have six members on our board of directors. Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors, but that number may not be fewer than three nor more than 15. Our charter also provides that a majority of the directors must be independent directors and that at least one of the independent directors must have at least three years of relevant real estate experience. An “independent director” is a person who is not an officer or employee of our advisor or its affiliates and has not otherwise been affiliated with such entities for the previous two years. We currently have five “independent directors,” as defined by our charter.

Directors are elected annually and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified. There is no limit on the number of times a director may be elected to office. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors. The independent directors will nominate replacements for vacancies in the independent director positions.

Duties of Directors

Our charter was reviewed and ratified by a unanimous vote of our directors, including our independent directors. The responsibilities of our board of directors include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as: (1) allocation of percentages of capital to be invested in real estate properties and real estate related securities, (2) allocation of percentages of capital to be invested in medical office properties, healthcare-related facilities and quality commercial office properties, (3) diversification strategies, (4) investment selection criteria and (5) investment disposition strategies;

•	approving all real property acquisitions, developments and dispositions, including the financing of such acquisitions and developments;

•	approving specific discretionary limits and authority to be granted to our advisor in connection with the purchase and disposition of real estate related securities that fit within the asset allocation framework;

•	approving and overseeing our debt financing strategy;

•	approving and monitoring the performance of our advisor;

•	approving joint ventures, limited partnerships and other such relationships with third parties;

•	determining our distribution policy and declaring distributions from time to time;

•	approving amounts available for repurchases of shares of our common stock; and

•	approving a liquidity event, such as the listing of our shares on a national securities exchange, the liquidation of our portfolio, our merger with another company or similar transaction providing liquidity to our stockholders.

Our directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. Our directors meet quarterly or more frequently if necessary in order to discharge their duties.

The directors have established and periodically review written policies on investments and borrowings consistent with our investment objectives and monitor our administrative procedures, investment operations and performance and those of our advisor to assure that such policies are carried out.

Our independent directors are also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders.

In order to reduce or eliminate certain potential conflicts of interest, our charter requires that a majority of our independent directors, and a majority of directors not otherwise interested in the transaction, must approve all transactions with any of our directors, our advisor, or any of their affiliates. Our independent directors are also responsible for reviewing the performance of our advisor and determining that the compensation paid to our advisor and the distributions that may be payable to our advisor pursuant to its subordinated participation interest in our operating partnership are reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. As a part of their review of our advisor’s compensation, our independent directors consider factors such as:

•	the quality and extent of service and advice furnished by our advisor;

•	the amount of the fees and other compensation paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to comparable externally advised REITs and other investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether paid by us or by others with whom we do business; and

•	the performance of our investment portfolio.

Committees of the Board of Directors

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors. Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee.

Audit Committee.   Our audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The audit committee is responsible for the selection, evaluation and, when necessary, replacement of our independent registered public accounting firm. Under our audit committee charter, the audit committee will always be comprised solely of independent directors. The audit committee is currently comprised of W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Larry L. Mathis and Gary T. Wescombe, all of whom are independent directors. Mr. DeWald currently serves as the chairman and has been designated as the audit committee financial expert.

Compensation Committee.  The primary responsibilities of our compensation committee are to advise the board on compensation policies, establish performance objectives for our executive officers, review and recommend to our board of directors the appropriate level of director compensation and annually review our compensation strategy and assess its effectiveness. Under our compensation committee charter, the compensation committee will always be comprised solely of independent directors. The compensation committee is currently comprised of W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Larry L. Mathis and Gary T. Wescombe, all of whom are independent directors. Mr. Wescombe currently serves as the chairman.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee’s primary purposes are to identify qualified individuals to become board members, to recommend to the board the selection of director nominees for election at the annual meeting of stockholders, to make recommendations regarding the composition of the board of directors and its committees, to assess director independence and board effectiveness, to develop and implement corporate governance guidelines and to oversee our compliance and ethics program. The nominating and corporate governance committee is currently comprised of W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Larry L. Mathis and Gary T. Wescombe, all of whom are independent directors. Mr. Fix currently serves as the chairman.

Directors and Executive Officers

As of the date of this prospectus, our directors and our executive officers, their ages and their positions and offices are as follows:

Name	Age	Position

Scott D. Peters	50	Chief Executive Officer, President and Chairman of the Board
Shannon K S Johnson	31	Chief Financial Officer
Andrea R. Biller	59	Executive Vice President and Secretary
Danny Prosky	43	Executive Vice President — Acquisitions
W. Bradley Blair, II	65	Independent Director
Maurice J. DeWald	68	Independent Director
Warren D. Fix	70	Independent Director
Larry L. Mathis	65	Independent Director
Gary T. Wescombe	65	Independent Director

Scott D. Peters has served as our Chief Executive Officer since April 2006, President since June 2007, and Chairman of the Board since July 2006. He served as the Chief Executive Officer of Grubb & Ellis Healthcare REIT Advisor, LLC, our advisor, from July 2006 until July 2008. He has served as the Executive Vice President of Grubb & Ellis Apartment REIT, Inc. since January 2006 and served as one of its directors from April 2007 to June 2008. He also served as the Chief Executive Officer, President and a director of Grubb & Ellis, our sponsor, from December 2007 to July 2008, and as the Chief Executive Officer, President and director of NNN Realty Advisors, a wholly owned subsidiary of Grubb & Ellis and our former sponsor, from its formation in September 2006 and as its Chairman of the Board from December 2007 until its merger with Grubb & Ellis. Mr. Peters also served as the Chief Executive Officer of Grubb & Ellis Realty Investors from November 2006 to July 2008, having served from September 2004 to October 2006, as its the Executive Vice President and Chief Financial Officer. From December 2005 to January 2008, Mr. Peters also served as the Chief Executive Officer and President of G REIT, Inc., having previously served as its Executive Vice President and Chief Financial Officer since September 2004. Mr. Peters also served as the Executive Vice President and Chief Financial Officer of T REIT, Inc. from September 2004 to December 2006. From February 1997 to February 2007, Mr. Peters served as Senior Vice President, Chief Financial Officer and a director of Golf Trust of America, Inc., a publicly traded real estate investment trust. Mr. Peters received his B.B.A. degree in accounting and finance from Kent State University in Ohio.

Shannon K S Johnson has served as our Chief Financial Officer since August 2006. Ms. Johnson has also served as a Financial Reporting Manager for Grubb & Ellis Realty Investors since January 2006 and has served as the Chief Financial Officer of Grubb & Ellis Apartment REIT, Inc. since April 2006. From June 2002 to January 2006, Ms. Johnson gained public accounting and auditing experience while employed as an auditor with PricewaterhouseCoopers LLP. Prior to joining PricewaterhouseCoopers LLP, from September 1999 to June 2002, Ms. Johnson worked as an auditor with Arthur Andersen LLP, where she worked on the audits of a variety of public and private entities. Ms. Johnson is a Certified Public Accountant and graduated summa cum laude with her B.A. degree in Business-Economics and a minor in Accounting from the University of California, Los Angeles.

Andrea R. Biller has served as our Executive Vice President and Secretary since April 2006 and as the Executive Vice President of our advisor since July 2006. She has also served as the General Counsel, Executive Vice President and Secretary of Grubb & Ellis, our sponsor, since December 2007, and NNN Realty

Advisors, a wholly owned subsidiary of Grubb & Ellis and our former sponsor, since its formation in September 2006 and as a director of NNN Realty Advisors since December 2007. She has served as General Counsel for Grubb & Ellis Realty Investors since March 2003 and as Executive Vice President since January 2007. Ms. Biller also served as the Secretary and Executive Vice President of G REIT, Inc. from June 2004 and December 2005, respectively, until January 2008, the Secretary of T REIT, Inc. from May 2004 to July 2007 and the Secretary and a director of Grubb & Ellis Apartment REIT, Inc. since January 2006 and June 2008, respectively. Ms. Biller practiced as a private attorney specializing in securities and corporate law from 1990 to 1995 and 2000 to 2002. She practiced at the SEC from 1995 to 2000, including two years as special counsel for the Division of Corporation Finance. Ms. Biller earned a B.A. degree in Psychology from Washington University, an M.A. degree in Psychology from Glassboro State University in New Jersey and a J.D. degree from George Mason University School of Law in Virginia in 1990, where she graduated first with distinction. Ms. Biller is a member of the California, Virginia and the District of Columbia State Bar Associations.

Danny Prosky has served as our Executive Vice President — Acquisitions since April 2008, having served as our Vice President — Acquisitions since September 2006. He has served as Grubb & Ellis Realty Investors’ Executive Vice President, Healthcare Real Estate since May 2008, having served as its Managing Director — Health Care Properties since March 2006 and is responsible for all medical property acquisitions, management and dispositions. Mr. Prosky previously worked with Health Care Property Investors, Inc., a healthcare-focused REIT where he served as the Assistant Vice President — Acquisitions & Dispositions from 2005 to March 2006, and as Assistant Vice President — Asset Management from 1999 to 2005. From 1992 to 1999, he served as the Manager, Financial Operations, Multi-Tenant Facilities for American Health Properties, Inc. Mr. Prosky received a B.S. degree in Finance from the University of Colorado and an M.S. degree in Management from Boston University.

W. Bradley Blair, II has served as an independent director of our company since September 2006. Mr. Blair served as the Chief Executive Officer, President and Chairman of the board of directors of Golf Trust of America, Inc. from the time of its initial public offering in 1997 until his resignation and retirement in November 2007. From 1993 until February 1997, Mr. Blair served as Executive Vice President, Chief Operating Officer and General Counsel for The Legends Group. As an officer of The Legends Group, Mr. Blair was responsible for all aspects of operations, including acquisitions, development and marketing. From 1978 to 1993, Mr. Blair was the managing partner at Blair Conaway Bograd & Martin, P.A., a law firm specializing in real estate, finance, taxation and acquisitions. Mr. Blair earned a B.S. degree in Business from Indiana University and his J.D. degree from the University of North Carolina at Chapel Hill Law School.

Maurice J. DeWald has served as an independent director of our company since September 2006. He has served as the Chairman and Chief Executive Officer of Verity Financial Group, Inc., a financial advisory firm, since 1992. Mr. DeWald also serves as a director of Advanced Materials Group, Inc., Integrated Healthcare Holdings, Inc. and Aperture Health, Inc. Mr. DeWald was an audit partner and managing partner with the international accounting firm KPMG, LLP from 1962 to 1991. Mr. DeWald holds a B.B.A. degree from the University of Notre Dame in Indiana and is a member of its Mendoza School of Business Advisory Council. Mr. DeWald is a Certified Public Accountant.

Warren D. Fix has served as an independent director of our company since September 2006. He serves as the Chief Executive Officer and a director of WCH, Inc., formerly Candlewood Hotel Company, Inc., having served as its Executive Vice-President, Chief Financial Officer and Secretary since 1995. From July 1994 to October 1995, Mr. Fix was a consultant to Doubletree Hotels, primarily developing debt and equity sources of capital for hotel acquisitions and refinancings. Mr. Fix has been a partner in The Contrarian Group, a business management company, from December 1992 to the present. From 1989 to December 1992, Mr. Fix served as President of the Pacific Company, a real estate investment and development company. From 1964 to 1989, Mr. Fix held numerous positions within The Irvine Company, a California-based real estate and development company, including, Chief Financial Officer. Mr. Fix also serves as a director of Clark Investment Group, Clark Equity Capital, The Keller Financial Group, First Foundation Bank and Accel Networks. Mr. Fix received his B.A. degree from Claremont McKenna College in California and is a graduate of the UCLA Executive Management Program, the Stanford

Financial Management Program and the UCLA Anderson Corporate Director Program. Mr. Fix is a Certified Public Accountant.

Larry L. Mathis has served as an independent director of our company since April 2007. Mr. Mathis, has served as an executive consultant since 1998 with D. Petersen & Associates, providing counsel to select clients on leadership, management, governance, and strategy. He served in various capacities within The Methodist Hospital System, located in Houston, Texas, for the 27 years prior to joining D. Petersen & Associates, including consultant to the chairman of the board from 1997 to 1998, and President and Chief Executive Officer, as well as a member of the board of directors, from 1983 to 1997. Mr. Mathis has also served as a member of the board of directors, chairman of the governance and nominating committee, and a member of the audit committee of Alexion Pharmaceuticals, Inc., a NASDAQ-listed company, since 2004. Additionally, Mr. Mathis has served as Chairman of the Boards of Directors of the Texas Hospital Association, American Hospital Association and American College of Healthcare Executives Mr. Mathis received a B.A. degree in Social Sciences from Pittsburg State University in Kansas and a M.A. degree in Health Administration from Washington University in St. Louis.

Gary T. Wescombe has served as an independent director of our company since October 2006. He provides consulting services to various entities in the real estate sector and is a principal of American Oak Properties, LLC. He is also director, chief financial officer and treasurer of the Arnold and Mabel Beckman Foundation, a nonprofit foundation established for the purpose of supporting scientific research. From October 1999 to December 2001, he was a partner in Warmington Wescombe Realty Partners in Costa Mesa, California, where he focused on real estate investments and financing strategies. Prior to retiring in 1999, Mr. Wescombe was a Partner with Ernst & Young, LLP (previously Kenneth Leventhal & Company) from 1970 to 1999. In addition, Mr. Wescombe also served as a director of G REIT, Inc. from December 2001 to January 2008 and has served as chairman of the trustees of G REIT Liquidating Trust since January 2008. Mr. Wescombe received a B.S. degree in Accounting and Finance from California State University, San Jose in 1965 and is a member of the American Institute of Certified Public Accountants and California Society of Certified Public Accountants.

Compensation of Directors and Officers

Executive Compensation

We have entered into an agreement with Mr. Peters, our Chief Executive Officer and President, to serve as our consultant. Pursuant to this agreement, we will pay Mr. Peters, for his services, $30,000 per month for the months of August, September and October 2008. Our compensation committee is currently evaluating the terms of an employment agreement with Mr. Peters.

We have no employees, and other than Mr. Peters, we have no consultants or independent contractors. Our day-to-day management functions are performed by Mr. Peters and by employees of our advisor and its affiliates. Other than Mr. Peters, the individuals who serve as our executive officers do not receive compensation directly from us for services rendered to us, and, other than Mr. Peters, we do not currently intend to pay any compensation directly to our executive officers. As a result, other than the employment agreement with Mr. Peters our compensation committee is currently evaluating, we do not have, and our board of directors has not considered, a compensation policy or program for our executive officers.

Other than Mr. Peters, each of our executive officers is employed by our advisor or its affiliates, and is compensated by these entities for their services to us. We pay these entities fees and reimburse expenses pursuant to our advisory agreement between us, our advisor and Grubb & Ellis Realty Investors.

Director Compensation

Pursuant to the terms of our director compensation program, which are contained in our 2006 Independent Directors Compensation Plan, a sub-plan of our 2006 Incentive Plan, our independent directors receive the following forms of compensation:

•	Annual Retainer. Our independent directors receive an annual retainer of $36,000.

•	Meeting Fees. Our independent directors receive $1,000 for each board meeting attended in person or by telephone, $500 for each committee meeting attended in person or by telephone, and an additional $500 to the chairman of each committee for each committee meeting attended in person or by telephone. If a board meeting is held on the same day as a committee meeting, an additional fee will not be paid for attending the committee meeting except to the chairman of each committee.

•	Equity Compensation. Upon initial election to the board of directors, each independent director receives 5,000 shares of restricted common stock, and an additional 2,500 shares of restricted common stock upon his or her subsequent election each year. The restricted shares will vest as to 20.0% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

•	Other Compensation. We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of the board of directors. Independent directors do not receive other benefits from us.

Our non-independent director does not receive any compensation from us for serving as a director.

Incentive Stock Plan

We have adopted an incentive stock plan, which we use to attract and retain qualified independent directors, employees and consultants providing services to us who are considered essential to our long-term success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. Although we do not currently have any employees, any employees we may hire in the future would also be eligible to participate in our incentive stock plan.

The incentive stock plan provides for the granting of awards to participants in the following forms to those independent directors, employees, and consultants selected by the plan administrator for participation in the incentive stock plan:

•	options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the U.S. tax code;

•	stock appreciation rights, which give the holder the right to receive the difference between the fair market value per share on the date of exercise over the grant price;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;

•	restricted stock, which is subject to restrictions on transferability and other restrictions set by the committee;

•	restricted stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, in the future;

•	deferred stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, at a future time;

•	dividend equivalents, which entitle the participant to payments equal to any dividends paid on the shares of stock underlying an award; and/or

•	other stock based awards in the discretion of the plan administrator, including unrestricted stock grants.

Any such awards will provide for exercise prices, where applicable, that are not less than the fair market value of our common stock on the date of the grant. Any shares issued under the incentive stock plan will be subject to the ownership limits contained in our charter.

Our board of directors or a committee of its independent directors will administer the incentive stock plan, with sole authority to select participants, determine the types of awards to be granted and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter.

The maximum number of shares of common stock that may be issued upon the exercise or grant of an award under the incentive stock plan is 2,000,000. In the event of a nonreciprocal corporate transaction that causes the per-share value of our common stock to change, such as a stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend, the share authorization limits of the incentive stock plan will be adjusted proportionately.

Unless otherwise provided in an award certificate, upon the death or disability of a participant, or upon a change in control, all of such participant’s outstanding awards under the incentive stock plan will become fully vested. The plan will automatically expire on the tenth anniversary of the date on which it is adopted, unless extended or earlier terminated by the board of directors. The board of directors may terminate the plan at any time, but such termination will have no adverse impact on any award that is outstanding at the time of such termination. The board of directors may amend the plan at any time, but any amendment would be subject to stockholder approval if, in the reasonable judgment of the board, stockholder approval would be required by any law, regulation or rule applicable to the plan. No termination or amendment of the plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. The board may amend or terminate outstanding awards, but those amendments may require consent of the participant and, unless approved by the stockholders or otherwise permitted by the antidilution provisions of the plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Under Section 162(m) of the Internal Revenue Code, a public company generally may not deduct compensation in excess of $1 million paid to its chief executive officer and the four next most highly compensated executive officers. In order for awards granted after the expiration of such grace period to be exempt, the incentive stock plan must be amended to comply with the exemption conditions and be resubmitted for approval by our stockholders.

Limited Liability and Indemnification of Directors, Officers and Others

Our organizational documents limit the personal liability of our stockholders, directors and officers for monetary damages subject to the limitations of the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, or the NASAA Guidelines. We also maintain a directors and officers liability insurance policy. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

In spite of the above provisions of the Maryland General Corporation Law, our charter provides that our directors, our advisor and its affiliates will be held harmless and indemnified by us for losses only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss, liability or expense was in our best interests;

•	the indemnitee was acting on our behalf or performing services for us;

•	in the case of affiliated directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders.

On January 17, 2007, we entered into indemnification agreements with four of our independent directors, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Gary T. Wescombe, and each of our officers and non-independent director, Scott D. Peters, Danny Prosky and Andrea R. Biller. On March 1, 2007, we entered into an indemnification agreement with our officer, Shannon K S Johnson. On April 18, 2007, we entered into an indemnification agreement with our fifth independent director, Larry L. Mathis. Pursuant to the terms of these indemnification agreements, we will indemnify and advance expenses and costs incurred by our directors and officers in connection with any claims, suits or proceedings brought against such directors and officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals, however this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of our directors, officers, our advisor or its affiliates or any person acting as a broker-dealer on our behalf, including our dealer manager, will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.

Our operating partnership must also indemnify us and our directors, officers and other persons we may designate against damages and other liabilities in our capacity as general partner. See “The Operating Partnership Agreement — Indemnification.”

Grubb & Ellis, NNN Realty Advisors and Grubb & Ellis Realty Investors

Grubb & Ellis, headquartered in Santa Ana, California, is one of the most recognized full-service commercial real estate services firms in the United States. Drawing on the resources of nearly 5,500 real estate professionals, including a brokerage sales force of approximately 1,800 brokers nationwide, Grubb & Ellis and its affiliates combine local market knowledge with a national service network to provide innovative, customized solutions for real estate owners, corporate occupants and investors.

On December 7, 2007, NNN Realty Advisors, which previously served as our sponsor, merged with and into a wholly owned subsidiary of our current sponsor, Grubb & Ellis. The transaction was structured as a reverse merger whereby stockholders of NNN Realty Advisors received shares of Grubb & Ellis in exchange for their NNN Realty Advisors shares and, immediately following the merger, former NNN Realty Advisor stockholders owned approximately 60.1% of Grubb & Ellis.

The merger combined one of the world’s leading full-service commercial real estate organizations with a leading sponsor of commercial real estate programs to create a diversified real estate services business providing a complete range of transaction, management and consulting services, and possessing a strong platform for continued growth. Grubb & Ellis continues to use the “Grubb & Ellis” name and continues to be listed on the New York Stock Exchange under the ticker symbol “GBE.”

As a result of the merger, we consider Grubb & Ellis to be our sponsor. Upon Grubb & Ellis becoming our sponsor, we changed our name from “NNN Healthcare/Office REIT, Inc.” to “Grubb & Ellis Healthcare REIT, Inc.”

Grubb & Ellis Realty Investors, the parent and manager of our advisor and an indirect wholly owned subsidiary of our sponsor, offers a diverse line of investment products as well as a full-range of services including asset and property management, brokerage, leasing, analysis and consultation. Grubb & Ellis Realty Investors is also an active seller of real estate, bringing many of its investment programs full cycle.

The following individuals serve as the executive officers of Grubb & Ellis, NNN Realty Advisors or Grubb & Ellis Realty Investors and, as such, perform services for us.

Name	Age	Position

Gary H. Hunt	59	Interim Chief Executive Officer and Director of Grubb & Ellis
Andrea R. Biller	59	General Counsel, Executive Vice President and Secretary of Grubb & Ellis; General Counsel, Executive Vice President, Secretary and a director of NNN Realty Advisors; General Counsel and Executive Vice President of Grubb & Ellis Realty Investors
Jack Van Berkel	48	Executive Vice President, Chief Operating Officer and President, Transaction Services of Grubb & Ellis; Senior Vice President, Human Resources of NNN Realty Advisors
Jeffrey T. Hanson	37	Executive Vice President, Investment Programs, of Grubb & Ellis; Chief Investment Officer of NNN Realty Advisors; President and Chief Investment Officer of Grubb & Ellis Realty Investors
Kevin K. Hull	42	Chief Executive Officer and President of Grubb & Ellis Securities, Inc.
Stanley J. Olander, Jr.	54	Executive Vice President, Multifamily Division, of Grubb & Ellis
Richard W. Pehlke	53	Executive Vice President and Chief Financial Officer of Grubb & Ellis
Michael J. Rispoli	36	Chief Financial Officer of Grubb & Ellis Realty Investors and NNN Realty Advisors; Senior Vice President, Strategic Planning and Investor Relations of Grubb & Ellis
Dylan Taylor	37	President of Global Client Services of Grubb & Ellis

For biographical information regarding Mr. Peters and Ms. Biller, see “— Directors and Executive Officers.” Below is a brief description of the other officers and directors of Grubb & Ellis, NNN Realty Advisors and Grubb & Ellis Realty Investors identified above.

Gary H. Hunt was appointed as interim Chief Executive Officer of Grubb & Ellis on July 11, 2008. Previously, Mr. Hunt was appointed to the board of directors of Grubb & Ellis in December 2007 to serve as an independent director. Mr. Hunt also served as an independent director of NNN Realty Advisors, Inc. from November 2006 to December 2007. Mr. Hunt served as a director of G REIT, Inc. from July 2005 until January 2008, when he began serving as a trustee of G REIT Liquidating Trust. Since 2001, Mr. Hunt has served as managing partner of California Strategies, LLC, a privately held consulting firm that works with large homebuilders, real estate companies and government entities. Prior to serving with California Strategies,

LLC, Mr. Hunt was Executive Vice President and served on the board of directors and on the executive committee of the board of directors of The Irvine Company, a privately held company that plans, develops and invests in real estate, for 25 years. He also currently serves on the board of directors of Glenair Inc., The Beckman Foundation and William Lyon Homes. Mr. Hunt received a J.D. degree from the Irvine University School of Law.

Jack Van Berkel has served as the Executive Vice President, Chief Operating Officer and President, Transaction Services since February 2008, having served as the Executive Vice President, Human Resources and Operations, of Grubb & Ellis since December 2007 and as Senior Vice President, Human Resources, of NNN Realty Advisors since August 2007. Mr. Van Berkel joined NNN Realty Advisors to oversee the integration of Grubb & Ellis and NNN Realty Advisors. From 2002 until he joined NNN Realty Advisors, Mr. Van Berkel served as the Senior Vice President, Human Resources, of CB Richard Ellis. Including his experience at CB Richard Ellis, he has more than 25 years of experience in human resources. Mr. Van Berkel is responsible for the strategic direction of all Grubb & Ellis, human resources initiatives, including training, recruiting, employee relations, compensation and benefits.

Jeffrey T. Hanson has served as the Executive Vice President, Investment Programs, of Grubb & Ellis since December 2007. He has also served as the Chief Investment Officer of NNN Realty Advisors since September 2006. He has also served as the President and Chief Investment Officer of Grubb & Ellis Realty Investors since December 2007 and January 2007, respectively, and has served as the President and Chief Executive Officer of Realty since July 2006 and as its Chairman of the Board of Directors since April 2007. Mr. Hanson’s responsibilities include managing the company’s real estate portfolio and directing acquisitions and dispositions nationally for the company’s public and private real estate programs. From 1996 to July 2006, Mr. Hanson served as Senior Vice President with Grubb & Ellis Company’s Institutional Investment Group in the firm’s Newport Beach office. While with Grubb & Ellis, he managed investment sale assignments throughout Southern California and other Western US markets for major private and institutional clients. Mr. Hanson is a member of the Sterling College Board of Trustees and formerly served as a member of the Grubb & Ellis President’s Counsel and Institutional Investment Group Board of Advisors. Mr. Hanson earned a B.S. degree in Business from the University of Southern California with an emphasis in Real Estate Finance.

Kevin K. Hull has served as the Chief Executive Officer and President of Grubb & Ellis Securities, Inc. since February 2005. From January 2001 to January 2005, Mr. Hull was a senior associate at Dechert LLP, a large international law firm. Mr. Hull began his career in the securities industry in 1988 as an examiner in the Los Angeles office of FINRA and then served in a registered capacity as chief operating officer and chief financial officer of an independent broker-dealer. Mr. Hull is a member of the SIFMA Compliance and Legal Division and holds securities registrations as a general securities principal, financial and operations principal, municipal principal and options principal. Mr. Hull earned a J.D. degree from The Catholic University of America, Columbus School of Law and a B.A. in Business Administration from California State University, Fullerton. He is admitted to practice law in California, New York and Massachusetts.

Stanley J. Olander, Jr. has served as the Executive Vice President, Multifamily Division, of Grubb & Ellis since December 2007. He has also served as the Chief Executive Officer and a director of Grubb & Ellis Apartment REIT, Inc. and the Chief Executive Officer of Grubb & Ellis Apartment REIT Advisor, LLC since December 2005. Since December 2006, he has also served as Chairman of the Board of Grubb & Ellis Apartment REIT, Inc. and, since April 2007, he has served as President of Grubb & Ellis Apartment REIT, Inc., and President of Grubb & Ellis Apartment REIT Advisor, LLC. Mr. Olander has also been a Managing Member of ROC REIT Advisors since 2006 and was a Managing Member of ROC Realty Advisors from 2005 to July 2007. Since July 2007, Mr. Olander has also served as Chief Executive Officer, President and a director of Grubb & Ellis Residential Management Inc., an indirect wholly owned subsidiary of Grubb & Ellis that provides property management services to apartment communities. He served as President and Chief Financial Officer and a member of the board of directors of Cornerstone Realty Income Trust, Inc. from 1996 until April 2005. Prior to the sale of Cornerstone in April 2005, the company’s shares were listed on the New York Stock Exchange, and it owned approximately 23,000 apartment units in five states and had a total market capitalization of approximately $1.5 billion. Mr. Olander has been responsible for the acquisition and financing of approximately 40,000 apartment units. He holds a bachelor’s degree in Business Administration from Radford University in Virginia and a master’s degree in Real Estate and Urban Land Development from Virginia Commonwealth University.

Richard W. Pehlke has served as the Executive Vice President and Chief Financial Officer of Grubb & Ellis since February 15, 2007. Prior to joining Grubb & Ellis, Mr. Pehlke served as Executive Vice President and Chief Financial Officer and a member of the Board of Directors of Hudson Highland Group, a publicly held global professional staffing and recruiting business, from 2003 to 2005. From 2001 to 2003, Mr. Pehlke operated his own consulting business specializing in financial strategy and leadership development. In 2000, he was Executive Vice President and Chief Financial Officer of ONE, Inc. a privately held software implementation business. Prior to 2000, Mr. Pehlke held senior financial positions in the telecommunications, financial services and food and consumer products industries. He received his B.S. in Business Administration — Accounting from Valparaiso University and an MBA in Finance from DePaul University.

Michael J. Rispoli has served as the Chief Financial Officer of NNN Realty Advisors, Grubb & Ellis Realty Investors and Realty since October 3, 2008. Mr. Rispoli joined NNN Realty Advisors as Senior Vice President for Strategic Planning and Investor Relations in May 2007, and continues to serve in this capacity for Grubb & Ellis since its merger with NNN Realty Advisors in December 2007. From 2004 to 2007, Mr. Rispoli was Executive Director and Corporate Controller of Conexant Systems, a publicly traded semiconductor company with $1 billion in annual revenue. Earlier, he spent two years as Assistant Controller of GlobespanVirata, Inc., which merged with Conexant in February 2004. Mr. Rispoli began his career as Manager of Audit and Business Assurance Services at PricewaterhouseCoopers LLP in 1993. A Certified Public Accountant, Mr. Rispoli holds a bachelor’s degree from Seton Hall University.

Dylan Taylor has served as the President of Global Client Services of Grubb & Ellis since May 2008. He is also the President of the Corporate Services Group of Grubb & Ellis. Mr. Taylor joined Grubb & Ellis in 2005 as Executive Vice President, Regional Managing Director, Corporate Services. He was named President of the Corporate Services Group in October 2007. Prior to joining Grubb & Ellis, Mr. Taylor spent more than five years as Senior Vice President, Corporate Solutions at Jones Lang LaSalle. Earlier, he spent nearly seven years at SAIA Burgess, a global supplier of electronics based in Switzerland, where he rose to become part of the firm’s senior management team. Mr. Taylor holds a bachelor’s degree with honors from the University of Arizona and an MBA from the University of Chicago.

Our Advisor

We rely on our advisor to manage our day-to-day activities and to implement our investment strategy. We, our operating partnership and our advisor are parties to an advisory agreement, pursuant to which our advisor performs its duties and responsibilities as our fiduciary.

Our advisor uses its best efforts, subject to the oversight, review and approval of the board of directors, to perform the following duties pursuant to the terms of the advisory agreement:

•	participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives;

•	research, identify, review and recommend to our board of directors for approval of real property and real estate related securities acquisitions and dispositions consistent with our investment policies and objectives;

•	structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of real properties will be made;

•	actively oversee and manage our real property and real estate related securities investment portfolio for purposes of meeting our investment objectives;

•	manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•	select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;

•	arrange for financing and refinancing of our assets; and

•	recommend to our board of directors when appropriate various transactions which would provide liquidity to our stockholders (such as listing our shares of common stock on a national securities exchange, liquidating our portfolio, or the sale or merger of our company).

The above summary is provided to illustrate the material functions which our advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by our advisor or third parties.

Grubb & Ellis Realty Investors, which is an indirect wholly owned subsidiary of our sponsor Grubb & Ellis, owns a 75.0% managing member interest in our advisor. Grubb & Ellis Healthcare Management, LLC owns a 25.0% non-managing member interest in our advisor. The members of Grubb & Ellis Healthcare Management, LLC include Andrea R. Biller, our Executive Vice President and Secretary, our advisor’s Executive Vice President, Grubb & Ellis’ Executive Vice President, Secretary and General Counsel, NNN Realty Advisors’ Executive Vice President, Secretary, General Counsel and director and Grubb & Ellis Realty Investors’ Executive Vice President and General Counsel; and Grubb & Ellis Realty Investors for the benefit of other employees who perform services for us. Ms. Biller owns an 18.0% membership interest in Grubb & Ellis Healthcare Management, LLC. Grubb & Ellis Realty Investors owns a 64.0% membership interest in Grubb & Ellis Healthcare Management, LLC.

The Advisory Agreement

The term of our advisory agreement is one year and ends on October 24, 2008. The advisory agreement may be renewed for an unlimited number of successive one-year periods upon the mutual consent of the parties. Our independent directors evaluate the performance of our advisor before renewing the advisory agreement. The advisory agreement may be terminated:

•	immediately by us for “cause”, or upon the bankruptcy of our advisor;

•	immediately by the advisor for “good reason;” or

•	without cause or penalty upon 60 days’ written notice by our advisor or by us upon the approval of a majority of our independent directors.

“Cause” is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or grossly negligent breach of fiduciary duty by our advisor, or any uncured material breach of the advisory agreement by our advisor. “Good reason” is defined in the advisory agreement to mean either:

•	any failure by us to obtain a satisfactory agreement from a successor to assume and agree to perform our obligations under the advisory agreement; or

•	any uncured material breach of the advisory agreement by us.

In the event of the termination of the advisory agreement, our advisor will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function. Should a termination of the advisory agreement with our current advisor occur, our board of directors will select a successor advisor that the board of directors has determined possesses sufficient qualifications to perform the advisory services. Our board of directors would also be required to determine the compensation that we will pay to any successor advisor is reasonable in relation to the nature and quality of the services to be performed for us and is within the limits prescribed in our charter.

Our advisor and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor’s key personnel must devote sufficient resources to management of our operations to permit our advisor to discharge its obligations. Our advisor may assign the advisory agreement to an affiliate upon approval of our board of directors, including a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity in which case the successor entity shall be bound by the terms of the advisory agreement.

Our advisor may not make any real property acquisitions, developments or dispositions, including real property portfolio acquisitions, developments and dispositions, without the prior approval of the majority of our board of directors. The actual terms and conditions of transactions involving investments in real estate shall be determined by our advisor, subject to the approval of our board of directors.

We reimburse our advisor for all of the costs it incurs in connection with the services provided to us under the advisory agreement, including, but not limited to:

•	organizational and offering expenses, which consist of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock to be sold in this offering, which shall include, but not be limited to, development of marketing materials and marketing presentations, participating in due diligence and marketing meetings and coordinating generally the marketing process for this offering. Our advisor and its affiliates will be responsible for the payment of our cumulative organizational and offering expenses, other than the selling commissions, the marketing support fee and the due diligence reimbursement, to the extent they exceed 1.5% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering without recourse against or reimbursement by us;

•	the actual cost of goods and services used by us and obtained from entities not affiliated with our advisor, including brokerage fees paid in connection with the purchase and sale of our properties and other investments;

•	administrative services including personnel costs, provided, however, that no reimbursement shall be made for personnel costs in connection with services for which our advisor receives a separate fee; and

•	acquisition fees and expenses, including real estate commissions paid to third parties, which will not exceed, in the aggregate, 6.0% of the purchase price or total development cost, unless fees in excess of such limits are approved by a majority of our disinterested directors and a majority of our independent disinterested directors; acquisition expenses are defined to include expenses related to the selection and acquisition of properties, whether or not acquired.

Although there is no specific limit as to the amount of the administrative services that our advisor or its affiliates may provide to us, such as accounting and finance, internal audit, investor relations and legal services, we reimburse our advisor and its affiliates for these services at cost and they may not be reimbursed for services for which they otherwise receive a fee under the advisory agreement. In addition, the cost of these administrative services is included in our operating expenses and therefore is subject to the reimbursement limitations described below.

Our advisor must reimburse us at least annually for reimbursements paid to the advisor in any year to the extent that such reimbursements to the advisor cause our total operating expenses to exceed the greater of (1) 2.0% of our average invested assets, which means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves, or (2) 25.0% of our net income, which is defined as our total revenues less total operating expenses for any given period excluding reserves for depreciation and bad debt, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. The total operating expenses means all expenses paid or incurred by us, as determined under accounting principles generally accepted in the United States of America, or GAAP, that are in any way related to our operation, including asset management fees, but excluding: (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees and expenses (including expenses relating to potential acquisitions that we do not close), disposition fees on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property). Our advisor must reimburse the excess expenses to us unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then-ended exceed the limitation, we will send to our stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at our advisor’s option, our advisor or its affiliates, as applicable, may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that our advisor designates.

Our advisor and its affiliates are paid compensation, fees, expense reimbursements, interest and distributions in connection with services provided to us. See “Compensation Table.” In the event the advisory agreement is terminated, our advisor and its affiliates will be paid all accrued and unpaid fees and expense reimbursements earned prior to the termination.

We have agreed to indemnify, defend and hold harmless our advisor and its affiliates, including all of their respective officers, managers and employees, from and against any and all liability, claims, damages or losses arising in the performance of their duties under the advisory agreement, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, provided that (1) our advisor and its affiliates have determined that the cause of conduct which caused the loss or liability was in our best interests, (2) our advisor and its affiliates were acting on behalf of or performing services for us, and (3) the indemnified claim was not the result of negligence, misconduct, or fraud of our advisor or its affiliates or the result of a breach of the agreement by our advisor or its affiliates.

Any indemnification made to our advisor, its affiliates or their officers, managers or employees may be made only out of our net assets and not from our stockholders. Our advisor will indemnify and hold us harmless from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of our advisor’s bad faith, fraud, willful misfeasance, misconduct, or reckless disregard of its duties, but our advisor shall not be held responsible for any action of our board of directors in following or declining to follow the advice or recommendation given by our advisor.

Grubb & Ellis, our sponsor, Grubb & Ellis Realty Investors and their affiliates have sponsored other real estate programs and may in the future sponsor real estate programs that have investment objectives similar to ours. As a result, our sponsor and its affiliates, including Grubb & Ellis Realty Investors, could be subject to conflicts of interest between us and other Grubb & Ellis Group programs. Our advisory agreement provides that if Grubb & Ellis Realty Investors identifies an opportunity to make an investment in one or more office buildings or other facilities for which greater than 50.0% of the gross rentable space is leased to, or reasonably expected to be leased to, one or more medical or healthcare-related tenants, either directly or indirectly through an affiliate or in a joint venture or other co-ownership arrangement, for itself or for any other Grubb & Ellis Group programs, then Grubb & Ellis Realty Investors will provide us with the first opportunity to purchase such investment. Grubb & Ellis Realty Investors will provide all necessary information related to such investment to our advisor, in order to enable our board of directors to determine whether to proceed with such investment. Our advisor will present the information to our board of directors within three business days of receipt from Triple Net Properties. If our board of directors does not affirmatively authorize our advisor to proceed with the investment on our behalf within seven days of receipt of such information from our advisor, then Triple Net Properties may proceed with the investment opportunity for its own account or offer the investment opportunity to any other person or entity.

Ownership Interests

Healthcare Advisor has acquired 20,000 limited partnership units of our operating partnership, for which it contributed $200,000. As of the date of this prospectus, Healthcare Advisor is the only limited partner of our operating partnership. Healthcare Advisor may not sell any of these units during the period it serves as our advisor. Any resale of our shares that our advisor or its affiliates may acquire in the future will be subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Our advisor also holds 200 shares of our common stock. Although our advisor and its affiliates are not prohibited from acquiring additional shares, our advisor currently has no options or warrants to acquire any shares and has no current plans to acquire additional shares of our common stock.

In addition to its right to participate with other partners in our operating partnership on a proportionate basis in distributions, our advisor’s limited partnership interest in our operating partnership also entitles it to a subordinated participation interest. The subordinated participation interest entitles our advisor to receive a cash distribution under the circumstances described below:

•	Subordinated Distribution of Net Sales Proceeds. After our operating partnership has paid us distributions (all of which we intend to distribute to our stockholders) in an amount necessary to provide our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan program) plus an annual 8.0% cumulative, non-compounded return on average invested capital, Healthcare Advisor is entitled to receive a cash distribution from our operating partnership equal to 15.0% of the remaining net proceeds from the sales of properties. Healthcare Advisor shall not be entitled to any further participating distributions described in the preceding sentence if (1) our shares become listed on a national securities exchange or (2) the advisory agreement is terminated for any reason.

•	Subordinated Distribution Upon Listing. Upon the listing of our shares on a national securities exchange, Healthcare Advisor would become entitled to receive a cash distribution from our operating partnership equal to 15.0% of the amount by which (1) the market value of our outstanding shares of common stock plus distributions paid prior to listing, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase program) and an amount of cash that, if distributed to the stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing. Healthcare Advisor shall not be entitled to receive this distribution if our shares are listed following the termination of the advisory agreement for any reason. The market value of the shares at listing will be based on the market value of the outstanding common stock averaged over the 30 trading days beginning 180 days after the shares are first listed. The subordinated distribution upon listing may be paid in cash or shares of our common stock, as determined by our board of directors, including a majority of our independent directors. In the event that we elect to satisfy the distribution obligation in the form of shares of our common stock, the number of shares will be determined based on the market value following listing.

•	Subordinated Distribution Upon Termination. Upon termination or non-renewal of the advisory agreement, other than a termination of the agreement by us for cause, Healthcare Advisor would become entitled to receive a cash distribution from our operating partnership in an amount equal to 15.0% of the amount, if any, by which (1) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) and the total amount of cash that, if distributed to them as of the termination date, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the termination date. Healthcare Advisor shall not be entitled to receive this distribution if our shares of common stock have been listed on a national securities exchange prior to the termination of the advisory agreement. Our operating partnership may satisfy the distribution obligation by either paying cash or issuing an interest-bearing promissory note. If the promissory note is issued and not paid within five years after the termination date, we would be required to purchase the promissory note (including accrued but unpaid interest) in exchange for cash or shares of our common stock.

The actual amount of these distributions cannot be determined at this time as they are dependent upon our results of operations and, in the case of the subordinated distribution upon listing, the market value of our common stock following listing. See “Compensation Table” and “The Operating Partnership Agreement — Distributions and Allocations.”

Affiliated Companies

Property Manager

Certain of our real properties may be managed and leased by Triple Net Properties Realty, Inc., or Realty. Realty, an indirect wholly owned subsidiary of Grubb & Ellis and an affiliate of our advisor, was organized in 1998 to lease and manage real properties acquired by affiliated entities or other third parties.

We pay Realty a property management fee equal to 4.0% of the gross income from each of our real properties that it manages. For each property managed directly by entities other than Realty, we pay Realty a monthly oversight fee of up to 1.0% of the gross income of the property. In addition, we may pay Realty a separate fee for the one-time initial lease-up of newly constructed real properties it manages for us in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar real properties, as determined by a survey of brokers and agents in such area. Such fee is generally expected to range from 3.0% to 8.0% of the projected first years’ annual gross revenues of the property. However, the actual percentage is variable and will depend on factors such as geographic location and real property type (for example, commercial office or medical office).

In the event that Realty assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5.0% of the cost of the tenant improvements. Realty will only provide these services if the provision of the services does not cause any of our income from the applicable real property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under “Federal Income Tax Considerations.”

Realty hires, directs and establishes policies for employees who have direct responsibility for the operations of each real property it manages, which may include but is not limited to on-site managers and building and maintenance personnel. Certain employees of Realty may be employed on a part-time basis and may also be employed by our advisor, the dealer manager or certain companies affiliated with them. Realty also directs the purchase of equipment and supplies and supervises all maintenance activity. The management fees to be paid to Realty include, without additional expense to us, all of Realty’s general overhead costs.

Realty expects to own a significant interest in a title insurance agency joint venture with unaffiliated third party title insurance professionals that will provide title and escrow services in connection with our acquisition, financing and sale of properties. We expect that we will pay a material amount of title insurance premiums to this joint venture on an annual basis.

Dealer Manager

Grubb & Ellis Securities, Inc. is an indirect wholly owned subsidiary of Grubb & Ellis, an affiliate of our advisor and a member of FINRA. Since August 1986, our dealer manager has participated in and facilitated the distribution of securities of entities affiliated with Grubb & Ellis Realty Investors. Our dealer manager will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. See “Plan of Distribution.”

We pay our dealer manager a selling commission of up to 7.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering and a marketing support fee of up to 2.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering. In addition, we pay our dealer manager up to 0.5% of the gross proceeds from the sale of shares of our common stock in the primary offering for reimbursement of actual bona fide due diligence expenses. No such fees or expense reimbursement are paid for shares of our common stock issued pursuant to the distribution reinvestment plan.

COMPENSATION TABLE

The following table summarizes and discloses all of the compensation, fees, expense reimbursements and distributions, currently paid and/or to be paid by us to our advisor and its affiliates in connection with our organization, this offering and our operations.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

Offering Stage
Selling Commissions (our dealer manager)(1)	Up to 7.0% of gross offering proceeds from the sale of shares of our common stock in the primary offering (all or a portion of which may be reallowed to participating broker-dealers). No selling commissions are payable on shares sold under our distribution reinvestment plan.	Actual amount depends upon the number of shares sold. We will pay a total of $140,000,000 if we sell the maximum offering.
Marketing Support Fee and Due Diligence Expense Reimbursement (our dealer manager)(1)	Non-accountable marketing support fee equal to 2.5% of gross offering proceeds from the sale of shares of our common stock in the primary offering (up to 1.5% of which may be reallowed to participating broker-dealers). An additional accountable 0.5% of gross offering proceeds from the sale of shares of our common stock in the primary offering (all or a portion of which may be reallowed to participating broker- dealers) for bona fide due diligence expenses. No marketing support fee, due diligence expense reimbursement or selling commission will be charged for shares sold under our distribution reinvestment plan.	Actual amount depends upon the number of shares sold. We will pay a total of $60,000,000 if we sell the maximum offering.
Other Organizational and Offering Expenses (our advisor or its affiliates)(2)	Up to 1.5% of gross offering proceeds for shares sold under our primary offering.	Actual amount depends upon the number of shares sold. We estimate that we will pay a total of $30,000,000 if we sell the maximum offering.
Acquisition and Development Stage
Acquisition Fees (our advisor or its affiliates)(3)	Up to 3.0% of the contract purchase price for each property acquired or up to 4.0% of the total development cost of any	Actual amounts depend upon the purchase price of properties acquired and the total development cost of properties acquired for development.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

development property acquired, as applicable.
Reimbursement of Acquisition Expenses (our advisor or its affiliates)(3)	All expenses related to selecting, evaluating, acquiring and investing in properties, whether or not acquired. Reimbursement of acquisition expenses paid to our advisor and its affiliates, excluding amounts paid to third parties, will not exceed 0.5% of the purchase price of properties. The reimbursement of acquisition fees and expenses, including real estate commission paid to third parties, will not exceed, in the aggregate, 6.0% of the purchase price or total development costs, unless fees in excess of such limits are approved by a majority of disinterested directors and by a majority of disinterested independent directors.	Actual amounts depend upon the actual expenses incurred.
Operational Stage
Asset Management Fee (our advisor or its affiliates)	Subject to our stockholders receiving annualized distributions in an amount equal to 5.0% per annum on average invested capital, a monthly asset management fee equal to one-twelfth of 1.0% of the average invested assets. For such purposes, “average invested capital” means, for a specified period, the aggregate issue price of shares purchased by our stockholders, reduced by distributions of net sales proceeds by us to our stockholders and by any amounts paid by us to repurchase shares pursuant to our share repurchase plan; and “average invested assets” means the sum of (i) the average of the aggregate book value of our assets invested in real estate, before deducting depreciation, depletion, bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during the period of calculation and (ii) the aggregate value of the real estate related securities at the end of such month.	Actual amounts depend upon the average invested assets, and, therefore, cannot be determined at this time.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

Property Management Fees (our advisor or its affiliates)(4)	4.0% of the gross cash receipts from each property managed by our affiliated property manager. For each property managed directly by entities other than our advisor or its affiliates, we pay our advisor or its affiliates a monthly oversight fee of up to 1.0% of the gross cash receipts from the property. In addition, we may pay our affiliated property manager a separate fee for any leasing activities in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Such fee is generally expected to range from 3.0% to 8.0% of the gross revenues generated during the initial term of the lease. However, the actual percentage is variable and will depend on factors such as geographic location and real property type (such as medical office, healthcare- related property or quality commercial office property).	Actual amounts depend upon the gross cash receipts of the properties, and, therefore, cannot be determined at this time.
Operating Expenses (our advisor or its affiliates)(4)	Reimbursement of cost of providing administrative services to us.	Actual amounts depend upon the services provided, and, therefore, cannot be determined at this time.
Liquidity Stage
Disposition Fees (our advisor or its affiliates)(5)	Up to the lesser of 1.75% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, in each case as determined by our board of directors (including a majority of our independent directors) and will not exceed market norms. The amount of disposition fees paid, when added to the real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price.	Actual amounts depend upon the sale price of properties, and, therefore, cannot be determined at this time.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

Subordinated Participation Interest in Healthcare OP (our advisor)
• Subordinated Distribution of Net Sales Proceeds (payable only if we liquidate our portfolio while Healthcare Advisor is serving as our advisor)(6)	After distributions to our stockholders, in the aggregate, of a full return of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase program) plus an annual cumulative, non-compounded return of 8.0% on average invested capital, the distribution will be equal to 15.0% of the remaining net proceeds from the sales of properties.	Actual amounts depend upon the sale price of properties, and, therefore, cannot be determined at this time.
• Subordinated Distribution Upon Listing (payable only if our shares are listed on a national securities exchange while Healthcare Advisor is serving as our advisor)(7)(8)	Upon the listing of our shares of common stock on a national securities exchange, a distribution equal to 15.0% of the amount by which (1) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) and the amount of cash that, if distributed to stockholders as of the date of listing would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing.	Actual amounts depend upon the market value of our common stock at the time of listing, among other factors, and, therefore, cannot be determined at this time.

(1)	Selling commissions may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates.

(2)	The organizational and offering expense reimbursement consists of compensation for incurrence on our behalf of legal, accounting, printing and other offering expenses, including for marketing, salaries and director expenses of our advisor’s employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and marketing meetings and generally coordinating the marketing process for us. Our advisor and its affiliates will be responsible for the payment of our cumulative organizational and offering expenses, other than the selling commissions, the marketing support fee and due diligence expense reimbursement, to the extent they exceed 1.5% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis without recourse against or reimbursement by us.

(3)	We pay our advisor or its affiliates the acquisition fee upon the closing of a real property acquisition transaction for properties that are in the operational stage or as a percentage of completion for properties in the development stage. Acquisition expenses include any and all expenses incurred in connection with the selection, evaluation and acquisition of, and investment in properties, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural, engineering and other property reports, environmental and asbestos audits, title insurance and escrow fees, loan fees or points or any fee of a similar nature paid to a third party, however designated, transfer taxes, and personnel and miscellaneous expenses related to the selection, evaluation and acquisition of properties. We reimburse our advisor for acquisition expenses, whether or not the evaluated property is acquired. We expect that the reimbursement of acquisition expenses paid to our advisor and its affiliates, excluding amounts paid to third parties, will equal no more than 0.5% of the purchase price of acquired properties. Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses, including real estate commissions paid to third parties, would exceed 6.0% of the contract purchase price or total development cost. Under our charter, a majority of our disinterested directors, including a majority of the disinterested independent directors, would have to approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to a real property acquisition to exceed 6.0% of the purchase price.

(4)	Our advisor must reimburse us at least annually for reimbursements paid to the advisor in any year to the extent that such reimbursements to the advisor cause our total operating expenses to exceed the greater of (1) 2.0% of our average invested assets, or (2) 25.0% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including asset management fees, but excluding (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees and expenses (including expenses relating to potential acquisitions that we do not close), disposition fees on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

(5)	Although we are most likely to pay disposition fees in our liquidity stage, these fees may also be earned during our operational stage.

(6)	The distribution is payable only if we liquidate our portfolio while Healthcare Advisor is serving as our advisor.

(7)	The market value of the shares at listing will be based on the market value of the outstanding common stock averaged over the 30 trading days beginning 180 days after the shares are first listed. The subordinated distribution upon listing may be paid in cash or shares, as determined by our board of directors, including a majority of the independent directors. In the event that we elect to satisfy the distribution obligation in the form of shares, the number of shares will be determined based on the listed market price described above. The distribution is payable only if our shares are listed on a national securities exchange.

(8)	Upon termination of the advisory agreement without cause, our advisor will be entitled to a similar distribution, which we refer to as the subordinated distribution upon termination. Such distribution, if any, will equal 15.0% of the amount by which (1) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (2) the sum of the total amount of capital raised from our stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) and the total amount of cash that, if distributed to them as of the termination, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the date of termination. Our operating partnership would satisfy the distribution obligation by either paying cash or issuing an interest-bearing promissory note. If the promissory note is issued and not paid within five years, we would be required to purchase the promissory note in exchange for cash or shares of our common stock. Our advisor cannot earn the subordinated distribution upon termination if it has already received the subordinated distribution upon listing. The subordinated distribution upon termination may occur during the liquidity stage or during the operational stage.

If at any time the shares become listed on a national securities exchange, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with our advisor. In negotiating a new fee structure, the independent directors shall consider all of the factors they deem relevant, including but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations;

•	the quality of our portfolio in relationship to the investments generated by our advisor for its own account or for other clients; and

•	other factors related to managing a public company, such as stockholder services and support and compliance with securities laws, including the Sarbanes-Oxley Act.

Since our advisor is entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the real estate commissions, the asset management fee and the subordinated unit distribution of net sales proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is subject to oversight by our board of directors and is obligated pursuant to the advisory agreement to provide us a continuing and suitable investment program consistent with our investment objectives and policies, as determined by our board of directors. See “Management — The Advisory Agreement.” Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or its affiliates by reclassifying them under a different category.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, including conflicts related to the existing advisory agreement pursuant to which our advisor will be compensated by us. See “Compensation Table.” Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and have a fiduciary obligation to act in the best interest of the stockholders. See “Management.” However, we cannot assure you that the independent directors will be able to eliminate or reduce the risks related to these conflicts of interest. Some of these conflicts of interest and restrictions and procedures we have adopted to address these conflicts are described below.

Interests in Other Real Estate Programs

Other than performing services as our advisor, our advisor presently has no interests in other real estate programs. However, some of our officers are officers or employees of our advisor, Grubb & Ellis, our sponsor, NNN Realty Advisors, our former sponsor and wholly owned subsidiary of our current sponsor, and Grubb & Ellis Realty Investors, which manages our advisor, and other affiliated entities which will receive fees in connection with this offering and operations. Shannon K S Johnson is our Chief Financial Officer and also serves as a Financial Reporting Manager of Grubb & Ellis Realty Investors. Ms. Johnson has de minimis ownership in our sponsor and no equity ownership in any Grubb & Ellis Group programs. Andrea R. Biller is our Executive Vice President and Secretary and also serves as the Executive Vice President of our advisor, General Counsel and Executive Vice President of Grubb & Ellis Realty Investors, General Counsel, Executive Vice President and Secretary of our sponsor and the General Counsel, Executive Vice President, Secretary and a director of NNN Realty Advisors. Ms. Biller owns less than 1.0% of our sponsor’s outstanding common stock and she has de minimis ownership in several Grubb & Ellis Group programs. Danny Prosky is our Executive Vice President — Acquisitions and also serves as the Executive Vice President — Healthcare Real Estate of Grubb & Ellis Realty Investors. Mr. Prosky has no equity ownership in our sponsor or any Grubb & Ellis Group programs, other than 3,000 shares of our common stock. In addition, each of, Ms. Johnson, Ms. Biller and Mr. Prosky holds options to purchase a de minimis amount of our sponsor’s outstanding common stock. As of the date of this prospectus, Ms. Biller owns an 18.0% membership interest in Grubb & Ellis Healthcare Management, LLC, which owns 25.0% of the membership interest of our advisor. These persons are presently, and plan in the future to continue to be, involved with other real estate programs and activities sponsored by our sponsor, Grubb & Ellis and its affiliates that have investment objectives similar to ours. In addition, to the extent that Grubb & Ellis acts as a broker for the seller or us in a transaction in which we acquire a property, these officers and director may cause us to pay a higher price for the property than we might otherwise pay to increase the commission that Grubb & Ellis is entitled to receive.

In the event that we and any other entity formed or managed by Grubb & Ellis or its affiliates are in the market for similar real estate, Grubb & Ellis and its affiliates will attempt to reduce the conflict of interest by reviewing the investment portfolio of each such affiliated entity and following the conflict resolution procedures described below in making a decision as to which real estate program will make such investments. See “— Certain Conflict Resolution Restrictions and Procedures” below.

Grubb & Ellis and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects of the type that we will seek to acquire. None of the Grubb & Ellis affiliated entities are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our independent directors.

Allocation of Our Advisor’s Time

We rely on our advisor to manage our day-to-day activities and to implement our investment strategy. Our advisor and certain of its affiliates, including its principals and management personnel, are presently, and plan in the future to continue to be, involved with real estate programs and activities unrelated to us. As a result, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other programs and activities in which they are involved. See “Risk Factors — Risk Related to Conflicts of Interest.” However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the programs and ventures in which they are or will be involved.

In addition, we have no employees, and other than Mr. Peters, we have no consultants or independent contractors and some of our officers are also officers of our advisor and officers and/or members of our sponsor and its affiliates. Our advisor will rely on these officers, its other employees and employees of its affiliates to manage and operate our business. The same employees of our advisor and its affiliates who will manage and operate our business will also be actively involved in activities other than our business. Those individuals spend a material amount of time managing those activities and operations that are unrelated to our business. As a result, those individuals will face conflicts of interest in allocating their time between our operations and those other activities and operations. In addition, our officers owe fiduciary duties to these other entities, which may conflict with the fiduciary duties they owe to us and our stockholders. See “Risk Factors — Risks Related to Conflicts of Interest.”

Competition

Conflicts of interest may exist to the extent that we may acquire properties in the same geographic areas where other Grubb & Ellis Group programs own the same type of properties. In such a case, a conflict could arise in the leasing of our properties in the event that we and another program managed by Grubb & Ellis or its affiliates were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of our properties in the event that we and another program managed by Grubb & Ellis or its affiliates were to attempt to sell similar properties at the same time.

In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that our advisor may establish differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

Grubb & Ellis Securities, Inc., our dealer manager is an indirect wholly owned subsidiary of Grubb & Ellis. This relationship may create conflicts of interest in connection with the performance of due diligence by the dealer manager. Although our dealer manager will examine the information in the prospectus for accuracy and completeness, our dealer manager is an affiliate of our advisor and will not make an independent due diligence review and investigation of our company or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offer of securities. Accordingly, you do not have the benefit of such independent review and investigation. However, certain of the participating brokers-dealers may make their own independent due diligence investigations.

Our dealer manager is currently involved in offerings for other Grubb & Ellis Group programs. The dealer manager is not prohibited from acting in any capacity in connection with the offer and sale of securities of other Grubb & Ellis Group programs that may have some or all investment objectives similar to ours.

Affiliated Property Manager

Realty is an indirect wholly owned subsidiary of Grubb & Ellis. Realty performs certain property management services for us and our operating partnership. The property manager is affiliated with our sponsor and Grubb & Ellis Realty Investors, which manages our advisor, and in the future there is potential for a number of the members of our sponsor’s management team and the property manager to overlap. As a result, we might not always have the benefit of independent property management to the same extent as if our sponsor and the property manager were unaffiliated and did not share any employees or managers. In addition, given that our property manager is affiliated with us, our sponsor and our advisor, any agreements with the property manager will not be at arm’s length. As a result, any such agreement will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

Lack of Separate Representation

Alston & Bird LLP is counsel to us, our advisor and certain affiliates in connection with this offering and other matters and may in the future act as counsel to us, our advisor and certain affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute was to arise between us and our advisor or any of our respective affiliates, we will retain separate counsel for such matters as and when appropriate.

Joint Ventures with Affiliates of Our Advisor

Subject to approval by our board of directors and a separate approval of our independent directors, we may enter into joint ventures or other arrangements with affiliates of our advisor to acquire, develop and/or manage properties. However, we will not participate in tenant in common syndications or transactions. See “Investment Objectives, Strategy and Criteria — Joint Venture Investments.” Our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our joint venture partners may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. Should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will make investment decisions on our behalf, agreements and transactions between our advisor’s affiliates and any such affiliated joint venture partners will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated parties.

Fees and Other Cash Distributions to Our Advisor and its Affiliates

A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other cash distributions to our advisor and its affiliates, including the acquisition fees and the asset management fee under the advisory agreement and the subordinated distribution of net sales proceeds payable to our advisor pursuant to its subordinated participation interest in our operating partnership. Subject to the oversight of our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that certain fees will generally be payable to our advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us. However, the cash distributions payable to our advisor relating to the sale of our properties are subordinated to the return to the stockholders of their capital contributions plus cumulative returns on such capital.

Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates. A majority of the independent directors who are otherwise disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Interests in Our Investments

We are permitted to make or acquire investments in which our directors, officers or stockholders, our advisor or any of our or their respective affiliates have direct or indirect pecuniary interests. However, any such transaction in which our advisor, our directors or any of their respective affiliates has any interest would be subject to the limitations described below under the caption “— Certain Conflict Resolution Restrictions and Procedures.”

Certain Conflict Resolution Restrictions and Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter and the advisory agreement contain restrictions and conflict resolution procedures relating to (1) transactions we enter into with our advisor, our directors or their respective affiliates, (2) certain future offerings and (3) allocation of properties among affiliated entities. Each of the restrictions and procedures that applies to transactions with our advisor and its affiliates will also apply to any transaction with any entity or real estate program advised, managed or controlled by Grubb & Ellis and its affiliates. These restrictions and procedures include, among others, the following:

•	Except as otherwise described in this prospectus, we will not accept goods or services from our advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transactions, approve such transactions as fair, competitive and commercially reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•	We will not purchase or lease any asset (including any property) in which our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of our directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to our advisor, such director or directors or any such affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value. We will not sell or lease assets to our advisor any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to us, which determination will be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

•	We will not make any loans to our advisor, any of our directors or any of their respective affiliates. In addition, any loans made to us by our advisor, our directors or any of their respective affiliates must be approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	Our advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or on behalf of joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2.0% of our average invested assets or 25.0% of our net income, as described in “Management — The Advisory Agreement.”

•	Our advisory agreement provides that if Grubb & Ellis Realty Investors identifies an opportunity to make an investment in one or more office buildings or other facilities for which greater than 50.0% of the gross rentable space is leased to, or reasonably expected to be leased to, one or more medical or healthcare-related tenants, either directly or indirectly through an affiliate or in a joint venture or other co-ownership arrangement, for itself or for any other Grubb & Ellis Group programs, then Grubb & Ellis Realty Investors will provide us with the first opportunity to purchase such investment. Grubb & Ellis Realty Investors will provide all necessary information related to such investment to our advisor, in order to enable our board of directors to determine whether to proceed with such investment. Our advisor will present the information to our board of directors within three business days of receipt from Grubb & Ellis Realty Investors. If our board of directors does not affirmatively authorize our advisor to proceed with the investment on our behalf within seven days of receipt of such information from our advisor, then Grubb & Ellis Realty Investors may proceed with the investment opportunity for its own account or offer the investment opportunity to any other person or entity.

PRIOR PERFORMANCE SUMMARY

The information presented in the Prior Performance Summary, or Summary, represents the historical experience of real estate and notes programs managed by NNN Realty Advisors, our former sponsor and wholly owned subsidiary of our current sponsor, Grubb & Ellis, and Grubb & Ellis Realty Investors, an indirect wholly owned subsidiary of Grubb & Ellis, or collectively, the Grubb & Ellis Group, through December 31, 2007. Investors in our company should not assume that they will experience returns, if any, comparable to those experienced by investors in these prior real estate and notes programs.

From inception through December 31, 2007, Grubb & Ellis Group served as an advisor, sponsor or manager to 206 real estate investment programs formed for the purpose of acquiring and operating commercial and residential real estate properties, primarily consisting of retail, office, industrial and medical office buildings, healthcare-related facilities and apartment properties. The programs are either (1) public programs that are required to file public reports with the SEC, or (2) private programs that have no public reporting requirements. From inception through December 31, 2007, there were six public real estate programs and 200 private real estate programs. Grubb & Ellis Group has also served as sponsor and manager of four private notes programs.

From inception through December 31, 2007, the public real estate programs raised gross offering proceeds of $858,125,000 from 26,395 investors. From inception through December 31, 2007, the public real estate programs purchased interests in 95 real estate properties amounting to an investment of $1,963,199,000 (the public programs’ aggregate share of the purchase price). Of the 95 properties, 29 were in Texas, 18 in California, seven in Nevada, four in each of Georgia and Arizona, three each in Ohio, Missouri, Indiana, Florida and Colorado, two each in Virginia, Pennsylvania, North Dakota, North Carolina and Nebraska and one each in Illinois, Washington, Utah, Tennessee, Oregon, Minnesota, Maryland and Delaware. Of the 95 properties purchased, based on share of purchase price, 11.6% were residential, 66.9% were office, 12.5% were medical office, 6.2% were healthcare related facilities, 2.3% were retail, 0.4% were industrial and 0.1% were land. As of December 31, 2007, 54 of these interests in real estate properties had been sold.

From inception through December 31, 2007, the private programs raised gross offering proceeds of $2,210,201,000 from 9,354 investors. From inception through December 31, 2007, the private programs purchased interests in 212 real estate properties amounting to an investment of $5,647,190,000 (the private programs’ aggregate share of the purchase price). Of the 212 properties, 48 were in Texas, 36 in California, 17 in Nevada, 14 in Florida, 13 each in Colorado, Georgia and North Carolina, six in Kansas, five each in Arizona and Tennessee, four each in Ohio, Wisconsin, Illinois and Missouri, three in Virginia, two each in Massachusetts, New Jersey, Oregon, Pennsylvania, South Carolina, Hawaii and South Dakota and one each in Arkansas, Delaware, Indiana, Louisiana, Maryland, Minnesota, Nebraska, Oklahoma and Washington. Of the 212 properties purchased, based on share of purchase price, 11.2% were residential, 75.4% were office, 6.8% were medical office, 5.7% were retail, 0.8% were industrial and 0.1% were land. As of December 31, 2007, 57 of these interests in real estate properties had been sold.

Each of the private real estate programs, other than Western Real Estate Investment Trust, began with the formation of a limited liability company, or LLC, to acquire the property. The LLC may sell investor, or membership, units; investors that purchase membership units thus acquire an indirect interest in the property through their equity interest in the LLC. Simultaneously with the acquisition of the property, the LLC may also sell undivided tenant in common interests, or TIC interests, directly in the property. A TIC interest is not an interest in any entity, but rather a direct real property interest. A TIC may be an individual or an entity such as a limited liability company. Typically, the TICs are involved in tax-deferred exchanges structured to comply with the requirements of Section 1031 of the Internal Revenue Code, whereas the cash purchase of LLC membership units does not meet the requirements of Section 1031, although the LLC’s interest in the underlying real property interest will also be a TIC interest.

Each private real estate program bears the same name as the respective LLC formed to acquire the property and may include both the sale of interests in the LLC and the individual TIC interests. Thus, the LLC is the de-facto identity of the private program and may acquire either an entire or a partial interest in a property. When a private program owns 100.0% of a property and all funds are raised from TICs and members of the LLC, the private program is referred to by Grubb & Ellis Group as a “Simple Ownership Structure.” Conversely, if the program only owns a partial interest in the property or some portion of the funds are raised through one of the public programs which are advised or managed by Grubb & Ellis Group, it is referred to by Grubb & Ellis Group as a “Complex Ownership Structure.”

The public programs included four corporations: (i) G REIT, Inc. (as of January 28, 2008, G REIT Liquidating Trust became the successor of G REIT, Inc.) which was qualified as a REIT; (ii) T REIT, Inc. (as of July 20, 2007, T REIT Liquidating Trust became the successor of T REIT, Inc.), which was qualified as a REIT through July 20, 2007; (iii) Grubb & Ellis Apartment REIT, Inc., which has qualified as a REIT; and (iv) us, Grubb & Ellis Healthcare REIT, Inc., which intends to qualify as a REIT, and two limited liability companies, NNN 2002 Value Fund, LLC and NNN 2003 Value Fund, LLC. Each of the public programs may acquire wholly-owned or partial interests in real estate properties. However, G REIT Liquidating Trust, T REIT Liquidating Trust and NNN 2002 Value Fund, LLC are currently in the process of liquidation and do not intend to acquire any additional interests in real estate properties. When a public program purchases a partial interest in a property that is also partially owned by a private program, the public program may invest either directly in the private program (by investing in the LLC or by purchasing a TIC interest) or outside of the private program by purchasing an interest in the property directly from the seller. However, Grubb & Ellis Apartment REIT, Inc. and Grubb & Ellis Healthcare REIT, Inc. will not participate in tenant-in-common syndications or transactions.

In either the Complex or Simple Ownership Structure, the LLC may or may not retain an interest in the property after the program is closed, depending on whether the program sells the entire interest of the property to TIC investors. If the LLC retains an ownership interest in the program, it does so as one of the TICs and generally sells its ownership interest to a number of LLC members.

Grubb & Ellis Group provides the day-to-day accounting for the LLC and maintains the books and records for the property. In addition, Grubb & Ellis Group is required to report financial data pertinent to the operation of each program and is responsible for the timely filing of the LLC’s income tax return as well as providing year-end tax basis income and expense information to the TICs.

In some instances, the program owns an entire property, as in a Simple Ownership Structure, and the entire operation of the property is attributable to the program. In other instances, where the program owns a portion of a property or has affiliated ownership within the program, as in a Complex Ownership Structure, further allocations and disclosure are required to clarify the appropriate portions of the property’s performance attributable to the various ownership interests.

Grubb & Ellis Group presents the data in Prior Performance Table III for each program on either a “GAAP basis” or an “income tax basis” depending on the reporting requirements of the particular program. In compliance with the SEC reporting requirements, the Table III presentation of Revenues, Expenses and Net Income for the public programs has been prepared and presented by Grubb & Ellis Group in conformity with accounting principles generally accepted in the Unites States of America, or GAAP, which incorporates accrual basis accounting. Grubb & Ellis Group presents Table III for all private programs on an income tax basis (which can in turn be presented on either a cash basis or accrual basis), as the only applicable reporting requirement is for the year-end tax information provided to each investor. The Table III data for all private programs (which are generally formed using LLCs) are prepared and presented by Grubb & Ellis Group in accordance with the cash method of accounting for income tax purposes. This is because most, if not all, of the investors in these private programs are individuals required to report to the Internal Revenue Service using the cash method of accounting for income tax purposes, and the LLCs are required to report on this basis when more than 50% of their investors are taxpayers that report using the cash method of accounting for income tax purposes. When GAAP-basis affiliates invest in a private program, as in a Complex Ownership Structure, the ownership presentation in the tables is made in accordance with the cash method of accounting for income tax purposes. This presentation is made for consistency and to present results meaningful to the typical individual investor that invests in an LLC.

While SEC rules and regulations allow Grubb & Ellis Group to record and report results for its private programs on an income tax basis, investors should understand that the results of these private programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate are described in the following paragraphs:

•	The primary difference between the cash methods of accounting and accrual methods (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.

•	GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.

•	GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.

•	GAAP requires that when a building is purchased, certain intangible assets and liabilities (such as above-and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets and liabilities are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.

•	GAAP requires that an asset is considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value. For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s length transaction.

When a private real estate program owns 100.0% of the property and the entire fund is raised from TICs and LLC members investing directly in the private program, 100.0% of the private program’s operating results are presented for the relevant years.

When a private real estate program directly invests in and owns a partial interest in the property (as an example, 75.0%) and the remaining interest of the property (25.0%) is owned outside of the program by a public program, only the operating results relating to the private program ownership in the property (75.0%) are presented for the relevant years. The allocation is based on the private program’s effective ownership in the property.

When a private real estate program acquires a 100.0% interest in the property but is jointly owned by a public entity investing directly in the private program, 100.0% of the private program’s operating results will be presented for the relevant years on a cash income tax basis. The affiliated ownership portion of the equity is eliminated in aggregation of all private programs reporting on a cash income tax basis. In such cases, Prior Performance Table III also presents the unaffiliated equity for informational purposes only.

NNN 2004 Notes Program, LLC, NNN 2005 Notes Program, LLC, NNN 2006 Notes Program LLC, and NNN Collateralized Senior Notes, LLC, or the Notes Programs, offered units of interest, or note units. The Notes Programs were formed for the purpose of making secured and unsecured loans to affiliates of Grubb & Ellis Group for the sole purpose of acquiring and holding real estate. An investor of the Notes Programs invested in note units and made loans to the LLC. Grubb & Ellis Realty Investors is the sole member and manager of each of the notes programs’ LLC and caused the LLC to use the net proceeds of the offering to support its efforts in sponsoring real estate investments by making secured and unsecured loans. Grubb & Ellis Realty Investors, as the sole member and manager of the company, has guaranteed the payment of all principal and interest on the note units.

References in the Summary

•	References in this Summary to our Reorganization refer to the acquisition by NNN Realty Advisors in the fourth quarter of 2006 of the outstanding ownership interests of Grubb & Ellis Realty Investors, Grubb & Ellis Securities, Inc. and Realty. As a result of the Reorganization, NNN Realty Advisors became our sponsor until December 7, 2007, at which time Grubb & Ellis became our sponsor as a result of the merger with NNN Realty Advisors.

•	References in the Summary to unaffiliated members and to unaffiliated TICs refer to investors that hold membership units in a program LLC or a TIC interest in a program property, as applicable, but that are not otherwise affiliated with Grubb & Ellis Group.

•	References in the Summary to Mr. Thompson refer to Anthony W. Thompson, who served as the Chairman of the Board of Grubb & Ellis until February 8, 2008 and owns approximately 13.4% of Grubb & Ellis.

•	References in the Summary to loans from affiliates of Grubb & Ellis Group refer to loans from Cunningham Lending Group, LLC (which was 100.0% owned by Mr. Thompson until it was acquired by NNN Realty Advisors in September 2007), NNN 2004 Notes Program, LLC or NNN 2005 Notes Program, LLC. Loans made by these entities are unsecured loans which were not negotiated at arms length with interest rates ranging from 8.0% to 12.0%.

•	References in the Summary to shareholders of Grubb & Ellis Realty Investors refer to individuals or entities that owned a membership interest in Grubb & Ellis Realty Investors of less than 7.0% prior to the Reorganization.

•	References in the Summary table headings to GLA of a property indicate the gross leasable area of the property, which is expressed for the entire property even where the relevant program owns less than a 100.0% interest in the property.

During 2005, 2006 and 2007, Grubb & Ellis Group-sponsored programs acquired 152 properties, for which the property type, location and method of financing are summarized below.

No. of
Property Type	Properties

Industrial	1
Office	79
Medical Office	27
Residential	37
Retail	3
Healthcare Related Facilities	3
Land	2

Total	152

No. of
Location	Properties

Arizona	7
Arkansas	1
California	12
Colorado	7
Delaware	1
Florida	11
Georgia	14
Illinois	3
Indiana	4
Kansas	1
Louisiana	1
Maryland	1
Massachusetts	2
Minnesota	2
Missouri	5
Nevada	2
New Jersey	2
North Carolina	12
Ohio	7
Oregon	4
Pennsylvania	3
South Carolina	3
Tennessee	4
Texas	33
Utah	1
Virginia	5
Wisconsin	4

Total	152

No. of
Method of Financing	Properties

All Debt	5
All Cash	8
Combination of cash and debt	139

Total	152

Public Programs

G REIT, Inc. and G REIT Liquidating Trust

G REIT, Inc., or G REIT, was formed as a Virginia corporation in December 2001, reincorporated as a Maryland corporation in September 2004 and was qualified as a REIT for federal income tax purposes. G REIT was formed to acquire interests in office, industrial and service properties anchored by government-oriented tenants such as federal, state and local government offices, government contractors and/or government service providers. Grubb & Ellis Realty Investors has served as the advisor of G REIT since January 2002. The initial public offering of G REIT’s common stock commenced on July 22, 2002 and terminated on

February 9, 2004. G REIT’s second public offering commenced on January 23, 2004 and terminated on April 30, 2004. As of December 31, 2007, G REIT had raised gross offering proceeds of $437,315,000 in its two public offerings from the issuance of 43,865,000 shares of its common stock to 13,853 investors. As of December 31, 2007, G REIT had purchased interests in 27 real estate properties amounting to an investment by G REIT of $878,955,000 (G REIT’s aggregate share of the purchase price, including G REIT’s aggregate share of debt financing at acquisition). Of the 27 properties, nine (33.3%) were in California, seven (25.9%) were in Texas and one each (3.7%) was in Arizona, Colorado, Delaware, Florida, Illinois, Maryland, Missouri, Nebraska, Nevada, Pennsylvania and Washington. As of December 31, 2007, 22 of these interests in real estate properties had been sold. The properties, which are described below, are all commercial office buildings, except for one multi-tenant industrial complex. Based on share of purchase price, 99.1% of the property interests acquired by G REIT were commercial office buildings, one of our company’s focus. None of the property interests acquired by G REIT were in medical office buildings or healthcare-related facilities, the other focuses of our company. On February 27, 2006, G REIT stockholders approved a plan of liquidation. On January 28, 2008, G REIT transferred its remaining assets to, and its remaining liabilities were assumed by, G REIT Liquidating Trust in accordance with G REIT’s plan of liquidation and liquidating trust agreement. Additionally, on January 28, 2008, each share of G REIT’s common stock outstanding was converted automatically into a beneficial interest in G REIT Liquidating Trust and G REIT, Inc. was dissolved.

As of December 31, 2007, G REIT owned interests in the following properties:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Congress Center — TIC(1)	30.0%	office	01/09/03	$40,832,000	$28,763,000	519,000	Chicago, IL
Sutter Square Galleria	100.0%	office/ retail	10/28/03	$8,240,000	$4,024,000	61,000	Sacramento, CA
Pacific Place	100.0%	office	05/26/04	$29,900,000	$—	324,000	Dallas, TX
Western Place I & II(2)	78.5%	office	07/23/04	$26,298,000	$18,840,000	430,000	Forth Worth, TX
Pax River Office Park	100.0%	office	08/06/04	$14,000,000	$—	172,000	Lexington Park, MD

(1)	Two affiliated public entities, NNN 2002 Value Fund, LLC and T REIT Liquidating Trust, own 12.3% and 10.3% of the property, respectively. Unaffiliated entities own 47.4% of the property.

(2)	Unaffiliated entities own 21.5% of the property.

As of December 31, 2007, G REIT had sold its interests in the following properties:

	Date of	Date of	Ownership	Gain (Loss)
Property Name	Purchase	Sale	Interest	on Sale

525 B Street (Golden Eagle)	06/14/04	08/10/05	100.0%	$10,550,000
Park Sahara	03/18/03	12/20/05	4.75%	$132,000
600 B Street (Comerica)	06/14/04	07/18/06	100.0%	$24,035,000
Hawthorne Plaza	04/20/04	09/14/06	100.0%	$29,956,000
AmberOaks Corporate Center	01/20/04	09/29/06	100.0%	$10,929,000
Brunswig Square	04/05/04	10/06/06	100.0%	$2,025,000
Centerpoint Corporate Park	12/30/03	10/17/06	100.0%	$20,539,000
5508 Highway 290 West	09/13/02	11/14/06	100.0%	$—
Department of Children and Families Campus	04/25/03	11/15/06	100.0%	$1,170,000
Public Ledger Building	02/13/04	11/22/06	100.0%	$1,282,000
Atrium Building	01/31/03	12/15/06	100.0%	$(1,142,000)
Gemini Plaza	05/02/03	12/29/06	100.0%	$2,729,000
Two Corporate Plaza	11/27/02	01/11/07	100.0%	$3,549,000
One World Trade Center	12/05/03	03/22/07	100.0%	$34,021,000
One Financial Plaza	08/06/04	03/30/07	77.6%	$2,830,000
824 Market Street	10/10/03	06/29/07	100.0%	$(947,000)

	Date of	Date of	Ownership	Gain (Loss)
Property Name	Purchase	Sale	Interest	on Sale

North Belt Corporate Center	04/08/04	06/29/07	100.0%	$2,475,000
Opus Plaza at Ken Caryl	09/12/05	07/23/07	100.0%	$(405,000)
Madrona Buildings	03/31/04	08/02/07	100.0%	$2,570,000
Eaton Freeway Industrial Park	10/21/05	09/14/07	100.0%	$(559,000)
North Pointe Corporate Center	08/11/03	09/14/07	100.0%	$(806,000)
Bay View Plaza	07/31/03	11/06/07	97.68%	$(2,197,000)

For the years ended December 31, 2002 and 2005, G REIT had returns of capital from cash distributions of $170,000 and $13,865,000, respectively. The source of cash to fund the distributions in 2002 was proceeds from the sale of G REIT’s securities. The source of cash to fund the distributions in 2005 was excess historical cash flows from operations.

T REIT, Inc. and T REIT Liquidating Trust

T REIT, Inc., or T REIT, was formed as a Virginia corporation in December 1998 and was qualified as a REIT for federal income tax purposes through July 20, 2007. T REIT was formed to acquire interests in office, industrial, service and retail properties located primarily in tax free states. Grubb & Ellis Realty Investors has served as the advisor of T REIT since February 2000. The initial public offering of T REIT’s common stock commenced on February 22, 2000. As of May 31, 2002, when the offering was terminated, T REIT had issued 4,720,000 shares of common stock and raised $46,395,000 in aggregate gross proceeds. As of December 31, 2007, T REIT had 1,992 investors and had purchased interests in 20 real estate properties amounting to an investment by T REIT of $125,786,000 (T REIT’s aggregate share of purchase price, including T REIT’s aggregate share of debt financing at acquisition). Of the 20 properties purchased by T REIT, four (20.0%) were in Nevada, four (20.0%) were in California, nine (45.0%) were in Texas, two (10.0%) were in North Dakota and one (5.0%) was in Illinois. As of December 31, 2007, 19 of these interests in real estate properties had been sold. The properties, which are described below, are all commercial office buildings and retail centers. Based on share of purchase price, 62.3% of the property interests acquired by T REIT were commercial office buildings, one of our company’s focus. None of the property interests acquired by T REIT were in medical office buildings or healthcare-related facilities, the other focuses of our company. On July 27, 2005, T REIT shareholders approved a plan of liquidation. On July 20, 2007, T REIT transferred its remaining assets to, and its remaining liabilities were assumed by, T REIT Liquidating Trust in accordance with T REIT’s plan of liquidation and liquidating trust agreement. Additionally, on July 20, 2007, each share of T REIT’s common stock outstanding was converted automatically into a beneficial interest in T REIT Liquidating Trust and T REIT was dissolved.

As of December 31, 2007, T REIT Liquidating Trust owned an interest in the following property:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Congress Center — LLC(1)	10.3%	office	01/09/03	$14,019,000	$9,875,000	519,000	Chicago, IL

(1)	Two affiliated public entities, NNN 2002 Value Fund, LLC and G REIT, own 12.3% and 30.0% of the property, respectively. Unaffiliated entities own 47.4% of the property.

As of December 31, 2007, T REIT Liquidating Trust had sold its interests in the following properties:

	Date of	Date of	Ownership	Gain (Loss)
Property Name	Purchase	Sale	Interest	on Sale

Christie Street Office Building	09/26/00	11/13/01	100.0%	$(178,000)
Seguin Corners Shopping Center	11/22/00	08/12/02	26.0%	$104,000
Plaza del Rey Shopping Center	11/17/00	09/23/02	16.5%	$70,000
Northstar Crossing Shopping Center	10/26/00	01/11/03	100.0%	$(191,000)
Thousand Oaks	12/06/00	08/11/03	100.0%	$2,100,000
Pahrump Valley Junction Shopping Center	05/11/01	09/25/03	100.0%	$874,000
Gateway Mall	01/29/03	03/18/04	100.0%	$769,000
Gateway Mall Land	02/27/04	09/09/04	100.0%	$854,000
Saddleback Financial Center	09/25/02	12/27/04	25.0%	$853,000
County Center Drive	09/28/01	04/19/05	16.0%	$191,000
City Center West A	03/15/02	07/28/05	89.1%	$5,972,000
Emerald Plaza	06/14/04	11/10/05	2.7%	$583,000
Pacific Corporate Park	03/25/02	12/28/05	22.8%	$487,000
Reno Trademark Building	09/04/01	01/23/06	40.0%	$1,280,000
Oakey Building	04/02/04	01/24/06	9.8%	$580,000
University Heights	08/22/02	01/31/06	100.0%	$456,000
AmberOaks Corporate Center	01/20/04	06/15/06	75.0%	$9,886,000
Titan Building & Plaza	04/17/02	07/21/06	48.5%	$2,398,000
Enclave Parkway	12/22/03	06/14/07	3.26%	$387,000

For the years ended December 31, 2001, 2002, 2003 and 2004 and the period from January 1, 2005 through June 30, 2005, T REIT had returns of capital from cash distributions of $863,000, $573,000, $896,000, $358,000 and $1,118,000, respectively. $130,000 of the source of cash to fund distributions in 2001 was from excess historical cash flows from operations, with the remainder from proceeds from the sale of T REIT’s securities. The source of cash to fund distributions in 2002 was the collection of two notes receivable, one from Western Real Estate Investment Trust, Inc. and one from NNN County Center Drive, LLC, affiliates of Grubb & Ellis Realty Investors, and profit recognized on the sale of properties. The source of cash to fund distributions in 2003 was profit recognized on the sale of properties. The source of cash to fund distributions in 2004 and 2005 was the collection of notes receivables from unaffiliated parties and profit recognized on the sale of properties.

NNN 2003 Value Fund, LLC

NNN 2003 Value Fund, LLC, or 2003 Value Fund, is a Delaware limited liability company formed on June 19, 2003 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified “value added” properties. 10,000 units were sold to 855 investors in a private placement offering which began on July 11, 2003 and ended on October 14, 2004 and raised $50,000,000 of gross offering proceeds. Grubb & Ellis Realty Investors has served as the manager of 2003 Value Fund since June 2003.

The Securities Exchange Act of 1934, as amended, or the Exchange Act, requires that, within 120 days following the end of the fiscal year in which an entity exceeds 500 security holders and has more than $10,000,000 in assets, such entity file a registration statement pursuant to the requirements of the Exchange Act. As of December 31, 2004, 2003 Value Fund had more than 500 investors and assets of more than $10,000,000 and had the obligation to file a registration statement with the SEC no later than May 2, 2005. The required Form 10 registration statement for 2003 Value Fund was filed on May 2, 2005. Pursuant to Section 12(g)(1) of the Exchange Act, the Form 10 went effective by lapse of time on July 1, 2005.

As of December 31, 2007, 2003 Value Fund had purchased interests in 18 real estate properties, amounting to an investment by 2003 Value Fund of $261,072,000 (2003 Value Fund’s aggregate share of purchase price, including 2003 Value Fund’s aggregate share of debt financing at acquisition). Of the

18 interests in real estate properties, six (33.3%) were in Texas, four (22.2%) were in California and one (5.6%) was in each of Nebraska, Nevada, Oregon, Utah, Colorado, North Carolina, Missouri and Georgia. As of December 31, 2007, ten of these interests in real estate properties had been sold. The properties, which are described below, are all commercial office building properties, except for one land parcel. Based on share of purchase price, 99.7% of the property interests acquired by 2003 Value Fund were commercial office buildings, one of our company’s focus. None of the property interests acquired by 2003 Value Fund were in medical office buildings or healthcare-related facilities, the other focuses of our company.

As of December 31, 2007, 2003 Value Fund owned interests in the following properties:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Executive Center II & III(1)	41.1%	office	08/01/03	$10,111,000	$6,144,000	381,000	Dallas, TX
Executive Center I	100.0%	office	12/30/03	$8,178,000	$4,500,000	205,000	Dallas, TX
Enterprise Technology Center(2)	8.5%	office	05/07/04	$5,211,000	$3,103,000	370,000	Scotts Valley, CA
901 Civic Center Drive(3)	96.9%	office	04/24/06	$14,677,000	$—	99,000	Santa Ana, CA
Chase Tower(4)	14.8%	office	07/03/06	$10,730,000	$8,110,000	389,000	Austin, TX
Tiffany Square	100.0%	office	11/15/06	$11,052,000	$—	184,000	Colorado Springs, CO
Four Resource Square	100.0%	office	03/07/07	$23,664,000	$21,150,000	152,000	Charlotte, NC
The Sevens Building	100.0%	office	10/25/07	$29,098,000	$23,500,000	197,000	St. Louis, MO

(1)	Unaffiliated entities own 58.9% of the property.

(2)	Unaffiliated entities own 91.5% of the property.

(3)	An unaffiliated entity owns 3.1% of the property.

(4)	Unaffiliated entities own 85.2% of the property.

As of December 31, 2007, 2003 Value Fund had sold its interests in the following properties:

	Date of	Date of	Ownership	Gain (Loss)
Property Name	Purchase	Sale	Interest	on Sale

Satellite Place	11/29/04	02/24/05	100.0%	$385,000
Financial Plaza	10/29/04	04/13/05	100.0%	$3,015,000
801 K Street	03/31/04	08/26/05	18.3%	$2,079,000
Emerald Plaza	06/14/04	11/10/05	4.6%	$988,000
Southwood Tower	10/27/04	12/19/05	100.0%	$2,402,000
Oakey Building	04/02/04	01/24/06	75.4%	$5,543,000
3500 Maple	12/27/05	10/31/06	99.0%	$1,173,000
Interwood	01/26/05	03/14/07	100.0%	$2,677,000
Daniels Road land parcel	10/14/05	03/30/07	100.0%	$457,000
Woodside Corporate Park	09/30/05	12/31/07	100.0%	$6,568,000

For the year ended December 31, 2007, 2003 Value Fund had returns of capital from cash distributions of $4,143,000, which includes distributions of $53,000 to minority interest holders. For the year ended December 31, 2006, 2003 Value Fund had returns of capital from cash distributions of $9,179,000, which includes distributions of $3,182,000 to minority interest holders. For the year ended December 31, 2005, 2003 Value Fund had returns of capital from cash distributions of $4,657,000, which includes distributions of $1,164,000 to minority interest holders. Pursuant to 2003 Value Fund’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital. The source of cash to fund distributions in 2007 and 2006 was the profit recognized on the sale of properties. $280,000 of the source of cash to fund distributions in 2005 was from excess historical cash flows from operations, with the remainder from profit recognized on the sale of properties.

NNN 2002 Value Fund, LLC

NNN 2002 Value Fund, LLC, or 2002 Value Fund, is a Virginia limited liability company formed on May 15, 2002 to purchase, own, operate and subsequently sell all or a portion of up to three properties. 5,960 units were sold to 549 investors in a private placement offering which began on May 15, 2002 and ended on July 14, 2003 and raised $29,799,000 of gross offering proceeds. Grubb & Ellis Realty Investors has served as the manager of 2002 Value Fund since May 2002.

The Exchange Act requires that, within 120 days following the end of the fiscal year in which an entity exceeds 500 security holders and has more than $10,000,000 in assets, such entity file a registration statement pursuant to the requirements of the Exchange Act. As of December 31, 2003, 2002 Value Fund had more than 500 investors and assets of more than $10,000,000 and had the obligation to file a registration statement with the SEC no later than April 29, 2004. The required Form 10 registration statement for 2002 Value Fund was not filed until December 30, 2004. Pursuant to Section 12(g)(1) of the Exchange Act, the Form 10 went effective by lapse of time on February 28, 2005. Subsequent to that date, 2002 Value Fund has filed all reports required to be filed by Sections 13 or 15(d) of the Exchange Act; however, 2002 Value Fund’s Form 10-K for the year ended December 31, 2004 was not timely filed.

As of December 31, 2007, 2002 Value Fund had purchased interests in three real estate properties amounting to an investment by 2002 Value Fund of $57,141,000 (2002 Value Fund’s aggregate share of purchase price, including 2002 Value Fund’s aggregate share of debt financing at acquisition). Of the three interests in real estate properties, one (33.3%) was in Nevada, one (33.3%) was in Florida and one (33.3%) was in Illinois. As of December 31, 2007, two of these interests in real estate properties had been sold. The properties, which are described below, are all commercial office building properties. Based on share of purchase price, 100.0% of the property interests acquired by 2002 Value Fund were commercial office buildings, one of our company’s focus. None of the property interests acquired by 2002 Value Fund were in medical office buildings or healthcare-related facilities, the other focuses of our company.

As of December 31, 2007, 2002 Value Fund owned an interest in the following property:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Congress Center-LLC(1)	12.3%	office	01/09/03	$16,741,000	$11,793,000	519,000	Chicago, IL

(1)	Two affiliated public entities, G REIT, Inc. and T REIT Liquidating Trust own 30.0% and 10.3% of the property, respectively. Unaffiliated entities own 47.4% of the property.

As of December 31, 2007, 2002 Value Fund had sold its interests in the following properties:

	Date of	Date of	Ownership	Gain (Loss)
Property Name	Purchase	Sale	Interest	on Sale

Bank of America Plaza West	09/20/02	03/15/05	100.0%	$6,674,000
Netpark	06/03/03	09/30/05	50.0%	$8,215,000

For the years ended December 31, 2003 and 2004 and the period from January 1, 2005 through August 31, 2005, 2002 Value Fund had returns of capital from cash distributions of $100,000, $410,000 and $10,330,000, respectively. Pursuant to 2002 Value Fund’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital. The source of cash to fund the distributions in 2003 was proceeds from the sale of 2002 Value Fund’s securities. The source of cash to fund distributions in 2004 was prior years’ proceeds from the sale of 2002 Value Fund’s securities and borrowings from an affiliate of Grubb & Ellis Realty Investors. The source of cash to fund the distributions in 2005 was profit recognized on the sale of properties.

Grubb & Ellis Apartment REIT, Inc.

Grubb & Ellis Apartment REIT, Inc., or Apartment REIT, was formed as a Maryland corporation in December 2005 and is qualified as a REIT for federal income tax purposes. Apartment REIT was formed to purchase and hold a diverse portfolio of apartment communities with strong and stable cash flow and growth potential in select U.S. metropolitan areas. Apartment REIT may also invest in real estate related securities. NNN Realty Advisors served as the sponsor of Apartment REIT from the Reorganization in the fourth quarter of 2006 to its merger with Grubb & Ellis in the fourth quarter of 2007. The initial public offering of Apartment REIT’s common stock commenced on July 19, 2006. As of December 31, 2007, Apartment REIT had issued 8,365,946 shares of common stock and raised $83,570,000 in aggregate gross proceeds, excluding shares issued under the distribution reinvestment plan. As of December 31, 2007, Apartment REIT had 2,808 investors and had purchased interests in nine real estate properties amounting to an investment by Apartment REIT of $226,838,000 (Apartment REIT’s aggregate share of purchase price, including Apartment REIT’s aggregate share of debt financing at acquisition). Of the nine properties purchased by Apartment REIT, six (66.7%) are in Texas, two (22.2%) are in Virginia and one (11.1%) is in North Carolina. As of December 31, 2007, none of these interests in real estate properties had been sold. The properties owned by Apartment REIT as of December 31, 2007, which are described below, are all apartment communities. None of the property interests acquired by Apartment REIT were in commercial office buildings, medical office buildings or healthcare-related facilities, the primary focuses of our company.

As of December 31, 2007, Apartment REIT owned interests in the following properties:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	Number
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	of Units	Location

Walker Ranch Apartment Homes	100.0%	apartment	10/31/06	$31,673,000	$26,860,000	325	San Antonio, TX
Hidden Lake Apartment Homes	100.0%	apartment	12/28/06	$32,991,000	$31,718,000	380	San Antonio, TX
Park at Northgate	100.0%	apartment	06/12/07	$17,098,000	$—	248	Spring, TX
Residences at Braemar	100.0%	apartment	06/29/07	$15,450,000	$13,022,000	160	Charlotte, NC
Baypoint Resort	100.0%	apartment	08/02/07	$34,248,000	$35,212,000	350	Corpus Christi, TX
Towne Crossing Apartments	100.0%	apartment	08/29/07	$22,248,000	$20,766,000	268	Mansfield, TX
Villas of El Dorado	100.0%	apartment	11/02/07	$18,540,000	$16,795,000	248	McKinney, TX
The Heights at Olde Towne	100.0%	apartment	12/21/07	$17,510,000	$16,888,000	148	Portsmouth, VA
The Myrtles at Olde Towne	100.0%	apartment	12/21/07	$37,080,000	$33,680,000	246	Portsmouth, VA

Grubb & Ellis Healthcare REIT, Inc.

Grubb & Ellis Healthcare REIT, Inc., or Healthcare REIT, was formed as a Maryland corporation in April 2006 and is qualified as a REIT for federal income tax purposes. Healthcare REIT was formed to provide investors the potential for income and growth through investment in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, healthcare-related facilities and quality commercial office properties that produce current income. Healthcare REIT may also invest in real estate related securities. NNN Realty Advisors served as the sponsor of Healthcare REIT from the Reorganization in the fourth quarter of 2006 until its merger with Grubb & Ellis in the fourth quarter of 2007. The initial public offering of Healthcare REIT’s common stock commenced on September 20, 2006. As of December 31, 2007, Healthcare REIT had issued 21,130,370 shares of common stock and raised $211,046,000 in aggregate gross proceeds, excluding shares issued under the distribution reinvestment plan. As of December 31, 2007, Healthcare REIT had 6,338 investors and had purchased interests in 20 real estate properties amounting to an investment by Healthcare REIT of $413,407,000 (Healthcare REIT’s aggregate share of purchase price, including Healthcare REIT’s aggregate share of debt financing at acquisition). As of December 31, 2007, none of these interests in real estate properties had been sold. Of the 20 properties purchased by Healthcare REIT, three (15.0%) are in Indiana, three (15.0%) are in Ohio, three (15.0%) are in Georgia, three (15.0%) are in Arizona, and one (5.0%) is in each of Minnesota, Tennessee, Texas, California, Pennsylvania, Florida, Colorado and Missouri.

As of December 31, 2007, Healthcare REIT owned interests in the following properties:

	Ownership		Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Southpointe Office Parke and Epler Parke I	100.0%	medical office	01/22/07	$15,244,000	$14,261,000	97,000	Indianapolis, IN
Crawfordsville Medical Office Park and Athens Surgery Center	100.0%	medical office	01/22/07	$7,107,000	$6,649,000	29,000	Crawfordsville, IN
The Gallery Professional Building	100.0%	medical office	03/09/07	$9,064,000	$7,000,000	105,000	St. Paul, MN
Lenox Office Park, Building G	100.0%	office	03/23/07	$19,055,000	$12,000,000	98,000	Memphis, TN
Commons V Medical Office Building	100.0%	medical office	04/24/07	$14,523,000	$—	55,000	Naples, FL
Yorktown Medical Center and Shakerag Medical Center	100.0%	medical office	05/02/07	$22,145,000	$13,530,000	115,000	Peachtree City/ Fayetteville,GA
Thunderbird Medical Plaza	100.0%	medical office	05/15/07	$25,750,000	$—	112,000	Glendale, AZ
Triumph Hospital Northwest and Triumph Hospital Southwest	100.0%	healthcare-related facility	06/08/07	$37,595,000	$4,000,000	151,000	Sugarland/ Houston, TX
Gwinnett Professional Center	100.0%	medical office	07/27/07	$9,579,000	$5,734,000	60,000	Lawrenceville, GA
1 and 4 Market Exchange	100.0%	medical office	08/15/07	$22,557,000	$—	116,000	Columbus, OH
Kokomo Medical Office Park	100.0%	medical office	08/30/07	$13,751,000	$1,300,000	87,000	Kokomo, IN
St. Mary Physicians Center	100.0%	medical office	09/05/07	$14,214,000	$14,380,000	67,000	Long Beach, CA
2750 Monroe Boulevard	100.0%	office	09/10/07	$27,501,000	$27,900,000	109,000	Valley Forge, PA
East Florida Senior Care Portfolio	100.0%	healthcare-related facility	09/28/07	$53,560,000	$37,000,000	355,000	Jacksonville, Winter Park and Sunrise, FL
Northmeadow Medical Center	100.0%	medical office	11/15/07	$12,206,000	$12,400,000	51,000	Roswell, GA
Tucson Medical Office Portfolio	100.0%	medical office	11/20/07	$21,682,000	$22,000,000	111,000	Tucson, AZ
Lima Medical Office Portfolio	100.0%	medical office	12/07/07	$26,008,000	$26,000,000	188,000	Lima, OH
Highlands Ranch Park Plaza	100.0%	medical office	12/19/07	$14,935,000	$11,754,000	82,000	Highlands Ranch, CO

	Ownership		Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Park Place Office Park	100.0%	medical office	12/20/07	$16,686,000	$11,443,000	133,000	Dayton, OH
Chesterfield Rehabilitation Center	80.0%	healthcare-related facility	12/20/07	$30,245,000	$30,400,000	112,000	Chesterfield, MO

Private Programs

Beginning in April 1998 through December 31, 2007, Grubb & Ellis Group has advised 200 private real estate investment programs and four private notes programs. Each of the private programs advised by Grubb & Ellis Group and the properties acquired and sold through December 31, 2007 are described below. Please see Tables III, IV and V under “Prior Performance Tables” in this prospectus supplement for more information regarding the operating results of the prior funds sponsored by Grubb & Ellis Group, information regarding the results of the completed programs and information regarding the sales or disposals of properties by these programs.

As of December 31, 2007, 57 private programs, including three private notes programs, have gone full term. Further information regarding the results of the sales and operations of these programs can be found in Prior Performance Table IV.

Adverse Business Developments or Conditions

For some of those private programs detailed below and as noted in Prior Performance Table III, in some circumstances, Grubb & Ellis Group-sponsored programs had cash flow deficiencies and/or distributions to investors which represented returns of capital because the distributions were in excess of cash generated from operations, sales and refinancings. Cash deficiencies after cash distributions shown for various programs on Prior Performance Table III occur for a variety of reasons, most of which are the result of either (a) the loss of a major tenant and/or a reduction in leasing rates and, as a result, the operating revenues of a program have decreased or (b) the program held multiple properties or buildings, some of the properties or buildings were sold and distributions were made that were attributable to the sold properties which exceeded the cash generated by the operations of the remaining properties. Operating cash flow available after distributions may be affected by timing of rent collection and the payment of expenses, causing either excess or deficit cash flows after distributions for a given period. In addition, excess operating cash flow after distributions may be retained by the program as reserves to fund anticipated and unanticipated future expenditures or to cover reductions in cash flow resulting from the anticipated or unanticipated loss of a tenant.

For example, in 2001, Market Centre, LLC lost a major tenant in its property and leasing rates were reduced. For that year, Market Centre, LLC showed a cash deficiency and a distribution that was a return of capital. In the year ended December 31, 2002, the program reduced its distributions from 8.0% to 0.0%. Thus, in 2002, it did not incur a cash deficiency because there were no distributions to investors. Another example is NNN 1397 Galleria Drive LLC, which in August 2003, lost a major tenant in its property. This program reduced its distributions to investors in February 2004. For the year ended December 31, 2003, NNN 1397 Galleria Drive incurred a cash deficiency and a distribution to investors as a return of capital. The source of the distributions in excess of cash flows was distributions of the prior years’ excess cash flow.

In other circumstances, cash deficiencies were the result of sales of properties for programs either owning multiple properties or multiple buildings constituting a single investment. For example, NNN Pacific Corporate Park 1, LLC, NNN 2000 Value Fund, LLC and Western Real Estate Investment Trust, Inc. own either multiple properties or a multi-building property. When a property or a building is sold and proceeds are distributed to investors, there may be a cash deficiency shown because proceeds are distributed in excess of cash generated by operations.

In some circumstances, such as NNN Highbrook, LLC, equity raised is ear-marked to pay for certain future expenses during the operating period of the program. This occurs in master lease apartment programs when reserves are established from investors’ equity to pay for designated repairs when cash from operations is insufficient to pay for them. Deficit cash flow after distributions and return of capital result as these repair reserves are utilized. In other circumstances, such as NNN 300 Four Falls, LLC, it is anticipated that all equity will not be raised by the time a property is acquired. Mezzanine financing is used to cover the equity funding shortfall at the time of closing. The estimated fees and interest on the mezzanine financing are factored into the equity raise. As expenses related to the mezzanine financing are incurred, they may exceed cash flow generated after distributions, resulting in deficit cash flow and return of capital. In both of these scenarios, deficit cash flow after distributions and return of capital result from paying anticipated expenses from equity funded reserves.

Where distributions are made that exceed the cash flow generated from operations of the programs, the distributions are made either from cash reserves held by the program to be used for distributions, proceeds from the sales or re-financings of properties, distributions of prior years’ excess cash flows or, loans from Grubb & Ellis Group or its affiliates. In cases where there are no reserves, the distribution level may be reduced or stopped. In those cases, the reductions or termination in distributions have been noted below.

Telluride Barstow, LLC:  The offering period began June 1, 1998 and ended December 16, 1998. The offering raised $1,619,500, or 100.0% of the offering amount. The LLC retained a 32.25% ownership interest in the program with a membership of eight unaffiliated members, three members who were unit holders of Grubb & Ellis Realty Investors at the time of the investment and Grubb & Ellis Realty Investors. The remaining 67.75% was owned by three unaffiliated TICs investing in the program. The program owned an 87.0% interest in the property. Mr. Thompson purchased a 13.0% interest in the property outside of the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Barstow Road Shopping Center	87.0%	shopping center	05/01/98	$4,002,000	$3,001,500	78,000	Barstow, CA

For the years ended December 31, 1999 and 2000, the program had deficit cash flow after distributions of $74,000 and $12,000, respectively, which were covered by excess cash flow after distributions in 1998. For the year ended December 31, 2002, the program experienced deficit cash flow after distributions of $20,000 which was covered by the previous year’s excess cash flow after distributions. In 1999, Grubb & Ellis Realty Investors loaned $8,000 to the program to fund operating shortfalls due to the timing of rent collections, which was repaid in full in 2001. In 2002, an affiliate of Grubb & Ellis Realty Investors loaned $102,000 to the program to fund capital improvements. In February 2003, the property was sold for a loss of $166,000. Grubb & Ellis Realty Investors received no fees from the sale of the property and the affiliate of Grubb & Ellis Realty Investors forgave the $102,000 loan previously made to the program.

Western Real Estate Investment Trust, Inc.: Western Real Estate Investment Trust, Inc., or WREIT, was formed in July 1998 as a private real estate investment trust and is qualified as a REIT for federal income tax purposes. In April 2000, WREIT closed its best efforts private placement of its common stock in which it raised $14,051,000 from 345 investors. A total of nine affiliated parties, including unit holders of Grubb & Ellis Realty Investors at the time of the investment and entities controlled by Mr. Thompson, purchased 1.65% of the total offering. WREIT was formed to acquire office and industrial properties and retail shopping centers primarily in the western United States. Grubb & Ellis Realty Investors manages the properties owned by WREIT. The 31.5% of the Brookings Mall that is not owned by the program is held by one unaffiliated TIC outside the program.

As of December 31, 2007, WREIT had no interests in any properties. As of December 31, 2007, WREIT had sold the following properties:

	Date of		Ownership	Gain (Loss)
Property Name	Purchase	Date of Sale	Interest	on Sale

Kress Energy Center	07/07/98	01/31/06	100.0%	$(45,000)
Century Plaza East Shopping Center	11/03/98	02/13/04	100.0%	$1,025,000
Phelan Village Shopping Center	10/16/98	12/20/02	100.0%	$155,000
Bryant Ranch Shopping Center	12/24/98	09/05/02	100.0%	$1,120,000
Huron Mall Shopping Center	03/31/99	04/14/00	100.0%	$1,335,000
Crossroads Shopping Center	07/29/99	08/29/00	100.0%	$731,000
Brookings Mall	05/01/00	09/11/07	68.5%	$(208,000)

In 2000, WREIT had deficit cash flow after distributions of $344,000. The deficit cash flow was funded by prior years’ excess cash flow after distributions and cash proceeds from the sale of two properties. The sales generated a combined $2,066,000 gain and WREIT paid $4,740,000 in special distributions representing return of capital of $3,100,000 following the sales. In 2001, WREIT received a $480,000 loan from T REIT, an entity advised by Grubb & Ellis Realty Investors, and a $404,000 loan from a private entity managed by Grubb & Ellis Realty Investors. In 2002, WREIT sold two additional properties generating a combined $1,275,000 gain. Also in 2002, WREIT repaid the $480,000 loan from T REIT and $259,000 of the loan from a private entity managed by Grubb & Ellis Realty Investors. WREIT also received a $21,000 loan from Grubb & Ellis Realty Investors to supplement capital funds. In 2002, WREIT sold two properties and paid Triple Net Properties Realty, Inc., or Realty, a disposition fee of $300,000. In 2003, WREIT sold TIC interests to two entities advised by Grubb & Ellis Realty Investors generating a $105,000 net loss for tax purposes and paid special distributions of $2,000,000 following the sale. In 2003, WREIT received a loan from Grubb & Ellis Realty Investors in the amount of $8,000, which was used to repay a portion of a $58,000 loan from a private entity managed by Grubb & Ellis Realty Investors. In 2004, WREIT had deficit cash flow after distributions of $97,000. The deficit cash flow was funded by prior years’ excess cash flow after distributions and cash proceeds from the sale of a property. In 2004, WREIT repaid in full Grubb & Ellis Realty Investors’ loans of $29,000 from prior years. In 2004, WREIT sold Century Plaza East Shopping Center and paid Realty a disposition fee of $104,000. In 2006, WREIT sold Kress Energy Center. Realty received a disposition fee of $21,000. In 2007, WREIT sold its interest in Brookings Mall at a loss of $208,000. Realty received a disposition fee of $27,000 and deferred fees of $61,000 from proceeds of the sale. Grubb & Ellis Realty Investors received reimbursement for deferred expenses totaling $69,000.

Truckee River Office Tower, LLC:  The offering period began August 21, 1998 and ended July 15, 1999. The offering raised $5,550,000, or 100.0% of the offering amount. The LLC retained a 48.0% ownership interest in the property with a membership of 59 unaffiliated members, four members who were unit holders of Grubb & Ellis Realty Investors at the time of the investment and Grubb & Ellis Realty Investors. The remaining 52.0% was owned by six unaffiliated TICs and a company controlled by one of Grubb & Ellis Realty Investors’ shareholders investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Truckee River Office Tower	100.0%	office	12/01/98	$16,030,000	$12,000,000	139,000	Reno, NV

For the year ended December 31, 2000, the program had distributions in excess of operating cash flows of $89,000, which was covered by excess cash flows after distributions from prior years.

In April 2005 the property was sold for a loss of $1,531,000. Realty received a disposition fee of $175,000 after the sale.

Yerington Shopping Center, LLC:  The offering period began December 15, 1998 and ended August 3, 1999. The offering raised $1,625,000, or 100.0% of the offering amount. The LLC retained a 7.75%

ownership interest with five unaffiliated members. The remaining 92.25% is owned by seven unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Yerington Plaza Shopping Center	100.0%	shopping center	03/08/99	$4,422,000	$3,316,000	56,000	Yerington, NV

For the years ended December 31, 1999 and 2000, the program experienced a cash flow deficit after distributions and return of capital of $16,000 and $26,000, respectively. In 2002, a cash flow deficit after distributions of $20,000 was covered by the prior year’s cash flow excess after distributions. For the years ended 2003 and 2004, the program had a cash flow deficit after distributions and return of capital of $6,000 and $11,000, respectively.

In 1999, Grubb & Ellis Realty Investors loaned $6,000 to the program to cover distributions, which was repaid in 2000. In 2001 and 2002, an affiliate of Grubb & Ellis Realty Investors loaned $4,000 and $5,000, respectively, to cover distributions. In 2004, these loans were repaid in full.

In January 2005, the property was sold for a gain of $462,000. Realty received a disposition fee of $82,000 and Grubb & Ellis Realty Investors received deferred management fees of $125,000 from proceeds of the sale.

NNN Fund VIII, LLC:  The offering period began February 22, 1999 and ended March 7, 2000. The offering raised $8,000,000, or 100.0% of the offering amount. The program acquired three properties with the LLC investing in all properties and various TIC interests investing in each of the properties. The LLC retained a 32.75% interest in Palm Court, a 32.24% interest in Belmont Plaza and a 47.25% interest in Village Fashion Center with a membership of 91 unaffiliated members, three members who were unit holders of Grubb & Ellis Realty Investors at the time of the investment and Grubb & Ellis Realty Investors. The remaining 67.25% interest in Palm Court was owned by 11 unaffiliated TICs, Mr. Thompson and an entity owned by Grubb & Ellis Realty Investors investing in the program. The remaining 67.76% interest in Belmont Plaza was owned by five unaffiliated TICs investing in the program. The remaining 52.75% interest in Village Fashion Center was owned by seven unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Belmont Plaza	100.0%	shopping center	06/11/99	$3,550,000	$2,840,000	81,000	Pueblo, CO
Village Fashion Center	100.0%	shopping center	06/18/99	$8,800,000	$6,600,000	130,000	Wichita, KS
Palm Court Shopping Center	100.0%	shopping center	08/03/99	$8,988,000	$8,500,000	267,000	Fontana, CA

In March 2002, Village Fashion Center was sold resulting in a gain of $1,344,000. Realty received a disposition fee of $345,000 and Grubb & Ellis Realty Investors received deferred management fees of $386,000 from the sale proceeds. From the sale proceeds, an affiliate of Grubb & Ellis Realty Investors received repayment of a $400,000 loan made to the property in 2001 for capital improvements.

In May 2003, Palm Court Shopping Center was sold resulting in a gain of $1,805,000. Realty received a disposition fee of $17,000 and Grubb & Ellis Realty Investors received deferred management and incentive fees of $794,000 from sale proceeds. Grubb & Ellis Realty Investors received $356,000 and an affiliate of Grubb & Ellis Realty Investors received $303,000 from sale proceeds as repayment for loans made in prior years for capital improvements and costs relating to a legal settlement in 2001 which allowed Grubb & Ellis Realty Investors to expand non-retail leasing/ownership of its parcels from 5.0% to 25.0% of gross leaseable area within the center, subject to a redevelopment agreement with adjoining owners.

In January 2004, Belmont Plaza was sold resulting in a gain of $208,000. Realty received a disposition fee of $130,000 from sale proceeds.

For the years ended December 31, 2000 and 2001, the program had deficit cash flow after distributions of $690,000 and $142,000, respectively. The sources of distributions in excess of cash flows were the prior year’s excess cash flow after distributions and return of capital of $475,000 and $202,000, respectively. Cash flow deficits were caused primarily by the timing difference of incurred property tax expense and collection of the related reimbursement of these charges from the tenants at all three properties. In 2002, the program had deficit cash flow after distributions of $37,000 representing return of capital of $234,000. For the year ended December 31, 2003, the program had an overall positive cash flow after distributions, but return of capital relating to the Belmont property of $91,000. For the year ended December 31, 2004, the program experienced a deficit from operating cash flows due to post sale expenses with no offsetting operating income as all the properties had been sold. Excess cash flow after distributions from prior years covered the deficit.

In 2000, Grubb & Ellis Realty Investors loaned $239,000 to the program to cover the cost of a legal settlement relating to the Palm Court property. In 2001, Grubb & Ellis Realty Investors loaned $114,000 for leasing and capital costs at all three properties. In 2002 and 2003, all loans from Grubb & Ellis Realty Investors were repaid from the sale proceeds of Village Fashion Center and Palm Court. In 2001, affiliates of Grubb & Ellis Realty Investors loaned $594,000 to the program to cover leasing and capital costs incurred at Palm Court and Village Fashion Center. In 2001, $365,000 was repaid from the sale of Village Fashion Center and additional loans of $229,000 were made for Palm Court leasing costs. In 2003, all loans from affiliates were paid in full from the sale proceeds of Palm Court.

NNN Town & Country Shopping Center, LLC:  The offering period began May 10, 1999 and ended March 29, 2000. The offering raised $7,200,000, or 100.0% of the offering amount. The LLC, with 56 unaffiliated members, retained a 30.25% ownership interest in the property. The remaining 69.75% of the property was owned by nine unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Town & Country Village Shopping Center	100.0%	shopping center	07/01/99	$23,800,000	$21,339,000	235,000	Sacramento, CA

The program reduced distributions to investors during 2000 from 8.0% to 5.0% due to reduced available operating cash flow. The property experienced reduced operating cash flow due to the costs of a major redevelopment project which included the relocation of certain tenants within the shopping center and a higher than projected interest rate on the variable rate mortgage loan. In 2002, Grubb & Ellis Realty Investors refinanced the property with a $34,000,000 loan at a lower, fixed interest rate with a 10-year term. From refinance proceeds, Grubb & Ellis Realty Investors and affiliates received $637,000 in deferred fees and repayment of loans of $1,875,000. With the refinance in place and redevelopment largely complete, cash flow improved and distributions were subsequently increased to 8.0% retroactively and 9.0% soon thereafter. On June 25, 2004, the property was sold at a price of $44,410,000. From sale proceeds, Realty received a disposition fee of $444,000 and Realty and Grubb & Ellis Realty Investors received deferred property and asset management fees of $1,175,000. The property was sold for a gain of $1,797,000.

For the year ended December 31, 2000, the program had a cash deficiency after distributions of $645,000 and return of capital of $513,000. The cash deficiency was caused primarily by debt service with increasing interest rates on a variable rate loan tied to LIBOR. For the year ended December 31, 2003, the program had a cash deficiency after distributions of $363,000, which was covered by prior years’ excess cash flow after distributions.

In 2000 and 2001, Grubb & Ellis Realty Investors loaned $508,000 and $747,000, respectively, to cover tenant repositioning costs and tenant improvements related to the redevelopment of the property. In 2002, an affiliate of Grubb & Ellis Realty Investors loaned $113,000 to cover additional tenant improvement costs. Grubb & Ellis Realty Investors’ loans from prior years were repaid in full from refinance proceeds. In 2003, Grubb & Ellis Realty Investors and an affiliate of Grubb & Ellis Realty Investors loaned $75,000 and $12,000, respectively, for capital improvements and Grubb & Ellis Realty Investors loaned $5,000 to the program for the LLC’s tax return cost. All 2003 loans from Grubb & Ellis Realty Investors and its affiliate were paid in full in 2004.

NNN “A” Credit TIC, LLC:  The offering period began August 10, 1999 and ended February 12, 2001. The offering raised $2,500,000, or 100.0% of the offering amount. The LLC, with 15 unaffiliated members retained a 20.0% ownership interest in the property. The remaining 80% is owned by 12 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Pueblo Shopping Center	100.0%	shopping center	11/03/99	$7,075,000	$5,306,000	106,000	Pueblo, CO

In 2003, the program had deficit cash flow after distributions of $65,000. Prior years’ excess cash flow after distributions covered the deficit. In 2004, the program had deficit cash flow after distributions of $99,000 representing return of capital of $51,000. During 2004, Grubb & Ellis Realty Investors terminated distributions to investors in order to conserve cash flow for operations and future leasing.

In 2001, Grubb & Ellis Realty Investors loaned $13,000 and an affiliate of Grubb & Ellis Realty Investors loaned $15,000 to cover a portion of leasing costs of $90,000. In 2002, affiliates of Grubb & Ellis Realty Investors loaned $141,000 to cover a portion of distributions of $23,000 and capital expenditure and leasing costs of $118,000. In 2003, Grubb & Ellis Realty Investors loaned $60,000 and an affiliate of Grubb & Ellis Realty Investors loaned $84,000 to cover a portion of distributions of $33,000 and capital and leasing costs of $111,000. In 2003, an affiliate of Grubb & Ellis Realty Investors forgave its unsecured loans to the program totaling $87,000 which was treated as income for tax purposes but was excluded in cash generated from operations in the Prior Performance Tables, resulting in the deficit cash flow for the year. In 2004 and 2005, affiliates of Grubb & Ellis Realty Investors loaned $75,000 and $8,000, respectively to cover distributions and $15,000 of capital expenditures. In 2004 and 2005, Grubb & Ellis Realty Investors and affiliates forgave unsecured loans of $48,000 and $276,000, respectively. For tax purposes, the forgiveness of indebtedness was treated as income but was excluded from cash generated from operations. In January 2005, distributions to investors were suspended. No distributions were made in 2006 or 2007.

NNN Redevelopment Fund VIII, LLC:  The offering began August 27, 1999 and ended June 5, 2000. The offering raised $7,378,778, or 92.2% of the offering amount from 162 unaffiliated members and six members who were unit holders of Grubb & Ellis Realty Investors at the time of the investment. The program owns 100.0% of the White Lakes property and 94.5% of the Bank One Building, with 5.5% of the Bank One Building owned outside the program by Mr. Thompson as a TIC.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bank One Building	94.5%	office	11/22/99	$8,250,000	$7,645,000	129,000	Colorado Springs, CO
White Lakes Shopping Center	100.0%	shopping center	03/15/00	$14,688,000	$12,200,000	437,000	Topeka, KS

In 2000, a parcel at White Lakes Shopping Center was sold for $2,600,000. The sale generated net cash proceeds of $399,000 after payment of selling costs and a partial principal loan reduction. The proceeds were retained by the program to fund reserves for subsequent capital expenditures. Realty received a $25,000 disposition fee from the sale.

In 2001, the loan on the Bank One Building was refinanced. The refinancing generated net proceeds to the fund of $462,000 which were distributed to investors during the year. An affiliate of Grubb & Ellis Realty Investors loaned $162,000 to fund capital improvements for both projects. In 2002, Grubb & Ellis Realty Investors and affiliates of Grubb & Ellis Realty Investors loaned $23,000 and $414,000, respectively, for ongoing capital improvements and leasing costs. In 2003, Grubb & Ellis Realty Investors loaned an additional $457,000 to the program and affiliates of Grubb & Ellis Realty Investors loaned $103,000 to partially repay prior years’ loans, and Grubb & Ellis Realty Investors forgave $399,000 of prior loans. In August 2003, Grubb & Ellis Realty Investors reduced the distribution rate from 8.0% to 5.0%.

In 2004, two parcels of the White Lakes Shopping Center were sold for $1,250,000 and $225,000. The net proceeds after selling costs were used to reduce mortgage debt by $1,292,000. The remaining property was also refinanced with a loan amount less than the previously existing loan. In order to extend the loan on the Bank One Building, the program was required to pay additional loan fees of $300,000 and pay down the existing loan by $550,000. To fund the financing and continuing leasing requirements for both properties, Grubb & Ellis Realty Investors loaned $507,000 to the program and an affiliate of Grubb & Ellis Realty Investors loaned $1,649,000.

In 2005, the program repaid $315,000 of loans from Grubb & Ellis Realty Investors relating to White Lakes Shopping Center. Grubb & Ellis Realty Investors and affiliates forgave indebtedness relating to White Lakes Shopping Center of $111,000 and $711,000, respectively. A parcel of the White Lakes property was sold for $950,000 and the net proceeds were used to reduce principal mortgage debt. In 2005, the Bank One property was refinanced with a mortgage of $8,000,000. Grubb & Ellis Realty Investors did not receive a financing fee and the transaction produced net proceeds of $203,000. In April 2006, distributions to investors were suspended. In 2006, Grubb & Ellis Realty Investors advanced $335,000 to White Lakes Shopping Center to fund operations. In 2007, no distributions were made to investors.

The program has experienced reduced operating cash flow primarily as a consequence of reduced leasing rates and increased vacancy resulting from the depressed local commercial leasing markets and economy in the Colorado Springs and Topeka markets.

NNN Exchange Fund III, LLC:  The offering began September 15, 1999 and ended May 31, 2000. The offering raised $6,300,000, or 100.0% of the offering amount. The LLC retained an 8.25% ownership interest with 10 unaffiliated members and the remaining 91.75% is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq 5Ft)	Location

County Fair Mall	100.0%	shopping center	12/15/99	$15,850,000	$12,035,000	397,000	Woodland, CA

In 2000, the program had deficit cash flow after distributions of $56,000 and return of capital of $31,000. In June 2001, distributions to investors were reduced from 8.0% to 5.0% to conserve cash flow. In 2002, the program experienced deficit cash flow after distributions of $78,000 resulting in return of capital of $59,000. In 2004, deficit cash flow after distributions of $1,000 was covered entirely by excess cash flow from the previous year.

In 2003, Grubb & Ellis Realty Investors loaned $34,000 to cover capital improvements of $90,000. In 2004, Grubb & Ellis Realty Investors loaned $149,000 and an affiliate of Grubb & Ellis Realty Investors loaned $65,000 to the program to cover distributions and property management fees paid to a third party management company. In 2005, an affiliate of Grubb & Ellis Realty Investors advanced $166,000 to cover operating expenses.

In 2004 and 2005, Grubb & Ellis Realty Investors and affiliates forgave $83,000 and $331,000, respectively, of the program’s indebtedness. In April 2004, Grubb & Ellis Realty Investors terminated distributions to investors to conserve cash flow for operations and future capital and leasing requirements.

In 2005, the property was sold for a loss of $3,011,000. Realty did not receive a disposition fee from the sale.

NNN Tech Fund III, LLC:  The offering period began February 21, 2000 and ended June 20, 2000. The offering raised $3,698,750, or 100.0% of the offering amount. The LLC, with 13 unaffiliated members retained a 19.25% ownership interest in the property. The remaining 80.75% was owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Moreno Corporate Center	100.0%	retail, office and industrial	06/16/00	$11,600,000	$8,425,000	226,000	Moreno Valley, CA

At acquisition in 2000, the lender funded $329,750 less than the amount planned for in the offering memorandum. The program received a loan from Grubb & Ellis Realty Investors for $329,750 to close the acquisition. In 2001, the property was refinanced with a new loan of $9,750,000 and $289,067 of the loan from Grubb & Ellis Realty Investors was repaid. Also in 2001, the 26,449 square foot retail component of the property was sold for $1,610,000. The sale produced net cash proceeds of $1,207,000 that were used to pay down the new loan on the property.

In 2002, an affiliate of Grubb & Ellis Realty Investors loaned $25,000, which was used to repay a part of Grubb & Ellis Realty Investors’ loan.

In February 2005, the remainder of the property was sold resulting in an overall gain of $2,314,000 from the two sales. From the proceeds of the 2005 sale, Realty received a disposition fee of $429,000, Grubb & Ellis Realty Investors received deferred management fees and incentive fees of $962,000 and $362,000 respectively, and the loans from Grubb & Ellis Realty Investors and affiliates were repaid. No fees were paid to Grubb & Ellis Realty Investors or Realty from the 2001 sale.

NNN Westway Shopping Center, LLC:  The offering period began April 26, 2000 and ended February 7, 2001. The offering raised $3,278,250, or 99.3% of the offering amount. The LLC, with 23 unaffiliated members retained a 31.75% ownership interest in the property. The remaining 68.25% is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Westway Shopping Center	100.0%	shopping center	08/09/00	$9,550,000	$7,125,000	220,000	Wichita, KS

In 2001, the program had deficit cash flow after distributions of $44,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions.

During the period from 2000 through 2004, the program received loans from Grubb & Ellis Realty Investors and its affiliates to fund capital improvements and leasing costs. In 2001, the program received $84,000 from an affiliate of Grubb & Ellis Realty Investors for capital improvements. In 2002, the program received a $61,000 loan from an affiliate of Grubb & Ellis Realty Investors for capital improvements and leasing affiliated costs. In 2002, an affiliate of Grubb & Ellis Realty Investors loaned an additional $28,000 for leasing costs. In 2003, the program received loans totaling $69,000 from affiliates of Grubb & Ellis Realty Investors and an $8,000 loan from Grubb & Ellis Realty Investors for tenant improvements. In 2004, the program received $271,000 in loans from Grubb & Ellis Realty Investors and an affiliate to help fund $440,000 in capital and tenant improvements.

In 2005, an affiliate of Grubb & Ellis Realty Investors advanced $28,000 to the program to cover distributions. In October 2005, distributions to investors were suspended to conserve cash flow. For the year ended December, 31 2005, Grubb & Ellis Realty Investors and affiliates forgave $223,000 of the program’s indebtedness. For the year ended 2007, an affiliate of Grubb & Ellis Realty Investors advanced $596,000 to the program. The advance was made in order to cure a loan default with the mortgage lender. As a result of the curing the default, the program incurred additional expenses including $160,000 of default interest, $36,000 of late fees, and $20,000 of legal, title and other fees. In 2007, the program had deficit cash flow before distributions of $281,000 which is fully attributable to curing the mortgage loan default. No distributions were made to investors in 2006 or 2007.

Kiwi Associates, LLC:  The offering began June 9, 2000 and ended February 4, 2001. The offering raised $2,681,352, or 95.8% of the offering amount. The LLC retained a 15.67% ownership with 13 unaffiliated members and the remaining 84.33% was owned by 11 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Orange Street Plaza	100.0%	shopping center	07/14/00	$8,200,000	$6,500,000	74,000	Redlands, CA

For the years ended December 31, 2000 and 2001, the program had deficit cash flow after distributions and return of capital of $36,000 and $36,000, respectively. In 2001, Grubb & Ellis Realty Investors loaned $15,000 to the program, which was repaid in 2002. In 2002, the property was refinanced resulting in net proceeds of $477,000, which was held in reserve for future leasing and capital expenditures. In February 2003, the sale of the property resulted in a gain of $1,409,000. Grubb & Ellis Realty Investors and Realty received no fees from the sale of the property.

NNN 2000 Value Fund, LLC:  The offering began July 15, 2000 and ended February 27, 2001. The offering raised $4,816,000, or 100.0% of the offering amount. The LLC acquired an 81.0% ownership of the

Bowling Green Financial Park property with a membership of 123 unaffiliated members and two members who were unit holders of Grubb & Ellis Realty Investors at the time of the investment. Two TICs, one unaffiliated and the other an entity controlled by Mr. Thompson, acquired a 19.0% interest in the property, investing outside of the program.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bowling Green Financial Park	81.0%	7 office buildings	12/27/00	$12,960,000	$9,955,000	235,000	Sacramento, CA

In October 2002, all seven buildings in the Bowling Green Financial Park were sold resulting in a cumulative gain of $1,120,000. As a result of the sales, Realty received a disposition fee of $122,000 and Grubb & Ellis Realty Investors received an incentive fee of $250,000 from the program.

NNN Rocky Mountain Exchange, LLC:  The offering period began July 25, 2000 and ended February 15, 2001. The offering raised $2,670,000, or 100.0% of the offering amount. The property is 100.0% owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Galena Street Building	100.0%	office	11/30/00	$7,225,000	$5,275,000	71,000	Denver, CO

In August 2002, the program reduced its distribution to investors from 8.50% to 4.25% as a result of the loss of a major tenant. In 2003, the program had deficit cash flow after distributions of $25,000. The deficit cash flow was funded by prior years’ excess cash flow after distributions. In 2003 and 2004, weak local market conditions and tenant downsizing resulted in reduced occupancy. In 2004, the program had deficit cash flow after distributions of $172,000 resulting in return of capital of $66,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions and an $83,000 loan from an affiliate of Grubb & Ellis Realty Investors. The affiliate of Grubb & Ellis Realty Investors forgave $40,000 of this loan in 2004. In 2002, 2003 and 2004, Grubb & Ellis Realty Investors loaned $3,000, $1,000 and $55,000, respectively, to fund capital improvements and deficit cash flow. In 2004, Grubb & Ellis Realty Investors forgave all of these loans and terminated distributions.

In May 2005, the property was sold to Grubb & Ellis Realty Investors for a loss of $326,000. In connection with the sale, Grubb & Ellis Realty Investors and Realty did not receive any fees, and an affiliate of Grubb & Ellis Realty Investors forgave $183,000 of loans made to the program.

NNN 2004 Notes Program, LLC:  The offering period began August 29, 2000 and ended August 14, 2001. The offering raised $5,000,000, or 100.0% of the offering amount from 98 note unit holders. The program offered note units of interest through its unsecured notes offering. The program was formed for the purpose of making unsecured loans to one or more borrowers, likely to be affiliates of Grubb & Ellis Realty Investors for the sole purpose of acquiring and holding real estate. An investor in this program was making a loan to the LLC. Grubb & Ellis Realty Investors was the sole member and manager of the LLC and caused it to use the net proceeds from the offering to support its efforts in sponsoring real estate investments by making unsecured loans to affiliated entities. Grubb & Ellis Realty Investors, as the sole member and manager of the LLC, guaranteed the payment of all principal and interest on the note units.

In 2003, 2004 and 2005, the LLC repaid $2,000,000, $1,500,000 and $1,500,000 of note unit principal, respectively. In 2005, all remaining accrued interest was paid to the note unit holders, and the program was completed.

NNN Market Centre, LLC:  The offering period began September 1, 2000 and ended November 17, 2000. The offering raised $1,330,000, or 100.0% of the offering amount. 100.0% of the property is owned by seven unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase*	(Sq Ft)	Location

Market Centre	100.0%	office — certified historic building	11/01/00	$3,400,000	$2,070,000	122,000	Wichita, KS

*	Includes $1,070,000 mortgage debt and $1,000,000 in Note Units assumed at close.

In 1999, NNN Market Centre, LLC offered and sold $1,000,000 of 11.0% participating note units to supplement capital funds for capital improvements and to provide working capital. The note units were entitled to a 40% profit participation in profit generated from sale of the property or a prepayment fee. Investors in the program assumed these notes and $1,070,000 in mortgage debt. The program raised $1,330,000 for redevelopment of the property.

In 2000, the program had deficit cash flow after distributions of $47,000, representing return of capital of $14,000. The deficit cash flow was funded from working capital. In 2001, the property was refinanced with a $2,300,000 loan from an affiliate of Grubb & Ellis Realty Investors and the $1,000,000 in note units was repaid. The program also received a $91,000 loan from Grubb & Ellis Realty Investors to supplement capital funds and provide working capital. In 2001, the program had deficit cash flow after distributions of $175,000 representing return of capital of $98,000. The deficit cash flow was funded from working capital and the loan from Grubb & Ellis Realty Investors. In 2002, the program received loans of $112,000 from affiliates of Grubb & Ellis Realty Investors and a $35,000 loan from Grubb & Ellis Realty Investors to supplement capital funds and provide additional working capital. In August 2002, distributions were reduced from 8.0% to 0.0% due to unfavorable market conditions in the Wichita, Kansas central business district. In 2002, the program had deficit cash flow after distributions of $10,000 representing return of capital of the same amount. In 2003, the program received an $8,000 loan from an affiliate of Grubb & Ellis Realty Investors. Also in 2003, an affiliate of Grubb & Ellis Realty Investors forgave $124,000 in accrued interest owed by the program. In 2004, the program received a $6,000 loan from Grubb & Ellis Realty Investors. No distributions were made from August 2002 through December 2007.

In 2006, the property was refinanced with $1,000,000 in mortgage debt. There were no proceeds generated from the refinancing and Grubb & Ellis Realty Investors did not receive a financing fee. In connection with the refinancing, Grubb & Ellis Realty Investors and affiliates forgave $695,000 of secured and unsecured indebtedness. Grubb & Ellis Realty Investors made an unsecured advance of $784,000 to the program to payoff the secured advance of $1,561,000 from an affiliate in conjunction with the refinancing. In 2007, an affiliate of Grubb & Ellis Realty Investors advanced $12,000 to the program.

NNN 2005 Notes Program, LLC:  The offering period began September 15, 2000 and ended March 13, 2001. The offering raised $2,300,000, or 38.3% of the $6,000,000 offering amount from 46 note unit holders. The program offered note units through its secured notes offering. The program was formed for the purpose of making secured loans to one or more borrowers, likely to be affiliates of Grubb & Ellis Realty Investors for the sole purpose of acquiring and holding real estate. An investor in this program was making a loan to the LLC. Grubb & Ellis Realty Investors was the sole member and manager of the LLC and caused it to use its net proceeds of the offering to support its efforts in sponsoring real estate investments by making secured loans to affiliated entities. Grubb & Ellis Realty Investors, as the sole member and manager of the LLC, guaranteed the payment of all principal and interest on the note units.

In 2006, the LLC repaid all outstanding note unit principal and accrued interest to the note unit holders, and the program was completed.

NNN Sacramento Corporate Center, LLC:  The offering period began November 8, 2000 and ended May 21, 2001. The offering raised $12,000,000, or 100.0% of the offering amount. The LLC, with 55 unaffiliated members and 1 private program sponsored by Grubb & Ellis Realty Investors retained a 17.5%

ownership interest in the property. The remaining 82.5% is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Sacramento Corporate Center	100.0%	office	03/12/01	$31,000,000	$22,250,000	193,000	Sacramento, CA

In 2003, the property received a $202,000 loan from Grubb & Ellis Realty Investors and a $95,000 loan from TICs for capital improvements. In 2004, TICs loaned the property an additional $69,000 for additional capital improvements and $31,000 was repaid to Grubb & Ellis Realty Investors. In 2005, the program repaid loans of $8,000 to Grubb & Ellis Realty Investors.

In 2006, the property was sold for a gain of $7,364,000. From the proceeds of the sale, Grubb & Ellis Realty Investors received a disposition fee of $1,825,000, an incentive fee of $1,170,000 and deferred management fees of $253,000. All loans from Grubb & Ellis Realty Investors and the TICs were repaid after the sale.

NNN Dry Creek Centre, LLC:  The offering period began November 15, 2000 and ended January 31, 2001. The offering raised $3,500,000, or 100.0% of the offering amount. The LLC, with one unaffiliated member retained a 2.0% ownership interest in the property. The remaining 98.0% is owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Dry Creek Centre	100.0%	office	01/31/01	$11,100,000	$8,350,000	86,000	Englewood, CO

In 2001, the program had a cash flow deficiency due to the timing of property tax reimbursements. The deficiency was covered by existing reserves which were replenished in 2002 when the corresponding tax reimbursements were billed and collected. In 2004, the program had deficit cash flow after distributions of $47,000 covered by the prior years’ excess cash flow after distributions.

In 2005, the program had deficit cash flow after distributions of $105,000 which was covered by prior years’ cumulative excess cash flow after distributions. An affiliate of Grubb & Ellis Realty Investors advanced $29,000 to pay for tenant improvements not covered by lender reserves. In April 2005, distributions were suspended due to increased vacancy and a lower rental rate on new leasing.

In 2006 and 2007, the program had deficit cash flow before distributions of $81,000 and $57,000, respectively, which was covered by prior years’ cumulative excess cash flow after distributions. No distributions were made to investors in 2006 and 2007.

NNN 2001 Value Fund, LLC:  The offering began March 12, 2001 and ended June 30, 2002. The offering raised $10,992,321, or 99.9% of the offering amount, from 261 unaffiliated members and five members who were shareholders of Grubb & Ellis Realty Investors at the time of the investment. The program acquired 100.0% of two properties, 1840 Aerojet Way and Western Plaza. The program also owned a 40% undivided interest in Pacific Corporate Park. The remaining 60% was owned by a private program, NNN Pacific Corporate Park I, LLC as a TIC interest.

As of December 31, 2006, NNN 2001 Value Fund, LLC owned interests in the following property:

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Western Plaza	100.0%	shopping center	07/31/01	$5,000,000	$4,250,000	412,000	Amarillo, TX

As of December 31, 2006, NNN 2001 Value Fund, LLC had sold the following properties:

	Date of		Ownership	Gain
Property Name	Purchase	Date of Sale	Interest	on Sale

1840 Aerojet	09/27/01	09/27/05	100.0%	$767,000
Pacific Corporate Park	03/25/02	12/28/05	40.0%	$1,135,000

For the years ended December 31, 2001 and 2002, the program had deficit cash flow after distributions and return of capital of $18,000 and $130,000, respectively. For the year ended December 31, 2004, the program had deficit cash flow after distributions of $287,000 which was covered by excess cash flow from the previous year of $165,000 resulting in a return of capital of $122,000.

In 2003, Grubb & Ellis Realty Investors loaned $675,000 to the program. The loan was used for a required $1,000,000 pay down of third party mortgage debt for Western Plaza. In 2004, Grubb & Ellis Realty Investors loaned $375,000 to the program, and an affiliate of Grubb & Ellis Realty Investors loaned $30,000 to the program and $80,000 to Pacific Corporate Park ($32,000 of which is allocable to the private program). The loans were used to fund a shortfall of refinance proceeds for Western Plaza along with capital and tenant improvements at Western Plaza.

In 2005, the program’s 40% interest in Pacific Corporate Park was sold for a gain of $1,135,000. From the proceeds of the sale, Realty received a disposition fee of $130,000 and Grubb & Ellis Realty Investors received property management fees of $3,000 from the program. In 2005, the program sold 1840 Aerojet for a gain of $489,000. Realty did not receive a disposition fee from the sale and Grubb & Ellis Realty Investors received deferred management fees and lease commissions totaling $43,000. Proceeds from the sale were used to pay down $1,000,0000 of the mortgage on Western Plaza and to repay Grubb & Ellis Realty Investors and affiliates $872,000 of loans made to the program. In 2006, Grubb & Ellis Realty Investors advanced $150,000 to the program that was in turn invested in Western Plaza. In 2007, an affiliate of Grubb & Ellis Realty Investors advanced $527,000 to the program that was in turn invested in Western Plaza, and no distributions were made to investors.

NNN Camelot Plaza Shopping Center, LLC:  The offering period began March 30, 2001 and ended December 3, 2001. The offering raised $2,400,000, or 100.0% of the offering amount. The property is 100.0% owned by 13 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Camelot Plaza Shopping Center	100.0%	shopping center	08/01/01	$6,350,000	$4,128,000	91,000	San Antonio, TX

At acquisition, a major tenant left the property but agreed to pay rent through the end of its lease term. As a result, the lender required new loan terms including a lower funding than anticipated and accelerated principal repayment. The vacant space combined with weak local market conditions and the accelerated principal repayment has had a continuing adverse impact on the property’s cash flow. Loans from Grubb & Ellis Realty Investors and affiliates have funded the initial loan proceeds shortfall and accelerated principal repayment during Grubb & Ellis Realty Investors’ leasing and refinancing initiatives. At closing, Grubb & Ellis Realty Investors and an affiliate of Grubb & Ellis Realty Investors made $36,000 and $278,000 loans to the program, respectively. In 2002, an affiliate of Grubb & Ellis Realty Investors loaned $126,000 to the program. In 2003, an affiliate of Grubb & Ellis Realty Investors forgave $100,000 of its loan. In 2004, an affiliate of Grubb & Ellis Realty Investors loaned $155,000 to the program.

In 2001, the program had deficit cash flow after distributions of $82,000 representing return of capital of $65,000. The deficit cash flow and return of capital was funded from reserves and a loan from Grubb & Ellis Realty Investors. In 2002, the program had deficit cash flow after distributions of $57,000 resulting return of capital of the same amount. The deficit cash flow and return of capital was funded by a loan from an affiliate of Grubb & Ellis Realty Investors. In 2003, the program had deficit cash flow after distributions and return of capital of $71,000. In 2004, the program’s distribution rate was reduced from 8.0% to 4.25%.

In April 2005, the property was refinanced with two loans totaling $3,375,000 generating net proceeds of $35,000. Grubb & Ellis Realty Investors did not receive a financing fee from the transaction. In July 2005, distributions to investors were suspended in order to conserve cash flow. During 2005, an affiliate of Grubb & Ellis Realty Investors advanced $93,000 to the program. As of December 31, 2005, Grubb & Ellis Realty Investors and affiliates forgave indebtedness of the program totaling $276,000. In 2006, an affiliate of Grubb & Ellis Realty Investors was repaid $40,000 and no distributions were made to investors.

In 2007, a partial sale of the property’s in-line shops resulted in a loss of $2,152,000, leaving the Walgreen’s pad as the program’s remaining investment. A disposition fee of $31,000 was paid to Realty from proceeds of the sale. Advances from Grubb & Ellis Realty Investors and its affiliates of $18,000 and $151,000, respectively, were repaid from proceeds of the sale. In addition, Grubb & Ellis Realty Investors received $38,000 for deferred fees from the sale. Investors received a distribution of $1,429,000 from the sale proceeds. No distributions were made to investors from operations and the program had deficit cash flow from before distributions from operations of $99,000.

NNN Washington Square Center, LLC:  The offering period began May 1, 2001 and ended November 21, 2001. The offering raised $3,000,000, or 100.0% of the offering amount. 100.0% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Washington Square Center	100.0%	shopping center	10/16/01	$7,263,000	$4,890,000	72,000	Stephenville, TX

In 2002, the program had deficit cash flow after distributions of $50,000 representing return of capital of $22,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions, reserves and a $10,000 loan from an affiliate of Grubb & Ellis Realty Investors.

During the period from 2002 to 2004, the program received loans from Grubb & Ellis Realty Investors and affiliates to fund return of capital as well as lender reserves and leasing costs. In 2002, the program received $10,000 to pay a portion of the return of capital distribution of $22,000. In 2003, the program received a loan of $98,000 from Grubb & Ellis Realty Investors for leasing reserves and costs and repaid $10,000 to an affiliate of Grubb & Ellis Realty Investors. In 2004 and 2005, the program received advances of $40,000 and $2,000, respectively from an affiliate of Grubb & Ellis Realty Investors to fund tenant leasing costs and leasing reserves. In April 2006, the distribution rate was decreased from 8.0% to 5.0%. In 2007, the property was sold resulting in a gain of $1,340,000.

From the proceeds of the sale, the loans of $98,000 from Grubb & Ellis Realty Investors and $42,000 from an affiliate of Grubb & Ellis Realty Investors were repaid. Realty received a disposition fee of $288,000 as a result of the sale.

NNN Reno Trademark, LLC:  The offering period began May 30, 2001 and ended September 26, 2001. The offering raised $3,850,000, or 100.0% of the offering amount. The program owned 60% of the property, with nine unaffiliated TICs investing in the program. T REIT owned the remaining 40% of the property, which was purchased directly from the seller outside of the program.

					Share of
	Ownership		Purchase	Share of	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	At Purchase	(Sq Ft)	Location

Reno Trademark Building	60.0%	office/industrial	09/04/01	$4,378,000	$1,620,000	75,000	Reno, NV

In 2002, the property received a $49,000 loan from an affiliate of Grubb & Ellis Realty Investors to provide the program with sufficient funds to meet the reserves required by the lender to refinance the property. Upon refinancing, the original $1,620,000 loan was replaced with a $4,600,000 loan. After refinancing of the property, there was a special distribution of $1,092,000 to TICs investing in the program. In 2003, the property repaid the $49,000 loan from an affiliate of Grubb & Ellis Realty Investors and received a loan of $19,000 from Grubb & Ellis Realty Investors to assist with year-end reimbursement timing differences. In 2004, the property repaid the $19,000 loan from Grubb & Ellis Realty Investors.

In 2006, the property was sold for a gain of $2,568,000. The program’s share of the gain was $1,541,000. From the sale proceeds, Grubb & Ellis Realty Investors received deferred management fees of $101,000.

NNN One Gateway Plaza, LLC:  The offering period began June 8, 2001 and ended September 25, 2001. The offering raised $4,197,500, or 99.9% of the offering amount. The LLC, with two unaffiliated members retained a 1.25% ownership interest in the property. The remaining 98.75% is owned by 10 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Gateway Plaza	100.0%	office	07/30/01	$12,550,000	$9,375,000	113,000	Colorado Springs, CO

In 2006, the program had a deficit cash flow after distributions of $266,000 which was covered by the prior years’ excess cash flow after distributions. In 2007, the rate of distribution to investors was reduced from 9.0% to 3.0%.

NNN LV 1900 Aerojet Way, LLC:  The offering period began July 26, 2001 and ended August 31, 2001. The offering raised $2,000,000, or 100.0% of the offering amount. 100.0% of the property is owned by 10 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1900 Aerojet Way	100.0%	office/industrial	08/31/01	$5,067,000	$3,625,000	107,000	Las Vegas, NV

In 2001, the program received a $32,000 loan from Grubb & Ellis Realty Investors to cover unanticipated lender holdbacks of $200,000 at acquisition. In 2002, the program received an $18,000 loan from an affiliate of Grubb & Ellis Realty Investors to supplement capital funds due to the timing of certain repairs. In 2003, the program received a $31,000 loan from Grubb & Ellis Realty Investors for the same purpose. In 2003, the program had deficit cash flow after distributions of $1,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions. In 2004, the program received a $7,000 loan from Grubb & Ellis Realty Investors and a $5,000 loan from an affiliate of Grubb & Ellis Realty Investors.

In 2005, the property was sold for a gain of $380,000. Prior advances from Grubb & Ellis Realty Investors were repaid from proceeds of the sale. Additionally, Grubb & Ellis Realty Investors received deferred management fees of $45,000. No disposition fee was paid to Realty. All loans were repaid from proceeds of the sale.

NNN Timberhills Shopping Center, LLC: The offering period began July 31, 2001 and ended November 27, 2001. The offering raised $3,695,375, or 99.9% of the offering amount. The LLC, with one unaffiliated member retained a 1.0% ownership interest in the property. The remaining 99.0% is owned by 13 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Timberhills Shopping Center	100.0%	shopping center	11/27/01	$9,180,000	$6,390,000	102,000	Sonora, CA

In 2002, an affiliate of Grubb & Ellis Realty Investors loaned $66,000 to the program for acquisition related costs.

In 2005, the property was sold for a gain of $1,567,000. The loan totaling $66,000 from an affiliate of Grubb & Ellis Realty Investors was repaid from proceeds of the sale. Grubb & Ellis Realty Investors received $65,000 for deferred management fees and leasing commissions and Realty received a disposition fee of $354,000 from the proceeds of the sale.

NNN Addison Com Center, LLC:  The offering period began August 16, 2001 and ended April 2, 2002. The offering raised $3,650,000, or 100.0% of the offering amount. The LLC, with six unaffiliated members retained a 5.125% ownership interest in the property. The remaining 94.875% is owned by 10 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Addison Com Center	100.0%	office	10/31/01	$10,500,000	$7,750,000	96,000	Addison, TX

In March 2003, the program reduced its distributions to investors from 8.0% to 0% as a result of the loss of a major tenant. In 2003, the program received a $40,000 loan from Grubb & Ellis Realty Investors. In 2004, the program had deficit cash flow of $217,000. The deficit cash flow was funded from prior years’

excess cash flow after distributions and a $37,000 loan from an affiliate of Grubb & Ellis Realty Investors in 2004. There were no distributions made in 2004, 2005, 2006, and 2007.

In 2005, Grubb & Ellis Realty Investors and an affiliate loaned $64,000 and $102,000, respectively. The loans were used to cover a 2005 operating cash flow deficit of $33,000 and to fund lender leasing reserves. For the year ended December, 31 2005, Grubb & Ellis Realty Investors and affiliates forgave loans to the program in the amount of $104,000 and $139,000, respectively.

In 2006, Grubb & Ellis Realty Investors loaned $548,000 and TIC investors funded a $200,000 cash call to cover a 2006 operating cash flow deficit of $223,000 and fund leasing costs of $681,000. In 2007, an affiliate of Grubb & Ellis Realty Investors advanced the program $765,000, primarily to fund tenant improvement costs for a new lease. The program had deficit cash flow before distributions of $96,000.

NNN County Center Drive, LLC:  The offering period began September 18, 2001 and ended February 6, 2002. The offering raised $3,125,000, or 100.0% of the offering amount. The LLC, with Grubb & Ellis Realty Investors as a single member retained a 1.0% ownership interest in the property. The remaining 99.0% is owned by 17 unaffiliated TICs, T REIT, an entity controlled by Mr. Thompson and a shareholder of Grubb & Ellis Realty Investors investing as TICs in the program.

				Share of	Share of
	Ownership	Type of Property	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	distribution/	Date	Price	at Purchase	(Sq Ft)	Location

County Center Building	84.0%	distribution/ warehouse/office	09/28/01	$4,532,000	$2,696,000	78,000	Temecula, CA

In 2003, the program had deficit cash flow after distributions of $45,000. The deficit cash flow was funded from prior years’ excess cash flow.

In 2003, an affiliate of Grubb & Ellis Realty Investors loaned $14,000 and Grubb & Ellis Realty Investors loaned $59,000 to the program primarily to fund lender required reserves. In 2004, Grubb & Ellis Realty Investors loaned an additional $52,000 for the same purpose.

In 2005, the property was sold for a gain. The program’s share of the gain was $932,000. From the sale proceeds, loans from Grubb & Ellis Realty Investors and affiliates totaling $125,000 were repaid, Grubb & Ellis Realty Investors received deferred management fees of $122,000 and Realty received a disposition fee of $158,000.

NNN City Center West “B” LLC:  The offering period began October 31, 2001 and ended June 15, 2002. The offering raised $8,200,000, or 100.0% of the offering amount. The LLC, with two unaffiliated members retained a 0.915% ownership interest in the property. The remaining 99.085% is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

City Center West “B”	100.0%	office	01/23/02	$20,800,000	$14,650,000	104,000	Las Vegas, NV

The property was subject to a master lease guaranteed by an affiliate of Grubb & Ellis Realty Investors.

In 2006, the property was sold for a gain of $10,269,000. From the sale proceeds, Grubb & Ellis Realty Investors and Realty received deferred management related fees and leasing commissions totaling $472,000 and Realty received a disposition fee of $1,458,000.

NNN Arapahoe Service Center II, LLC:  The offering period began February 11, 2002 and ended June 20, 2002. The offering raised $4,000,000, or 100.0% of the offering amount. The LLC, with two unaffiliated members retained a 5% ownership interest in the property. The remaining 95% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Arapahoe Service Center II	100.0%	office/flex complex	04/19/02	$8,038,000	$5,000,000	79,000	Englewood, CO

In 2004, the program had deficit cash flow after distributions of $33,000. The deficit cash flow resulted from a special distribution of $100,000 in addition to the program’s regular distribution which was funded from prior years’ excess cash flow after distributions.

In 2007, the property was sold for a gain of $2,659,000. From the proceeds, Realty received a disposition fee of $230,000.

NNN City Center West “A”, LLC:  The offering period began February 12, 2002 and ended March 15, 2002. The offering raised $1,237,803, or 35.4% of the offering amount. 10.875% of the property is owned by three unaffiliated TICs investing in the program and 89.125% of the property is owned by T REIT, which purchased its interest as a TIC in the property outside of the program.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

City Center West “A”	10.9%	office	03/15/02	$2,362,000	$1,417,000	106,000	Las Vegas, NV

In 2003, the program had deficit cash flow after distributions of $4,000 representing return of capital of $2,000. In 2004, the program had deficit cash flow after distributions of $15,000 resulting in return of capital of the same amount.

In 2005, the property was sold for a gain. The program’s share of the gain was $612,000. The program paid Realty a disposition fee of $102,000 and Grubb & Ellis Realty Investors lease commissions of $12,000.

NNN Titan Building & Plaza, LLC:  The offering began February 18, 2002 and ended May 28, 2002. The offering raised $2,219,808, or 88.8% of the original offering amount from five unaffiliated TICs. The program acquired a 51.5% interest in the property. The remaining 48.5% was purchased outside of the program by T REIT as a TIC.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Titan Building and Titan Plaza	51.5%	office	04/17/02	$4,721,000	$3,090,000	131,000	San Antonio, TX

In June 2005, the property was refinanced with a $6,900,000 loan which produced net proceeds of $74,000. Grubb & Ellis Realty Investors did not receive a financing fee.

In 2006, the property was sold for a gain. The program’s share of the gain was $1,487,000. From its share of the sale proceeds, the program paid Realty a disposition fee of $271,000 and Grubb & Ellis Realty Investors an incentive fee of $400,000.

NNN Pacific Corporate Park 1, LLC:  The offering began March 11, 2002 and ended June 25, 2002. The offering raised $5,800,000, or 100.0% of the offering amount. The LLC retained an undivided 60% ownership interest in the property from 45 unaffiliated members and T REIT. The remaining 40% is owned by a private program, NNN 2001 Value Fund, LLC. Each program invested as an independent TIC outside of the other program.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Pacific Corporate Park	60.0%	6-building office park	03/25/02	$14,237,000	$9,300,000	167,000	Lake Forest, CA

In 2004, the program had deficit cash flow after distributions of $55,000 which was funded by prior years’ excess cash flow after distributions. In 2004, an affiliate of Grubb & Ellis Realty Investors loaned $80,000 ($48,000 of which is allocable to the program’s 60% ownership interest in the property) to cover incurred tenant improvements.

In 2005, the last three buildings were sold resulting in an aggregate gain to the program from all sales of $1,700,000. Realty received a disposition fee from the program of $59,000 and Grubb & Ellis Realty Investors received deferred management fees and leasing commissions from the program of $41,000 as a result of all sales. The loan from an affiliate of Grubb & Ellis Realty Investors was repaid from the sale proceeds.

NNN North Reno Plaza, LLC:  The offering period began March 31, 2002 and ended June 19, 2002. The offering raised $2,750,000, or 100.0% of the offering amount. The LLC, with three unaffiliated members retained a 1.75% ownership interest in the property. The remaining 98.25% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

North Reno Plaza Shopping Center	100.0%	shopping center	06/19/02	$7,200,000	$5,400,000	130,000	Reno, NV

In 2003, the program received a loan of $44,000 from Grubb & Ellis Realty Investors to supplement a short-term cash balance deficit. The loan was repaid in 2004.

In 2005, the property was sold for a gain of $2,713,000. From the proceeds of the sale, Realty received a disposition fee of $324,000 and Grubb & Ellis Realty Investors received property management fees of $8,000.

NNN Brookhollow Park, LLC:  The offering period began April 12, 2002 and ended July 3, 2002. The offering raised $6,550,000, or 100.0% of the offering amount. The LLC, with nine unaffiliated members and two affiliated members, consisting of separate investments by an entity controlled by Mr. Thompson, retained a 7.25% ownership interest in the property. The remaining 92.75% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Brookhollow Park	100.0%	office	07/03/02	$15,360,000	$10,250,000	102,000	San Antonio, TX

In 2005, the program had a deficit cash flow after distributions of $445,000 due primarily to payment of two years of property taxes in the current year resulting in an overstatement of expense of $411,000. Prior years’ excess cash flow after distributions covered the 2005 deficit. In 2007, the property was sold resulting in a gain of $86,000. From the proceeds of the sale, Realty received a disposition fee of $175,000 and Grubb & Ellis Company, as the listing broker, received a real estate commission of $200,000.

NNN 1397 Galleria Drive, LLC:  The offering period began May 24, 2002 and ended October 23, 2002. The offering raised $1,950,000, or 100.0% of the offering amount. The LLC, with one unaffiliated member retained a 2.0% ownership interest in the property. The remaining 98.0% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Galleria Office Building	100.0%	office	09/11/02	$3,420,000	$1,962,000	14,000	Henderson, NV

In August 2003, a major tenant vacated the property. As a result, in February 2004, the program terminated distributions to investors. In 2003, the program had deficit cash flow after distributions of $97,000 representing return of capital of $69,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions, reserves and a $5,000 loan from an affiliate of Grubb & Ellis Realty Investors. In 2004, the program had deficit cash flow after distributions of $18,000 representing return of capital of $13,000. In 2004, the $5,000 loan from an affiliate of Grubb & Ellis Realty Investors was repaid. In 2005, no distributions were made to investors and the property had a deficit cash flow of $38,000. In 2006, no distributions were made to investors and the property had a positive cash flow of $51,000 which was used to cover $62,000 of leasing costs incurred during the year. In 2007, distributions to investors were reinstated at a rate of 4.0%.

NNN Bryant Ranch, LLC:  The offering period began June 10, 2002 and ended November 12, 2002. The offering raised $5,000,000, or 100.0% of the offering amount. The LLC, with eight unaffiliated members retained a 2.875% ownership interest in the property. The remaining 97.125% was owned by 20 unaffiliated investors and one entity controlled by Mr. Thompson investing as TICs in the program. The property was acquired from WREIT, an entity managed by Grubb & Ellis Realty Investors.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bryant Ranch Shopping Center	100.0%	shopping center	09/05/02	$10,080,000	$6,222,000	94,000	Yorba Linda, CA

For the year ended December 31, 2003, the program had deficit cash flow after distributions of $58,000 which was funded by the previous year’s excess cash flow after distributions. On November 2, 2004, the property was sold at a price of $13,000,000. From sale proceeds, Realty received a disposition fee of $260,000. The gain was $1,424,000.

NNN 4241 Bowling Green, LLC:  The offering period began June 14, 2002 and ended December 27, 2002. The offering raised $2,850,000, or 100.0% of the offering amount. The LLC, with one unaffiliated member retained a 2.63% ownership interest in the property. The remaining 97.37% is owned by 17 unaffiliated TICs investing in the program. The property was acquired from a private program managed by Grubb & Ellis Realty Investors.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

4241 Bowling Drive	100.0%	office	09/25/02	$5,200,000	$3,092,000	68,000	Sacramento, CA

In 2002, Grubb & Ellis Realty Investors loaned $9,000 to the program to cover costs to close the acquisition as all of the offering proceeds had not been raised as of the acquisition date of the property. The loan was repaid in 2003 upon the completion of the offering. In 2004, the program had deficit cash flow after distributions of $127,000 representing return of capital of $84,000. In 2005, the program had deficit cash flow after distributions of $1,000 representing return of capital of $1,000. In February 2006, distributions were suspended to reserve cash flow after debt service for anticipated re-tenanting costs. In 2007, the property was sold resulting in a gain of $573,000. From proceeds of the sale, Realty received a disposition fee of $123,000 and Grubb & Ellis Company, as the listing broker, received a real estate commission of $146,000.

NNN Wolf Pen Plaza, LLC:  The offering period began July 1, 2002 and ended October 23, 2002. The offering raised $5,500,000, or 100.0% of the offering amount. The LLC, with one unaffiliated member retained a 1.0% ownership interest in the property. The remaining 99.0% was owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Wolf Pen Plaza	100.0%	shopping center	09/24/02	$16,220,000	$12,265,000	170,000	College Station, TX

In 2005, deficit cash flow after distributions of $400,000 was due primarily to payment of two years property taxes for 2004 and 2005 causing a one time increase in expenses of $406,000. The deficit resulted in a return of capital of $13,000. In 2007, the property was sold resulting in a gain of $2,924,000. From the proceeds of the sale, Realty received a disposition fee of $797,000.

NNN Alamosa Plaza, LLC:  The offering period began July 18, 2002 and ended October 25, 2002. The offering raised $6,650,000, or 100.0% of the offering amount. The LLC, with one unaffiliated member retained a 1.0% ownership interest in the property. The remaining 99.0% was owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Alamosa Plaza Shopping Center	100.0%	shopping center	10/08/02	$18,500,000	$13,500,000	78,000	Las Vegas, NV

In 2004, the program had deficit cash flow after distributions of $141,000. Prior years’ excess cash flow after distributions covered, in part, the 2004 deficit resulting in return of capital of $92,000.

In 2005, the property was sold for a gain of $2,960,000. Proceeds from the sale were used to pay Realty a disposition fee of $454,000 and Grubb & Ellis Realty Investors deferred management fees totaling $63,000.

NNN 2006 Notes Program, LLC:  The offering period began August 1, 2002 and ended May 23, 2003. The offering raised $1,044,881, or 10.4% of the $10,000,000 offering amount from 22 note unit holders. The program offered note units through its unsecured note offering. The program was formed for the purpose of making unsecured loans to one or more borrowers, likely to be affiliates of Grubb & Ellis Realty Investors for the sole purpose of acquiring and holding real estate. An investor in this program was making a loan to the LLC. Grubb & Ellis Realty Investors is the sole member and manager of the LLC and caused it to use its net proceeds from the offering to support its efforts in sponsoring real estate investments by making unsecured loans to affiliated entities. Grubb & Ellis Realty Investors, as the sole member and manager of the LLC, guaranteed the payment of all principal and interest on the note units.

In 2005, the LLC repaid all outstanding note unit principal and accrued interest to the note unit holders, and the program was completed.

NNN Saddleback Financial, LLC:  The offering period began August 30, 2002 and ended October 29, 2002. The offering raised $3,865,800, or 100.0% of the offering amount. 75% of the property was owned by investors investing in the program and 25% of the property was owned by T REIT, which purchased its portion of the property outside of the program. The LLC, with one unaffiliated member retained a 1.67% ownership interest in the program. The remaining 98.33% was owned by seven unaffiliated TICs investing in the program.

					Share of
	Ownership		Purchase	Share of Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Saddleback Financial Center	75.0%	office	09/25/02	$8,304,000	$5,738,000	72,000	Laguna Hills, CA

In 2003, the program had deficit cash flow after distributions of $127,000 resulting in return of capital of $46,000. The deficit cash flow was funded in part from prior years’ excess cash flow after distributions. In December 2004, the property was sold at a price of $15,450,000. Realty was paid a disposition fee of $460,000 from the program’s portion of the sale. The program realized a gain of $1,938,000.

NNN Kahana Gateway Center, LLC:  The offering period began August 9, 2002 and ended March 6, 2003. The offering raised $8,140,000, or 100.0% of the offering amount. The LLC, with nine unaffiliated members and one shareholder of Grubb & Ellis Realty Investors retained a 5% ownership interest in the property. The remaining 95% was owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Kahana Gateway Shopping Center and Professional Bldg	100.0%	retail/office	12/20/02	$19,400,000	$13,041,000	80,000	Maui, HI

In 2005, the property was sold for a gain of $4,033,000. Realty received a disposition fee of $765,000 from the sale proceeds.

NNN Springtown Mall, DST:  The offering period began October 10, 2002 and ended March 21, 2003. The offering raised $2,550,000, or 100.0% of the offering amount. The LLC, with three unaffiliated members owns a 3.375% beneficial interest in the trust that owns the property. Eleven unaffiliated investors own the remaining 96.625% of the beneficial interest in the trust that owns the property.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Springtown Mall Shopping Center	100.0%	shopping center	12/09/02	$6,490,000	$4,700,000	96,000	San Marcos, TX

In 2002, affiliates of Grubb & Ellis Realty Investors loaned $107,000 to the program to cover costs to close the acquisition as all of the offering proceeds had not been raised as of the acquisition date of the property. Upon completion of the offering in 2003, $65,000 of these loans were repaid. Also, in 2002, the program had deficit cash flow of $4,000 with no return of capital as no distributions were made in that year.

In 2005, the property was sold for a gain of $775,000. From the proceeds of the sale, Realty received a disposition fee of $210,000 and affiliates of Grubb & Ellis Realty Investors received repayment of $42,000 for loans.

NNN Congress Center, LLC:  The offering began October 15, 2002 and ended July 14, 2003. The offering raised $36,073,120, or 100.0% of the offering amount. The LLC retained a 28.9% interest in the property and 44.8% interest in the program with 81 unaffiliated members, T REIT and 2002 Value Fund. The remaining 55.2% of the program (35.6% interest in the property) was owned by 15 unaffiliated TICs investing in the program. The program owns 64.5% of the property. The remaining 35.5%, which was purchased outside the program, was owned by one unaffiliated TIC (5.5% ownership in the property) and G REIT as a TIC (30% ownership of the property).

					Share of
	Ownership		Purchase	Share of	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Congress Center	64.5%	office	01/09/03	$87,790,000	$61,839,000	525,000	Chicago, IL

In 2006, the property had deficit cash flow after distributions of $263,000 which was covered by prior years’ excess cash flow after distributions. In 2007, the distribution rate was reduced from 9.5% to 5.0%.

NNN Park Sahara, DST:  The offering period began October 25, 2002 and ended March 17, 2003. The offering raised $4,953,000, or 100.0% of the offering amount. 95.25% of the property was owned by investors investing in the program and 4.75% of the property was purchased outside the program by G REIT as a TIC interest. The LLC, with one unaffiliated member owns a 1.71% beneficial interest in the trust that owns the property. Eleven unaffiliated investors own the remaining 98.29% of the beneficial interest in the trust that owns 95.25% of the property.

					Share of
	Ownership		Purchase	Share of	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Park Sahara Office Park	95.25%	5-building office park	03/18/03	$11,621,000	$8,001,000	124,000	Las Vegas, NV

In 2002, Grubb & Ellis Realty Investors loaned $225,000 to the program to cover costs to close the acquisition as all of the offering equity had not been raised as of the acquisition of the property. Upon completion of the offering in 2003, the loan was repaid. In 2004, Grubb & Ellis Realty Investors loaned $44,000 to fund operations. In 2004, the program had deficit cash flow after distributions of $228,000 and return of capital of $174,000.

In 2005, the property was sold for a gain. The program’s share of the gain was $1,652,000. From the sale proceeds, the $44,000 loan from Grubb & Ellis Realty Investors was repaid, a disposition fee of $320,000 was paid to Realty, and Grubb & Ellis Realty Investors received deferred lease commissions and management fees totaling $385,000.

NNN Parkwood Complex, LLC:  The offering period began October 28, 2002 and ended April 23, 2003. The offering raised $7,472,000, or 100.0% of the offering amount. The LLC, with 12 unaffiliated members and one shareholder of Grubb & Ellis Realty Investors retained a 13.5% ownership interest in the property. The remaining 86.5% was owned by 10 TICs, nine unaffiliated members and an entity controlled by Mr. Thompson investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkwood I & II	100.0%	office	12/31/02	$20,436,000	$13,922,000	196,000	Woodlands, TX

In 2002, an affiliate of Grubb & Ellis Realty Investors and Grubb & Ellis Realty Investors loaned $257,000 and $87,000, respectively, to cover costs to close the acquisition as all of the offering equity had not been raised as of the acquisition of the property. Upon completion of the offering in 2003, these loans were repaid. In 2003, an affiliate of Grubb & Ellis Realty Investors loaned $1,500,000 to take out short-term seller financing until a new mortgage could be put in place. This loan was repaid in 2003.

In 2005, one of the two buildings was sold for $12,700,000 resulting in a gain of $600,000. At the same time, the remaining building was refinanced with an $8,400,000 mortgage. From the sale, Realty received a disposition fee of $127,000 and Grubb & Ellis Realty Investors received management fees totaling $47,000. The refinance resulted in net proceeds of $367,000 and Grubb & Ellis Realty Investors received a financing fee of $42,000.

In 2006, the second building was sold for $13,600,000 resulting in a gain of $1,672,000. From the sale, Realty received a disposition fee of $500,000.

NNN Beltline-Royal Ridge, LLC:  The offering began November 8, 2002 and ended November 4, 2003. The offering raised $4,900,000, or 100.0% of the offering amount. The LLC retained a 10.5% ownership interest with 12 unaffiliated members. The remaining 89.5% was owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Beltline — 114 and Royal Ridge Tech	100.0%	2 office buildings	04/01/03	$9,550,000	$6,150,000	84,000	Irving, TX

In 2005, the deficit cash flow after distributions of $120,000 was due to payment of property taxes for two years, 2004 and 2005 causing a one time increase of expenses of $230,000. Prior years’ excess cash flow after distributions covered the deficit in 2005 and a $41,000 deficit in 2006. In February 2006 distributions to investors were suspended due to the vacation of a major tenant from one of the buildings. In 2007, the program had deficit cash flow before distributions of $141,000, and no distributions to investors were made.

NNN Parkway Towers, DST:  The offering period began November 18, 2002 and ended August 13, 2003. The offering raised $7,342,575, or 99.9% of the offering amount. The LLC, with two unaffiliated members owns a 1.75% beneficial interest in the trust that owns the property. Twenty-four unaffiliated investors own the remaining 98.25% of the beneficial interest in the trust that owns the property.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkway Towers Office Park	100.0%	office	05/09/03	$12,450,000	$6,000,000	190,000	Nashville, TN

Upon the acquisition in 2003, the lender funded $1,200,000 less than the amount planned for in the offering memorandum, pending lease-up of vacant space. In 2003, the program received a $100,000 loan from an affiliate of Grubb & Ellis Realty Investors and a $113,000 loan from Grubb & Ellis Realty Investors to supplement capital funds for tenant improvements and lender-required capital improvements, which was repaid upon the full funding of the loan by the lender. The lender subsequently funded an additional $2,000,000, but required that the majority of this amount be reserved for capital improvements. In 2004, the $100,000 loan from an affiliate of Grubb & Ellis Realty Investors was repaid and Grubb & Ellis Realty Investors loaned $21,000 to supplement capital needs at the property.

In 2005, an affiliate of Grubb & Ellis Realty Investors loaned $51,000 to the program. $21,000 of the loan was used to repay a loan from Grubb & Ellis Realty Investors and the remaining balance was used to repay a loan from the program’s LLC. In 2007, the property was sold resulting in a gain of $1,991,000. From the proceeds of the sale, Realty received a disposition fee of $263,000 and deferred management fees and leasing commissions totaling $328,000; Grubb & Ellis Realty Investors received deferred expense reimbursements of $63,000; and the loan of $51,000 plus accrued interest to an affiliate of Grubb & Ellis Realty Investors was repaid.

NNN Buschwood, LLC:  The offering period began December 20, 2002 and ended March 25, 2003. The offering raised $3,200,000, or 100.0% of the offering amount. The LLC, with one unaffiliated member retained a 1.0% ownership interest in the property. The remaining 99.0% was owned by 12 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Buschwood III Office Park	100.0%	office	03/25/03	$6,983,000	$4,600,000	77,000	Tampa, FL

In 2004, the program had deficit cash flow after distributions of $30,000 covered by prior years’ excess cash flow after distributions. In February 2006 the distributions to investors were suspended to conserve cash flow in order to re-tenant vacated space. In 2007, the property was sold resulting in a gain of $1,579,000. From the proceeds of the sale, Realty received a disposition fee of $340,000.

NNN 1851 E. First Street, LLC:  The offering period began February 14, 2003 and ended July 29, 2003. The offering raised $20,500,000, or 100.0% of the offering amount. The LLC, with 54 unaffiliated members retained an 11.5% ownership interest in the property. The remaining 88.5% was owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1851 E. First Street	100.0%	office	06/16/03	$60,500,000	$45,375,000	318,000	Santa Ana, CA

In January 2005, the property was refinanced with a $49,000,000 loan resulting in net proceeds to the property of $1,918,000. From the refinance proceeds, a special distribution of $750,000 was made to investors. Grubb & Ellis Realty Investors received a financing fee of $223,000.

In 2006, the property was sold resulting in a gain of $9,178,000. From the proceeds of the sale, Realty received a disposition fee of $2,635,000 and Grubb & Ellis Realty Investors received management related fees totaling $22,000.

NNN Netpark, LLC:  The offering period began March 18, 2003 and ended September 18, 2003. The offering raised $23,700,000, or 100.0% of the offering amount. The LLC, with 33 unaffiliated members retained a 4.75% ownership interest in the property. The remaining 95.25% was owned by 22 unaffiliated TICs, 2002 Value Fund and an entity controlled by Mr. Thompson investing as TICs in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Netpark Tampa Bay	100.0%	office	06/11/03	$47,000,000	$31,500,000	911,000	Tampa, FL

In 2005, NNN 2002 Value Fund, LLC sold its 50% TIC interest in the property to an affiliated program, NNN Netpark II, LLC for $33,500,000. In connection with the sale, a $500,000 disposition fee was paid to Realty. New financing of $43,000,000 was put on the property at the time of the sale. Under the new ownership structure, net proceeds relating to the remaining TIC and LLC ownership was held as property reserves and the owners in the NNN Netpark II, LLC program funded their share of property reserves from equity. From the refinance, Grubb & Ellis Realty Investors received a financing fee of $224,000 and $17,000 for management fees, and Realty received $58,000 for leasing commissions.

In 2007, the program had deficit cash flow after distributions of $306,000 which was covered by prior years’ excess cash flow after distributions

NNN 602 Sawyer, LLC:  The offering period began March 28, 2003 and ended September 3, 2003. The offering raised $4,700,000, or 100.0% of the offering amount. The LLC, with seven unaffiliated members retained a 10% ownership interest in the property. The remaining 90% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

602 Sawyer	100.0%	office	06/05/03	$9,270,000	$5,850,000	86,000	Houston, TX

In 2004, the program had deficit cash flow after distributions of $89,000. The prior year’s excess cash flow after distributions covered the deficit in 2004. In December 2004, an affiliate of Grubb & Ellis Realty Investors loaned $20,000 to the program for operations. In March 2005, the distribution rate was reduced from

8.0% to 5.0% to conserve cash flow for new leasing. In August 2005, distributions were suspended. An affiliate of Grubb & Ellis Realty Investors loaned $66,000 to the program for tenant improvement costs not covered by lender reserves. In 2006, $56,000 of the loan from an affiliate of Grubb & Ellis Realty Investors was repaid and no distributions were made to investors. In 2007, distributions to investors were reinstated at a rate of 5.0%, and the program repaid the remaining $30,000 advance from an affiliate of Grubb & Ellis Realty Investors.

NNN Jefferson Square, LLC:  The offering period began May 1, 2003 and ended August 26, 2003. The offering raised $9,200,000, or 100.0% of the offering amount. The LLC, with 22 unaffiliated members retained a 10.0% ownership interest in the property. The remaining 90.0% was owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	At Purchase	(Sq Ft)	Location

Jefferson Square	100.0%	office/retail	07/28/03	$20,125,000	$13,070,000	146,000	Seattle, WA

In 2005, the property was sold for a gain of $4,232,000. From the proceeds, Realty received a disposition fee of $1,080,000 and Grubb & Ellis Realty Investors was paid deferred lease commissions and property management fees totaling $91,000.

NNN Arapahoe Business Park, LLC:  The offering period began June 13, 2003 and ended September 3, 2003. The offering raised $3,800,000, or 100.0% of the offering amount. The LLC, with five unaffiliated members retained a 5% ownership interest in the property. The remaining 95.0% was owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Arapahoe Business Park I & II	100.0%	office	08/11/03	$7,988,000	$5,200,000	133,000	Centennial, CO

In 2003, Grubb & Ellis Realty Investors loaned $15,000 to the program relating to costs associated with the acquisition of the property. The loan was repaid in 2004. In 2006 and 2007, the program had deficit cash flow after distributions of $134,000 and $45,000, respectively, which was covered by prior years’ excess cash flow after distributions.

NNN 901 Corporate Center, LLC:  The offering period began June 13, 2003 and ended October 3, 2003. The offering raised $6,292,125, or 99.9% of the offering amount. The LLC, with 12 unaffiliated members retained a 5.125% ownership interest in the property. The remaining 94.875% was owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

901 Corporate Center	100.0%	office	08/15/03	$16,150,000	$11,310,000	101,000	Monterey Park, CA

In 2004, the program had deficit cash flow after distributions of $211,000 representing return of capital of $68,000. The deficit cash flow was funded in part from the prior year’s excess cash flow after distributions. In 2006, the property was sold resulting in a gain of $2,836,000. From the proceeds of the sale, Realty received a disposition fee of $732,000 and Grubb & Ellis Realty Investors received deferred management related fees totaling $206,000.

NNN Jamboree Promenade, LLC:  The offering period began June 20, 2003 and ended December 10, 2003. The offering raised $6,800,000, or 100.0% of the offering amount. The LLC, with 14 unaffiliated members retained a 7.625% ownership interest in the property. The remaining 92.375% is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Jamboree Promenade	100.0%	retail	07/25/03	$20,200,000	$15,000,000	59,000	Irvine, CA

In 2006, in addition to the regular monthly distributions, a special one time distribution of $625,000 was made to investors resulting in deficit cash flow after distributions of $509,000. The deficit cash flow was covered by prior years’ excess cash flow after distributions.

NNN Executive Center, LLC:  The offering period began July 11, 2003 and ended December 23, 2003. The offering raised $14,700,000, or 100.0% of the offering amount. The LLC, with 30 unaffiliated members, a shareholder of Grubb & Ellis Realty Investors and an entity controlled by Mr. Thompson retained a 49.625% ownership interest in the property. The remaining 50.375% is owned by 14 unaffiliated TICs and 2003 Value Fund and an entity controlled by Mr. Thompson investing as TICs in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Executive Center II & III	100.0%	office	08/01/03	$24,600,000	$14,950,000	381,000	Dallas, TX

In 2005, the program had a deficit cash flow after distributions of $409,000. The current year deficit was covered by prior years’ excess cash flow after distributions. In April 2005, distributions were suspended to conserve cash flow for leasing and capital cost requirements. In December 2005, the property was refinanced with $16,000,000 of mortgage debt. There were no proceeds from the refinancing and Grubb & Ellis Realty Investors did not receive a financing fee from the transaction. Due to the renewal of a major tenant, $2,000,000 of leasing and capital costs were incurred by the property. To help pay for the leasing costs and fund a deficit of $1,078,000 resulting from the refinancing, an affiliate of Grubb & Ellis Realty Investors advanced $1,445,000 to the property and Grubb & Ellis Realty Investors made a cash call from the investors. The investors advanced $1,205,000 to the property.

In 2006, no distributions were made to investors and the property had a deficit cash flow after distributions of $746,000 due primarily to the payment of two years of property taxes during the year resulting in excess payments of $634,000. Excess cash flow after distributions from prior years and cash reserves covered the deficit. In 2007, no distributions were made to investors.

NNN Union Pines, LLC:  The offering period began July 18, 2003 and ended May 20, 2004. The offering raised $7,900,000, or 100.0% of the offering amount. The LLC, with 12 unaffiliated members retained a 5.25% ownership interest in the property. The remaining 94.75% is owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Union Pines	100.0%	office	10/08/03	$15,000,000	$9,060,000	134,000	Tulsa, OK

In 2006, deficit cash flow after distributions of $142,000 was covered by prior years’ excess cash flow after distributions.

NNN 1410 Renner, LLC:  The offering period began July 25, 2003 and ended December 8, 2003. The offering raised $7,300,000, or 100.0% of the offering amount. The LLC, with seven unaffiliated members retained a 5% ownership interest in the property. The remaining 95.0% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1410 Renner Road	100.0%	office	10/29/03	$13,900,000	$8,740,000	117,000	Richardson, TX

In May 2005, a tenant occupying 38.0% of the building did not renew their lease and distributions were suspended until the space is re-leased. In 2005, the deficit cash flow after distributions of $5,000 was covered by prior years’ excess cash flow after distributions. The deficit was due to payment of two years property taxes (2004 and 2005) in the current year resulting in excess payments of $285,000. No distributions were made to investors in 2006 and 2007.

NNN Westbay Office Park, LLC:  The offering period began August 8, 2003 and ended June 9, 2004. The offering raised $11,000,000, or 100.0% of the offering amount. The LLC, with 22 unaffiliated members retained an 11.375% ownership interest in the property. The remaining 88.625% is owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Westbay Office Park	100.0%	office	12/15/03	$23,600,000	$15,000,000	108,000	Las Vegas, NV

In 2003, Grubb & Ellis Realty Investors loaned $630,000 to the program at acquisition to fund an unanticipated lender imposed holdback related to tenant estoppel issues. Grubb & Ellis Realty Investors was repaid $360,000 during 2004. In 2004, the program had deficit operating cash flow after distributions of $7,000, covered by the previous year’s excess cash flow after distributions. In 2005, an affiliate of Grubb & Ellis Realty Investors loaned $135,000 to the program to pay for tenant improvements and to repay $46,000 of Grubb & Ellis Realty Investors’ loan.

In 2006, the loan from an affiliate of Grubb & Ellis Realty Investors was repaid when the lender released the remaining $265,000 holdback for tenant estoppels. The property had a deficit cash flow after distributions of $354,000 resulting in $44,000 of return of capital and the remaining $310,000 deficit was covered by prior years’ excess cash flow after distributions. In 2007, no distributions were made to investors, and an affiliate of Grubb & Ellis Realty Investors advanced the program $262,000 to fund tenant improvement costs.

NNN Parkway Corporate Plaza, LLC:  The offering period began August 15, 2003 and ended June 7, 2004. The offering raised $23,713,346, or 99.6% of the offering amount. The LLC, with 50 unaffiliated members retained a 6.2% ownership interest in the property. The remaining 93.8% is owned by 24 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkway Corporate Plaza	100.0%	office	11/10/03	$63,650,000	$45,000,000	287,000	Roseville, CA

In 2004, a major tenant vacated the property. Pursuant to the loan agreement, this event allowed the lender to sweep all operating cash flow for a reserve. Grubb & Ellis Realty Investors procured a $2,500,000 letter of credit to temporarily secure funding of the reserve and the lender ended the cash flow sweep. The TICs funded their pro rata share of the reserve either directly or in credit of their distributions. In 2004, Grubb & Ellis Realty Investors loaned $2,058,000 related to the letter of credit. In 2004, Grubb & Ellis Realty Investors was repaid $1,145,000 of the loan.

In December 2005, the property was refinanced with a loan in the amount of $44,500,000. Grubb & Ellis Realty Investors did not receive a financing fee from the transaction. The refinance generated net proceeds of $1,754,000 which were used to repay $832,000 of the loan from Grubb & Ellis Realty Investors. In 2007, Grubb & Ellis Realty Investors was repaid $41,000.

NNN Twain, LLC:  The offering period began September 3, 2003 and ended May 20, 2004. The offering raised $2,925,000, or 100.0% of the offering amount. The LLC, with seven unaffiliated members retained a 7.875% ownership interest in the property. The remaining 92.125% is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Business Bank of Nevada	100.0%	office	12/08/03	$5,700,000	$3,750,000	27,000	Las Vegas, NV

In 2003, due to an unanticipated loan holdback of $300,000, the program received a $100,000 loan from Grubb & Ellis Realty Investors. In 2004, the program had deficit cash flow after distributions of $3,000 which was covered by the previous year’s excess cash flow after distributions. In 2005, the $100,000 loan from Grubb & Ellis Realty Investors was repaid, and the program had deficit cash flow after distributions of $64,000 resulting in return of capital of $56,000. In 2006, the program had a deficit cash flow of $83,000 resulting in return of capital of $83,000. In 2007, the property was sold resulting in a gain of $1,489,000. From the proceeds of the sale, Realty received a disposition fee of $160,000 and deferred property management fees of $8,000; Grubb & Ellis Realty Investors received $8,000 as a liquidation fee and $14,000 for reimbursement of deferred expenses; and Grubb & Ellis Company, as the listing broker, was paid a real estate commission of $180,000.

NNN Enclave Parkway, LLC:  The offering began October 15, 2003 and ended May 27, 2004. The offering raised $15,350,000 or 100.0% of the offering amount. The LLC, with eight unaffiliated members, one shareholder of Grubb & Ellis Realty Investors and T REIT retained a 7.0% ownership interest in the property. The remaining 93.0% of the property is owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1401 Enclave Parkway	100.0%	office	12/22/03	$34,500,000	$23,600,000	207,000	Houston, TX

In 2006, the program had a deficit cash flow of $427,000. The deficit was due to the payment of two years property taxes in the current year resulting in excess payments of $738,000. The deficit was covered by prior years’ excess cash flows after distributions. In 2007, the property was sold resulting in a gain of $8,333,000. From the proceeds of the sale, Realty received a disposition fee of $1,845,000 and Grubb & Ellis Realty Investors received a liquidation fee of $38,000.

NNN Arapahoe Service Center 1, LLC:  The offering began November 21, 2003 and ended January 30, 2004. The offering raised $5,250,000 or 100.0% of the offering amount. The LLC, with seven unaffiliated members retained a 5.625% ownership interest in the property. The remaining 94.375% of the property is owned by 13 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Arapahoe Service Center	100.0%	office	01/29/04	$10,100,000	$6,500,000	144,000	Englewood, CO

In January 2006 the distribution rate was reduced from 8.0% to 4% to reserve excess cash flow after distributions for anticipated leasing requirements.

NNN Amber Oaks, LLC:  The offering period began December 5, 2003 and ended January 20, 2004. The offering raised $10,070,000, or 100.0% of the offering amount. The property was owned by three unaffiliated TICs and T REIT investing as TICs in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

AmberOaks Corporate Center	100.0%	three office buildings	01/20/04	$22,965,000	$15,000,000	207,000	Austin, TX

In 2006, the property was sold at a price of $32,965,000 resulting in a gain of $6,516,000. Realty received a disposition fee of $1,071,000 and Grubb & Ellis Realty Investors received deferred management related fees totaling $45,000.

NNN Lakeside Tech, LLC:  The offering period began December 31, 2003 and ended June 24, 2004. The offering raised $8,000,000, or 100.0% of the offering amount. The LLC, with 18 unaffiliated members retained an 8.5% ownership interest in the property. The remaining 91.5% is owned by 20 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Lakeside Tech Center	100.0%	office	02/06/04	$19,788,000	$14,625,000	223,000	Tampa, FL

NNN Corporate Court, LLC:  The offering period began January 8, 2004 and ended May 19, 2004. The offering raised $3,230,000, or 100.0% of the offering amount. The LLC, with seven unaffiliated members retained a 5.0% ownership interest in the property. The remaining 95.0% is owned by 11 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Corporate Court	100.0%	office	03/25/04	$7,570,000	$5,000,000	67,000	Irving, TX

Grubb & Ellis Realty Investors loaned $15,000 to the program to cover costs to close the acquisition as all of the offering equity had not been raised as of the date of the acquisition of the property. Upon completion of the offering in 2004, the loan was repaid. In 2007, the program had deficit cash flow after distributions of $50,000 which was covered by prior years’ excess cash flow after distributions.

NNN 801 K Street, LLC:  The offering period began January 28, 2004 and ended March 31, 2004. The offering raised $29,600,000, or 100.0% of the offering amount. The LLC, with 20 unaffiliated members, one shareholder of Grubb & Ellis Realty Investors and 2003 Value Fund retained a 21.5% ownership interest in the property. The remaining 78.5% of the property was owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

801 K Street	100.0%	office	03/31/04	$65,780,000	$41,350,000	336,000	Sacramento, CA

Grubb & Ellis Realty Investors loaned $2,292,000 to the program to cover costs to close the acquisition as all the offering equity had not been raised as of the date of the acquisition of the property. Upon completion of the offering in 2004, the loan was repaid.

In 2005, the property was sold for a gain of $7,759,000. From the sale proceeds, Realty received a disposition fee of $2,550,000 and Grubb & Ellis Realty Investors received deferred management fees and lease commissions of $159,000.

NNN 100 Cyberonics Drive, LLC:  The offering period began January 29, 2004 and ended May 28, 2004. The offering raised $6,500,000, or 100.0% of the offering amount. The LLC, with nine unaffiliated members retained a 5.0% ownership interest in the property. The remaining 95.0% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

100 Cyberonics Drive	100.0%	office	03/19/04	$15,580,000	$10,500,000	144,000	Houston, TX

Grubb & Ellis Realty Investors loaned $70,000 to the program to cover costs to close the acquisition as all the offering equity had not been raised as of the date of the acquisition of the property. Upon completion of the offering in 2004, the loan was repaid.

In 2005, the deficit cash flow after distributions of $293,000 was covered by the prior year’s excess cash flow after distributions. The 2005 deficit cash flow resulted from the payment of property taxes for two years, 2004 and 2005 in the current year causing excess payments of $479,000.

NNN Enterprise Way, LLC:  The offering period began January 30, 2004 and ended May 7, 2004. The offering raised $32,060,000, or 100.0% of the offering amount. The LLC, with 28 unaffiliated members and 2003 Value Fund retained an 11.6% ownership interest in the property. The remaining 88.4% is owned by 30 unaffiliated TICs investing in the program

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Enterprise Technology Center	100.0%	office	05/07/04	$61,300,000	$36,500,000	370,000	Scotts Valley, CA

In November 2005, the distribution rate was reduced from 8.0% to 4.0% as a result of a sluggish leasing market. The 2005 deficit cash flow after distributions of $408,000 was covered by the prior year’s excess cash flow after distributions. In 2007, the program had deficit cash flow after distributions of $552,000 which was covered by the prior years’ cash flow after distributions. Distributions were suspended in December 2007.

NNN Western Place, LLC:  The offering period began March 12, 2004 and ended July 23, 2004. The offering raised $4,450,500, or 100.0% of the offering amount, from seven unaffiliated TICs. The program owns an undivided 21.5% interest in the property. The remaining 78.5% is owned by G REIT as a TIC outside of the program.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Western Place I and II	21.5%	office complex	07/23/04	$7,203,000	$5,160,000	430,000	Fort Worth, TX

In 2006, the program had a deficit cash flow after distributions of $79,000 which was covered by prior years’ excess cash flow after distributions. In 2007, the program had deficit cash flow after distributions of $320,000 and return of capital of $82,000.

NNN Oakey Building 2003, LLC:  The offering period began March 25, 2004 and ended May 19, 2004. The offering raised $8,270,000, or 100.0% of the offering amount. The LLC members with 12 unaffiliated members, 2003 Value Fund and T REIT retained 100.0% of the property.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Oakey Building	100.0%	office	04/02/04	$8,137,000	$4,000,000	98,000	Las Vegas, NV

In July 2005, distributions to investors were suspended due to tenant vacancy. In September 2005, the property was refinanced by a $10,605,000 loan with a $6,438,000 holdback for leasing costs and building improvements. There were no net proceeds from the refinance and Grubb & Ellis Realty Investors was paid a financing fee of $107,000 when the property was sold in 2006.

In 2006, the property was sold for $22,250,000, resulting in a gain of $2,637,000. Realty was paid a disposition fee of $668,000 and Grubb & Ellis Realty Investors was paid management related fees of $169,000.

NNN River Rock Business Center, LLC:  The offering period began April 5, 2004 and ended July 1, 2004. The offering raised $7,130,000, or 100.0% of the offering amount. The property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

River Rock Business Center	100.0%	office	06/11/04	$15,200,000	$9,300,000	158,000	Murfreesboro, TN

Grubb & Ellis Realty Investors loaned $35,000 to the program at the close of escrow to cover an unanticipated lender required community development reserve of $82,000. In 2006, the program had deficit cash flow after distributions of $29,000 which were covered by prior years’ excess cash flow after distributions.

NNN Great Oaks Center, LLC:  The offering period began April 9, 2004 and ended October 22, 2004. The offering raised $11,000,000, or 100.0% of the offering amount. The LLC, with two unaffiliated members retained a 1.0% ownership interest in the property. The remaining 99.0% is owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Great Oaks Center	100.0%	office complex	06/30/04	$27,050,000	$20,000,000	233,000	Atlanta, GA

NNN Sugar Creek Center, LLC:  The offering began April 30, 2004 and closed September 29, 2004. The offering raised $8,650,000, or 100.0% of the offering amount. The LLC, with four unaffiliated members retained a 1.125% ownership interest in the property. The remaining 98.875% is owned by 27 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Two Sugar Creek	100.0%	office	07/12/04	$21,850,000	$16,000,000	143,000	Houston, TX

For 2005, the program had a deficit cash flow after distributions of $413,000 which was partially offset by the prior year’s excess cash flow after distributions resulting in return of capital of $126,000. In 2006 and 2007, the program had deficit cash flow after distributions and return of capital of $93,000 and $16,000, respectively.

NNN Emerald Plaza, LLC:  The offering period began May 7, 2004 and ended January 5, 2005. The offering raised $42,800,000, or 100.0% of the offering amount. The LLC, with 71 unaffiliated members, T REIT, 2003 Value Fund and two members were shareholders of Grubb & Ellis Realty Investors at the time of the investment, as affiliated members of the LLC, retained a 20.5% interest in the property. The remaining 79.5% was owned by 27 unaffiliated TICs and an entity controlled by Mr. Thompson investing as a TIC in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Emerald Plaza	100.0%	office	06/14/04	$100,940,000	$68,500,000	355,000	San Diego, CA

In 2005, the property was sold for a gain of $16,198,000. From the proceeds of the sale, Realty received a disposition fee of $2,250,000 and Grubb & Ellis Realty Investors received management fees and leasing commissions totaling $673,000.

NNN Beltway 8 Corporate Centre, LLC:  The offering period began June 2, 2004 and ended October 20, 2004. The offering raised $7,010,000, or 100.0% of the offering amount. The LLC, with 14 unaffiliated members retained a 6.625% ownership interest in the property. The remaining 93.375% is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Beltway 8 Corporate Centre	100.0%	office	07/22/04	$16,200,000	$10,530,000	101,000	Houston, TX

Due to the payment of two years’ property taxes in 2007, the program had deficit cash flow after distributions of $242,000 which was covered by prior years’ excess cash flow after distributions.

NNN Reserve at Maitland, LLC:  The offering period began June 10, 2004 and ended September 13, 2004. The offering raised $10,800,000, or 100.0% of the offering amount. The LLC, with 23 unaffiliated members retained a 6.25% ownership interest in the property. The remaining 93.75% is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Reserve at Maitland	100.0%	office	08/18/04	$29,870,000	$21,750,000	197,000	Maitland, FL

In 2005, the program had deficit cash flow after distributions of $190,000. Excess cash flow after distributions from the prior year covered the current year deficit.

NNN One Financial Plaza, LLC:  The offering period began June 28, 2004 and ended August 30, 2004. The offering raised $3,624,750, or 100.0% of the offering amount, from three unaffiliated TICs. The program owns an undivided 22.4% interest in the property. The remaining 77.6% is owned by G REIT as a TIC outside the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Financial Plaza	22.4%	office	08/06/04	$8,288,000	$6,888,000	434,000	St. Louis, MO

In 2007, the property was sold for a gain. The program’s share of the gain was $469,000. From proceeds of the sale, Realty received a disposition fee of $158,000.

NNN Las Cimas, LLC: The offering period began August 2, 2004 and ended December 9, 2004. The offering raised $32,250,000, or 100.0% of the offering amount. The LLC, with 45 unaffiliated members retained a 9.375% ownership interest in the property. The remaining 90.625% is owned by 27 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Las Cimas II and III	100.0%	office complex	09/27/04	$73,100,000	$46,800,000	313,000	Austin, TX

In 2005, the deficit cash flow after distributions of $291,000 was primarily due to payment of thirteen months interest expense during the year causing a one time overstatement of expenses of $225,000. Excess cash flows after distributions from the prior year covered the current year deficit. In 2006, the property was sold for $94,100,000 resulting in a gain of $15,587,000. From the proceeds of the sale Realty received a disposition fee of $3,764,000 and Grubb & Ellis Realty Investors received deferred management fees of $407,000.

NNN Embassy Plaza, LLC:  The offering period began August 6, 2004 and ended January 20, 2005. The offering raised $8,655,000, or 100.0% of the offering amount. The LLC, with six unaffiliated members and a shareholder of Grubb & Ellis Realty Investors retained a 3.75% ownership interest in the property. The remaining 96.25% is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Embassy Plaza	100.0%	office	10/29/04	$17,000,000	$9,900,000	132,000	Omaha, NE

NNN 9800 Goethe Road, LLC:  The offering period began August 10, 2004 and ended October 8, 2004. The offering raised $4,700,000, or 100.0% of the offering amount. The property is owned by seven unaffiliated TIC investors.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

9800 Goethe Road	100.0%	office	10/07/04	$17,850,000	$14,800,000	111,000	Sacramento, CA

In 2005 and 2007, the program had deficit cash flow after distributions of $77,000 and $47,000, respectively, which was covered by prior years’ excess cash flow after distributions.

NNN 2800 East Commerce, LLC:  The offering period began August 16, 2004 and ended May 13, 2005. The offering raised $8,000,000, or 100.0% of the offering amount. The LLC, with three unaffiliated members, Grubb & Ellis Realty Investors and a shareholder of Grubb & Ellis Realty Investors, retained a 2.25% ownership interest in the property. The remaining 97.75% is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

2800 East Commerce Place	100.0%	office	11/19/04	$18,025,000	$11,375,000	136,000	Tucson, AZ

In 2006, the program had deficit cash flow after distribution of $43,000 which was covered by prior years’ excess cash flow after distributions. In 2007, Grubb & Ellis Realty Investors advanced $190,000 for leasing costs.

NNN Fountain Square, LLC:  The offering began August 16, 2004 and ended February 17, 2005. The offering raised $19,600,000, or 100.0% of the offering amount. The LLC, with 13 unaffiliated members and Grubb & Ellis Realty Investors retained a 3.25% ownership interest in the property. The remaining 96.75% is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Fountain Square	100.0%	office complex	10/28/04	$51,500,000	$36,250,000	242,000	Boca Raton, FL

In 2005, the deficit cash flow after distributions of $168,000 is due primarily to thirteen months of debt service paid in the current year causing a one time overstatement of expense of $170,000. The prior year’s excess cash flow after distributions covered the current year deficit. In 2007, the property was sold resulting in a gain of $5,487,000. From the proceeds of the sale, Realty received a disposition fee of $1,803,000 and deferred lease commissions of $275,000, and Grubb & Ellis Realty Investors received a liquidation fee of $9,000 and repayment of an advance made earlier in 2007 of $875,000 plus accrued interest of $24,000.

NNN Satellite Place, LLC:  The offering began September 1, 2004 and ended December 20, 2004. The offering raised $4,999,425 or 100.0% of the offering amount. The LLC, with five unaffiliated members retained a 4.7% ownership interest in the property. The remaining 95.3% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Satellite Place	100.0%	office	11/29/04	$12,256,000	$8,500,000	112,000	Duluth, GA

In 2007, an affiliate of Grubb & Ellis Realty Investors advanced $25,000 to the program.

NNN/Mission Spring Creek, LLC:  The offering began September 9, 2004 and ended January 6, 2005. The offering raised $3,500,000 or 100.0% of the offering amount. The LLC, with two unaffiliated members retained a 1.0% ownership interest in the property. The remaining 99.0% is owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mission Spring Creek Apartments	100.0%	apartment	11/12/04	$11,513,000	$8,750,000	196,000	Garland, TX

In 2006 and 2007, the program had deficit cash flow after distributions and return of capital of $201,000 and $31,000, respectively, which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Fountainhead, LLC:  The offering began September 22, 2004 and ended May 12, 2005. The offering raised $11,000,000 or 100.0% of the offering amount. The LLC, with 30 unaffiliated members retained an 11.5% ownership interest in the property. The remaining 88.5% is owned by 21 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Fountainhead Park I and II	100.0%	office	12/08/04	$27,350,000	$18,900,000	171,000	San Antonio, TX

In 2006, the program had deficit cash flow after distributions of $247,000. The deficit was due to payment of two years’ property taxes in the current year resulting in excess payments of $300,000. The deficit was covered by the prior year’s excess cash flow after distributions.

NNN Oak Park Office Center, LLC:  The offering began September 27, 2004 and ended August 31, 2005. The offering had raised $9,849,925 or approximately 100.0% of the offering amount of $9,850,000. The LLC, with 10 unaffiliated members retained a 3.75% ownership interest in the property. The remaining 96.25% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Oak Park Office Center	100.0%	office	11/12/04	$29,149,000	$21,800,000	173,000	Houston, TX

NNN City Centre Place, LLC:  The offering began October 7, 2004 and ended on January 7, 2005. The offering had raised $10,150,000, or 100.0% of the offering amount. The LLC, with 33 unaffiliated members and three members who were shareholders of Grubb & Ellis Realty Investors at the time of the investment, retained an 18.125% ownership interest in the property. The remaining 81.875% of the property is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

City Centre Place	100.0%	office	11/05/04	$29,480,000	$21,500,000	103,000	Las Vegas, NV

In 2005, the deficit cash flow after distributions of $35,000 was covered by the prior year’s excess cash flow after distributions. In 2006, the deficit cash flow after distributions of $135,000 was covered by the prior years’ excess cash flow after distributions. The deficit resulted primarily from the payment of 13 months interest causing excess payments of $97,000 during the year.

NNN/Mission University Place, LLC:  The offering began October 15, 2004 and ended on March 1, 2005. The offering raised $6,450,000, or 100.0% of the offering amount. The LLC, with nine unaffiliated members retained a 4.0% ownership interest in the property. The remaining 96.0% of the property is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mission University Place Apartments	100.0%	apartment	12/30/04	$16,000,000	$11,500,000	231,000	Charlotte, NC

In 2006 and 2007, the program had deficit cash flow after distributions and return of capital of $257,000 and $57,000, respectively, which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN/Mission Mallard Creek, LLC:  The offering began November 4, 2004 and ended on May 23, 2005. The offering raised $6,350,000, or 100.0% of the offering amount. The LLC, with 11 unaffiliated members retained a 5.1% ownership interest in the property. The remaining 94.9% of the property is owned by 28 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mission Mallard Creek Apartments	100.0%	apartment	12/30/04	$14,338,000	$9,300,000	233,000	Charlotte, NC

In 2006 and 2007, the program had deficit cash flow after distributions and return of capital of $261,000 and $25,000, respectively, which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN SFS Town Center, LLC:  The offering began November 10, 2004 and ended on April 1, 2005. The offering raised $11,400,000, or 100.0% of the offering amount. The LLC, with 18 unaffiliated members retained a 7.1% ownership interest in the property. The remaining 92.9% of the property is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Town Center Business Park	100.0%	office	01/06/05	$30,910,000	$22,000,000	177,000	Santa Fe Springs, CA

In April 2006, the distribution rate paid to investors was reduced from 5.07% to 3.00%. In 2007, the program had deficit cash flow after distributions of $204,000 which was covered by prior years’ cash flow after distributions.

NNN 4 Hutton, LLC:  The offering began November 30, 2004 and ended on April 11, 2005. The offering raised $21,250,000, or 100.0% of the offering amount. The LLC, with 42 unaffiliated members and a shareholder of Grubb & Ellis Realty Investors retained an 8.8% ownership interest in the property. The remaining 91.2% of the property is owned by 24 unaffiliated TICs and a shareholder of Grubb & Ellis Realty Investors at the time of the investment investing in the program as a TIC.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

4 Hutton on the Lake	100.0%	office	01/07/05	$49,000,000	$32,000,000	210,000	South Coast Metro, CA

In August 2005, the property was refinanced with a $32,250,000 loan which resulted in net refinance proceeds of $367,000. Grubb & Ellis Realty Investors received a financing fee totaling $198,000. In 2006, the program had a deficit cash flow after distributions of $11,000 which was covered by the prior year’s excess cash flow after distributions. In 2007, the property was sold resulting in a gain of $9,041,000. From the proceeds of the sale, Realty received a disposition fee of $2,565,000 and deferred property management fees and lease commissions of $177,000, and Grubb & Ellis Realty Investors received a liquidation fee of $67,000 and reimbursement of operating expenses of $48,000.

NNN Opportunity Fund VIII, LLC:  The offering began December 13, 2004 and ended June 15, 2006. The offering raised $11,805,559, or 59.0% of the offering amount, from 326 unaffiliated members and 11 employees and members were shareholders of Grubb & Ellis Realty Investors at the time of the investment. The program acquired 100.0% of two properties, raw land in the Woodside Office Park and Executive Center VI. The program also owns a 47.5% undivided interest in Chase Tower. The remaining 52.5% is owned by two affiliated programs, NNN Chase Tower, LLC and NNN 2003 Value Fund, LLC and an unaffiliated entity all investing outside the program.

As of December 31, 2006, NNN Opportunity Fund VIII, LLC owned interests in the following property:

	Ownership		Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Executive Center VI	100.0%	office	04/18/06	$9,700,000	$8,750,000	102,000	Brookfield, WI
Chase Tower	47.5%	office	07/03/06	$34,438,000	$26,030,000	389,000	Austin, TX

As of December 31, 2006, NNN Opportunity Fund VIII, LLC had sold the following properties:

	Date of		Ownership	Gain
Property Name	Purchase	Date of Sale	Interest	on Sale

Raw Land in Woodside Corporate Park	9/30/05	03/27/06	100.0%	$848,000

In 2006, Grubb & Ellis Realty Investors advanced $25,000 to the program to cover distributions. In 2007, Grubb & Ellis Realty Investors and an affiliate of Grubb & Ellis Realty Investors advanced $49,000 and $557,000, respectively, to the program to cover distributions. An affiliate of Grubb & Ellis Realty Investors advanced $250,000 to Executive Center VI, a property wholly-owned by the program, to cover operating deficits at the property. In 2007, the program had deficit cash flow after distributions of $1,249,000 and return of capital of $65,000.

NNN/Mission Collin Creek, LLC:  The offering began December 15, 2004 and ended on March 29, 2005. The offering raised $6,249,917, or 100.0% of the offering amount. The LLC, with 17 unaffiliated members retained a 7.9% ownership interest in the property. The remaining 92.1% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mission Collin Creek Apartments	100.0%	apartment	01/19/05	$18,283,000	$13,600,000	267,000	Plano, TX

In 2006 and 2007, the program had deficit cash flow after distributions and return of capital of $132,000 and $98,000, respectively, which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Satellite 1100 & 2000, LLC:  The offering began December 17, 2004 and ended on March 1, 2005. The offering raised $8,100,000, or 100.0% of the offering amount. The LLC, with five unaffiliated members retained a 6.5% ownership interest in the property. The remaining 93.5% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Satellite Place Office Park	100.0%	office	02/24/05	$19,410,000	$13,900,000	175,000	Duluth, GA

In 2006, the program had deficit cash flow after distributions of $306,000 which was covered by the prior year’s excess cash flow after distributions.

NNN Chatsworth Business Park, LLC:  The offering began January 31, 2005 and ended on May 23, 2005. The offering raised $15,949,991, or 100.0% of the offering amount. The LLC, with 20 unaffiliated members retained a 5.5% ownership interest in the property. The remaining 94.5% of the property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Chatsworth Business Park	100.0%	office	03/30/05	$46,775,000	$33,750,000	232,000	Chatsworth, CA

NNN 2400 West Marshall Drive, LLC:  The offering began February 4, 2005 and ended on April 12, 2005. The offering raised $3,300,000, or 100.0% of the offering amount. The LLC retained no ownership interest in the property. 100.0% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

2400 West Marshall Drive	100.0%	office	04/12/05	$9,470,000	$6,875,000	111,000	Grand Prairie, TX

In 2006, the program had deficit cash flow after distributions of $77,000 due in part to payment of thirteen months interest on the mortgage during the year resulting in excess cash payments of $31,000. The deficit in 2006 was covered by the prior year’s excess cash flow after distributions.

NNN 411 East Wisconsin, LLC:  The offering began February 17, 2005 and ended on July 15, 2005. The offering raised $35,000,000, or 100.0% of the offering amount. The LLC, with 84 unaffiliated members and a shareholder of Grubb & Ellis Realty Investors retained a 12.9% ownership interest in the property. The remaining 87.1% of the property is owned by 32 unaffiliated TICs and an entity controlled by Mr. Thompson investing in the program as a TIC.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

411 East Wisconsin Avenue	100.0%	office	04/29/05	$95,000,000	$70,000,000	654,000	Milwaukee, WI

In 2007, the program had a deficit cash flow after distributions of $273,000. The deficit was caused by the payment of two years of property tax expense in 2007 and was cover by prior years’ excess cash flow after distributions.

NNN Met Center 10, LLC:  The offering began February 18, 2005 and ended on May 17, 2005. The offering raised $15,900,000, or 100.0% of the offering amount. The LLC, with 50 unaffiliated members and one affiliate during the time of the offering retained a 15.0% ownership interest in the property. The remaining 85.0% of the property is owned by 25 unaffiliated TICs and a shareholder of Grubb & Ellis Realty Investors investing in the program as a TIC.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Building Ten — Met Center	100.0%	office	04/08/05	$44,880,000	$32,000,000	346,000	Austin, TX

In 2007, the program had a deficit cash flow after distributions of $418,000. The deficit was caused by the payment of two years of property tax expense in 2007 and was cover by prior years’ excess cash flow after distributions.

NNN Naples Tamiami Trail, LLC:  The offering began March 22, 2005 and ended on September 15, 2005. The offering raised $10,400,000, or 100.0% of the offering amount. The LLC, with 29 unaffiliated members retained a 19.0% ownership interest in the property. The remaining 81.0% of the property is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

4501 Tamiami Trail	100.0%	office	05/02/05	$21,000,000	$13,500,000	78,000	Naples, FL

In 2006, the program had a deficit cash flow after distributions of $50,000. The deficit was caused by hurricane clean up expenses totaling $122,000 and was covered by the prior year’s excess cash flow after distributions.

NNN Naples Laurel Oak, LLC:  The offering began March 22, 2005 and ended on August 31, 2006. The offering raised $8,738,000, or 100.0% of the offering amount. The LLC, with nine unaffiliated members, seven affiliates and four shareholders of Grubb & Ellis Realty Investors at the time of the investment, retained an 11.5% ownership interest in the property. The remaining 88.5% of the property is owned by 26 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

800 Laurel Oak Drive	100.0%	office	05/02/05	$16,200,000	$9,500,000	41,000	Naples, FL

In 2006, the program had return of capital and deficit cash flow after distributions of $191,000. The deficit was due in part to hurricane clean up costs of $60,000.

NNN Park at Spring Creek, LLC:  The offering began March 28, 2005 and ended on October 27, 2005. The offering raised $4,350,000, or 100.0% of the offering amount. The LLC, with three unaffiliated members retained a 9.9% ownership interest in the property. The remaining 90.1% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

The Park at Spring Creek Apartments	100.0%	apartment	06/08/05	$14,317,000	$11,040,000	185,000	Tomball, TX

In 2006 and 2007, the program had deficit cash flow after distributions and return of capital of $90,000 and $102,000, respectively, which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Inverness Business Park, LLC:  The offering began May 2, 2005 and ended on August 17, 2005. The offering raised $4,520,000, or 100.0% of the offering amount. The LLC, with seven unaffiliated members retained a 4.4% ownership interest in the property. The remaining 95.6% of the property is owned by 20 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Inverness Business Park	100.0%	office	06/10/05	$12,950,000	$9,500,000	112,000	Englewood, CO

In 2005, 2006 and 2007, the program experienced deficit cash flow after distributions and return of capital of $34,000, $69,000 and $6,000, respectively. In 2006, the deficit was due in part to payment of thirteen months interest on the mortgage resulting in excess payments of $43,000 during the year.

NNN Waterway Plaza, LLC:  The offering began May 20, 2005 and ended on October 18, 2005. The offering raised $29,899,970, or 100.0% of the offering amount. The LLC, with 72 unaffiliated members retained a 11.7% ownership interest in the property. The remaining 88.3% of the property is owned by 27 unaffiliated TICs and an entity controlled by Mr. Thompson investing in the program as a TIC.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Waterway Plaza I and II	100.0%	office	06/20/05	$74,148,000	$60,000,000	366,000	The Woodlands, TX

In 2006, the program had deficit cash flow after distributions of $184,000. Most of this deficit was related to the payment of two years property taxes during the year. The deficit was covered by the prior year’s excess cash flow after distributions.

NNN Papago Spectrum, LLC:  The offering began June 3, 2005 and ended on August 8, 2005. The offering raised $10,650,000, or 100.0% of the offering amount. The LLC, with 15 unaffiliated members retained a 5.4% ownership interest in the property. The remaining 94.6% of the property is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Papago Spectrum	100.0%	office	07/29/05	$26,375,000	$19,000,000	160,000	Tempe, AZ

NNN Sanctuary at Highland Oaks, DST:  The offering began June 17, 2005 and ended on November 16, 2005. The offering raised $23,585,000, or 99.9% of the offering amount. The LLC retained no ownership interest in the property. 100.0% of the property is owned by 75 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

The Sanctuary at Highland Oaks	100.0%	apartment	07/29/05	$54,540,000	$35,300,000	495,000	Tampa, FL

In 2006 and 2007, the program had deficit cash flow after distributions and return of capital of $374,000 and $59,000, respectively, which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Met Center 15, LLC:  The offering began June 22, 2005 and ended on October 21, 2005. The offering raised $12,000,000, or 100.0% of the offering amount. The LLC, with 13 unaffiliated members retained a 5.4% ownership interest in the property. The remaining 94.6% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Building 15 — Met Center	100.0%	office	08/19/05	$37,500,000	$28,000,000	258,000	Austin, TX

In 2006, the program had deficit cash flow after distributions of $348,000 which was covered by the prior year’s excess cash flow after distributions. The deficit in 2006 was due to the payment of two years of property taxes resulting in excess payments of $400,000 during the year.

NNN Maitland Promenade, LLC:  The offering began June 24, 2005 and ended on November 7, 2005. The offering raised $15,000,000, or 100.0% of the offering amount. The LLC, with three unaffiliated members and a shareholder of Grubb & Ellis Realty Investors retained a 1.0% ownership interest in the property. The remaining 99.0% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Maitland Promenade II	100.0%	office	09/12/05	$44,393,000	$32,250,000	230,000	Orlando, FL

NNN One Chesterfield Place, LLC:  The offering began June 29, 2005 and ended on September 9, 2005. The offering raised $11,850,000, or 100.0% of the offering amount. The LLC, with three unaffiliated members retained a 1.5% ownership interest in the property. The remaining 98.5% of the property is owned by 33 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Chesterfield Place	100.0%	office	09/09/05	$28,474,000	$18,810,000	143,000	Chesterfield, MO

NNN Sixth Avenue West, LLC:  The offering began July 12, 2005 and ended on November 4, 2005. The offering raised $6,600,000, or 100.0% of the offering amount. The LLC, with five unaffiliated members retained a 2.6% ownership interest in the property. The remaining 97.4% of the property is owned by 20 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Sixth Avenue West	100.0%	office	09/13/05	$15,500,000	$10,300,000	125,000	Golden, CO

In 2007, the program had deficit cash flow after distributions of $58,000 which was covered by prior years’ excess cash flow after distributions.

NNN St. Charles, LLC:  The offering began July 25, 2005 and ended on June 20, 2006. The offering raised $7,000,000, or 100.0% of the offering amount. The LLC, with two unaffiliated members and one affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 1.3% ownership interest in the property. The remaining 98.7% of the property is owned by 24 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

St. Charles Apartments	100.0%	apartment	09/27/05	$17,814,000	$12,100,000	200,000	Kennesaw, GA

In 2006 and 2007, the program had deficit cash flow after distributions and return of capital of $89,000 and $27,000, respectively, which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Woodside Corporate Park, LLC:  The offering began July 25, 2005 and ended on October 28, 2005. The offering raised $24,650,000, or 100.0% of the offering amount. The LLC, with 42 unaffiliated members retained an 8.3% ownership interest in the property. The remaining 91.7% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Woodside Corporate Park	100.0%	8 building office park	09/30/05	$45,500,000	$33,500,000	383,000	Beaverton, OR

In 2006, Grubb & Ellis Realty Investors advanced $200,000 to the program to fund a lender required interest reserve. In 2007, the property was refinanced with a loan of $40,000,000. Net proceeds from the refinancing were used to repay the Grubb & Ellis Realty Investors’ advance of $200,000 and fund $1,142,000 of distributions made to investors.

NNN 123 North Wacker, LLC:  The offering began August 5, 2005 and ended on July 31, 2006. The offering raised $50,800,000, or 100.0% of the offering amount. The LLC, with 151 unaffiliated members, one affiliate and a shareholder of Grubb & Ellis Realty Investors at the time of the investment, retained a 14.3% ownership interest in the property. The remaining 85.7% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

123 North Wacker Drive	100.0%	office	09/28/05	$173,680,000	$136,000,000	541,000	Chicago, IL

In 2006, the program had deficit cash flow after distributions of $87,000. The deficit was covered by the prior year’s excess cash flow after distributions.

NNN Netpark II, LLC:  The offering began August 16, 2005 and ended on November 1, 2005. The offering raised $20,000,000, or 100.0% of the offering amount. The LLC, with 65 unaffiliated members retained a 20.0% ownership interest in the program. The remaining 80.0% of the property is owned by 10 unaffiliated TICs investing in the program. An affiliated entity, NNN 2002 Value Fund, LLC sold its 50% TIC interest in the property to NNN Netpark II, LLC. NNN Netpark, LLC, an affiliated private program, retained a 50% ownership interest in the property.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Netpark Tampa Bay	50.0%	office	09/30/05	$33,500,000	$21,500,000	913,000	Tampa, FL

In 2005, the program had a deficit cash flow after distributions of $5,000 representing return of capital. In 2007, the program had deficit cash flow after distributions of $305,000 and return of capital of $264,000.

NNN Britannia Business Center III, LLC:  The offering began August 22, 2005 and ended on October 18, 2005. The offering raised $13,200,000, or 100.0% of the offering amount. The LLC, with six unaffiliated members and an affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 2.5% ownership interest in the property. The remaining 97.5% of the property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Britannia Business Center	100.0%	office	09/30/05	$45,290,000	$35,000,000	191,000	Pleasanton, CA

NNN Britannia Business Center II, LLC:  The offering began September 1, 2005 and ended on May 11, 2006. The offering raised $21,500,000, or 100.0% of the offering amount. The LLC, with 23 unaffiliated members retained a 6.3% ownership interest in the property. The remaining 93.7% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Britannia Business Center	100.0%	three office buildings	09/30/05	$58,610,000	$41,000,000	276,000	Pleasanton, CA

In 2006, the program had deficit cash flow after distributions of $457,000 and return of capital of $123,000. Part of the deficit cash flow and all the return of capital were due to 13 monthly payments against the mortgage resulting in excess payments of $187,000 during the year.

NNN Parkway Crossing, LLC:  The offering began September 6, 2005 and ended on October 28, 2005. The offering raised $4,400,000, or 100.0% of the offering amount. The LLC, with 3 unaffiliated members retained a 2.0% ownership interest in the property. The remaining 98.0% of the property is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkway Crossing Apartments	100.0%	apartment	10/28/05	$11,330,000	$9,100,000	184,000	Asheville, NC

In 2006 and 2007, the program had deficit cash flow after distributions and return of capital of $19,000 and $7,000, respectively, which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Saturn Business Park, LLC:  The offering began September 7, 2005 and ended on November 29, 2005. The offering raised $9,800,000, or 100.0% of the offering amount. The LLC, with 13 unaffiliated members and a shareholder of Grubb & Ellis Realty Investors retained a 5.8% ownership interest in the property. The remaining 94.2% of the property is owned by 27 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Saturn Business Park	100.0%	office	10/20/05	$22,660,000	$16,100,000	121,000	Brea, CA

In 2006, the program had deficit cash flow after distributions of $551,000 which was covered in the amount of $523,000 by the prior year’s excess cash flow after distribution. In 2006, the program had return of capital of $28,000.

NNN Britannia Business Center I, LLC:  The offering began September 13, 2005 and ended on September 14, 2006. The offering raised $28,450,000, or 100.0% of the offering amount. The LLC, with 42 unaffiliated members, an affiliate and a shareholder of Grubb & Ellis Realty Investors at the time of the investment, retained an 8.1% ownership interest in the property. The remaining 91.9% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Britannia Business Center	100.0%	four office buildings	10/14/05	$82,989,000	$60,000,000	297,000	Pleasanton, CA

In 2007, the program had deficit cash flow after distributions of $166,000 which was covered by prior years’ excess cash flow after distributions.

NNN Doral Court, LLC:  The offering began September 21, 2005 and ended on April 5, 2006. The offering raised $18,400,000, or 100.0% of the offering amount. The LLC, with 11 unaffiliated members and an affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 2.4% ownership interest in the property. The remaining 97.6% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Doral Court	100.0%	office	11/15/05	$33,280,000	$19,640,000	209,000	Miami, FL

In 2006, Grubb & Ellis Realty Investors advanced $175,000 to the program which had return of capital of $296,000 and deficit cash flow after distributions of $439,000. In 2007, an affiliate of Grubb & Ellis Realty Investors advanced $490,000 to the program, primarily to cover re-tenanting costs.

NNN 300 Four Falls, LLC:  The offering began September 29, 2005 and ended on September 26, 2006. The offering raised $41,500,000, or 100.0% of the offering amount. The LLC, with 31 unaffiliated members, two affiliates and a shareholder of Grubb & Ellis Realty Investors at the time of the investment, retained a 2.9% ownership interest in the property. The remaining 97.1% of the property is owned by 28 unaffiliated TICs and three affiliates of Grubb & Ellis Realty Investors as TICs, investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

300 Four Falls	100.0%	office	12/14/05	$100,525,000	$72,000,000	298,000	W. Conshohocken, PA

In 2006, the program had return of capital and deficit cash flow after distributions of $106,000.

NNN Forest Office Park, LLC:  The offering began September 30, 2005 and ended on December 15, 2005. The offering raised $8,100,000, or 100.0% of the offering amount. The LLC, with nine unaffiliated members and three members who were shareholders of Grubb & Ellis Realty Investors at the time of the investment, retained a 4.4% ownership interest in the property. The remaining 95.6% of the property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Forest Office Park	100.0%	office	11/09/05	$20,850,000	$15,300,000	223,000	Richmond, VA

In 2007, the program had deficit cash flow after distributions of $3,000 which was covered by prior years’ excess cash flow after distributions.

NNN 633 17th Street, LLC:  The offering began October 12, 2005 and ended on March 30, 2006. The offering raised $34,000,000, or 100.0% of the offering amount. The LLC, with 103 unaffiliated members and a shareholder of Grubb & Ellis Realty Investors at the time of the investment, retained a 12.1% ownership interest in the property. The remaining 87.9% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

633 17th Street	100.0%	office	12/09/05	$92,280,000	$67,500,000	553,000	Denver, CO

In 2007, the property was sold resulting in a gain of $13,245,000. From the proceeds of the sale, Realty received a disposition fee of $4,612,000 and deferred fees and interest totaling $1,193,000. Grubb & Ellis Realty Investors received a liquidation fee of $139,000 and reimbursement of deferred fees of $19,000.

NNN One Nashville Place, LLC:  The offering began October 13, 2005 and ended on November 30, 2005. The offering raised $28,800,000, or 100.0% of the offering amount. The LLC, with 12 unaffiliated members retained a 1.3% ownership interest in the property. The remaining 98.7% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Nashville Place	100.0%	office	11/30/05	$79,750,000	$58,000,000	411,000	Nashville, TN

In 2006, the program had deficit cash flow after distributions of $506,000 which were covered by the prior year’s excess cash flow after distributions.

NNN Highbrook, LLC:  The offering began October 21, 2005 and ended on January 19, 2006. The offering raised $28,800,000, or 100.0% of the offering amount. The property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Highbrook Apartments	100.0%	apartment	01/19/06	$23,391,000	$16,925,000	280,000	High Point, NC

In 2006 and 2007, the program had deficit cash flow after distributions and return of capital of $44,000 and $109,000, respectively, which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Talavi Corporate Center, LLC:  The offering began October 25, 2005 and ended on August 4, 2006. The offering raised $13,200,000, or 100.0% of the offering amount. The LLC, with nine unaffiliated members and an affiliate of Grubb & Ellis Realty Investors at the time of the investment, members retained a 3.0% ownership interest in the property. The remaining 97.0% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Talavi Corporate Center	100.0%	office	11/23/05	$32,875,000	$24,000,000	153,000	Glendale, AZ

In 2006, the program had a deficit cash flow after distributions of $37,000 due to payment of 13 months interest on the mortgage during the year resulting in excess cash payments of $113,000. The 2006 deficit was covered by the prior year’s excess cash flow after distributions.

NNN Mission Square, LLC:  The offering began November 9, 2005 and ended on October 31, 2006. The offering raised $12,393,000, or 99.9% of the offering amount of $12,410,000. The LLC, with 11 unaffiliated members and a shareholder of Grubb & Ellis Realty Investors at the time of the investment, retained a 3.4% ownership interest in the property. The remaining 96.6% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mission Square	100.0%	office	01/10/06	$33,500,000	$24,225,000	128,000	Riverside, CA

NNN Caledon Wood, LLC:  The offering began November 14, 2005 and ended on May 9, 2006. The offering raised $8,840,000, or 100.0% of the offering amount. The LLC, with three members retained a 0.6% ownership interest in the property. The remaining 99.4% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Caledon Wood Apartments	100.0%	apartment	01/03/06	$23,816,000	$17,000,000	348,000	Greenville, NC

In 2006, the program had deficit cash flow after distributions and return of capital of $51,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

In 2007, the property was sold resulting in a gain of $2,126,000. From the proceeds of the sale, Realty received a disposition fee of $848,000. Grubb & Ellis Realty Investors received a liquidation fee of $1,000 and reimbursement of deferred fees of $48,000.

NNN 3500 Maple, LLC:  The offering began November 23, 2005 and ended on December 15, 2006. The offering raised $26,500,000, or 100.0% of the offering amount. The LLC, with 23 unaffiliated members and an affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 4.8% ownership interest in the property. The remaining 95.2% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

3500 Maple	100.0%	office	12/27/05	$66,500,000	$58,320,000	375,000	Dallas, TX

In 2007, the program had deficit cash flow after distributions of $762,000 and return of capital of $451,000.

NNN Landing Apartments, LLC:  The offering began November 29, 2005 and ended on February 1, 2006. The offering raised $5,100,000, or 100.0% of the offering amount. The property is owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

The Landing Apartments	100.0%	apartment	12/30/05	$13,236,000	$9,700,000	192,000	Durham, NC

In 2006 and 2007, the program had deficit cash flow after distributions and return of capital of $98,000 and $73,000, respectively, which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN 1818 Market Street, LLC:  The offering began December 16, 2005 and ended on March 30, 2006. The offering raised $47,800,000, or 100.0% of the offering amount. The LLC, with 107 unaffiliated members, two affiliates and a unit holder of Grubb & Ellis Realty Investors at the time of the investment, retained an 11.1% ownership interest in the property. The remaining 88.9% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1818 Market Street	100.0%	office	02/21/06	$157,384,000	$132,000,000	983,000	Philadelphia, PA

NNN Gateway One, LLC:  The offering began December 22, 2005 and ended on May 9, 2006. The offering raised $22,450,000, or 100.0% of the offering amount. The LLC, with 20 unaffiliated members and an affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 4.8% ownership interest in the property. The remaining 95.2% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Gateway One	100.0%	office	02/09/06	$66,600,000	$50,000,000	410,000	St. Louis, MO

NNN Meadows Apartments, LLC:  The offering began January 19, 2006 and ended on May 23, 2006. The offering raised $10,525,000, or 100.0% of the offering amount. The LLC, with five members retained a 1.6% ownership interest in the property. The remaining 98.4% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

The Meadows	100.0%	apartment	03/15/06	$28,400,000	$21,300,000	387,000	Asheville, NC

In 2006, the program had deficit cash flow after distributions and return of capital of $143,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease. In 2007, the property was sold resulting in a gain of $2,793,000. From the proceeds of the sale, Realty received a disposition fee of $1,020,000, and Grubb & Ellis Realty Investors received a liquidation fee of $1,000.

NNN Enclave Apartments, LLC:  The offering began February 3, 2006 and ended on March 31, 2006. The offering raised $7,000,000, or 100.0% of the offering amount. The LLC, with three unaffiliated members and two affiliates of Grubb & Ellis Realty Investors at the time of the investment, retained a 1.5% ownership interest in the property. The remaining 98.5% of the property is owned by 27 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

The Enclave at Deep River Plantation	100.0%	apartment	03/17/06	$19,032,000	$13,725,000	224,000	High Point, NC

In 2006 and 2007, the program had deficit cash flow after distributions and return of capital of $63,000 and $269,000, respectively, which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Aventura Harbour Centre, LLC:  The offering began February 6, 2006 and ended on December 1, 2006. The offering raised $33,150,000, or 100.0% of the offering amount. The LLC, with 33 unaffiliated members and an affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 6.4% ownership interest in the property. The remaining 93.6% of the property is owned by 31 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Harbour Centre	100.0%	office	04/28/06	$69,595,000	$51,180,000	214,000	Aventura, FL

In 2006 and 2007, the program had return of capital and deficit cash flow of $661,000 and $646,000, respectively.

NNN Arbor Trace Apartments, LLC:  The offering began March 10, 2006 and ended on May 1, 2006. The offering raised $6,000,000, or 100.0% of the offering amount. The property is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Arbor Trace Apartments	100.0%	apartment	05/01/06	$15,192,000	$11,063,000	125,000	Virginia Beach, VA

In 2006 and 2007, the program had return of capital and deficit cash flow after distributions of $71,000 and $125,000, respectively. Grubb & Ellis Realty Investors advanced $30,000 to the program in 2006 which was repaid in 2007.

NNN Lake Center, LLC:  The offering began March 22, 2006 and ended on September 18, 2006. The offering raised $8,250,000, or 100.0% of the offering amount. The LLC, with four members retained a 1.4% ownership interest in the property. The remaining 98.6% of the property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Lake Center Four	100.0%	office	05/18/06	$19,799,000	$14,830,000	89,000	Marlton, NJ

In 2006, the program had return of capital and deficit cash flow after distributions of $238,000.

NNN 3050 Superior, LLC:  The offering began April 3, 2006 and ended on July 25, 2006. The offering raised $11,050,000, or 100.0% of the offering amount. The LLC, with 28 unaffiliated members and an affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 12.0% ownership interest in the property. The remaining 88.0% of the property is owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

3050 Superior Drive NW	100.0%	office	05/18/06	$36,875,000	$28,100,000	205,000	Rochester, MN

NNN Villas Apartments, LLC:  The offering began May 2, 2006 and ended on October 4, 2006. The offering raised $7,967,000, or 100.0% of the offering amount. The LLC, with two unaffiliated members and an affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 1.1% ownership interest in the property. The remaining 98.9% of the property is owned by 28 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Villas by the Lake	100.0%	apartment	07/07/06	$20,497,000	$14,925,000	283,000	Jonesboro, GA

In 2007, the program had deficit cash flow after distributions of $269,000 and return of capital of $234,000.

NNN Las Colinas Highlands, LLC: The offering began May 5, 2006 and ended on July 21, 2006. The offering raised $15,400,000, or 100.0% of the offering amount. The LLC, with 27 members retained a 7.1% ownership interest in the property. The remaining 92.9% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Las Colinas Highlands	100.0%	office	06/27/06	$44,148,000	$32,000,000	199,000	Irving, TX

NNN 2716 North Tenaya, LLC:  The offering began May 10, 2006 and ended on April 17, 2007. The offering raised $30,485,000 or 100.0% of the offering amount. The LLC, with 58 unaffiliated members, retained a 7.6% ownership interest in the property. The remaining 92.4% is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

2716 North Tenaya Way	100.0%	medical office	07/07/06	$74,250,000	$50,750,000	204,000	Las Vegas, NV

NNN Chase Tower, LLC:  The offering began May 22, 2006 and ended on May 18, 2007. The offering raised $5,715,000, or 100.0% of the offering amount. The LLC, with 99 unaffiliated members and one affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained 100.0% the program’s 26.8% interest in the property.

				Share of	Share of
	Interest		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Ownership	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Chase Tower	26.8%	office	07/03/06	$19,430,000	$14,686,000	389,000	Austin, TX

In 2007, the program had deficit cash flow of $327,000 and no distributions were made to investors.

NNN 220 Virginia Avenue, LLC:  The offering began May 25, 2006 and ended on September 14, 2006. The offering raised $20,760,000, or 100.0% of the offering amount. The LLC, with 46 members, retained a 9.7% ownership interest in the property. The remaining 90.3% of the property is owned by 26 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

220 Virginia Avenue	100.0%	office	06/29/06	$100,800,000	$84,405,000	562,000	Indianapolis, IN

NNN Westlake Villas, LLC:  The offering began June 7, 2006 and ended on October 9, 2006. The offering raised $6,650,000, or 100.0% of the offering amount. The LLC, with two unaffiliated members and an affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 1.0% ownership interest in the property. The remaining 99.0% of the property is owned by 20 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	At Purchase	(Sq Ft)	Location

Westlake Villas	100.0%	apartment	08/08/06	$15,553,000	$11,325,000	223,000	San Antonio, TX

In 2006 and 2007, the program had return of capital and deficit cash flow after distributions of $4,000 and $338,000, respectively.

NNN Southcreek Corporate, LLC:  The offering began June 28, 2006 and ended on May 21, 2007. The offering raised $3,044,743, or 99.8% of the offering amount. The LLC, with four unaffiliated members and an affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 5.8% ownership interest in the property. The remaining 94.2% of the property is owned by 20 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Southcreek Corporate Center II	100.0%	office	09/01/06	$8,000,000	$6,000,000	56,000	Overland, KS

In 2007, the program had deficit cash flow after distributions of $106,000 which was covered by the prior year’s excess cash flow after distributions.

NNN Chatham Court/Reflections, LLC:  The offering began July 18, 2006 and ended on November 27, 2006. The offering raised $11,450,000, or 100.0% of the offering amount. The LLC, with three unaffiliated members and an affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 1.0% ownership interest in the property. The remaining 99.0% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Chatham Court and Chatham Reflections	100.0%	apartment	09/08/06	$26,008,000	$18,938,000	378,000	Dallas, TX

In 2007, the program had deficit cash flow after distributions of $85,000 which was covered by the prior year’s excess cash flow after distributions.

NNN 400 Capitol Center, LLC:  The offering began July 19, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $17,000,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

The Regions Center	100.0%	office	08/18/06	$38,368,000	$32,000,000	532,000	Little Rock, AR

NNN Advanced Orthopaedic, LLC:  The offering began November 6, 2006 and ended on January 25, 2007. The offering raised $5,500,000, or 100.0% of the offering amount. The LLC, with 26 members, retained an 18.2% ownership interest in the property. The remaining 81.8% of the property is owned by 27 TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Advanced Orthopaedic Center	100.0%	medical office	01/05/07	$16,738,000	$12,500,000	60,000	Richmond, VA

In 2007, the program had deficit cash flow after distributions and return of capital of $64,000.

NNN DCF Campus, LLC:  The offering began July 25, 2006 and ended on December 21, 2006. The offering raised $5,900,000, or 100.0% of the offering amount. The LLC, with 13 members retained a 6.8% ownership interest in the property. The remaining 93.2% of the property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Department of
Children and Families Campus	100.0%	three office buildings	11/15/06	$13,390,000	$10,090,000	118,000	Plantation, FL

NNN Collateralized Senior Notes, LLC:  The offering began August 1, 2006 and ended on March 26, 2007. The offering raised $16,277,000, or 32.6% of the offering amount from 214 unaffiliated note unit holders and eight affiliates of Grubb & Ellis Realty Investors at the time of the investment. The program offered note units through its secured notes offering. The program was formed for the purpose of making secured loans to one or more borrowers, likely to be affiliates of Grubb & Ellis Realty Investors for the sole purpose of acquiring and holding real estate. An investor in this program was making a loan to the LLC. Grubb & Ellis Realty Investors, as the sole member and manager of the LLC, guaranteed the payment of all principal and interest on the note units.

NNN 250 East 5th Street, LLC:  The offering began August 21, 2006 and ended on July 18, 2007. The offering raised $41,250,000, or 100.0% of the offering amount. The LLC, with 84 members, retained a 9.7% ownership interest in the property. The remaining 90.3% of the property is owned by 33 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

250 East 5th Street	100.0%	office	10/25/06	$92,756,000	$65,000,000	537,000	Cincinnati, OH

In 2007, the program had deficit cash flow of $828,000 and return of capital of $498,000.

NNN One Northlake Place, LLC:  The offering began August 22, 2006 and ended on November 28, 2006. The offering raised $7,000,000, or 100.0% of the offering amount. The LLC, with eight members retained a 3.1% ownership interest in the property. The remaining 96.9% of the property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

11500 Northlake Drive	100.0%	office	10/27/06	$17,450,000	$13,350,000	177,000	Cincinnati, OH

In 2007, an affiliate of Grubb & Ellis Realty Investors advanced $25,000 to the program, and there was deficit cash flow after distributions on $16,000.

NNN 1 & 2 Met Center, LLC:  The offering began August 28, 2006 and ended on December 7, 2006. The offering raised $4,650,000, or 100.0% of the offering amount. The LLC, with three unaffiliated members and an affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 1.4% ownership interest in the property. The remaining 98.6% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Met Center 1 & 2	100.0%	office	10/13/06	$12,020,000	$8,600,000	95,000	Austin, TX

In 2006, the program had deficit cash flow of $86,000 and return of capital of $43,000. In 2007, the program had deficit cash flow of $63,000 and return of capital of $106,000.

NNN Arbors at Fairview, LLC:  The offering began September 1, 2006 and ended on January 18, 2007. The offering raised $5,650,000, or 100.0% of the offering amount. The LLC, with 12 unaffiliated members and three affiliates of Grubb & Ellis Realty Investors at the time of the investment, retained a 9.0% ownership interest in the property. The remaining 91.0% of the property is owned by 14 unaffiliated TICs investing in the property and three affiliates of Grubb & Ellis Realty Investors at the time of the investment, including an entity owned by Mr. Thompson.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Arbors at Fairview Apartments	100.0%	apartment	10/12/06	$14,420,000	$10,500,000	181,000	Simpsonville, SC

In 2006, an affiliate of Grubb & Ellis Realty Investors advanced $30,000 to the program. The program repaid the advance in 2007. In 2007, the program had deficit cash flow after distributions of $163,000 and return of capital of $81,000.

NNN Westpoint, LLC:  The offering began September 8, 2006 and ended on November 29, 2006. The offering raised $8,350,000, or 100.0% of the offering amount. The LLC, with 30 unaffiliated members and one affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained an 11.6% ownership interest in the property. The remaining 88.4% of the property is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Westpoint 1	100.0%	office	11/29/06	$20,800,000	$15,125,000	150,000	Irving, TX

NNN Beechwood Apartments, LLC:  The offering began September 19, 2006 and ended on July 6, 2007. The offering raised $5,325,000, or 100.0% of the offering amount. The LLC, with six members, retained a 4.4% ownership interest in the property. The remaining 95.6% of the property is owned by 21 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Beechwood Apartments	100.0%	apartment	11/17/06	$11,845,000	$8,625,000	173,000	Greensboro, NC

In 2007, the program had deficit cash flow after distributions of $164,000 and return of capital of $63,000.

NNN Northwoods, LLC:  The offering began September 25, 2006 and ended on November 7, 2007. The offering raised $5,540,000, or 100.0% of the offering amount. The LLC, with 11 members, retained a 6.6% ownership interest in the property. The remaining 93.4% of the property is owned by 24 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Northwoods II	100.0%	office	12/08/06	$10,970,000	$8,200,000	116,000	Columbus, OH

NNN Castaic Town Center, LLC:  The offering began October 3, 2006 and ended on April 4, 2007. The offering raised $5,400,000, or 100.0% of the offering amount. The LLC, with 19 members, retained a 9.2% ownership interest in the property. The remaining 90.8% of the property is owned by 24 unaffiliated TICs.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Castaic Town Center	100.0%	retail	11/30/06	$15,400,000	$11,250,000	40,000	Castaic, CA

In 2006, the program had deficit cash flow of $58,000 and no distributions were made to investors. In 2007, the program had deficit cash flow after distributions of $277,000 and return of capital of $335,000. In 2007, an affiliate of Grubb & Ellis Realty Investors advanced $45,000 to the program to fund distributions.

NNN 50 Lake Center, LLC:  The offering began October 31, 2006 and ended on December 15, 2006. The offering raised $8,800,000, or 100.0% of the offering amount. The LLC, with six members, retained a 2.7% ownership interest in the property. The remaining 97.3% of the property is owned by 24 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Lake Center V	100.0%	office	12/15/06	$22,500,000	$16,425,000	89,000	Marlton, NJ

In 2006, the program had deficit cash flow of $43,000 and made no distributions. In 2007, the program had deficit cash flow after distributions of $321,000 and return of capital of $364,000.

NNN Mt. Moriah Apartments, LLC:  The offering began November 2, 2006 and ended on July 26, 2007. The offering raised $13,700,000, or 100.0% of the offering amount. The LLC, with 18 unaffiliated members and one affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 6.5% ownership interest in the property. The remaining 93.5% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Trails at Mt. Moriah Apartments	100.0%	apartment	12/28/06	$31,415,000	$22,875,000	539,000	Memphis, TN

In 2006, the program had deficit cash flow from operation of $57,000 and no distributions were made to investors as the property was acquired late in December.

NNN Royal 400, LLC:  The offering began November 15, 2006 and ended on April 12, 2007. The offering raised $7,949,000, or 100.0% of the offering amount. The LLC, with 16 unaffiliated members and one affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 7.5% ownership interest in the property. The remaining 92.5% of the property is owned by 21 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Royal 400 Business Park	100.0%	office	12/29/06	$13,800,000	$9,400,000	140,000	Alpharetta, GA

In 2006, the program had deficit cash flow from operation of $17,000 and no distributions were made to investors as the property was acquired late in December.

NNN Woodbridge Apartments, LLC:  The offering began November 29, 2006 and remained open at December 31, 2007. The maximum offering amount to be raised is $5,950,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Woodbridge Apartments	100.0%	apartment	1/16/07	$13,390,000	$9,750,000	224,000	San Antonio, TX

NNN Lenox Park, LLC:  The offering began November 29, 2006 and ended on March 20, 2007. The offering raised $12,020,000, or 100.0% of the offering amount. The LLC, with 18 unaffiliated members and one affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 6.1% ownership interest in the property. The remaining 93.9% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Lenox Office Park (Bldg A and B)	100.0%	office	01/03/07	$24,225,000	$17,300,000	193,000	Memphis, TN

NNN 1600 Parkwood, LLC:  The offering began December 5, 2006 and remained open at December 31, 2007. The maximum offering amount to be raised is $13,575,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1600 Parkwood Circle	100.0%	office	12/28/06	$27,525,000	$18,250,000	151,000	Atlanta, GA

NNN 4101 Interwood, LLC:  The offering began December 22, 2006 and ended on August 16, 2007. The offering raised $4,800,000, or 100.0% of the offering amount. The LLC, with 11 unaffiliated members, retained a 5.7% ownership interest in the property. The remaining 94.3% of the property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

4101 Interwood Office Park	100.0%	office	03/14/07	$11,330,000	$8,250,000	80,000	Houston, TX

NNN Durham Office Portfolio, LLC:  The offering began January 5, 2007 and ended on December 10, 2007. The offering raised $15,710,000, or 100.0% of the offering amount. The LLC, with 49 unaffiliated members and one affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 15.8% ownership interest in the property. The remaining 84.2% of the property is owned by 31 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Durham Office Portfolio	100.0%	office	03/12/07	$35,225,000	$26,000,000	276,000	Durham, NC

NNN Vineyard Springs Apartments, LLC:  The offering began January 9, 2007 and ended on November 7, 2007. The offering raised $11,400,000, or 100.0% of the offering amount. The LLC, with 11 unaffiliated members, retained a 4.9% ownership interest in the property. The remaining 95.1% of the property is owned by 33 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Vineyard Springs Apartments	100.0%	apartment	03/20/07	$29,973,000	$21,825,000	338,000	San Antonio, TX

NNN Springfield Apartments, LLC:  The offering began January 18, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $7,600,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Springfield Apartments	100.0%	apartment	03/29/07	$18,643,000	$13,575,000	204,000	Durham, NC

NNN Hunter Plaza, LLC:  The offering began January 19, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $10,050,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Hunter Plaza	100.0%	retail	02/27/07	$30,000,000	$22,500,000	106,000	Irving, TX

NNN North Scottsdale Medical Office, LLC:  The offering began February 21, 2007 and ended on August 21, 2007. The offering raised $16,115,000, or 100.0% of the offering amount. The LLC, with 27 unaffiliated members and one affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 6.3% ownership interest in the property. The remaining 93.7% of the property is owned by 33 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

North Scottsdale Medical Office Portfolio	100.0%	medical office	03/29/07	$46,350,000	$36,500,000	154,000	Scottsdale, AZ

In 2007, the program had deficit cash flow after distributions and return of capital of $321,000.

NNN Parkway 400, LLC:  The offering began February 27, 2007 and ended on December 11, 2007. The offering raised $15,675,000, or 100.0% of the offering amount. The LLC, with 21 unaffiliated members, retained a 6.7% ownership interest in the property. The remaining 93.3% of the property is owned by 33 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkway 400	100.0%	office	03/26/07	$34,780,000	$25,500,000	193,000	Alpharetta, GA

NNN Culver Medical Plaza, LLC:  The offering began March 12, 2007 and ended on August 21, 2007. The offering raised $6,780,000, or 100.0% of the offering amount. The LLC, with 12 unaffiliated members and one affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 7.5% interest in the property. The remaining 92.5% of the property is owned by 25 unaffiliated TICs and one affiliate of Grubb & Ellis Realty Investors investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Culver Medical Plaza	100.0%	medical office	04/23/07	$18,180,000	$14,120,000	52,000	Culver City, CA

In 2007, the program had deficit cash flow after distributions and return of capital of $127,000.

NNN Chartwell Court, LLC:  The offering began March 16, 2007 and ended on September 21, 2007. The offering raised $7,100,000, or 100.0% of the offering amount. The LLC, with one unaffiliated member, retained a 0.4% ownership interest in the property. The remaining 99.6% of the property is owned by 26 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Chartwell Court Apartments	100.0%	apartment	05/25/07	$17,098,000	$12,450,000	254,000	Houston, TX

In 2007, the program had deficit cash flow after distributions and return of capital of $17,000.

NNN 8555 University Place, LLC:  The offering began March 22, 2007 and ended on August 7, 2007. The offering raised $20,450,000, or 100.0% of the offering amount. The LLC, with 72 unaffiliated members, retained a 13.8% ownership interest in the property. The remaining 86.2% of the property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Express Scripts	100.0%	medical office	06/04/07	$60,179,000	$45,000,000	315,000	St. Louis, MO

In 2007, the program had deficit cash flow after distributions of $1,289,000 and return of capital of $704,000.

NNN Siena Office Park I, LLC:  The offering began April, 6, 2007 and ended on November 13, 2007. The offering raised $13,350,000, or 100.0% of the offering amount. The LLC, with 16 unaffiliated members and one affiliate of Grubb & Ellis Realty Investors, retained a 3.9% ownership interest in the property. The remaining 96.1% of the property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Siena Office Park I	100.0%	office	06/04/07	$36,848,000	$28,620,000	101,000	Henderson, NV

In 2007, the program had deficit cash flow after distributions and return of capital of $368,000.

NNN Church Street Office Center, LLC:  The offering began April 20, 2007 and ended on November 29, 2007. The offering raised $12,610,000, or 100.0% of the offering amount. The LLC, with 15 unaffiliated members, retained a 6.0% ownership interest in the property. The remaining 94.0% of the property is owned by 33 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Church Street Office Center	100.0%	medical office	08/16/07	$27,000,000	$21,600,000	153,000	Evanston, IL

NNN Northmark Business Center II, LLC:  The offering began April 25, 2007 and ended on June 21, 2007. The offering raised $4,300,000, or 100.0% of the offering amount. The LLC, with seven unaffiliated members, retained a 4.6% ownership interest in the property. The remaining 95.4% of the property is owned by 21 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Northmark Business Center II	100.0%	office	05/15/07	$11,742,000	$9,120,000	100,000	Cincinnati, OH

NNN San Marin Apartments, LLC:  The offering began April 25, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $6,635,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

San Marin Apartments	100.0%	apartment	06/05/07	$16,480,000	$12,000,000	192,000	Corpus Christi, TX

NNN Mainstreet at Flatiron, LLC:  The offering began May 16, 2007 and ended on June 21, 2007. The offering raised $5,850,000, or 100.0% of the offering amount. The LLC, with one unaffiliated member, retained a 0.4% ownership interest in the property. The remaining 99.6% of the property is owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mainstreet at Flatiron	100.0%	office / retail	06/21/07	$16,274,000	$12,640,000	93,000	Broomfield, CO

NNN 824 North Market Street, LLC:  The offering began May 16, 2007 and ended on July 25, 2007. The offering raised $15,000,000, or 100.0% of the offering amount. The LLC, with six unaffiliated members, retained a 1.7% ownership interest in the property. The remaining 98.3% of the property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

824 North Market Street	100.0%	office	06/29/07	$37,647,000	$29,280,000	203,000	Wilmington, DE

In 2007, the program had deficit cash flow after distributions and return of capital of $162,000.

NNN Cypresswood Drive, LLC:  The offering began May 17, 2007 and ended on October 4, 2007. The offering raised $9,075,000, or 100.0% of the offering amount. The LLC, with six unaffiliated members, retained a 1.4% ownership interest in the property. The remaining 98.6% of the property is owned by 33 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

9720 Cypresswood Drive	100.0%	office / restaurant	06/20/07	$22,990,000	$17,500,000	99,000	Houston, TX

In 2007, the program had deficit cash flow after distributions and return of capital of $52,000.

NNN Retreat at Stonecrest, LLC:  The offering began May 30, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $8,830,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Retreat at Stonecrest Apartments	100.0%	apartment	07/02/07	$22,866,000	$16,650,000	288,000	Lithonia, GA

NNN Century Hills, LLC:  The offering began June 6, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $8,585,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Century Hills Apartments	100.0%	apartment	06/29/07	$21,630,000	$15,750,000	221,000	Augusta, GA

NNN Engineering Drive, LLC:  The offering began June 11, 2007 and ended on November 13, 2007. The offering raised $9,450,000, or 100.0% of the offering amount. The LLC, with 11 unaffiliated members, retained a 5.8% ownership interest in the property. The remaining 94.2% of the property is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

3550 Engineering Drive	100.0%	office	07/06/07	$19,755,000	$13,522,000	99,000	Norcross, GA

In 2007, the program had deficit cash flow after distributions of $664,000 and return of capital of $238,000.

NNN Sugar Land Medical Center, LLC:  The offering began June 15, 2007 and ended on July 26, 2007. The offering raised $6,560,000, or 100.0% of the offering amount. The LLC, with three unaffiliated members, retained a 2.0% ownership interest in the property. The remaining 98.0% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Sugar Land Medical Center	100.0%	medical office	07/26/07	$15,347,000	$12,000,000	80,000	Sugar Land, TX

NNN Three Resource Square, LLC:  The offering began July 3, 2007 and ended on October 25, 2007. The offering raised $11,475,000, or 100.0% of the offering amount. The LLC, with four unaffiliated members, retained a 2.8% ownership interest in the property. The remaining 97.2% of the property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Three Resource Square	100.0%	office	03/07/07	$23,533,000	$16,250,000	122,000	Charlotte, NC

NNN Harbour Landing, LLC:  The offering began July 6, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $7,660,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Harbour Landing Apartments	100.0%	apartment	07/31/07	$15,193,000	$11,063,000	193,000	Corpus Christi, TX

NNN River Ridge, LLC:  The offering began July 11, 2007 and ended on October 26, 2007. The offering raised $10,845,000, or 100.0% of the offering amount. The LLC, with three members, retained a 1.0% ownership interest in the property. The remaining 99.0% of the property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

River Ridge Apartments	100.0%	apartment	08/16/07	$26,981,000	$19,646,000	270,000	Asheville, NC

NNN Riverwood Place, LLC:  The offering began July 11, 2007 and ended on December 4, 2007. The offering raised $17,655,000, or 100.0% of the offering amount. The LLC, with 21 unaffiliated members,

retained a 6.0% ownership interest in the property. The remaining 94.0% of the property is owned by 33 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One and Two Riverwood Place	100.0%	office	08/17/07	$37,245,000	$26,500,000	196,000	Pewaukee, WI

NNN Old Line Professional Centre, LLC:  The offering began July 17, 2007 and ended on November 27, 2007. The offering raised $6,620,000, or 100.0% of the offering amount. The LLC, with six unaffiliated members, retained a 2.8% ownership interest in the property. The remaining 97.2% of the property is owned by 26 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Old Line Professional Centre	100.0%	medical office	08/17/07	$12,360,000	$9,400,000	81,000	Waldorf, MD

In 2007, the program had deficit cash flow after distributions and return of capital of $29,000.

NNN Wesley Paces, LLC:  The offering began July 27, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $10,595,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Wesley Paces	100.0%	apartment	08/17/07	$27,589,000	$20,089,000	296,000	Norcross, GA

NNN One Ridgmar Centre, LLC:  The offering began July 31, 2007 and ended on November 26, 2007. The offering raised $12,125,000, or 100.0% of the offering amount. The LLC, with 44 unaffiliated members and one affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 15.8% ownership interest in the property. The remaining 84.2% of the property is owned by 33 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Ridgmar Centre	100.0%	office	08/17/07	$21,520,000	$15,500,000	177,000	Fort Worth, TX

NNN Biewend Building, LLC:  The offering began August 15, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $17,985,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Biewend Building	100.0%	medical office	09/05/07	$62,556,000	$48,880,000	155,000	Boston, MA

NNN Tupper Building, LLC:  The offering began August 15, 2007 and ended on November 14, 2007. The offering raised $16,195,000, or 100.0% of the offering amount. The LLC, with 22 unaffiliated members, retained a 4.8% interest in the property. The remaining 95.2% of the property is owned by 26 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Tupper Building	100.0%	medical office	09/05/07	$56,213,000	$43,920,000	98,000	Boston, MA

NNN Ashley Overlook, LLC:  The offering began August 23, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $12,790,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Ashley Overlook	100.0%	office	10/01/07	$24,000,000	$15,100,000	107,000	North Charleston, SC

NNN Darien Business Center, LLC:  The offering began August 29, 2007 and ended on December 13, 2007. The offering raised $13,200,000, or 100.0% of the offering amount. The LLC, with three unaffiliated members, retained a 0.8% ownership interest in the property. The remaining 99.2% of the property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Darien Business Center	100.0%	medical office	09/25/07	$29,446,000	$23,040,000	176,000	Darien, IL

NNN Park Central, LLC:  The offering began October 10, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $18,120,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Park Central	100.0%	office	11/29/07	$29,865,000	$20,000,000	212,000	Atlanta, GA

NNN Emberwood Apartments, LLC:  The offering began October 16, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $9,520,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Emberwood Apartments	100.0%	apartment	12/04/07	$22,042,000	$16,050,000	267,000	Lafayette, LA

NNN Woodside, LLC:  The offering began October 23, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $19,100,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Woodside Corporate Park	100.0%	office	12/13/07	$32,245,000	$19,380,000	193,000	Beaverton, OR

NNN Townley Business Park, LLC:  The offering began October 30, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $9,100,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Townley Business Park	100.0%	office	12/21/07	$14,626,000	$9,900,000	122,000	Phoenix, AZ

NNN Exchange South, LLC:  The offering began November 7, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $13,715,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Exchange South	100.0%	office	12/13/07	$24,720,000	$16,800,000	194,000	Jacksonville, FL

NNN Eastern Wisconsin Medical Portfolio, LLC:  The offering began November 29, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $12,940,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Aurora Health Care — Multi Site	100.0%	medical office	12/21/07	$42,230,000	$32,300,000	153,000	Various Cities, WI

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material United States federal income tax considerations associated with an investment in our common stock. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in our counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. This summary deals only with our stockholders that hold our stock as “capital assets” within the meaning of section 1221 of the Internal Revenue Code. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of stock options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share repurchase plan, tax-exempt organizations except as provided below, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States. The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

We urge you, as a prospective stockholder, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

REIT Qualification

We have qualified to be taxed as a REIT commencing with our taxable year ended December 31, 2007. Alston & Bird LLP has delivered an opinion to us that, commencing with our taxable year ending December 31, 2006, we will be organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to operate in conformity with the requirements for qualification as a REIT under the Internal Revenue Code. This opinion, however, has not been updated.

Investors should be aware that an opinion of counsel is not binding upon the IRS or any court. The opinion of Alston & Bird LLP described above was based on various assumptions and qualifications and conditioned on representations made by us as to factual matters, including representations regarding the intended nature of our properties and the future conduct of our business. Moreover, our continued qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, the qualification tests set forth in the federal tax laws and described below. Alston & Bird LLP has not reviewed, and will not review, our compliance with those tests on a continuing basis. Accordingly, our actual results of operation for any particular taxable year may not satisfy these requirements. For a discussion of certain tax consequences of our failure to meet these qualification requirements, see “— Failure to Qualify as a REIT.”

Taxation of Grubb & Ellis Healthcare REIT

If we remain qualified for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code, generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in the stock of a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation described below.

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

•	Under some circumstances, we may be subject to “alternative minimum tax.”

•	If we have net income from the sale or other disposition of “foreclosure property” (which is described below) that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income.

•	If we have net income from prohibited transactions (which are described below), the income will be subject to a 100% tax.

•	If we fail to satisfy either of the 75.0% or 95.0% gross income tests (which are discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75.0% or 95.0% test multiplied by a fraction calculated to reflect our profitability.

•	If we fail to satisfy the REIT asset tests and continue to qualify as a REIT because we meet other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the time we failed to satisfy the asset tests; if we fail to satisfy other REIT requirements (other than the gross income and asset tests), and continue to qualify as a REIT because we meet other requirements, we will have to pay $50,000 for each other failure.

•	If we fail to distribute during each year at least the sum of (i) 85.0% of our REIT ordinary income for the year, (ii) 95.0% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4.0% excise tax on the excess of the required distribution over the amounts actually distributed.

•	We may elect to retain and pay tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid.

•	If we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a transaction in which our basis in the asset is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and we subsequently recognize gain on the disposition of the asset during the 10 year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition. We refer to this tax as the “Built-in Gains Tax.”

•	Our taxable REIT subsidiaries will be subject to federal and state income tax on their taxable incomes. Several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of our taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive from, or on certain expenses deducted by, the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. In the event that we have taxable REIT subsidiaries in the future, it is possible that those subsidiaries may make interest and other payments to us and to third parties in connection with activities related to our properties. We cannot assure you that our taxable REIT subsidiaries will not be limited in their ability to deduct interest payments made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by taxable REIT subsidiaries for tenants of ours, or on a portion of the payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a REIT’s trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances surrounding each property. We intend to conduct our operations in such a manner (i) so that no asset we own, directly or through any subsidiary entities other than taxable REIT subsidiaries, will be held for sale to customers in the ordinary course of our trade or business, or (ii) in order to comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. However, no assurance can be given that any particular property we own, directly or through any subsidiary entities other than taxable REIT subsidiaries, will not be treated as property held for sale to customers or that we can comply with those safe-harbor provisions.

“Foreclosure property” is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise acquired ownership or possession of the property by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75.0% gross income test, which is described below. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute property held primarily for sale to customers in the ordinary course of a REIT’s trade or business. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75.0% gross income test; however, if we do acquire any foreclosure property that we believe will give rise to such income, we intend to make an election to treat the related property as foreclosure property.

Requirements for Qualification as a REIT

In order for us to continue to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Requirements for Qualification

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) which is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) which would be taxable as a domestic corporation but for sections 856 through 859 of the Internal Revenue Code;

(4) which is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) not more than 50.0% in value of the outstanding stock of which is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Internal Revenue Code to include certain entities);

(7) which makes an election to be a REIT (or has made such election for a previous taxable year which has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8) which uses the calendar year as its taxable year; and

(9) which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and that condition (6) must be met during the last half of each taxable year. For purposes of the sixth requirement, the beneficiaries of a pension or profit-sharing trust described in Section 401(a) of the Internal Revenue Code, and not the pension or profit-sharing trust itself, are treated as REIT stockholders. We will be treated as having met condition (6) above for a taxable year if we complied with certain Treasury Regulations for ascertaining the ownership of our stock for such year and if we did not know (or after the exercise of reasonable diligence would not have known) that our stock was sufficiently closely held during such year to cause us to fail condition (6). In addition, conditions (5) and (6) do not apply to a REIT until the second calendar year in which the REIT qualifies as such.

Our articles of incorporation contain restrictions regarding ownership and transfer of shares of our stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (5) and (6) above. See “Description of Capital Stock — Restriction on Ownership of Shares.”

For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us, and all assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “— Operational Requirements — Asset Tests”), all of the capital stock of which is owned by a REIT.

In the case of a REIT that is a partner in an entity treated as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of our operating partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or our operating partnership have an interest will be treated as our assets, liabilities and items of income.

Operational Requirements — Gross Income Tests

To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

•	At least 75.0% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and interest income derived from mortgage loans secured by real property) and from other specified sources, including qualified temporary investment income, as described below. This is the 75.0% Gross Income Test.

•	At least 95.0% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above in the 75.0% Gross Income Test and generally from dividends and interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95.0% Gross Income Test.

Rents from Real Property

The rents we receive qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if several conditions are met, including the following:

•	The amount of rent received from a tenant must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	In general, neither we nor an owner of 10.0% or more of our stock may directly or constructively own 10.0% or more of a tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•	Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15.0% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

•	We normally must not operate or manage the property or furnish or render services to tenants, other than (i) through an “independent contractor” who is adequately compensated and from whom we do not derive any income or (ii) through a taxable REIT subsidiary. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services provided by us with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1.0% of all amounts received or accrued with respect to that property. For this purpose, such services may not be valued at less than 150.0% of our direct cost of providing the services, and any gross income deemed to have been derived by us from the performance of noncustomary services pursuant to the 1.0% de minimis exception will constitute nonqualifying gross income under the 75.0% and 95.0% gross income tests. In addition, our taxable REIT subsidiaries may perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of our taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive from, or on certain expenses deducted by, the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. In the event that we have taxable REIT subsidiaries in the future, it is possible that those subsidiaries may make interest and other payments to us and to third parties in connection with activities related to our properties. We cannot assure you that our taxable REIT subsidiaries will not be limited in their ability to deduct interest payments made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by taxable REIT subsidiaries for tenants of ours, or on a portion of the payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

Compliance with 75.0% and 95.0% Gross Income Tests

Prior to the making of investments in real properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75.0% Gross Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments in order to satisfy the 75.0% Gross Income and the 95.0% Gross Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75.0% Gross Income and 95.0% Gross Income Tests as rents from real property and qualifying interest income in accordance with the requirements described above. In this regard, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. In addition, we do not expect to receive rent from a person of whose stock we (or an owner of 10.0% or more of our stock) directly or constructively own 10.0% or more. Also, the portion of the rent attributable to personal property is not expected to exceed 15.0% of the total rent to be received under any lease. Finally, we anticipate that all or most of the services to be performed with respect to our properties will be performed by our property manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such property. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75.0% Gross Income and the 95.0% Gross Income Tests described above.

Notwithstanding our failure to satisfy one or both of the 75.0% Gross Income and the 95.0% Gross Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	Our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•	Following our identification of the failure, we properly disclose such failures to the IRS.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed above in “Taxation of Grubb & Ellis Healthcare REIT,” even if these relief provisions apply, a tax would be imposed with respect to non-qualifying net income.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, we also must satisfy several tests, or the Asset Tests, relating to the nature and diversification of our assets.

•	First, at least 75.0% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables) and government securities. The term “real estate assets” includes real property, mortgages on real property, shares of stock in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25.0% of the value of our total assets may be represented by securities other than those described above in the 75.0% asset class.

•	Third, of the investments included in the 25.0% asset class, the value of any one issuer’s securities that we own may not exceed 5.0% of the value of our total assets. Additionally, we may not own more than 10% of the voting power of any one issuer’s outstanding securities. Furthermore, we may not own more than 10.0% of the total value of any one issuer’s outstanding debt and equity securities. The 10.0% value limitation will not apply, however, to (1) “straight debt” securities (discussed below); (2) loans to an individual or an estate; (3) certain rental agreements calling for deferred rents or increasing rents that are subject to section 467 of the Internal Revenue Code, other than with a “related person”; (4) obligations to pay qualifying rents from real property; (5) securities issued by a state or any political subdivision of a state, the District of Columbia, a foreign government, any political subdivision of the foreign government, or the Commonwealth of Puerto Rico, but only if the determinations of any payment received or accrued under the security does not depend in whole or in part on the profits of any entity; (6) securities issued by another qualifying REIT; and (7) other arrangements identified in Treasury Regulations (which have not yet been issued or proposed). Additionally, any debt instrument issued by a partnership will not be treated as a security if at least 75.0% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75.0% Gross Income Test. Any debt instrument issued by a partnership also will not be treated as a security to the extent of our interest as a partner in the partnership. “Straight debt” is generally defined as debt that is payable on demand or at a date certain where the interest rate and the interest payment dates are not contingent on profits, the borrower’s discretion or similar factors and there is no convertibility, directly or indirectly, into stock of the debtor. However, a security will not fail to be “straight debt” if it is subject to certain customary or de minimis contingencies. A security issued by a corporation or partnership will qualify as “straight debt” only if we or any of our taxable REIT subsidiaries hold no more than 1.0% of the outstanding non-qualifying securities of such issuer. Mortgage debt secured by real estate assets constitutes a “real estate asset” and does not constitute a “security” for purposes of the foregoing tests. For purposes of this Asset Test and the second Asset Test, securities do not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes. Also, in looking through any partnership to determine our allocable share of any securities owned by the partnership for applying solely the 10.0% value test, our share of the assets of the partnership will correspond not only to our interest as a partner in the partnership, but also to our proportionate interest in certain debt securities issued by the partnership. The third Asset Test does not apply in respect of a taxable REIT subsidiary.

•	Fourth, no more than 20.0% (25.0%, for 2009 taxable year and thereafter) of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35.0% of the voting power or value.

The Asset Tests must generally be met at the close of any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds, we expect that most of our assets will consist of real estate assets and we therefore expect to satisfy the Asset Tests.

If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

In addition, we will have up to six months to dispose of sufficient assets or otherwise to cure a failure to satisfy the third Asset Test, provided the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1.0% of our assets at the end of the relevant quarter or (2) $10,000,000. For violations of any of the REIT asset tests due to reasonable cause that are larger than this amount, we may avoid disqualification as a REIT after the 30 day cure period by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

Operational Requirements — Annual Distribution Requirement

To qualify for taxation as a REIT, the Internal Revenue Code requires us to make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to (a) the sum of: (1) 90.0% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain), and (2) 90.0% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (b) the sum of certain items of non-cash income.

We must pay distributions in the taxable year to which they relate. Distributions paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of the prior year’s distribution requirement if the distributions satisfy one of the following two sets of criteria:

•	We declare the distributions in October, November or December, the distributions are payable to stockholders of record on a specified date in such a month, and we actually pay the distributions during January of the subsequent year; or

•	We declare the distributions before we timely file our federal income tax return for such year, we pay the distributions in the 12-month period following the close of the prior year and not later than the first regular distribution payment after the declaration, and we elect on our federal income tax return for the prior year to have a specified amount of the subsequent distribution treated as if paid in the prior year.

Even if we satisfy the foregoing distribution requirements, we are subject to tax thereon to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted. Furthermore, if we fail to distribute at least the sum of 85.0% of our ordinary income for that year, 95.0% of our capital gain net income for that year, and any undistributed taxable income from prior periods, we would be subject to a 4.0% excise tax on the excess of the required distribution over the amounts actually distributed. Distributions that are declared in October, November or December to stockholders of record on a specified date in one of those months and are distributed in the following January are treated as distributed in the previous December for purposes of the excise tax.

In addition, if during the 10-year recognition period, we dispose of any asset subject to the built-in gain rules described above, we must distribute at least 90.0% of the built-in gain (after tax), if any, recognized on the disposition of the asset.

We intend to make timely distributions sufficient to maintain our REIT status and avoid income and excise taxes; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by our operating partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In that event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in those circumstances to pay interest to the IRS based upon the amount of any deduction taken for deficiency distributions for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	We would be required to pay the federal income tax on these gains;

•	Taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•	The basis of the stockholder’s shares would be increased by the amount of our undistributed long-term capital gains (minus its proportionate share of the amount of capital gains tax we pay) included in the stockholder’s long-term capital gains.

Failure to Maintain Qualification as a REIT

If we were to fail to satisfy one or more requirements to maintain our REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available as described above, we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we were to pay a penalty of $50,000 for each such failure. It is not possible to predict whether in all circumstances we would be entitled to the benefit of this relief provision.

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Taxation of Taxable U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership holds our stock, the tax treatment of a partner will depend on the status of the partner and the activities of the partnership. Partners in partnerships holding our stock should consult their tax advisors.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of dividends reinvested in additional shares of our common stock pursuant to our distribution reinvestment plan, see “Description of Capital Stock — Distribution Reinvestment Plan.”

Distributions Generally

Under the Jobs Growth Tax Relief Reconciliation Act of 2003, as extended by the Tax Increase Prevention and Reconciliation Act of 2005, certain “qualified dividend income” received by U.S. non-corporate stockholders in taxable years 2003 through 2010 is subject to tax at the same tax rates as long-term capital gain (generally, under the new legislation, a maximum rate of 15.0% for such taxable years). Distributions received from REITs, however, generally are not eligible for these reduced tax rates and, therefore, will continue to be subject to tax at ordinary income rates, subject to two narrow exceptions. Under the first exception, distributions received from a REIT may be treated as “qualified dividend income” eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries) in which the REIT has invested. Under the second exception, distributions paid by a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (i) the excess of the REIT’s “REIT taxable income” for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT’s income that was subject to the Built-in Gains Tax in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year. So long as we qualify as a REIT, distributions made to our taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain distributions) will be taken into account by them as ordinary income (except, in the case of non-corporate stockholders, to the limited extent that we are treated as receiving “qualified dividend income.” In addition, as long as we qualify as a REIT, corporate stockholders will not be eligible for the dividends received deduction for any distributions received from us.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholders on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4.0% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her stock. A corporate U.S. stockholder, however, may be required to treat up to 20.0% of some capital gain distributions as ordinary income. See “Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of our common stock will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income in their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case those capital gains will be taxed as ordinary income.

Certain Dispositions of Our Common Shares

In general, any gain or loss realized upon a taxable disposition of our common stock by a U.S. stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. stockholder has included in income any capital gains distributions with respect to the shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions included in income with respect to the shares, will be treated as long-term capital loss.

A redemption of common stock for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the redemption under section 302 of the Internal Revenue Code unless the redemption (a) results in a “complete termination” of the stockholder’s interest in us under section 302(b)(3) of the Internal Revenue Code, (b) is “substantially disproportionate” with respect to the stockholder under section 302(b)(2) of the Internal Revenue Code, or (c) is “not essentially equivalent to a dividend” with respect to the stockholder under section 302(b)(1) of the Internal Revenue Code. Under section 302(b)(2) of the Internal Revenue Code a redemption is considered “substantially disproportionate” if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in section 318 of the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. A distribution to a stockholder will be “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the stockholder’s interest in us. The IRS has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1.0% should satisfy this requirement) and who exercises no control over the corporation’s affairs should be treated as being “not essentially equivalent to a dividend.”

If the redemption is not treated as a dividend, the redemption of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares redeemed. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares exceeds one year.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

We will report to U.S. stockholders and to the IRS the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	Fails to furnish its taxpayer identification number (which, for an individual, would be his or her social security number);

•	Furnishes an incorrect taxpayer identification number;

•	Is notified by the IRS that the stockholder has failed properly to report payments of interest or dividends; or

•	Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the IRS that the stockholder is subject to backup withholding for failure to report interest and dividend payments or has been notified by the IRS that the stockholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s United States federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS. U.S. stockholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Distributions from us to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute “unrelated business taxable income,” or UBTI, unless the stockholder has borrowed to acquire or carry its stock or has used the shares in a trade or business.

However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment such as ours will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Qualified trusts that hold more than 10.0% (by value) of the shares of “pension-held REITs” may be required to treat a certain percentage of such a REIT’s distributions as UBTI. A REIT is a “pension-held REIT” only if the REIT would not qualify as such for federal income tax purposes but for the application of a “look-through” exception to the five or fewer requirement applicable to shares held by qualified trusts and the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held if either at least one qualified trust holds more than 25.0% by value of the REIT interests or qualified trusts, each owning more than 10.0% by value of the REIT interests, holds in the aggregate more than 50.0% of the REIT interests. The percentage of any REIT distribution treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. In the event that this ratio is less than 5.0% for any year, then the qualified trust will not be treated as having received UBTI as a result of the REIT distribution. For these purposes, a qualified trust is any trust described in Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501(a) of the Internal Revenue Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. Our tax treatment and the tax treatment of our operating partnership, any operating subsidiaries, joint ventures or other arrangements we or our operating partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

Federal Income Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We are entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, or the Check-the-Box-Regulations, an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though our operating partnership will not elect to be treated as an association for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof; provided, that even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90.0% of the partnership’s gross income for each taxable year consists of “qualifying income” under section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95.0% Gross Income Test applicable to REITs. We refer to this exemption from being treated as a publicly traded partnership as the Passive-Type Income Exemption. See “Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests.”

Under applicable Treasury Regulations, or the PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, or the Private Placement Exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act of 1933 and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Our operating partnership presently qualifies for the Private Placement Exclusion. Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations because it was deemed to have more than 100 partners, our operating partnership should not be treated as a corporation because it should be eligible for the 90.0% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “Requirements for Qualification as a REIT — Operational Requirements — Asset Tests.” In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of Our Operating Partnership and Its Partners

Partners, Not Partnership, Subject to Tax.  A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we are required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions, and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

Partnership Allocations.  Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not have “substantial economic effect.” If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties.  Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.

Under the partnership agreement, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our partnership, except to the extent that our operating partnership is required under section 704(c) of the Internal Revenue Code to use a different method for allocating depreciation deductions attributable to its contributed properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any remaining built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Partnership Interest.  The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (A) our allocable share of our operating partnership’s income and (B) our allocable share of indebtedness of our operating partnership, and (3) reduced, but not below zero, by (A) our allocable share of our operating partnership’s loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Sale of Our Operating Partnership’s Property.  Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. We, however, do not presently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or our operating partnership’s trade or business.

EMPLOYEE BENEFIT PLAN AND IRA CONSIDERATIONS

The following is a summary of some non-tax considerations associated with an investment in our shares by a Benefit Plan (as defined below). This summary is based on provisions of the Employee Retirement Income Security Act of 1974, as amended, referred to as ERISA, and the Internal Revenue Code, through the date of this prospectus, and relevant regulations, rulings and opinions issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse court decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

In addition, this summary does not include a discussion of any laws, regulations or statutes that may apply to investors not covered by ERISA, including, for example, state statutes that impose fiduciary responsibility requirements in connection with the investment of assets of governmental plans, which may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code.

We collectively refer to employee pension benefit plans subject to ERISA (such as profit sharing, section 401(k) and pension plans), other retirement plans and accounts subject to Section 4975 of the Internal Revenue Code but not subject to ERISA (such as IRAs), and health and welfare plans subject to ERISA as Benefit Plans. Each fiduciary or other person responsible for the investment of the assets of a Benefit Plan seeking to invest plan assets in our shares must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce UBTI to the Benefit Plan (see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”);

•	the need to value at fair market value the assets of the Benefit Plan annually; and

•	whether the assets of the entity in which the investment is made will be treated as “plan assets” of the Benefit Plan investor.

With respect to Benefit Plans which are subject to ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to follow the plan document and other instruments governing the plan insofar as such documents and instruments are consistent with ERISA; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA.

ERISA also requires that the assets of a Benefit Plan subject to ERISA be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan. In general, these are transactions between the plan and any person that is a “party in interest” or “disqualified person” with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of a Benefit Plan is also prohibited. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our shares by Benefit Plans creates or gives rise to the potential for either prohibited transactions or commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares by Benefit Plans will cause our assets to be treated as assets of the investing Benefit Plans. Although neither ERISA nor the Internal Revenue Code specifically define the term “plan assets,” ERISA and a U.S. Department of Labor Regulation, referred to collectively as the “Plan Asset Rules,” provides guidelines as to the circumstances in which the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity. Under the Plan Asset Rules, if a Benefit Plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan’s assets would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the Plan Asset Rules applies.

The regulation defines a publicly-offered security as a security that is:

•	“widely-held;”

•	“freely-transferable;” and

•	either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (2) sold in connection with an effective registration statement under the Securities Act of 1933, provided the securities are registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering occurred.

The Plan Asset Rules provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. Although we anticipate that upon completion of this offering, our common stock will be “widely held,” our common stock will not be widely held until we sell shares to 100 or more independent investors.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Rules provide, however, that where the minimum investment in a public offering of securities is $10,000 or less, a restriction on, or a prohibition of, transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed upon shares in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable.”

Our shares of common stock are being sold in connection with an effective registration statement under the Securities Act of 1933. We expect to be exempt from registration as an investment company under the Investment Company Act. See “Investment Objectives, Strategy and Criteria — Investment Company Act Considerations.”

In the event our assets could be characterized as “plan assets” of Benefit Plan investors that own shares of our common stock, one exception in the Plan Asset Rules provides that the assets of a Benefit Plan will not include the underlying assets of an entity in which the Benefit Plan invests if equity participation in the entity by “benefit plan investors” is not “significant.” Equity participation in an entity by benefit plan investors is considered “significant” if 25.0% or more of the value of any class of equity interests in the entity is held by such benefit plan investors. The terms “benefit plan investor” means (i) “employee benefit plans” subpart to Part 4 of Title I of ERISA, (ii) “plans” described in Section 4975(c)(i) of the Internal Revenue Code, and (iii) certain entities or funds whose underlying assets are considered plan assets by reason of investment in such entities or funds by investors described in clause (i) and (ii).

Equity interests held by a person with discretionary authority or control with respect to the assets of the entity, and equity interests held by a person who provides investment advice for a fee (direct or indirect) with respect to such assets or any affiliate of any such person (other than a benefit plan investor), are disregarded for purposes of determining whether equity participation by benefit plan investors is significant. The Plan Asset Rules provide that the 25.0% of ownership test applies at the time of an acquisition by any person of the equity interests. In addition, an advisory opinion of the Department of Labor takes the position that a redemption of an equity interest by an investor constitutes the acquisition of an equity interest by the remaining investors (through an increase in their percentage ownership of the remaining equity interests). The Department of Labor position necessitates the testing of whether the 25.0% limitation has been exceeded at the time of a redemption of interests in the entity.

Our charter will prohibit benefit plan investors from owning, directly or indirectly, in the aggregate, 25.0% or more of our common stock prior to the date that either our common stock qualifies as a class of “publicly offered securities” or we qualify for another exemption in the Plan Asset Rules other than the 25.0% limitation. In addition, the charter also provides that we have the power to take certain actions to avoid having our assets characterized as “plan assets” under the Plan Asset Rules, including the right to redeem shares and to refuse to give effect to a transfer of shares. While we do not expect that we will need to exercise such power, we cannot give any assurance that such power will not be exercised. Based on the foregoing, we believe that our assets should not be deemed to be “plan assets” of any Benefit Plan that invests in our common stock.

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan investor, and an investment in our shares might constitute an inappropriate delegation of fiduciary responsibility to our advisor and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

In addition, if our underlying assets are deemed to be the assets of each benefit plan investor, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions would, for example, require that we avoid transactions with entities that are affiliated with us or our advisor and its or any other fiduciaries or parties-in-interest or disqualified persons with respect to the benefit plan investors unless such transactions otherwise were exempt, statutorily or administratively, from the prohibitions of ERISA and the Internal Revenue Code.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15.0% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plans subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make whole the Benefit Plan for any losses incurred as a result of the transaction or breach. For those Benefit Plans that are outside the authority of the IRS, ERISA provides that the Secretary of the Department of Labor may impose civil penalties, which largely parallel the foregoing excise taxes imposed by the IRS, upon parties-in-interest that engage in a prohibited transactions. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code, and such individual would be taxable on the deemed distribution of all assets in the IRA.

Other Prohibited Transactions

Regardless of whether the our assets are characterized as “plan assets” under the Plan Asset Rules, a prohibited transaction could occur if we, our advisor, any selected dealer or any of their affiliates are a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our common stock. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a direct or indirect fee with respect to “plan assets” or has any authority to do so. Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Any potential investor considering an investment in shares of our common stock that is, or is acting on behalf of, a Benefit Plan is strongly urged to consult its own legal and tax advisors regarding the consequences of such an investment under ERISA, the Internal Revenue Code and any applicable similar laws.

DESCRIPTION OF CAPITAL STOCK

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our stock is a summary of all material provisions concerning our stock and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter and bylaws and every other exhibit to our registration statement. Please see “Where You Can Find Additional Information” below.

Under our charter, we have authority to issue a total of 1,200,000,000 shares of capital stock. Of the total shares authorized, 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share and 200,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Stock

The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares and to the provisions in our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue. Our shares of common stock will have equal distribution, liquidation and other rights.

Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the relative voting, conversion or other rights, preferences, restrictions, limitations as to distributions and qualifications or terms or conditions of redemption of any new class or series of shares.

We will generally not issue certificates for our shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. We act as our own transfer agent and registrar. We have entered into an agreement with Grubb & Ellis Reatly Investors for subscription processing and investor services. Transfers can be effected simply by mailing a transfer and assignment form to us, which we will provide to you at no charge upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval, and to establish the relative voting, conversion or other rights, preferences, restrictions, limitations as to distributions and qualifications or terms or conditions of redemption of each class or series of preferred shares so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock. However, the voting rights per share of any series or class of preferred stock sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately-held preferred share bears to the book value of each outstanding publicly held share. In addition, a majority of our independent directors must approve the issuance of preferred stock to our advisor or one of its affiliates. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of directors has no present plans to issue any preferred stock, but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors or our president or upon the written request of stockholders holding at least 10.0% of the shares. The presence of a majority of the outstanding shares either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take stockholder action authorized by our charter, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.

Under the Maryland General Corporation Law and our charter, stockholders are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our charter, (2) our liquidation or dissolution, (3) our reorganization, (4) a merger, consolidation or sale or other disposition of all or substantially all of our assets, and (5) election or removal of our directors. Except with respect to the election of directors or as otherwise provided in our charter, the vote of stockholders holding a majority of our outstanding shares is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the Maryland General Corporation Law unless our board of directors determines that such rights shall apply. Stockholders do have the power, without the concurrence of the directors, to remove a director from our board with or without cause, by the affirmative vote of a majority of the shares entitled to vote on such matter.

Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, if available, and number of shares owned by each stockholder and will be sent within 10 days of our receipt of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act of 1934, which provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies by a stockholder for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholder may make the distribution of such materials.

Restriction on Ownership of Shares

In order for us to continue to qualify as a REIT, not more than 50.0% of our outstanding shares may be owned by any five or fewer individuals during the last half of any taxable year beginning with the second taxable year in which we qualify as a REIT. In addition, the outstanding shares must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year beginning with the second taxable year in which we qualify as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

Our charter contains a limitation on ownership that prohibits any individual or entity from directly acquiring beneficial ownership of more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all distributions on the shares-in-trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust.

The trustee of the trust will be empowered to sell the shares-in-trust to a qualified person selected by the trustee and to distribute to the applicable prohibited owner an amount equal to the lesser of (1) the sales proceeds received by the trust for such shares-in-trust or (2) (A) if the prohibited owner was a transferee for value, the price paid by the prohibited owner for such shares-in-trust or (B) if the prohibited owner was not a transferee or was a transferee but did not give value for the shares-in-trust, the fair market value of such shares-in-trust, as determined in good faith by our board of directors. Any amount received by the trustee in excess of the amount to be paid to the prohibited owner will be distributed to the beneficiary of the trust. In addition, all shares-in-trust will be deemed to have been offered for sale to us or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that created such shares-in-trust (or, in the case of devise, gift, or other event other than a transfer for value, the market price of such shares at the time of such devise, gift, or other event) and (2) the market price on the date we, or our designee, accepts such offer.

Any person who acquires shares in violation of the foregoing restriction or who owns shares that were transferred to any such trust is required to give immediate written notice to us of such event. Such person shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the limitation on ownership of more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the in value or number of shares, whichever is more restrictive, of our then outstanding common stock. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the share trust.

Any stockholder of record who owns 5.0% (or such lower level as required by the Internal Revenue Code and the regulations thereunder) or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such record owner, the number of shares actually owned by such stockholder, and such information regarding the beneficial ownership of the shares as we may request in order to determine the effect, if any, of such actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit.

Any subsequent transferee to whom you transfer any of your shares must also comply with the suitability standards we have established for all stockholders. See “Suitability Standards.”

Distribution Policy

We intend to accrue and pay distributions on a monthly basis. Our distribution policy is set by our board of directors and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid in the future, if any, although we expect to make monthly distribution payments following the end of each calendar month. In connection with a distribution to our stockholders, our board of directors approves a monthly distribution for a certain dollar amount per share of our common stock. We then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates, and your distributions begin to accrue on the date we mail a confirmation of your subscription for shares of our common stock, subject to our acceptance of your subscription.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90.0% of our annual taxable income to our stockholders. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement.” Generally, income distributed to stockholders will not be taxable to us under the Internal Revenue Code if we distribute at least 90.0% of our taxable income. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT.”

Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities or sell assets in order to pay out enough of our taxable income to satisfy the requirement that we distribute at least 90.0% of our taxable income, other than net capital gains, in order to qualify as a REIT.

Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the amount of each distribution in excess of your tax basis in your shares will be taxable as a gain realized from the sale of your shares. If you receive a distribution in excess of our current and accumulated earnings and profits, upon the sale of your shares you may realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss. In addition, individual investors will be subject to tax at capital gains rates on distributions made by us that we designate as “capital gain dividends.” However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. Please see “Federal Income Tax Considerations.”

Under the Maryland General Corporation Law, if our board of directors gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of directors may delegate to a committee of directors or one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities so distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.

Distribution Reinvestment Plan

We currently have a distribution reinvestment plan, or DRIP, available that allows you to have your distributions otherwise distributable to you invested in additional shares of common stock.

During this offering, you may purchase shares under our distribution reinvestment plan for $9.50 per share. Thereafter, shares in the plan will be offered (1) 95.0% of the offering price in any subsequent public equity offering during such offering, and (2) 95.0% of the most recent offering price for the first 12 months subsequent to the close of the last public offering of shares prior to the listing of the shares on a national securities exchange. After that 12-month period, participants in the DRIP plan may acquire shares at 95.0% of the per share valuation determined by our advisor or another firm chosen for that purpose until the listing. From and after the date of such listing, participants may acquire shares at a price equal to 100% of the average daily open and close price per share on the distribution payment date, as reported by the national securities exchange on which the shares are traded. We will not pay selling commissions, the marketing support fee or due diligence expense reimbursements with respect to shares purchased pursuant to our distribution reinvestment plan. A copy of the DRIP as currently in effect is included as Exhibit C to this prospectus.

Stockholders participating in the DRIP may purchase whole or fractional shares, subject to certain minimum investment requirements and other restrictions which may be imposed by the board of directors. If sufficient shares of our common stock are not available for issuance under our DRIP, we will remit excess dividends of net cash from operations to the participants. If you elect to participate in the DRIP, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or the subscription agreement relating to such investment, you will promptly notify our advisor in writing of that fact.

Stockholders purchasing shares of our common stock pursuant to the DRIP will have the same rights and will be treated in the same manner as if such shares of common stock were purchased pursuant to this offering.

Following reinvestment, we will send each participant a written confirmation showing the amount of the distribution, the number of shares of common stock owned prior to the reinvestment, and the total number of shares of common stock owned after the distribution reinvestment.

You may elect to participate in the DRIP by making the appropriate election on the subscription agreement, or by completing the enrollment form or other authorization form available from the plan administrator. Participation in the plan will begin with the next distribution made after receipt of your election. We may terminate the DRIP for any reason at any time upon 10 days’ prior written notice to participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in our shares would cause the percentage ownership limitation contained in our charter to be exceeded. In addition, you may terminate your participation in the DRIP by providing us with 10 days’ written notice. A transfer of common stock will terminate the stockholder’s participation in the DRIP with respect to such shares unless the transferee makes an election to participate in the plan.

If you elect to participate in the DRIP and are subject to federal income taxation, you will incur a tax liability for distributions otherwise distributable to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. As a result, you may have a tax liability without receiving cash distributions to pay such liability and would have to rely on sources of funds other than our distributions to pay your taxes. You will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution.

Share Repurchase Plan

Our board of directors has adopted a share repurchase plan that provides eligible stockholders with limited, interim liquidity by enabling them to sell their shares back to us in limited circumstances. However, our board of directors could choose to amend the provisions of the share repurchase plan without stockholder approval. Our share repurchase plan permits you to sell your shares back to us, subject to the significant restrictions and conditions described below.

Purchase Price.  Unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, the prices per share at which we will repurchase shares will be as follows:

•	for stockholders who have continuously held their shares for at least one year, the lower of $9.25 or 92.5% of the price paid to acquire shares from us;

•	for stockholders who have continuously held their shares for at least two years, the lower of $9.50 or 95.0% of the price paid to acquire shares from us;

•	for stockholders who have continuously held their shares for at least three years, the lower of $9.75 or 97.5% of the price paid to acquire shares from us; and

•	for stockholders who have continuously held their shares for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid to acquire shares from us.

If shares are to be repurchased in connection with a stockholder’s death or qualifying disability, the repurchase price shall be: (1) for stockholders who have continuously held their shares for less than four years, 100% of the price paid to acquire the shares from us; or (2) for stockholders who have continuously held their shares for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid to acquire the shares from us.

Holding Period.  Only shares that have been held by the presenting stockholder for at least one year are eligible for repurchase, except in the case of death or qualifying disability.

Subject to the conditions and limitations below, we will redeem shares of our comments stock held for less than the one-year holding period upon the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written notice within 180 days after the death of the stockholder. If spouses are joint registered holders of the shares, the request to redeem the shares may be made if either of the registered holders dies. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

Furthermore, and subject to the conditions and limitations described below, we will redeem shares held for less than the one-year holding period by a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as determined by our board of directors, after receiving written notice from such stockholder. We must receive the written notice within 180 days after such stockholder’s qualifying disability. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

We will make repurchases under our repurchase plan quarterly, at our sole discretion, on a pro rata basis. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to 5.0% of the weighted average number of shares outstanding during the prior calendar year. Funding for our repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan.

If there are insufficient funds to honor all repurchase requests, preference will be given to shares to be repurchased in connection with a death or qualifying disability.

Our board of directors, in its sole discretion, may choose to terminate, amend or suspend our share repurchase plan at any time if it determines that the funds allocated to our share repurchase plan are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution payment. A determination by the board of directors to terminate, amend or suspend our share repurchase plan will require the affirmative vote of the majority of the board of directors, including a majority of the independent directors.

We cannot guarantee that the funds set aside for our share repurchase plan will be sufficient to accommodate all requests made each year. Pending requests will be honored on a pro rata basis if insufficient funds are available to honor all requests. If no funds are available for the plan when repurchase is requested, the stockholder may withdraw the request or ask that we honor the request when funds are available. In addition, you may withdraw a repurchase request upon written notice at any time prior to the date of repurchase.

Stockholders are not required to sell their shares to us. Our share repurchase plan is intended only to provide limited, interim liquidity for stockholders until a liquidity event occurs, such as the listing of our common stock on a national securities exchange, our merger with a listed company or the sale of substantially all of our assets. We cannot guarantee that a liquidity event will occur.

Shares we purchase under our share repurchase plan will be canceled and will have the status of authorized but unissued shares. Shares we acquire through our share repurchase plan will not be reissued unless they are first registered with the SEC under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

If we terminate, amend or suspend our share repurchase plan, we will send a letter to stockholders informing them of the change, and we will disclose the changes in reports filed with the SEC. For more information, please see the copy of our share repurchase plan attached as Exhibit D.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a Roll-up Entity, that would be created or would survive after the successful completion of such transaction. The term Roll-up Transaction does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•	a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to our advisor; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

(2) one of the following:

(A) remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or

(B) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock — Meetings and Special Voting Requirements”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the Maryland General Corporation Law, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus forms a part.

Business Combinations

Under Maryland law, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10.0% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

In our charter, we have elected that vacancies on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to any of the other provisions of Subtitle 8.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors, or (3) provided that the board of directors has determined that directors will be elected at the meeting by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws

The business combination provisions and the control share acquisition provisions of Maryland law, the provisions of our charter electing to be subject to Subtitle 8, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interest.

THE OPERATING PARTNERSHIP AGREEMENT

General

Grubb & Ellis Healthcare REIT Holdings, L.P. was formed on April 20, 2006 to acquire, own and operate properties on our behalf. It will allow us to operate as what is generally referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which is a structure generally utilized to provide for the acquisition of real estate from owners who desire to defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. These owners also may desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an operating partnership, such as our operating partnership, will be deemed to be assets and income of the REIT.

The property owner’s goals are accomplished because a property owner may contribute property to our UPREIT in exchange for limited partnership units on a tax-deferred basis while obtaining rights similar in many respects to those afforded to our stockholders. For example, our operating partnership is structured to make distributions with respect to limited partnership units which will be equivalent to the distributions made with respect to our common stock. In addition, a limited partner in our operating partnership may later redeem his or her limited partnership units and, if we consent, receive shares of our common stock in a taxable transaction.

The partnership agreement for our operating partnership contains provisions which would allow under certain circumstances, other entities, including other Grubb & Ellis Group programs, to merge into or cause the exchange or conversion of their interests for interests in our operating partnership. In the event of such a merger, exchange or conversion, our operating partnership would issue additional limited partnership interests which would be entitled to the same redemption rights as other holders of limited partnership interests in our operating partnership. Further, if our operating partnership needs additional financing for any reason, it is permitted under the partnership agreement to issue additional limited partnership interests which also may be entitled to such redemption rights. As a result, any such merger, exchange or conversion or any separate issuance of redeemable limited partnership interests ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We hold and intend to hold substantially all of our assets through our operating partnership, and we intend to make future acquisitions of properties using the UPREIT structure. We are the sole general partner of our operating partnership and, as of the date of this prospectus, owned an approximately 99.99% equity percentage interest in our operating partnership. Our advisor is currently the only limited partner of our operating partnership and holds an approximately 0.01% limited partnership interest in our operating partnership resulting from a capital contribution of $200,000 (whereby our advisor acquired 20,000 limited partnership units). These units constitute 100% of the limited partnership units outstanding at this time. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

The following is a summary of the material provisions of the partnership agreement of our operating partnership. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

If our operating partnership issues additional units to any new or existing partner in exchange for cash capital contributions, the contributor will receive a number of limited partnership units and a percentage interest in our operating partnership calculated based upon the amount of the capital contribution and the value of our operating partnership at the time of such contribution.

As we accept subscriptions for shares, we will transfer the net proceeds of the offering to our operating partnership as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Our operating partnership will assume the obligation to pay, and will be deemed to have simultaneously paid, the selling commissions and other costs associated with the offering. If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds, or we may cause our operating partnership to borrow such funds.

Issuance of Additional Units

As general partner of our operating partnership, we can, without the consent of the limited partners, cause our operating partnership to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are different and/or superior to those of general partnership units that we hold and/or limited partnership units.

Further, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in our best interest and the best interest of our operating partnership.

Operations

The partnership agreement of our operating partnership provides that our operating partnership is to be operated in a manner that will enable us to:

•	satisfy the requirements for being qualified as a REIT for tax purposes;

•	avoid any federal income or excise tax liability; and

•	ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations — Federal Income Tax Aspects of Our Operating Partnership — Classification as a Partnership.”

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real estate, our operating partnership will assume and pay when due or reimburse us for payment of all of our administrative and operating costs and expenses and such expenses will be treated as expenses of our operating partnership.

Distributions and Allocations

We intend to distribute to our stockholders 100% of all distributions we receive from our operating partnership. The partnership agreement provides that our operating partnership will distribute cash flow from operations to its partners in accordance with their percentage interests (which will be based on relative capital contributions) at such times and in such amounts as we determine as general partner. The partnership agreement also provides that our operating partnership may distribute net proceeds from the sale to its partners in accordance with their percentage interests. All distributions shall be made such that a holder of one unit of limited partnership interest in our operating partnership will receive annual distributions from our operating partnership in an amount equal to the annual distributions paid to the holder of one of our shares. However, after we have received distributions from our operating partnership equal to the amount necessary to have provided our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an annual 8.0% cumulative, non-compounded return on average invested capital, 15.0% of any remaining net proceeds from sales will be distributed to Healthcare Advisor, and the other 85.0% of such remaining proceeds may be distributed to the partners in accordance with their relative percentage interests at such times and in such amounts as we determine as general partner. Average invested capital is, for a specified period, the aggregate issue price of shares purchased by our stockholders, reduced by distributions of net sales proceeds to us by our operating partnership (all of which we intend to distribute to our stockholders) and by any amounts paid by us to repurchase shares pursuant to our share repurchase plan.

If our shares become listed on a national securities exchange, Healthcare Advisor will no longer be entitled to participate in proceeds from sales as described above. However, if Healthcare Advisor has not been terminated under the advisory agreement as of the date we become listed, Healthcare Advisor will be entitled to receive a distribution from our operating partnership in an amount equal to 15.0% of the amount, if any, by which (1) the market value of our outstanding shares following listing (determined as described below) plus the cumulative distributions made to us by our operating partnership from our inception through the listing date exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing. For purposes of the distribution upon a listing, the market value of our outstanding shares following listing will be calculated based on the average market value of the shares issued and outstanding at the time of listing for the 30 trading days beginning on the 180th day after the shares are first listed on a national securities exchange. The distribution may be paid in cash or shares of our common stock, as determined by our board of directors, including a majority of our independent directors. In the event we elect to satisfy the distribution obligation in the form of shares, the number of shares will be determined based on the market value of our shares as described above. Upon payment of this distribution, all limited partnership units in our operating partnership held by Healthcare Advisor will be redeemed for cash equal to the value of an equivalent number of our shares of common stock.

Healthcare Advisor will likewise no longer be entitled to participate in net sales proceeds as described above following the termination or nonrenewal of our advisory agreement. Upon termination or nonrenewal of the advisory agreement, other than a termination by us for cause, Healthcare Advisor will be entitled to receive a distribution from our operating partnership in an amount equal to 15.0% of the amount, if any, by which (1) the fair market value of all of the assets of our operating partnership as of the date of the termination (determined by appraisal), less any indebtedness secured by such assets, plus the cumulative distributions made to us by our operating partnership from our inception through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase program) plus an annual 8.0% cumulative, non-compounded return on average invested capital through the termination date. However, Healthcare Advisor will not be entitled to this distribution if our shares have been listed on a national securities exchange prior to the termination of the advisory agreement. Our operating partnership may satisfy the distribution obligation by either paying cash or issuing an interest-bearing promissory note. If the promissory note is issued and not paid within five years of the date of termination, we would be required to purchase the promissory note (including accrued but unpaid interest) in exchange for cash or shares of our common stock. Upon payment of this distribution, all units in our operating partnership held by Healthcare Advisor will be redeemed by our operating partnership for cash equal to the value of an equivalent number of our shares.

Under the partnership agreement, our operating partnership may issue preferred units that entitle their holders to distributions prior to the payment of distributions for other units of limited partnership units and/or the units of general partnership interest that we hold.

The partnership agreement of our operating partnership provides that net profits will be allocated to the partners in accordance with their percentage interests, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. However, to the extent that Healthcare Advisor receives a distribution of proceeds from sales or a distribution upon the listing of our shares or upon a termination of the advisory agreement, there will be a corresponding allocation of profits of our operating partnership to Healthcare Advisor. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership.

Upon the liquidation of our operating partnership, after payment of debts and obligations, and after any amounts payable to preferred units, any remaining assets of our operating partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

Amendments

In general, we may amend the partnership agreement as general partner. Certain amendments to the partnership agreement, however, require the consent of each limited partner that would be adversely affected by the amendment, including amendments that would:

•	convert a limited partner’s interest in our operating partnership into a general partnership interest;

•	require the limited partners to make additional capital contributions to our operating partnership; or

•	adversely modify the limited liability of any limited partner.

Additionally, the written consent of the general partner and any partner adversely affected is required to amend the partnership agreement to amend these amendment limitations.

Redemption Rights

The limited partners of our operating partnership, including our advisor (subject to specified limitations), have the right to cause our operating partnership to redeem their limited partnership units for, at our option, cash equal to the value of an equivalent number of shares of our common stock or a number of our shares equal to the number of limited partnership units redeemed. Unless we elect in our sole discretion to satisfy a redemption right with a cash payment, these redemption rights may not be exercised if and to the extent that the delivery of shares of our common stock upon such exercise would:

•	adversely affect our ability to qualify as a REIT under the Internal Revenue Code or subject us to any additional taxes under Section 857 or Section 4981 of the Internal Revenue Code;

•	violate any provision of our charter or bylaws;

•	constitute or be likely to constitute a violation of any applicable federal or state securities laws;

•	result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	cause us to own 10.0% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code;

•	cause our operating partnership to become a “publicly traded partnership” under the Internal Revenue Code; or

•	cause our operating partnership to cease to be classified as a partnership for federal income tax purposes.

Subject to the foregoing limitations, limited partners may exercise their redemption rights at any time after one year following the date of issuance of their limited partnership units.

We do not expect to issue any of the shares of common stock offered by this prospectus to limited partners of our operating partnership in exchange for their limited partnership units. Rather, in the event a limited partner of our operating partnership exercises its redemption rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Any common stock issued to the limited partners upon redemption of their respective limited partnership units may be sold only pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration. We may grant holders of partnership interests registration rights for such shares of common stock.

As a general partner, we have the right to grant similar redemption rights to holders of other classes of units, if any, in our operating partnership, and to holders of equity interests in the entities that own our properties.

As discussed above under “— Distributions and Allocations,” upon payment of either a distribution upon listing or a distribution upon termination to Healthcare Advisor, all units in our operating partnership held by Healthcare Advisor will be redeemed for cash equal to the value of an equivalent number of shares of our common stock.

Transferability of Interests

We may not voluntarily withdraw as the general partner of our operating partnership or transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the limited partners not affiliated with us or our advisor approve the transaction by majority vote.

With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent as the general partner. In addition, Healthcare Advisor may not transfer its interest in our operating partnership or exercise its redemption rights as long as it is acting as our advisor.

Term

Our operating partnership will be dissolved and its affairs wound up upon the earliest to occur of certain events, including:

•	the expiration of the term of our operating partnership on December 31, 2036;

•	our determination as general partner to dissolve our operating partnership;

•	the sale of all or substantially all of the assets of our operating partnership; or

•	our withdrawal as general partner of our operating partnership, unless the remaining partners determine to continue the business of our operating partnership.

Tax Matters

We are the tax matters partner of our operating partnership and, as such, have the authority to handle tax audits and to make tax elections under the Internal Revenue Code on behalf of our operating partnership.

Indemnification

The partnership agreement requires our operating partnership to indemnify us, as general partner (and our directors, officers and employees), the limited partners, including Healthcare Advisor (and its managers, members and employees), against damages and other liabilities to the extent permitted by Delaware law, except to the extent that any claim for indemnification results from:

•	in the case of us, as general partner, and the limited partners, our or their fraud, willful misconduct or gross negligence;

•	in the case of our directors, officers and employees (other than our independent directors), Healthcare Advisor and its managers, members and employees, such person’s negligence or misconduct; or

•	in the case of our independent directors, such person’s gross negligence or willful misconduct.

In addition, we, as general partner and the limited partners will be held harmless and indemnified for losses only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss, liability or expense was in our best interests;

•	the indemnitee was acting on our behalf or performing services for us;

•	such liability or loss was not the result of negligence or misconduct by the directors; and

•	such liability or loss was not the result of gross negligence or willful misconduct by the independent directors.

Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of us, as general partner and the limited partners, will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.

Finally, our operating partnership must reimburse us for any amounts paid in satisfaction of our indemnification obligations under our charter. Our operating partnership may not provide indemnification or advancement of expenses to us (or our directors, officers or employees) to the extent that we could not provide such indemnification or advancement of expenses under the limitations of our charter. See “Management — Limited Liability and Indemnification of Directors, Officers and Others.”

PLAN OF DISTRIBUTION

General

We are offering a minimum of $2,000,000 and a maximum of $2,200,000,000 in shares of our common stock in this offering, including $2,000,000,000 in shares of our common stock initially allocated to be offered in the primary offering and $200,000,000 in shares of our common stock initially allocated to be offered pursuant to our distribution reinvestment plan. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may plan to choose to reallocate some or all of the shares of our common stock allocated to be offered in the primary offering to the distribution reinvestment plan. The shares of our common stock in the primary offering are being offered at $10.00 per share. Shares of our common stock purchased pursuant to our distribution reinvestment plan will be sold at $9.50 per share during this offering.

As of January 8, 2007, we had received and accepted subscriptions in this offering that exceeded the minimum offering. We will sell shares until the earlier of September 20, 2009, or the date on which the maximum offering has been sold. However, we reserve the right to terminate this offering at any time prior to such termination date.

Our board of directors determined the offering price of $10.00 per share based on consideration of the offering price of shares offered by similar REITs and the administrative convenience to us and investors of the share price being an even dollar amount. This price bears no relationship to the value of our assets or other established criteria for valuing shares because we have not had any operations as of the date of this prospectus and we have no assets other than subscription proceeds from the sale of shares of our common stock to our advisor at $10.00 per share and the sale of units in our operating partnership to our advisor at $10.00 per unit.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

Grubb & Ellis Securities, Inc., an indirect wholly owned subsidiary of Grubb & Ellis and a registered broker-dealer, is serving as our dealer manager for this offering on a “best efforts” basis, which means generally that our dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. Our dealer manager may authorize certain other broker-dealers who are members of FINRA, who we refer to as participating broker-dealers, to sell our shares. Except as provided below, our dealer manager receives selling commissions of 7.0% of the gross offering proceeds from sales of shares of our common stock in the primary offering, subject to reductions based on volume and special sales. No selling commissions will be paid for sales pursuant to the distribution reinvestment plan. Our dealer manager also receives 2.5% of the gross offering proceeds in the form of a marketing support fee for shares sold in the primary offering. In addition, we may reimburse our dealer manager an additional 0.5% of gross offering proceeds from the primary offering for its bona fide due diligence expenses and for those of the participating broker-dealers. No selling commission, marketing support fee or due diligence expense reimbursement will be paid for shares sold pursuant to the distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

Our dealer manager may allow participating broker-dealers a portion of the marketing support fee of up to 1.5% of the gross sales of the broker-dealer in the primary offering. In addition, our dealer manager may re-allow its due diligence expense reimbursement to participating dealer-brokers incurring such costs.

In addition to the compensation described above, we also reimburse our dealer-manager and its affiliates for some of their costs in connection with the offering as described in the table below, which sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered by this prospectus. To show the maximum amount of dealer-manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer-Manager and Participating Broker-Dealer Compensation

		Percentage of
	Amount	Primary Offering

Marketing allowance	$50,000,000	2.5%
Selling commissions	140,000,000	7.0
Salary allocations and transaction-based compensation of sales and marketing managers and their support personnel(1)(2)	4,188,432	0.2
Expense reimbursements for educational conferences and training seminars(1)(3)	3,831,120	0.2
Reimbursement of due diligence expenses(1)(4)	10,000,000	0.5
Legal fees allocable to dealer manager(1)	100,000	*

Total	$208,119,552	10.4%

*	Less than 0.1%.

(1)	Amounts shown are estimates.

(2)	These costs are borne by Grubb & Ellis or its affiliates and are not reimbursed by us.

(3)	Subject to the cap on organization and offering expenses described below, we will reimburse Grubb & Ellis Securities, Inc., or its affiliates for these expenses. In some cases, these payments will serve to reimburse Grubb & Ellis Securities, Inc., for amounts it has paid to participating broker-dealers for the items noted. These amounts consist primarily of reimbursements for travel, meals, lodging and attendance fees incurred by broker-dealer personnel, financial advisors and wholesalers and other FINRA-registered personnel associated with Grubb & Ellis Securities, Inc., attending educational conferences and training seminars.

(4)	We may reimburse the dealer-manager for reimbursements it may make to broker-dealers for reasonable bona fide due diligence expenses up to a maximum of 0.5% of our gross offering proceeds.

As required by the rules of the FINRA, total underwriting compensation will not exceed 10.0% of our gross offering proceeds, except for bona fide due diligence expenses, which will not exceed 0.5% of our gross offering proceeds. The FINRA and many states also limit our total organization and offering expenses to 15.0% of gross offering proceeds.

Our advisor receives up to 1.5% of the aggregate gross offering proceeds from the sale of shares of our common stock in the primary offering to reimburse it for our cumulative organizational and offering expenses such as legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence meetings, training seminars and educational conferences and generally coordinating the marketing process for us. Our total organization and offering expenses are capped at 11.5% of the gross proceeds of our primary offering, as shown in the following table:

Organization and Offering Expenses

Maximum Percent of
Gross Offering
Expense	Proceeds
Selling commissions	7.0%
Marketing allowance	2.5
Bona fide due diligence reimbursement	0.5
All other organization and offering expenses	1.5

Total	11.5%

A portion of our organizational and offering expense reimbursement may be used for wholesaling activities and therefore deemed to be additional underwriting compensation pursuant to FINRA Rule 2710. Our advisor will be responsible for the payment of our cumulative organizational and offering expenses, other than the selling commissions, marketing support fee and the due diligence expense reimbursement, to the extent they exceed 1.5% of the aggregate gross offering proceeds from the sale of shares of our common stock in the primary offering without recourse against or reimbursement by us.

We have agreed to indemnify the participating broker-dealers and the dealer manager against liabilities, including liabilities under the Securities Act of 1933, that arise out of breaches by us of the dealer manager agreement between us and the dealer manager or material misstatements and omissions contained in this prospectus, other sales material used in connection with this offering or filings made to qualify this offering with individual states. Please see “Management — Limited Liability and Indemnification of Directors, Officers and Others” for a discussion of conditions that must be met for participating broker-dealers or the dealer manager to be indemnified by us for liabilities arising out of state or federal securities laws.

The participating broker-dealers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

Our executive officers and directors, as well as officers and employees of our advisor and its affiliates, may purchase shares in this offering at a discount. We expect that a limited number of shares will be sold to those individuals. However, except for the share ownership limitations contained in our charter, there is no limit on the number of shares that may be sold to those individuals at this discount. The purchase price for such shares shall be $9.05 per share reflecting the fact that selling commissions in the amount of $0.70 per share and the marketing support fee in the amount of $0.25 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our advisor and its affiliates have agreed to hold their shares purchased as stockholders for investment and not with a view towards distribution. Shares purchased by our executive officers and directors, the dealer manager and our advisor or its affiliates did not count toward the sale of the minimum offering proceeds of $2,000,000 required to be sold in this offering.

No selling commission will be charged (and the price will be correspondingly reduced) for sales of shares in the primary offering in the event that the investor has engaged the services of a registered investment advisor or other financial advisor, paid on a fee-for-service basis by the investor. In addition, no selling commission will be charged (and the price will be correspondingly reduced) for sales of shares to retirement plans of participating broker-dealers, to participating broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities.

In connection with sales of certain minimum numbers of shares to a “purchaser,” as defined below, certain volume discounts resulting in reductions in selling commissions payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts.

		Price
	Commission	per
Shares Purchased	Rate	Share

1 to 50,000	7.0%	$10.00
50,001 to 100,000	6.0%	$9.90
100,001 to 200,000	5.0%	$9.80
200,001 to 500,000	4.0%	$9.70
500,001 to 750,000	3.0%	$9.60
750,001 to 1,000,000	2.0%	$9.50
1,000,001 and up	1.0%	$9.40

The reduced selling price per share and selling commissions are applied to the incremental shares falling within the indicated range only. All commission rates are calculated assuming a $10.00 price per share. Thus, for example, an investment of $1,249,996 would result in a total purchase of 126,020 shares as follows:

•	50,000 shares at $10.00 per share (total: $500,000) and a 7.0% commission;

•	50,000 shares at $9.90 per share (total: $495,000) and a 6.0% commission; and

•	26,020 shares at $9.80 per share (total: $254,996) and a 5.0% commission.

The net proceeds to us will not be affected by volume discounts. Requests to apply the volume discount provisions must be made in writing and submitted simultaneously with your subscription for shares. Because all investors will be paid the same distributions per share as other investors, an investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by the dealer manager that all of such subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales, investors who would not constitute a single “purchaser” may request in writing to aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same participating dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

Admission of Stockholders

We intend to admit stockholders periodically as subscriptions for shares are received in good order, but not less frequently than monthly. Upon acceptance of subscriptions, subscription proceeds will be transferred from our escrow account into our operating account, out of which we will acquire real estate and pay fees and expenses as described in this prospectus.

Minimum Investment

The minimum purchase is 100 shares, which equals a minimum investment of $1,000, except for purchases by (1) our existing stockholders, including purchases made pursuant to the DRIP and (2) existing investors in other programs sponsored by our sponsor, Grubb & Ellis, or any of our sponsor’s affiliates, which may be in lesser amounts.

Our dealer manager and each participating broker-dealer who sells shares have the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor and that the requisite suitability standards are met. See “Suitability Standards.” In making this determination, our dealer manager or the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and other pertinent information. Each investor should be aware that our dealer manager or the participating broker-dealer will be responsible for determining suitability.

Our dealer manager or each participating broker-dealer shall maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Automatic Investment Plan

Investors who desire to purchase shares in this offering at regular intervals may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, through the dealer manager by completing an automatic investment plan enrollment form. Participation in the automatic investment plan is limited to investors who have already met the minimum purchase requirement in this offering. The minimum periodic investment is $100 per month.

Investors who reside in the State of Ohio may not participate in the Automatic Investment Plan.

We will provide a confirmation of your monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation will disclose the following information:

•	the amount of the investment;

•	the date of the investment; and

•	the number and price of the shares purchased by you.

We will pay marketing support fees and selling commissions in connection with sales under the automatic investment plan to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment plan.

You may terminate your participation in the automatic investment plan at any time by providing us with written notice. If you elect to participate in the automatic investment plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations set forth in the then-current prospectus and subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (on page i).

Prior Public Program Liquidity

FINRA regulations require that we disclose the liquidity of our sponsor’s prior public programs. Grubb & Ellis or one of its affiliates, has sponsored three other public programs, G REIT, Inc., T REIT, Inc. and Grubb & Ellis Apartment REIT, Inc., each of which stated in its prospectus a date or time period by which the program might be liquidated. G REIT, Inc. and T REIT, Inc. each commenced an orderly liquidation prior to their anticipated liquidation dates. Grubb & Ellis Apartment REIT, Inc. commenced its initial public offering on July 19, 2006 and has not yet reached its anticipated liquidation date.

Excess Sales in the State of Washington

In July 2008, we sold $931,355 in shares of our common stock in excess of the amount registered for sale in the State of Washington. We have since registered these shares. However, as a result of the sale of these excess shares, we may be subject to potential liability, including from investors who purchased such shares prior to their registration.

REPORTS TO STOCKHOLDERS

We will furnish each stockholder with an annual report within 120 days following the close of each fiscal year. These annual reports will contain, among other things, the following:

•	financial statements, including a balance sheet, statement of operations, statement of stockholders’ equity, and statement of cash flows, prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, which are audited and reported on by independent registered public accounting firm;

•	a statement of the aggregate amount of fees paid to our advisor and its affiliates; and

•	full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and any of our directors, our advisor and its affiliates or any other of our affiliates occurring in the year for which the annual report is made.

While we are required by the Securities Exchange Act of 1934 to file with the SEC annual reports on Form 10-K, we will furnish a copy of each such report to each stockholder. Stockholders also may receive a copy of any Form 10-Q upon request. We will also provide quarterly distribution reports.

We provide appropriate tax information to our stockholders within 30 days following the end of each fiscal year. Our fiscal year is the calendar year.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may use certain supplemental sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. This material, prepared by our advisor, may include a brochure describing the advisor and its affiliates and our investment objectives, a fact sheet that provides information regarding properties purchased to date and other summary information related to our offering, property brochures, a power point presentation that provides information regarding our company and our offering and the past performance of programs managed by our advisor and its affiliates. In addition, the sales material may contain quotations from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

No person has been authorized to prepare for, or furnish to, a prospective investor any sales material other than that described herein with the exception of third-party article reprints, “tombstone” newspaper advertisements or solicitations of interest limited to identifying the offering and the location of sources of additional information.

The offering of our shares is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement, of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of shares of our common stock.

LEGAL MATTERS

The validity of the shares being offered hereby has been passed upon for us by Venable LLP, Baltimore, Maryland. The statements under the caption “Federal Income Tax Considerations” as they relate to federal income tax matters have been reviewed by Alston & Bird LLP, Atlanta, Georgia and Alston & Bird LLP has opined as to certain income tax matters relating to an investment in our shares. Alston & Bird LLP has also represented our advisor as well as various other affiliates of our advisor, in other matters and may continue to do so in the future. See “Conflicts of Interest.”

EXPERTS

The consolidated financial statements and the related financial statement schedules of Grubb & Ellis Healthcare REIT, Inc. and subsidiaries as of December 31, 2007 and 2006 and for the year ended December 31, 2007 and for the period from April 28, 2006 (Date of Inception) through December 31, 2006, incorporated in this prospectus by reference from Grubb & Ellis Healthcare REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statement of revenue and certain expenses of Medical Portfolio 3 for the year ended December 31, 2007 incorporated by reference in this prospectus has been audited by KMJ Corbin & Company LLP, an independent audit firm, as indicated in their report with respect thereto, and is incorporated by reference in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at the website maintained by our sponsor, www.gbe-reits.com.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on March 25, 2008;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the SEC on May 14, 2008;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed with the SEC on August 13, 2008;

•	Our Definitive Proxy Statement filed with the SEC on April 25, 2008 in connection with our Annual Meeting of Stockholders held on June 17, 2008; and

•	Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 2, 2008, January 2, 2008, January 3, 2008, January 3, 2008, January 10, 2008, January 10, 2008, January 10, 2008, February 1, 2008, February 7, 2008, February 8, 2008, February 19, 2008, February 26, 2008, March 4, 2008, March 4, 2008, March 4, 2008, March 4, 2008, March 12, 2008, March 25, 2008, March 28, 2008, March 31, 2008, April 2, 2008, April 4, 2008, April 10, 2008, April 17, 2008, May 19, 2008, May 19, 2008, May 19, 2008, May 19, 2008, May 21, 2008, May 23, 2008, June 2, 2008, June 4, 2008, June 5, 2008, June 17, 2008, June 25, 2008, June 26, 2008, June 27, 2008, July 1, 2008, July 1, 2008, July 3, 2008, July 3, 2008, July 3, 2008, July 3, 2008, July 11, 2008, July 11, 2008, August 25, 2008, September 4, 2008, September 4, 2008, September 11, 2008, September 22, 2008 and September 30, 2008.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at 1551 N. Tustin Avenue, Suite, 300, Santa Ana, California 97205, (714) 667-8252. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-11 under the Securities Act of 1933 with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. As a result of the effectiveness of the registration statement, we are subject to the informational reporting requirements of the Exchange Act and, under that Act, we will file reports, proxy statements and other information with the SEC. The registration statement of which this prospectus forms a part, including its exhibits and schedules, and the reports, proxy statements and other information filed by us with the SEC may be inspected and copied, at the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at http://www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s web site.

EXHIBIT A

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables, or Tables, provide information relating to real estate investment and notes programs sponsored by NNN Realty Advisors, Inc., our former sponsor and a wholly owned subsidiary of our current sponsor, Grubb & Ellis Company, or Grubb & Ellis, and Grubb & Ellis Realty Investors, LLC, an indirect wholly owned subsidiary of Grubb & Ellis, or collectively, Grubb & Ellis Group, through December 31, 2007. From inception through December 31, 2007, Grubb & Ellis Group has served as advisor, sponsor or manager of 206 real estate investment programs, consisting of six public programs required to file public reports with the SEC and 200 private real estate investment programs that have no public reporting requirements. The investment objectives of the public reporting companies have certain investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to our stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of our properties. One difference in investment objectives between us and the public companies is the focus on a particular type or asset class of commercial property. In particular: G REIT, Inc., focused on government-oriented office properties; T REIT, Inc., focused on commercial properties located in tax free states; Grubb & Ellis Apartment REIT, Inc., focuses on apartment communities; NNN 2002 Value Fund, LLC focused on investments in three office properties; and NNN 2003 Value Fund, LLC focused on value-added properties in asset classes that include office properties and undeveloped land. Our focus is on medical office buildings, healthcare-related facilities and quality commercial office properties.

The private real estate programs sponsored by Grubb & Ellis Group also had as their primary investment objective the acquisition, ownership, operation and eventual sale of real estate. While we intend to qualify as a REIT that invests in a diversified portfolio of real estate and real estate related securities, the private real estate programs were structured for the purpose of selling undivided tenant in common interests in a single property through a limited liability company.

As a prospective investor, you should read these Tables carefully together with the summary information concerning the prior programs as set forth in the “Prior Performance Summary” section of this prospectus.

As an investor in our company, you will not own any interest in the prior programs and should not assume that you will experience returns, if any, comparable to those experienced by investors in the prior programs.

Our advisor is owned and managed by Grubb & Ellis Realty Investors, LLC. Our advisor is responsible for managing our day-to-day business affairs and assets, administering our bookkeeping and accounting functions, serving as our consultant in connection with policy decisions to be made by our board of directors, managing or causing to be managed our properties, and rendering other property level services as our board of directors deems necessary. The financial results of the Prior Programs thus may provide some indication of our advisor’s performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I — Experience in Raising and Investing Funds (Unaudited)
Table II — Compensation to Sponsor (Unaudited)
Table III — Annual Operating Results of Prior Programs (Unaudited)
Table IV — Results of Completed Programs (Unaudited)
Table V — Sales or Disposals of Properties (Unaudited)

Additional information relating to the acquisition of properties by the Prior Programs is contained in Table VI, which is included in the registration statement which our company has filed with the SEC. We will provide to you copies of any or all information concerning the Prior Programs at no charge upon request.

Grubb & Ellis Group presents the data in Prior Performance Table III for each program on either a “GAAP basis” or an “income tax basis” depending on the reporting requirements of the particular program. In compliance with the SEC reporting requirements, the Table III presentation of Revenues, Expenses and Net Income for the public programs has been prepared and presented by Grubb & Ellis Group in conformity with accounting principles generally accepted in the Unites States of America, or GAAP, which incorporate accrual basis accounting. Grubb & Ellis Group presents Table III for all private programs on an income tax basis (which can in turn be presented on either a cash basis or accrual basis), specifically, the private programs are presented on a cash basis except for Western Real Estate Investment, Inc. and the four Notes Programs, which are presented on an accrual basis, as the only applicable reporting requirement is for the year-end tax information provided to each investor. The Table III data for all other private programs (which are generally formed using LLCs) are prepared and presented by Grubb & Ellis Group in accordance with the cash method of accounting for income tax purposes. This is because most, if not all, of the investors in these private programs are individuals required to report to the Internal Revenue Service using the cash method of accounting for income tax purposes, and the LLCs are required to report on this basis when more than 50.0% of their investors are taxpayers that report using the cash method of accounting for income tax purposes. When GAAP-basis affiliates invest in a private program, as in a Complex Ownership Structure, the ownership presentation in the tables is made in accordance with the cash method of accounting for income tax purposes. This presentation is made for consistency and to present results meaningful to the typical individual investor that invests in an LLC.

While SEC rules and regulations allow Grubb & Ellis Group to record and report results for its private programs on an income tax basis, investors should understand that the results of these private programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate are described in the following paragraphs:

•	The primary difference between the cash methods of accounting and accrual methods (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.

•	GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.

•	GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.

•	GAAP requires that when a building is purchased certain intangible assets and liabilities (such as above-and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets and liabilities are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.

•	GAAP requires that an asset is considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value. For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s length transaction.

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED)
PUBLIC PROGRAMS
December 31, 2007
Table II presents the types of compensation paid to Grubb & Ellis Group and its affiliates in connection with prior programs with offerings that closed in the three years prior to December 31, 2007. As of December 31, 2007, there were six public programs which paid compensation to Grubb & Ellis Group and its affiliates. Property management fees, asset management fees, acquisition fees, disposition fees, refinancing fees and leasing commissions are presented for consolidated properties at 100% of the amount incurred by the property on a GAAP basis. Consolidated property information has not been adjusted for the respective entities for affiliated ownership percentages. Additionally, unconsolidated properties information is not included in the tabular presentation.

	Other Programs
			NNN 2003			NNN 2002		Grubb & Ellis Apartment		Grubb & Ellis Healthcare		Total
	G REIT, Inc.		Value Fund, LLC	T REIT, Inc.(1)		Value Fund, LLC		REIT, Inc.		REIT, Inc.		All Programs

Date Offering Commenced	7/22/2002		7/11/2003	2/22/2000		5/15/2002		7/19/2006		9/20/2006
Dollar Amount Raised	$437,315,000		$50,000,000	$46,395,000		$29,799,000		$83,570,000	(2)	$211,046,000	(2)	$858,125,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$30,443,000		$3,898,000	$3,576,000		$2,089,000		$5,793,000		$14,568,000		$60,367,000
Marketing Support & Due Diligence Reimbursement	10,818,000		1,251,000	671,000		2,005,000		2,092,000		5,267,000		22,104,000
Organization & Offering Expenses	3,036,000		1,394,000	860,000		249,000		1,255,000		3,170,000		9,964,000
Due Diligence Allowance	—		—	—		—		111,000		115,000		226,000
Loan Fees	—		—	—		1,000		—		—		1,000
Acquisition Fees	—		1,783,000	—		1,192,000		—		—		2,975,000

Totals	$44,297,000		$8,326,000	$5,107,000		$5,536,000		$9,251,000		$23,120,000		$95,637,000

Amounts Paid to Sponsor at Acquisition for Real Estate
Acquisition Fees	$448,000		$2,441,000	$—		$—		$6,608,000		$12,253,000		$21,750,000

Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor	$39,358,000	(3)	$(4,752,000)	$1,954,000	(4)	$3,941,000	(5)	$3,959,000		$9,451,000		$53,911,000

Amounts Paid to Sponsor from Operations — Year 2005:
Property Management Fees	$5,617,000		$268,000	$291,000		$477,000		$—		$—		$6,653,000
Asset Management Fees	—		—	—		—		—		—		—
Leasing Commissions	2,756,000		747,000	349,000		86,000		—		—		3,938,000

Totals	$8,373,000		$1,015,000	$640,000		$563,000		$—		$—		$10,591,000

Amounts Paid to Sponsor from Operations — Year 2006:
Property Management Fees	$4,811,000		$596,000	$84,000		$—		$24,000		$—		$5,515,000
Asset Management Fees	—		—	265,000		—		—		—		265,000
Leasing Commissions	3,705,000		947,000	—		—		—		—		4,652,000

Totals	$8,516,000		$1,543,000	$349,000		$—		$24,000		$—		$10,432,000

Amounts Paid to Sponsor from Operations — Year 2007:
Property Management Fees	$1,658,000		$403,000	$—		$—		$489,000		$591,000		$3,141,000
Asset Management Fees	—		—	82,000		—		950,000		$1,590,000		2,622,000
Leasing Commissions	1,114,000		856,000	—		—		—		$265,000		2,235,000

Totals	$2,772,000		$1,259,000	$82,000		$—		$1,439,000		$2,446,000		$7,998,000

Amounts Paid to Sponsor from Property Sales and Refinancings
Disposition Fees	$13,514,000		$1,551,000	$1,317,000		$1,280,000		$—		$—		$17,662,000
Incentive Fees	—		—	—		—		—		—		—
Construction Management Fees	—		186,000	—		—		—		—		186,000
Refinancing Fees	—		225,000	—		—		—		—		225,000

Totals	$13,514,000		$1,962,000	$1,317,000		$1,280,000		$—		$—		$18,073,000

Notes:

(1)	Includes amounts paid by T REIT Liquidating Trust, successor of T REIT, Inc. as of July 20, 2007.

(2)	Amount is as of December 31, 2007 as the offering has not closed. Such amount excludes amounts issued under the distribution reinvestment plan.

(3)	Amount for G REIT, Inc. represents cash generated from operations for the one year ended December 31, 2005, plus payments to the sponsor from operations for the three years ended December 31, 2007 due to the adoption of the liquidation basis of accounting as of December 31, 2005.

(4)	Amount for T REIT, Inc. represents cash generated from operations for the period from January 1, 2005 through June 30, 2005, plus payments to the sponsor from operations for the three years ended December 31, 2007 due to the adoption of the liquidation basis of accounting as of June 30, 2005.

(5)	Amount for NNN 2002 Value Fund, LLC represents cash generated from operations for the period from January 1, 2005 through August 31, 2005, plus payments to the sponsor from operations for the three years ended December 31, 2007 due to the adoption of the liquidation basis of accounting as of August 31, 2005.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAM BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
G REIT, INC.

Table III presents operating results for programs which have closed their offerings during each of the five years ended December 31, 2007.

	Year Ended December 31,
	2005(4)	2004	2003	Total

Gross Revenues	$—	$—	$—	$—
Profit on Sale of Properties	10,682,000	980,000	—	11,662,000
Interest, Dividends & Other Income	445,000	332,000	117,000	894,000
Gain on Sale of Marketable Securities	440,000	251,000	—	691,000
Equity in Earnings (Loss) of Unconsolidated Real Estate	1,337,000	(604,000)	204,000	937,000
Income (Loss) from Discontinued Operations	(4,215,000)	1,225,000	1,337,000	(1,653,000)
Less:
Operating Expenses	—	—	—	—
General and Administrative Expenses	4,006,000	2,419,000	1,287,000	7,712,000
Interest Expense(1)	2,054,000	1,243,000	293,000	3,590,000
Depreciation & Amortization	—	—	—	—
Minority Interest	—	—	—	—
Income Taxes	—	398,000	—	398,000

Net Income (Loss) — GAAP Basis	$2,629,000	$(1,876,000)	$78,000	$831,000

Taxable Income (Loss) From:
Operations	2,511,000	11,273,000	1,083,000	14,867,000
Gain on Sale	11,963,000	251,000	—	12,214,000
Cash Generated From (Used By):
Operating Activities	19,697,000	39,905,000	7,878,000	67,480,000
Investing Activities	80,432,000	(563,218,000)	(291,418,000)	(774,204,000)
Financing Activities(2)	(76,789,000)	552,058,000	296,053,000	771,322,000

Cash Generated From (Used By) Operations, Investing & Financing	23,340,000	28,745,000	12,513,000	64,598,000
Less: Cash Distributions From:
Operating Activities — to Investors	19,023,000	26,335,000	5,285,000	50,643,000
Operating Activities — to Minority Interest	674,000	376,000	74,000	1,124,000
Investing & Financing Activities	—	—	—	—
Other (return of capital)	13,865,000	—	—	13,865,000

Cash Generated (Deficiency) after Cash Distributions	(10,222,000)	2,034,000	7,154,000	(1,034,000)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(10,222,000)	$2,034,000	$7,154,000	$(1,034,000)

TABLE III
OPERATING RESULTS OF PRIOR PROGRAM BY YEAR (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
G REIT, INC.

	Year Ended December 31,
	2005(4)	2004	2003

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$5.72	$30.19	$13.14
— from recapture	—	—	—
Capital Gain (Loss)	27.27	0.67	—
Cash Distributions to Investors(3)
Sources (on GAAP basis)
— Operating Activities	43.37	70.54	64.12
— Investing & Financing Activities	—	—	—
— Other (Return of Capital)	31.61	—	—
Sources (on Cash basis)
— Sales	—	—	—
— Investing & Financing Activities	—	—	—
— Operations	43.37	70.54	64.12
— Other (Return of Capital)	$31.61	$—	$—

Notes:
(1) Includes amortization of deferred financing costs.
(2) Includes proceeds from issuance of common stock — net.	$—	$236,109,000	$138,305,000
(3) Cash Distributions per $1,000 invested excludes distributions to minority interests.
(4) The program adopted the liquidation basis of accounting as of December 31, 2005 and for all subsequent periods.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
NNN 2003 VALUE FUND, LLC

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2007.

					Period from
					June 19,
					2003
					(Date of Inception)
					through
	Year Ended December 31,				December 31,
	2007	2006	2005	2004	2003	Total

Gross Revenues	$7,024,000	$1,997,000	$776,000	$653,000	$—	$10,450,000
Profit on Sale of Properties	9,702,000	7,056,000	5,802,000	—	—	22,560,000
Interest, Dividends & Other Income	608,000	526,000	416,000	86,000	3,000	1,639,000
Gain on Sale of Marketable Securities	12,000	134,000	344,000	—	—	490,000
Equity in Earnings (Loss) of Unconsolidated Real Estate	(1,421,000)	(1,139,000)	2,510,000	(682,000)	(132,000)	(864,000)
Income (Loss) from Discontinued Operations	(1,465,000)	(3,545,000)	253,000	(145,000)	—	(4,902,000)
Less:
Operating Expenses	4,292,000	1,707,000	971,000	1,084,000	11,000	8,065,000
General and Administrative Expenses	1,300,000	742,000	1,272,000	339,000	7,000	3,660,000
Interest Expense(1)	4,416,000	1,231,000	447,000	638,000	—	6,732,000
Depreciation & Amortization	3,774,000	987,000	332,000	286,000	—	5,379,000
Minority Interest	(151,000)	(19,000)	166,000	(133,000)	(31,000)	(168,000)
Income Taxes	—	—	—	—	—	—

Net Income (Loss) — GAAP Basis	$829,000	$381,000	$6,913,000	$(2,302,000)	$(116,000)	$5,705,000

Taxable Income From:
Operations	(6,336,000)	(1,954,000)	95,000	680,000	231,000	(7,284,000)
Gain on Sale	8,540,000	5,952,000	3,354,000	—	—	17,846,000
Cash Generated From (Used By):
Operating Activities	(4,018,000)	(4,789,000)	238,000	2,476,000	174,000	(5,919,000)
Investing Activities	(17,530,000)	15,867,000	(64,529,000)	(45,158,000)	(9,932,000)	(121,282,000)
Financing Activities	33,255,000	(12,015,000)	70,050,000	52,269,000	12,437,000	155,996,000

Cash Generated From (Used By) Operations, Investing & Financing	11,707,000	(937,000)	5,759,000	9,587,000	2,679,000	28,795,000
Less: Cash Distributions From:
Operating Activities — to Investors	—	—	—	1,908,000	35,000	1,943,000
Operating Activities — to Minority Interest	—	—	238,000	408,000	19,000	665,000
Investing & Financing Activities	—	—	—	—	—	—
Other (return of capital)(3),(4)	4,143,000	9,179,000	4,657,000	—	—	17,979,000

Cash Generated (Deficiency) after Cash Distributions	7,564,000	(10,116,000)	864,000	7,271,000	2,625,000	8,208,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$7,564,000	$(10,116,000)	$864,000	$7,271,000	$2,625,000	$8,208,000

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
NNN 2003 VALUE FUND, LLC

					Period from
					June 19,
					2003
					(Date of
					Inception)
					through
	Year Ended December 31,				December 31,
	2007	2006	2005	2004	2003

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(127.10)	$(39.17)	$1.90	$22.09	$71.19
— from recapture	—	—	—	—	—
Capital Gain (Loss)	171.31	119.33	67.08	—	—
Cash Distributions to Investors(2)
Sources (on GAAP basis)
— Operating Activities	—	—	—	61.97	10.79
— Investing & Financing Activities	—	—	—	—	—
— Other (Return of Capital)	82.05	120.23	69.86	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—
— Investing & Financing Activities	—	—	—	—	—
— Operations	—	—	—	61.97	10.79
— Other (Return of Capital)	$82.05	$120.23	$69.86	$—	$—

Notes:

(1)	Includes amortization of deferred financing costs.

(2)	Cash Distributions per $1,000 invested excludes distributions to minority interests.

(3)	Includes cash distributions of $53,000, $3,182,000 and $1,164,000 to minority interests for the year ended December 31, 2007, 2006 and 2005, respectively.

(4)	Pursuant to NNN 2003 Value Fund, LLC’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
NNN 2002 VALUE FUND, LLC

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2007.

	Period from
	January 1, 2005	Year Ended
	through	December 31,
	August 31, 2005(4)	2004	2003	Total

Gross Revenues	$—	$—	$—	$—
Profit on Sale of Properties	6,674,000	—	—	6,674,000
Interest, Dividends & Other Income	76,000	6,000	46,000	128,000
Gain on Sale of Marketable Securities	—	—	—	—
Equity in Earnings (Loss) of Unconsolidated Real Estate	373,000	(278,000)	84,000	179,000
Income (Loss) from Discontinued Operations	1,049,000	196,000	(596,000)	649,000
Less: Operating Expenses	—	—	—	—
General and Administrative Expenses	15,000	99,000	69,000	183,000
Interest Expense(1)	3,000	9,000	—	12,000
Depreciation & Amortization	—	—	—	—
Minority Interest	—	—	—	—
Income Taxes	—	—	—	—

Net Income (Loss) — GAAP Basis	$8,154,000	$(184,000)	$(535,000)	$7,435,000

Taxable Income From:
Operations	143,000	732,000	137,000	1,012,000
Gain on Sale	14,843,000	—	—	14,843,000
Cash Generated From (Used By):
Operating Activities	3,378,000	2,984,000	2,140,000	8,502,000
Investing Activities	22,977,000	(2,170,000)	(47,060,000)	(26,253,000)
Financing Activities	(8,626,000)	2,068,000	44,416,000	37,858,000

Cash Generated From Operations, Investing & Financing	17,729,000	2,882,000	(504,000)	20,107,000
Less: Cash Distributions From:
Operating Activities — to Investors	2,726,000	2,027,000	1,693,000	6,446,000
Operating Activities — to Minority Interest	652,000	957,000	447,000	2,056,000
Investing & Financing Activities	—	—	—	—
Other (return of capital)(2)	10,330,000	410,000	100,000	10,840,000

Cash Generated (Deficiency) after Cash Distributions	4,021,000	(512,000)	(2,744,000)	765,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$4,021,000	$(512,000)	$(2,744,000)	$765,000

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
NNN 2002 VALUE FUND, LLC

	Period from
	January 1, 2005	Year Ended
	through	December 31,
	August 31, 2005(4)	2004	2003

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$4.80	$24.56	$5.64
— from recapture	—	—	—
Capital Gain (Loss)	498.09	—	—
Cash Distributions to Investors(3)
Sources (on GAAP basis)
— Operating Activities	91.48	68.02	69.71
— Investing & Financing Activities	—	—	—
— Other (Return of Capital)	346.64	13.76	4.12
Sources (on Cash basis)
— Sales
— Investing & Financing Activities	—	—	—
— Operations	91.48	68.02	69.71
— Other (Return of Capital)	$346.64	$13.76	$4.12

Notes:

(1)	Includes amortization of deferred financing costs.

(2)	Pursuant to NNN 2002 Value Fund, LLC’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital.

(3)	Cash Distributions per $1,000 invested excludes distributions to minority interests.

(4)	The program adopted the liquidation basis of accounting as of August 31, 2005 and for all subsequent periods. However, the taxable income numbers are for the year ended December 31, 2005, as the liquidation basis of accounting is not applicable for income tax purposes.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
PUBLIC PROGRAMS
December 31, 2007

Table V presents the sales or disposals of properties in prior public programs in the three years prior to December 31, 2007.

								Cost of Properties
	Selling Price, Net of Closing Costs & GAAP Adjustments							Including Closing & Soft Costs					Excess
					Purchase				Total				(Deficiency)
			Cash		Money	Adjustments			Acquisition				of Property
			Received		Mortgage	Resulting			Costs, Capital		Gain (loss)		Operating
			Net of	Mortgage	Taken	from		Original	Improvements		on		Cash Receipts
	Date	Date	Closing	Balance at	Back By	Application		Mortgage	Closing &		sale of		Over Cash
Property	Acquired	of Sale(1)	Costs(2)	Time of Sale	Program(3)	of GAAP	Total(24)	Financing	Soft Costs(4)	Total	Investment		Expenditures

T REIT, Inc.
County Center Drive(5)	Jan-02	Apr-05	$603,000	$472,000	N/A	N/A	$1,075,000	$514,000	$370,000	$884,000	$191,000		N/A
City Center West A(6)	Mar-02	Jul-05	$13,379,000	$11,015,000	N/A	N/A	$24,394,000	$11,586,000	$6,836,000	$18,422,000	$5,972,000	(23)	N/A
Emerald Plaza(7)	Jun-04	Nov-05	$1,390,000	$1,850,000	N/A	N/A	$3,240,000	$1,850,000	$807,000	$2,657,000	$583,000	(23)	N/A
Pacific Corporate Park(8)	Mar-02	Dec-05	$1,645,000	$—	N/A	N/A	$1,645,000	$3,534,000	$(2,376,000)	$1,158,000	$487,000	(23)	N/A
Reno Trademark Building(9)	Sep-01	Jan-06	$2,310,000	$1,778,000	N/A	N/A	$4,088,000	$1,080,000	$1,728,000	$2,808,000	$1,280,000	(23)	N/A
Oakey Building(10)	Apr-04	Jan-06	$917,000	$863,000	N/A	N/A	$1,780,000	$392,000	$808,000	$1,200,000	$580,000	(23)	N/A
University Heights	Aug-02	Jan-06	$2,765,000	$4,209,000	N/A	N/A	$6,974,000	$—	$6,518,000	$6,518,000	$456,000	(23)	N/A
AmberOaks Corporate Center(11)	Jan-04	Jun-06	$12,167,000	$11,229,000	N/A	N/A	$23,396,000	$11,250,000	$2,260,000	$13,510,000	$9,886,000	(23)	N/A
Titan Building & Plaza(12)	Apr-02	Jul-06	$3,725,000	$2,862,000	N/A	N/A	$6,587,000	$2,910,000	$1,279,000	$4,189,000	$2,398,000	(23)	N/A
Enclave Parkway	Dec-03	Jun-07	$725,000	$743,000	N/A	N/A	$1,468,000	$779,000	$302,000	$1,081,000	$387,000	(23)	N/A

G REIT, Inc.
525 B Street (Golden Eagle)	Jun-04	Aug-05	$52,218,000	$63,640,000	N/A	N/A	$115,858,000	$69,943,000	$35,365,000	$105,308,000	$10,550,000		N/A
Park Sahara(13)	Mar-03	Dec-05	$273,000	$376,000	N/A	N/A	$649,000	$399,000	$118,000	$517,000	$132,000		N/A
600 B Street (Comerica)(14)	Jun-04	Jul-06	$91,730,000	$—	N/A	N/A	$91,730,000	$56,057,000	$11,638,000	$67,695,000	$24,035,000	(23)	N/A
Hawthorne Plaza	Apr-04	Sep-06	$68,261,000	$51,719,000	N/A	N/A	$119,980,000	$62,750,000	$27,274,000	$90,024,000	$29,956,000	(23)	N/A
AmberOaks Corporate Center	Jan-04	Sep-06	$27,584,000	$18,050,000	N/A	N/A	$45,634,000	$14,250,000	$20,455,000	$34,705,000	$10,929,000	(23)	N/A
Brunswig Square	Apr-04	Oct-06	$9,639,000	$15,543,000	N/A	N/A	$25,182,000	$15,830,000	$7,327,000	$23,157,000	$2,025,000	(23)	N/A
Centerpoint Corporate Park	Dec-03	Oct-06	$33,707,000	$40,000,000	N/A	N/A	$73,707,000	$25,029,000	$28,139,000	$53,168,000	$20,539,000	(23)	N/A
5508 Highway 290 West	Sep-02	Nov-06	$(862,000)	$9,588,000	N/A	N/A	$8,726,000	$6,700,000	$2,026,000	$8,726,000	$—	(23)	N/A
Department of Children and Families Campus	Apr-03	Nov-06	$2,898,000	$8,881,000	N/A	N/A	$11,779,000	$7,605,000	$3,004,000	$10,609,000	$1,170,000	(23)	N/A
Public Ledger Building	Feb-04	Nov-06	$13,933,000	$24,520,000	N/A	N/A	$38,453,000	$25,000,000	$12,171,000	$37,171,000	$1,282,000	(23)	N/A
Atrium Building	Jan-03	Dec-06	$(219,000)	$3,448,000	N/A	N/A	$3,229,000	$2,200,000	$2,171,000	$4,371,000	$(1,142,000)	(23)	N/A
Gemini Plaza	May-03	Dec-06	$5,633,000	$10,089,000	N/A	N/A	$15,722,000	$9,815,000	$3,178,000	$12,993,000	$2,729,000	(23)	N/A
Two Corporate Plaza	Nov-02	Jan-07	$7,127,000	$9,633,000	N/A	N/A	$16,760,000	$10,160,000	$3,051,000	$13,211,000	$3,549,000	(23)	N/A
One World Trade Center	Dec-03	Mar-07	$54,165,000	$90,000,000	N/A	N/A	$144,165,000	$77,000,000	$33,144,000	$110,144,000	$34,021,000	(23)	N/A
One Financial Plaza	Aug-04	Mar-07	$11,487,000	$23,870,000	N/A	N/A	$35,357,000	$23,870,000	$8,657,000	$32,527,000	$2,830,000	(23)	N/A
824 Market Street	Oct-03	Jun-07	$16,636,000	$18,230,000	N/A	N/A	$34,866,000	$—	$35,813,000	$35,813,000	$(947,000)	(23)	N/A
North Belt Corporate Center	Apr-04	Jun-07	$6,952,000	$9,731,000	N/A	N/A	$16,683,000	$—	$14,208,000	$14,208,000	$2,475,000	(23)	N/A
Opus Plaza at Ken Caryl	Sep-05	Jul-07	$3,207,000	$6,700,000	N/A	N/A	$9,907,000	$6,700,000	$3,612,000	$10,312,000	$(405,000)	(23)	N/A
Madrona Buildings	Mar-04	Aug-07	$15,034,000	$32,901,000	N/A	N/A	$47,935,000	$28,458,000	$16,907,000	$45,365,000	$2,570,000	(23)	N/A
Eaton Freeway Industrial Park	Oct-05	Sep-07	$2,326,000	$5,000,000	N/A	N/A	$7,326,000	$5,000,000	$2,885,000	$7,885,000	$(559,000)	(23)	N/A

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2007

								Cost of Properties
	Selling Price, Net of Closing Costs & GAAP Adjustments							Including Closing & Soft Costs					Excess
					Purchase				Total				(Deficiency)
			Cash		Money	Adjustments			Acquisition				of Property
			Received		Mortgage	Resulting			Costs, Capital		Gain (loss)		Operating
			Net of	Mortgage	Taken	from		Original	Improvements		on		Cash Receipts
	Date	Date	Closing	Balance at	Back By	Application		Mortgage	Closing &		sale of		Over Cash
Property	Acquired	of Sale(1)	Costs(2)	Time of Sale	Program(3)	of GAAP	Total(24)	Financing	Soft Costs(4)	Total	Investment		Expenditures

North Pointe Corporate Center(15)	Aug-03	Sep-07	$23,007,000	$—	N/A	N/A	$23,007,000	$15,600,000	$8,213,000	$23,813,000	$(806,000)	(23)	N/A
Bay View Plaza	Jul-03	Nov-07	$3,828,000	$5,577,000	N/A	N/A	$9,405,000	$—	$11,602,000	$11,602,000	$(2,197,000)	(23)	N/A

NNN 2002 Value Fund, LLC
Bank of America Plaza West	Sep-02	Mar-05	$11,768,000	$9,053,000	N/A	N/A	$20,821,000	$14,200,000	$(53,000)	$14,147,000	$6,674,000		N/A
Netpark(16)	Jun-03	Sep-05	$15,249,000	$17,014,000	N/A	N/A	$32,263,000	$15,750,000	$8,298,000	$24,048,000	$8,215,000	(23)	N/A

NNN 2003 Value Fund, LLC
Satellite Place(17)	Nov-04	Feb-05	$7,727,000	$11,000,000	N/A	N/A	$18,727,000	$11,000,000	$7,342,000	$18,342,000	$385,000		N/A
Financial Plaza(18)	Oct-04	Apr-05	$2,327,000	$4,110,000	$2,300,000	N/A	$8,737,000	$4,125,000	$1,597,000	$5,722,000	$3,015,000		N/A
801 K Street(19)	Mar-04	Aug-05	$7,244,000	$7,570,000	N/A	N/A	$14,814,000	$7,567,000	$5,168,000	$12,735,000	$2,079,000		N/A
Emerald Plaza(20)	Jun-04	Nov-05	$2,405,000	$3,151,000	N/A	N/A	$5,556,000	$3,151,000	$1,417,000	$4,568,000	$988,000		N/A
Southwood Tower	Oct-04	Dec-05	$7,493,000	$—	N/A	N/A	$7,493,000	$—	$5,091,000	$5,091,000	$2,402,000		N/A
Oakey Building(21)	Apr-04	Jan-06	$7,052,000	$6,639,000	N/A	N/A	$13,691,000	$3,016,000	$5,132,000	$8,148,000	$5,543,000		N/A
3500 Maple(22)	Dec-05	Oct-06	$21,726,000	$46,530,000	N/A	N/A	$68,256,000	$57,737,000	$9,346,000	$67,083,000	$1,173,000		N/A
Interwood	Jan-05	Mar-07	$4,900,000	$5,500,000	N/A	N/A	$10,400,000	$5,500,000	$2,223,000	$7,723,000	$2,677,000		N/A
Daniels Road land parcel	Oct-05	Mar-07	$1,193,000	$—	N/A	N/A	$1,193,000	$—	$736,000	$736,000	$457,000		N/A
Woodside Corporate Park	Sep-05	Dec-07	$11,257,000	$16,754,000	N/A	N/A	$28,011,000	$15,915,000	$5,528,000	$21,443,000	$6,568,000		N/A

Notes:

(1)	No sales were to affiliated parties except as noted below.

(2)	Net cash received plus assumption of certain liabilities by buyer.

(3)	The amounts shown are the face amounts and do not represent discounted current value.

(4)	Does not include pro-rata share of original offering costs. Amount shown is net of depreciation for consolidated properties and net of previous distributions received for unconsolidated properties.

(5)	Represents results only for T REIT’s 16.0% interest.

(6)	Represents results only for T REIT’s 89.1% interest.

(7)	Represents results only for T REIT’s 2.7% interest.

(8)	Represents results only for T REIT’s 22.8% interest. Date of Sale is the date of sale of the last building in the property. Cash received is our final distribution on the investment and mortgage at the time of sale is the mortgage balance as of the date of the sale of the last building. Note that the balance was paid off in connection with the sale of one of the earlier buildings.

(9)	Represents results only for T REIT’s 40.0% tenant in common interest.

(10)	Represents results only for T REIT’s 9.8% interest.

(11)	Represents results only for T REIT’s 75% tenant in common interest.

(12)	Represents results only for T REIT’s 48.5% tenant in common interest.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2007

(13)	Represents results only for G REIT’s 4.75% interest.

(14)	The mortgage associated with 600 B Street (Comerica) was paid off in connection with a prior property sale.

(15)	The debt associated with North Pointe Corporate Center was paid off in connection with a prior property sales.

(16)	This property was sold to an affiliated party. Represents results for NNN 2002 Value Fund, LLC’s 50.0% interest.

(17)	This property was sold to an affiliated party.

(18)	In connection with the sale, we received a note receivable secured by the property, bears interest at a fixed rate of 8.0% per annum and matures on April 1, 2008. The note requires monthly interest-only payments.

(19)	Represents results only for NNN 2003 Value Fund, LLC’s 18.3% interest.

(20)	Represents results only for NNN 2003 Value Fund, LLC’s 4.6% interest.

(21)	Represents results only for NNN 2003 Value Fund, LLC’s 75.4% interest.

(22)	Date of sale represents the date of sale of NNN 2003 Value Fund, LLC’s last remaining interest in the property. Represents results only for NNN 2003 Value Fund, LLC’s 99% interest.

(23)	Represents the book value gain. Under liquidation accounting, adopted as of June 30, 2005 for T REIT, Inc., August 31, 2005 for NNN 2002 Value Fund, LLC, and December 31, 2005 for G REIT, Inc., an investment is carried at its estimated fair value less costs to sell.

(24)	The allocation of the taxable gain between ordinary and capital is as follows:

	Capital Gain/(Loss)	Ordinary Income/(Loss)	Total

T REIT, Inc.
County Center Drive	$269,000	$(2,000)	$267,000
City Center West A	$10,026,000	$—	$10,026,000
Emerald Plaza	$609,000	$—	$609,000
Pacific Corporate Park	$546,000	$—	$546,000
Reno Trademark Building	$1,425,000	$—	$1,425,000
Oakey Building	$365,000	$—	$365,000
University Heights	$1,470,000	$—	$1,470,000
AmberOaks Corporate Center	$9,974,000	$—	$9,974,000
Titan Building & Plaza	$3,314,000	$—	$3,314,000
Enclave Parkway	$369,000	$—	$369,000

G REIT, Inc.
525 B Street	$11,786,000	$550,000	$12,336,000
Park Sahara	$143,000	$8,000	$151,000
600 B Street (Comerica)	$24,919,000	$—	$24,919,000
Hawthorne Plaza	$26,026,000	$—	$26,026,000
AmberOaks Corporate Center	$10,259,000	$—	$10,259,000
Brunswig Square	$1,641,000	$—	$1,641,000
Centerpoint Corporate Park	$20,997,000	$—	$20,997,000
5508 Highway West 290	$1,446,000	$—	$1,446,000

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2007

	Capital Gain/(Loss)	Ordinary Income/(Loss)	Total

Department of Children and Families Campus	$818,000	$—	$818,000
Public Ledger Building	$4,465,000	$—	$4,465,000
Atrium Building	$665,000	$—	$665,000
Gemini Plaza	$2,125,000	$—	$2,125,000
Two Corporate Plaza	$5,651,000	$—	$5,651,000
One World Trade Center	$36,854,000	$—	$36,854,000
One Financial Plaza	$6,970,000	$—	$6,970,000
824 Market Street	$2,795,000	$—	$2,795,000
North Belt Corporate Center	$2,797,000	$—	$2,797,000
Opus Plaza at Ken Caryl	$6,000	$—	$6,000
Madrona Buildings	$7,307,000	$—	$7,307,000
Eaton Freeway Industrial Park	$(210,000)	$—	$(210,000)
North Pointe Corporate Center	$952,000	$—	$952,000
Bay View Plaza	$(1,345,000)	$—	$(1,345,000)

NNN 2002 Value Fund, LLC
Bank of America Plaza West	$6,369,000	$12,000	$6,381,000
Netpark	$8,996,000	$633,000	$9,629,000

NNN 2003 Value Fund, LLC
Satellite Place	$—	$509,000	$509,000
Financial Plaza	$—	$3,072,000	$3,072,000
801 K Street	$1,972,000	$—	$1,972,000
Emerald Plaza	$1,029,000	$—	$1,029,000
Southwood Tower	$3,239,000	$—	$3,239,000
Oakey Building	$2,816,000	$—	$2,816,000
3500 Maple	$—	$1,440,000	$1,440,000
Interwood	$1,952,000	$—	$1,952,000
Daniels Road land parcel	$459,000	$—	$459,000
Woodside Corporate Park	$3,824,000	$—	$3,824,000

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Table I presents the experience of Grubb & Ellis Group in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2007. As of December 31, 2007, there were 104 private programs which closed in the preceding three years. 102 programs are presented in the aggregate, having similar investment objectives providing Tenant In Common (TIC) interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. Our Advisor is the Advisor and Sponsor to four public programs which have invested as LLC members or TICs in certain private programs. At December, 31 2007, there were two affiliated investments by two public programs in a private program where the offering closed in the preceding three years. This affiliated investment is disclosed in Table I. Table I further reflects the impact of affiliated ownership on offering proceeds by excluding the affiliated program ownership.

There is one notes program, NNN Collateralized Senior Notes Program, LLC, which offering closed in the preceding three years. This program is not aggregated as the investment objective differs from the other private programs. An investor in the notes program is making an investment in note units, which is a loan to the company, not an equity investment. The company is owned by Grubb & Ellis Realty Investors which intends to use the net proceeds to support its efforts in sponsoring real estate investments by making unsecured loans to affiliated real estate programs. Grubb & Ellis Realty Investors, as the sole member and manager of the company, has guaranteed the payment of all principal and interest on the note units.

In addition, 17 prior programs remained open as of December 31, 2007. As of December 31, 2007, the Dollar Amount Raised for open programs was $136,684,000, representing 70.9% of the aggregate Dollar Amount Offered totaling $192,750,000.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
CONSOLIDATED PRIVATE PROGRAMS
DECEMBER 31, 2007

						Total Private
	NNN	NNN	102	Subtotal of	Less	Programs Excluding
	Opportunity	Collateralized	TIC	104 Private	1 Affiliated	Affiliated
	Fund VIII, LLC	Senior Notes, LLC	Programs	Programs	Program	Ownership

Dollar Amount Offered	$20,000,000	$50,000,000	$1,420,242,000	$1,490,242,000	$4,751,000	$1,485,491,000

Dollar Amount Raised	$11,806,000	$16,277,000	$1,420,202,000	$1,448,285,000	$4,751,000	$1,443,534,000

Percentage Amount Raised	59.0%	32.6%	100.0%	97.2%	100.0%	97.2%

Less Offering Expenses:
Selling Commissions	7.0%	5.8%	6.9%	6.9%	7.0%	6.9%
Marketing Support & Due Diligence Reimbursement	3.5%	1.5%	3.3%	3.3%	2.5%	3.3%
Organization & Offering Expenses(1)	2.5%	1.0%	2.5%	2.5%	4.0%	2.5%
Reserves	8.0%	—%	5.5%	5.4%	2.5%	5.4%

Percent Available for Investment	79.0%	91.7%	81.8%	81.9%	84.0%	81.9%
Acquisition Cost:
Cash Down Payment	74.5%	91.7%	76.3%	76.5%	80.7%	76.4%
Loan Fees(2)	2.5%	—%	3.9%	3.8%	3.3%	3.9%
Acquisition Fees Paid to Affiliates	2.0%	—%	—%	—%	—%	—%

Total Acquisition Cost	79.0%	91.7%	80.2%	80.3%	84.0%	80.3%

Percent Leveraged	82%	n/a	72%	71%
Date Offering Began	December 13, 2004	August 1, 2006	May 7, 2004 to August 29, 2007
Date Offering Ended	June 16, 2006	March 26, 2007	January 5, 2005 to December 13, 2007
Length of Offering (months)	18 months	8 months	1 to 17 months
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	n/a	n/a	1 to 12 months
Number of Investors
Note Unit Holders	—	222	—	222	—	222
LLC Members	336	—	2,312	2,648	2	2,646
Tenants In Common (TICs)	—	—	2,785	2,785	—	2,785

Total	336	222	5,097	5,655	2	5,653

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)	Includes amounts paid to third parties and Grubb & Ellis Group and its affiliates.

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED)
PRIVATE PROGRAMS
December 31, 2007

Table II presents the types of compensation paid to Grubb & Ellis Group and its affiliates on a cash basis in connection with prior programs during the three years prior to December 31, 2007. As of December 31, 2007, there were 197 private programs which paid compensation to Grubb & Ellis Group and its affiliates during the preceding three years. 103 private program offerings closed in the past three years. As of December 31, 2007, there were 14 affiliated investments by public programs in 11 private programs, one of which closed in the three years prior to December 31, 2007. For programs with affiliated ownerships, the pro rata share of payments relating to affiliated ownerships are aggregated and disclosed in Table II. Table II further discloses the impact of the pro rata share of aggregate affiliated ownership payments on total payments to sponsor by excluding amounts relating to public program (affiliated) ownership in private programs. 94 of the Other Programs made payments to Grubb & Ellis Group and its affiliates in the three years prior to December 31, 2007, 77 of the Other Programs closed prior to December 31, 2004 and 17 of the Other Programs remained open as of December 31, 2007.

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
December 31, 2007

					Total Private
					Programs
	103	94	197	Less	Excluding
	Private	Other	Private	11 Affiliated	Affiliated
	Programs	Programs	Programs	Programs	Ownership

	May 7, 2004 to	July 1, 1998 to
Date Offering Commenced	August 29, 2007	November 27, 2007
Dollar Amount Raised	$1,432,006,000	$749,410,000	$2,181,416,000	$61,635,000	$2,119,781,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$83,612,000	$8,972,000	$92,584,000	$—	$92,584,000
Marketing Support & Due Diligence Reimbursement	43,312,000	4,688,000	48,000,000	—	48,000,000
Organization & Offering Expenses	25,944,000	1,780,000	27,724,000	—	27,724,000
Loan Fees	14,447,000	1,508,000	15,955,000	—	15,955,000
Acquisition Fees	—	—	—	—	—

Totals	$167,315,000	$16,948,000	$184,263,000	$—	$184,263,000

Amounts Paid to Sponsor at Acquisition for Real Estate Acquisition Fees	$82,851,000	$7,413,000	$90,264,000	$—	$90,264,000

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$217,135,000	$138,150,000	$355,285,000	$13,553,000	$341,732,000

Amounts Paid to Sponsor from Operations —
Year 2005
Property Management Fees	$3,305,000	$8,319,000	$11,624,000	$1,078,000	$10,546,000
Asset Management Fees	31,000	991,000	1,022,000	—	1,022,000
Leasing Commissions	2,613,000	4,211,000	6,824,000	1,247,000	5,577,000

Totals	$5,949,000	$13,521,000	$19,470,000	$2,325,000	$17,145,000

Amounts Paid to Sponsor from Operations —
Year 2006
Property Management Fees	$10,095,000	$8,091,000	$18,186,000	$697,000	$17,489,000
Asset Management Fees	—	—	—	—	—
Leasing Commissions	5,407,000	5,408,000	10,815,000	269,000	10,546,000

Totals	$15,502,000	$13,499,000	$29,001,000	$966,000	$28,035,000

Amounts Paid to Sponsor from Operations —
Year 2007
Property Management Fees	$15,581,000	$4,239,000	$19,820,000	$236,000	$19,584,000
Asset Management Fees	35,000	30,000	65,000	—	65,000
Leasing Commissions	6,728,000	2,908,000	9,636,000	67,000	9,569,000

Totals	$22,344,000	$7,177,000	$29,521,000	$303,000	$29,218,000

Amounts Paid to Sponsor from Property Sales and Refinancings:
Real Estate Commissions	$13,279,000	$24,442,000	$37,721,000	$1,967,000	$35,754,000
Incentive Fees	78,000	3,093,000	3,171,000	501,000	2,670,000
Construction Management Fees	895,000	707,000	1,602,000	214,000	1,388,000
Refinancing Fees	639,000	371,000	1,010,000	82,000	928,000

Totals	$14,891,000	$28,613,000	$43,504,000	$2,764,000	$40,740,000

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
TENANT IN COMMON (TIC) PROGRAMS

Table III presents certain operating results for programs which have closed their offerings during the five years ended December 31, 2007. The programs presented are aggregated, having similar investment objectives providing Tenant In Common (TIC) interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange.

	2007	2006	2005	2004	2003
	132 TIC	118 TIC	85 TIC	45 TIC	21 TIC
	Programs	Programs	Programs	Programs	Programs

Gross Revenues	$457,039,000	$353,409,000	$222,797,000	$122,967,000	$37,570,000
Profit on Sale of Properties	46,562,000	38,606,000	35,250,000	—	12,000
Less:
Operating Expenses	176,524,000	131,146,000	83,829,000	42,684,000	13,918,000
Owners Expenses	11,823,000	8,906,000	3,774,000	1,554,000	540,000
Interest Expense	162,938,000	128,262,000	67,923,000	28,769,000	8,281,000
Depreciation & Amortization (1)

Net Income (1)	$152,316,000	$123,701,000	$102,521,000	$49,960,000	$14,843,000

Taxable Income (Loss) (1)
Cash Generated From:
Operations	114,180,000	$86,322,000	$68,963,000	$49,062,000	$14,831,000
Sales	154,471,000	109,710,000	124,049,000	—	—
Refinancing	4,025,000	2,929,000	7,578,000	819,000	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	272,676,000	198,961,000	200,590,000	49,881,000	14,831,000
Additional Cash Adjustments	—	—	—	—	—
Less: Monthly Mortgage Principal Repayments	7,334,000	5,424,000	6,539,000	4,115,000	606,000

Cash Generated From Operations, Sales & Refinancing	265,342,000	193,537,000	194,051,000	45,766,000	14,225,000
Less: Cash Distributions to Investors From:
Operating Cash Flow	90,907,000	72,659,000	49,383,000	26,878,000	6,884,000
Sales & Refinancing	156,006,000	110,693,000	121,385,000	757,000	—
Other (return of capital)(2)	6,543,000	3,831,000	325,000	243,000	—

Cash Generated (Deficiency) after Cash Distributions	11,886,000	6,354,000	22,958,000	17,888,000	7,341,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$11,886,000	$6,354,000	$22,958,000	$17,888,000	$7,341,000

Tax and Distribution Data Per $1,000 Invested (3)
Federal Income Tax Results (1):
Cash Distributions to Investors Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—
— Return of Capital	3.93	2.59	0.29	0.46	—
Sources (on Cash basis)
— Sales and Refinancing	93.62	74.70	107.58	1.46	—
— Operations	$54.55	$49.03	$43.77	$51.27	$31.69

(1)	For the Tenant In Common (TIC) programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax basis for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

(2)	Amounts may be the result of several reasons, including but not limited to the following: utilization of equity funded reserves for designated repairs in apartment programs; utilization of equity funded reserves for payment of mezzanine interest; acceleration of payments for interest expense and property taxes for income tax purposes; unbilled CAM and rents at the year end; unanticipated expenses due to hurricane damage at two properties.

(3)	Based on the total offerings raised at the close of the program.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
AFFILIATED OWNERSHIP IN TENANT IN COMMON (TIC) PROGRAMS

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2007. The programs presented are aggregated, having similar investment objectives providing Tenant In Common (TIC) interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. In some instances, other programs affiliated with Grubb & Ellis Group have invested in TIC programs either as a TIC or as a member of the LLC. This table presents, in aggregate, the results of affiliated programs investing in a TIC program.

	2007	2006	2005	2004	2003
	4 Affiliated	8 Affiliated	8 Affiliated	9 Affiliated	3 Affiliated
	Programs	Programs	Programs	Programs	Programs

Gross Revenues	$6,497,000	$6,912,000	$11,079,000	$18,014,000	$5,864,000
Profit on Sale of Properties	271,000	7,151,000	2,595,000	—	—
Less: Operating Expenses	2,934,000	4,059,000	5,475,000	6,510,000	2,612,000
Owners Expenses	78,000	171,000	159,000	150,000	74,000
Interest Expense	1,505,000	2,093,000	2,702,000	3,565,000	1,128,000
Depreciation & Amortization (1)

Net Income (1)	$2,251,000	$7,740,000	$5,338,000	$7,789,000	$2,050,000

Taxable Income (loss) (1):
Cash Generated From:
Operations	$2,015,000	$1,011,000	$2,800,000	$7,475,000	$2,050,000
Sales	724,000	20,676,000	10,028,000	—	—
Refinancing	—	—	(10,000)	287,000	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	2,739,000	21,687,000	12,818,000	7,762,000	2,050,000
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	362,000	114,000	140,000	93,000	22,000

Cash Generated From Operations, Sales & Refinancing	2,377,000	21,573,000	12,678,000	7,669,000	2,028,000
Less: Cash Distributions to Investors From:
Operating Cash Flow	624,000	1,288,000	2,641,000	3,791,000	1,057,000
Sales & Refinancing	724,000	21,727,000	9,826,000	259,000	—
Other (return of capital)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	1,029,000	(1,442,000)	211,000	3,619,000	971,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$1,029,000	$(1,442,000)	$211,000	$3,619,000	$971,000

Tax and Distribution Data Per $1,000 Invested (2)
Federal Income Tax Results (1):
Cash Distributions to Investors
Sources (on Tax basis)	$—	$—	$—	$—	$—
— Return of Capital	—	—	—	—	—
Sources (on Cash basis)
— Sales and Refinancings	33.16	466.33	210.90	4.43	—
— Operations	$28.58	$27.64	$56.68	$64.87	$34.71

(1)	For the Tenant In Common (TIC) programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax basis for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

(2)	Based on the total offering raised at the close of the program.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
TENANT IN COMMON (TIC) PROGRAMS EXCLUDING AFFILIATED OWNERSHIP

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2007. The programs presented are aggregated, having similar investment objectives providing Tenant In Common (TIC) interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. In select cases, other programs affiliated with Grubb & Ellis Group have invested in TIC programs either as a TIC or as a member of the LLC. This table presents, in aggregate, the results of TIC programs without affiliated ownership results.

	2007	2006	2005	2004	2003
	132 TIC	118	85	45	21
	Programs	TIC Programs	TIC Programs	TIC Programs	TIC Programs

Gross Revenues	$450,542,000	$346,497,000	$211,718,000	$104,953,000	$31,706,000
Profit on Sale of Properties	46,291,000	31,455,000	32,655,000	—	12,000
Less: Operating Expenses	173,590,000	127,087,000	78,354,000	36,174,000	11,306,000
Owners Expenses	11,745,000	8,735,000	3,615,000	1,404,000	466,000
Interest Expense	161,433,000	126,169,000	65,221,000	25,204,000	7,153,000

Depreciation & Amortization (1)
Net Income (1):	$150,065,000	$115,961,000	$97,183,000	$42,171,000	$12,793,000

Taxable Income (loss) (1):
Cash Generated From:
Operations	$112,165,000	$85,311,000	$66,163,000	$41,587,000	$12,781,000
Sales	153,747,000	89,034,000	114,021,000	—	—
Refinancing	4,025,000	2,929,000	7,588,000	532,000	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	269,937,000	177,274,000	187,772,000	42,119,000	12,781,000
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	6,972,000	5,310,000	6,399,000	4,022,000	584,000

Cash Generated From Operations, Sales & Refinancing	262,965,000	171,964,000	181,373,000	38,097,000	12,197,000
Less: Cash Distributions to Investors From:
Operating Cash Flow	90,283,000	71,371,000	46,742,000	23,087,000	5,827,000
Sales & Refinancing	155,282,000	88,966,000	111,559,000	498,000	—
Other (return of capital) (2)	6,543,000	3,831,000	325,000	243,000	—

Cash Generated (Deficiency) after Cash Distributions	10,857,000	7,796,000	22,747,000	14,269,000	6,370,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$10,857,000	$7,796,000	$22,747,000	$14,269,000	$6,370,000

Tax and Distribution Data Per $1,000 Invested (3)
Federal Income Tax Results (1):
Cash Distributions to Investors Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—
— Return of Capital	3.98	2.67	0.30	0.52	0.00
Sources (on Cash basis)
— Sales and Refinancings	94.42	61.99	103.13	1.07	0.00
— Operations	$54.90	$49.73	$43.21	$49.56	$31.19

(1)	For the Tenant In Common (TIC) programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax bases for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

(2)	Amounts may be the result of several reasons, including but not limited to the following: utilization of equity funded reserves for designated repairs in apartment programs; utilization of equity funded reserves for payment of mezzanine interest; acceleration of payments for interest expense and property taxes for income tax purposes; unbilled common area maintenance, or CAM, and rents at the year end; unanticipated expenses due to hurricane damage at two properties.

(3)	Based on the total offering raised at the close of the program.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
MULTIPLE PROPERTY INVESTMENT FUNDS

Table III presents certain operating results for a program which has closed its offering during the five years ended December 31, 2007. The multiple property investment fund offers LLC units of interest to investors. The program was formed for the purpose of acquiring a number of unspecified properties selected by its Manager, Grubb & Ellis Realty Investors.

	NNN Opportunity Fund VIII, LLC	NNN Opportunity Fund VIII, LLC
	2007	2006

Gross Revenues	$5,229,000	$2,514,000
Profit on Sale of Properties	—	848,000
Less: Operating Expenses	2,482,000	880,000
Owners Expenses	133,000	77,000
Interest Expense	3,338,000	1,577,000
Depreciation & Amortization	1,318,000	606,000

Net Income — Tax Basis	(2,042,000)	$222,000

Taxable Income From:
Operations	(2,042,000)	(626,000)
Gain on Sale	—	848,000
Cash Generated From:
Operations	(724,000)	(20,000)
Sales	—	1,614,000
Refinancing	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	(724,000)	1,594,000
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	—	—

Cash Generated From Operations, Sales & Refinancing	(724,000)	1,594,000
Less: Cash Distributions to Investors From:
Operating Cash Flow
Sales & Refinancing	525,000	346,000
Other (return of capital)	65,000	—

Cash Generated (Deficiency) after Cash Distributions	(1,249,000)	1,248,000
Less: Special Items (not including Sales & Refinancing)	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(1,249,000)	$1,248,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(172.96)	$(53.02)
— from recapture
Capital Gain (Loss)	—	71.83
Cash Distributions to Investors Sources (on Tax basis)
— Investment Income	—	—
— Return of Capital	5.51	—
Sources (on Cash basis)
— Sales	44.47	29.31
— Refinancing	—	—
— Operations	$—	$—

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
NOTES PROGRAM

Table III presents certain operating results for a program which has closed its offering during the five years ended December 31, 2007. The notes program presented offers units of interest in the companys’ collateralized notes offering. The program was formed for the purpose of making loans to affiliates of Grubb & Ellis Group. Investors are making loans to the program. Grubb & Ellis Realty Investors, as the sole member of the company, has guarantied the note unit holders payment of all principal and interest on the note units. The results presented in this table are those of the company, not the note unit holders.

	NNN Collateralized Senior Notes, LLC	NNN Collateralized Senior Notes, LLC
	2007	2006

Gross Revenues (1)	$676,000 (1)	$15,000 (1)
Profit on Sale of Properties
Less: Operating Expenses	—	—
Owners Expenses	2,000	—
Interest Expense (2)	1,404,000 (2)	100,000 (2)
Depreciation & Amortization	288,000	31,000

Net Income — Tax Basis	(1,018,000)	(116,000)

Taxable Income From:
Operations	(1,018,000)	(116,000)
Gain on Sale
Cash Generated From:
Operations	(730,000)	(85,000)
Sales	—	—
Refinancing	—	—

Cash Generated From Operations, Sales & Refinancing	(730,000)	(85,000)
Less: Cash Distributions to Investors From:
Operating Cash Flow	—	—
Sales & Refinancing	—	—
Other (return of capital)	—	—

Cash Generated (Deficiency) after Cash Distributions	(730,000)	(85,000)
Less: Special Items (not including Sales & Refinancing)

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(730,000)	$(85,000)

Tax and Distribution Data Per $1,000 Invested
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$8.75	$8.75
— Return of Capital	—	—
Sources (on Cash basis)
— Sales and Refinancing	—	—
— Operations	$—	$—

(1)	Gross Revenues represent interest income from loans made to other affiliated programs of Grubb & Ellis Group.

(2)	Cash distributions to the note unit holders are included in Interest Expense above.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Table IV presents the results of completed programs for prior programs which have sold properties and completed operations during the five years prior to December 31, 2007.

			NNN					NNN		NNN	Truckee
			Town	NNN	NNN	NNN	Yerington	Tech	NNN	County	River
	Tellride	Kiwi	&	Bryant	Saddleback	Fund	Shopping	Fund	Alamosa	Center	Office
	Barstow,	Assoc,	Country,	Ranch,	Financial,	VIII,	Center,	III,	Plaza,	Drive,	Tower,
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Raised	$1,620,000	$2,681,000	$7,200,000	$5,000,000	$3,866,000	$8,000,000	$1,625,000	$3,699,000	$6,650,000	$3,125,000	$5,550,000
Number of Properties Purchased	1	1	1	1	1	3	1	3	1	1	1
Date of Closing of Offering	16-Dec-98	4-Feb-01	29-Mar-00	12-Nov-02	29-Oct-02	7-Mar-00	3-Aug-99	20-Jun-00	25-Oct-02	6-Feb-02	15-Jul-99
Date of First Sale of Property	19-Feb-03	25-Feb-03	25-Jun-04	2-Nov-04	27-Dec-04	26-Mar-02	17-Jan-05	3-Jul-01	24-Mar-05	14-Apr-05	15-Apr-05
Date of Final Sale of Property	19-Feb-03	25-Feb-03	25-Jun-04	2-Nov-04	27-Dec-04	6-Jan-04	17-Jan-05	7-Feb-05	24-Mar-05	14-Apr-05	15-Apr-05
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (1):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
— Return of Capital	$—	$26.58	$71.23	$—	$11.83	$125.22	$54.24	$—	$13.82	$—	$—
Sources (on Cash basis)
— Sales	$884.53	$1,053.34	$1,221.31	$1,206.17	$1,384.96	$1,305.19	$1,132.76	$1,293.88	$1,266.59	$1,206.37	$953.00
— Refinancing	$—	$—	$68.33	$—	$—	$—	$—	$—	$—	$—	$—
— Operations	$401.16	$175.12	$268.98	$184.74	$181.08	$129.11	$496.14	$446.45	$210.94	$247.48	$619.55

(1)	There are three notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization, therefore, there is no presentation of Federal Income Tax Results.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

		NNN	NNN	NNN	NNN	NNN			NNN	NNN	NNN
	NNN	Rocky Mountain	Jefferson	City Center	LV 1900	Park	NNN	NNN	Springtown	Emerald	Kahana
	North Reno	Exchange,	Square,	West A,	Aerojet Way	Sahara,	801 K Street,	Timberhills,	Mall,	Plaza,	Gateway,
	LLC	LLC (2)	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Raised	$2,750,000	$2,670,000	$9,200,000	$1,238,000	$2,000,000	$4,953,000	$29,600,000	$3,695,000	$2,550,000	$42,800,000	$8,140,000
Number of Properties Purchased	1	1	2	1	1	5	1	1	1	1	3
Date of Closing of Offering	19-Jun-02	15-Feb-01	26-Aug-03	15-Mar-02	31-Aug-01	17-Mar-03	31-Mar-04	27-Nov-01	21-Mar-03	5-Jan-05	6-Mar-03
Date of First Sale of Property	19-May-05	31-May-05	22-Jul-05	28-Jul-05	27-Sep-05	20-Dec-05	26-Aug-05	19-Oct-05	2-Nov-05	10-Nov-05	15-Nov-05
Date of Final Sale of Property	19-May-05	31-May-05	22-Jul-05	28-Jul-05	27-Sep-05	20-Dec-05	26-Aug-05	19-Oct-05	2-Nov-05	10-Nov-05	15-Nov-05
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (1)):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
— Return of Capital	$—	$24.79	$—	$13.68	$—	$35.18	$—	$—	$—	$—	$—
Sources (on Cash basis)
— Sales	$1,758.24	$829.87	$1,308.76	$1,300.67	$1,123.45	$1,102.58	$1,124.72	$1,387.80	$1,206.35	$1,203.34	$1,638.63
— Refinancing	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
— Operations	$323.12	$187.30	$189.41	$262.83	$319.50	$128.07	$113.57	$305.43	$439.16	$92.28	$252.29

(1)	There are three notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization, therefore, there is no presentation of Federal Income Tax Results.

(2)	The investors received a note from Buyer as distributed proceeds from the sale.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

							NNN
	NNN		NNN	NNN	NNN	NNN	Amber	NNN	NNN	NNN	NNN
	Exchange	NNN	1851 E 1st	Reno	Oakey Building	City Center	Oaks	Titan Building	Las Cimas	901 Corporate	Sacramento
	Fund III,	PCP 1,	Street,	Trademark,	2003,	West B,	III,	and Plaza,	II and III,	Center,	Corporate,
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Raised	$6,300,000	$5,800,000	$20,500,000	$3,850,000	$8,270,000	$8,200,000	$10,070,000	$2,220,000	$32,250,000	$6,292,000	$12,000,000
Number of Properties Purchased	1	6	1	1	1	1	1	1	2	1	1
Date of Closing of Offering	31-May-00	25-Jun-02	29-Jul-03	29-Sep-01	19-May-04	15-Jun-02	20-Jan-04	28-May-02	9-Dec-04	3-Oct-03	21-May-01
Date of First Sale of Property	9-Dec-05	10-Oct-02	9-Jan-06	23-Jan-06	24-Jan-06	17-Apr-06	15-Jun-06	21-Jul-06	7-Aug-06	22-Aug-06	17-Nov-06
Date of Final Sale of Property	9-Dec-05	29-Dec-05	9-Jan-06	23-Jan-06	24-Jan-06	17-Apr-06	15-Jun-06	21-Jul-06	7-Aug-06	22-Aug-06	17-Nov-06
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (1):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
— Return of Capital	$14.36	$—	$—	$—	$—	$—	$—	$—	$—	$10.89	$—
Sources (on Cash basis)
— Sales	$427.98	$1,016.63	$1,262.45	$1,256.62	$1,343.87	$1,882.87	$1,622.67	$1,582.58	$1,328.68	$1,190.72	$1,396.11
— Refinancing	$—	$—	$36.59	$283.64	$—	$—	$—	$—	$—	$—	$—
— Operations	$235.35	$283.85	$238.01	$361.45	$136.48	$306.07	$190.19	$589.44	$199.70	$172.94	$405.69

(1)	There are three notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization, therefore, there is no presentation of Federal Income Tax Results.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

	NNN		NNN		NNN	NNN	NNN	NNN	NNN
	Parkwood	NNN	Wolf Pen	NNN	Enclave	4241 Bowling	2004 Notes	2005 Notes	2006 Notes
	Complex,	Twain,	Plaza,	Buschwood,	Parkway,	Green,	Program,	Program,	Program,	Program
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	Totals

Dollar Amount Raised	$7,472,000	$2,925,000	$5,500,000	$3,200,000	$15,350,000	$2,850,000	$5,000,000	$2,300,000	$1,045,000	$320,006,000
Number of Properties Purchased	2	1	1	1	1	1	N/A	N/A	N/A	57
Date of Closing of Offering	23-Apr-03	20-May-04	23-Oct-02	25-Mar-03	27-May-04	27-Dec-02	14-Aug-01	14-Aug-01	22-May-03
Date of First Sale of Property	27-May-05	16-Mar-07	30-Mar-07	16-May-07	14-Jun-07	28-Aug-07	N/A	N/A	N/A
Date of Final Sale of Property	27-Dec-06	16-Mar-07	30-Mar-07	16-May-07	14-Jun-07	28-Aug-07	N/A	N/A	N/A
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (1):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$66.00	$33.00	$30.00
— Return of Capital	$—	$47.72	$2.33	$—	$—	$29.65	$—	$—	$—
Sources (on Cash basis)
— Sales	$1,319.02	$1,265.15	$1,432.80	$1,266.69	$1,447.06	$1,062.43	$—	$—	$—
— Refinancing	$—	$—	$—	$—	$—	$—	$—	$—	$—
— Operations	$377.68	$273.03	$370.44	$317.62	$355.73	$357.04	$—	$—	$—

(1)	There are three notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization, therefore, there is no presentation of Federal Income Tax Results.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
PRIVATE PROGRAMS
December 31, 2007

Table V presents sales or disposals of properties in prior programs during the three years prior to December 31, 2007. One sale is a NNN 2001 Value Fund, LLC property and 43 sales are of other TIC properties.

								Cost of Properties
								Including Closing & Soft Costs
			Selling Price,						Total
			Net of Closing Costs & GAAP Adjustments						Acquisition			(Deficiency)
						Adjustments			Costs,			of Property
			Cash		Purchase	Resulting			Capital			Operating
			Received	Mortgage	Mortgage	from			Improvements			Cash
		Date	Net of	Balance	Taken	Application		Original	Closing &		Gain on	Receipts
	Date	of	Closing	at Time	Back by	of		Mortgage	Soft		Sale of	Over Cash
Property(1)	Acquired	Sale	Costs(2)	of Sale	Program	GAAP	Total	Financing(3)	Costs(3)	Total	Investment	Expenditures(4)

Yerington Plaza Shopping Center, Yerington, NV	Mar-99	Jan-05	$1,925,000	$3,114,000	N/A	N/A	$5,039,000	$3,316,000	$1,261,000	$4,577,000	$4462,000	$(32,000)
Moreno Corporate Center, Moreno Valley, CA	Jun-00	Feb-05	$6,688,000	$8,247,000	N/A	N/A	$14,935,000	$9,200,000	$3,421,000	$12,621,000	$2,314,000	$(503,000)
Alamosa Plaza Shopping Center, Las Vegas, NV	Oct-02	Mar-05	$8,539,000	$13,135,000	N/A	N/A	$21,674,000	$13,500,000	$5,214,000	$18,714,000	$2,960,000	$—
County Center Drive, Temecula, CA(5)	Sep-01	Apr-05	$3,615,000	$2,952,000	N/A	N/A	$6,567,000	$3,210,000	$2,248,000	$5,458,000	$1,109,000	$180,000
Truckee River Office Tower, Reno, NV	Dec-98	Apr-05	$4,903,000	$12,000,000	N/A	N/A	$16,903,000	$12,000,000	$6,434,000	$18,434,000	$(1,531,000)	$1,952,000
North Reno Plaza Shopping Center, Reno, NV	Jun-02	May-05	$4,751,000	$5,261,000	N/A	N/A	$10,012,000	$5,400,000	$1,899,000	$7,299,000	$2,713,000	$(116,000)
Galena Street Building, Denver, CO(6)	Nov-00	May-05	$—	$5,275,000	$2,106,000	N/A	$7,381,000	$5,275,000	$2,542,000	$7,817,000	$(436,000)	$425,000
Jefferson Square, Seattle, WA	Jul-03	Jul-05	$12,051,000	$12,835,000	N/A	N/A	$24,886,000	$13,070,000	$7,584,000	$20,654,000	$4,232,000	$498,000
City Center West ‘A’, Las Vegas, NV(7)	Mar-02	Jul-05	$15,982,000	$12,359,000	N/A	N/A	$28,341,000	$13,000,000	$9,713,000	$22,713,000	$5,628,000	$632,000
801 K Street Building, Sacramento, CA(8)	Mar-04	Aug-05	$34,092,000	$41,350,000	N/A	N/A	$75,442,000	$41,350,000	$26,333,000	$67,683,000	$7,759,000	$451,000
1900 Aerojet Way, Las Vegas, NV	Aug-01	Sep-05	$2,255,000	$3,491,000	N/A	N/A	$5,746,000	$3,625,000	$1,740,000	$5,365,000	$381,000	$157,000
1840 Aerojet Way, Las Vegas, NV	Sep-01	Sep-05	$3,128,000	$2,670,000	N/A	N/A	$5,798,000	$2,938,000	$2,371,000	$5,309,000	$489,000	N/A
Timberhills Shopping Center, Sonora, CA	Nov-01	Oct-05	$4,916,000	$6,163,000	N/A	N/A	$11,079,000	$6,390,000	$3,122,000	$9,512,000	$1,567,000	$453,000
Springtown Mall Shopping Center, San Marcos, TX	Dec-02	Nov-05	$2,874,000	$4,541,000	N/A	N/A	$7,415,000	$4,700,000	$1,940,000	$6,640,000	$775,000	$(184,000)
Emerald Plaza, San Diego, CA(9)(10)	Jun-04	Nov-05	$50,123,000	$68,500,000	N/A	N/A	$118,623,000	$68,500,000	$33,925,000	$102,425,000	$16,198,000	$(1,100,000)

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
December 31, 2007

								Cost of Properties
								Including Closing & Soft Costs
			Selling Price,						Total
			Net of Closing Costs & GAAP Adjustments						Acquisition			(Deficiency)
						Adjustments			Costs,			of Property
			Cash		Purchase	Resulting			Capital			Operating
			Received	Mortgage	Mortgage	from			Improvements			Cash
		Date	Net of	Balance	Taken	Application		Original	Closing &		Gain on	Receipts
	Date	of	Closing	at Time	Back by	of		Mortgage	Soft		Sale of	Over Cash
Property(1)	Acquired	Sale	Costs(2)	of Sale	Program	GAAP	Total	Financing(3)	Costs(3)	Total	Investment	Expenditures(4)

Kahana Gateway Shopping Center and Professional Building, Maui, HI	Dec-02	Nov-05	$11,165,000	$12,642,000	N/A	N/A	$23,807,000	$13,041,000	$6,732,000	$19,773,000	$4,034,000	$602,000
County Fair Mall, Woodland, CA	Dec-99	Dec-05	$2,978,000	$11,489,000	N/A	N/A	$14,467,000	$11,835,000	$5,643,000	$17,478,000	$(3,011,000)	$649,000
Park Sahara Office Park, Las Vegas, NV(11)	Mar-03	Dec-05	$6,549,000	$7,912,000	N/A	N/A	$14,461,000	$8,400,000	$4,327,000	$12,727,000	$1,734,000	$(261,000)
Pacific Corporate Park, Lake Forest, CA(12)(13)	Mar-02	Dec-05	$12,655,000	$15,500,000	N/A	N/A	$28,155,000	$15,500,000	$9,816,000	$25,316,000	$2,839,000	$(604,000)
1851 E 1st Street, Santa Ana, CA	Jun-03	Jan-06	$24,141,000	$49,000,000	N/A	N/A	$73,141,000	$45,375,000	$18,588,000	$63,963,000	$9,178,000	$(977,000)
Reno Trademark, Reno, NV(14)	Sep-01	Jan-06	$5,743,000	$4,445,000	N/A	N/A	$10,188,000	$2,700,000	$4,920,000	$7,620,000	$2,568,000	$78,000
Oakey Building, Las Vegas, NV(15)	Apr-04	Jan-06	$7,428,000	$10,650,000	N/A	N/A	$18,078,000	$4,000,000	$11,441,000	$15,441,000	$2,637,000	$1,626,000
City Center West ‘B’, Las Vegas, NV	Jan-02	Apr-06	$18,319,000	$14,116,000	N/A	N/A	$32,435,000	$14,650,000	$7,516,000	$22,166,000	$10,269,000	$(3,257,000)
Amber Oaks III, Austin, TX(16)	Jan-04	Jun-06	$16,253,000	$15,000,000	N/A	N/A	$31,253,000	$15,000,000	$9,737,000	$24,737,000	$6,516,000	$1,412,000
Titan Building and Plaza, San Antonio, TX(17)	Apr-02	Jul-06	$6,522,000	$6,900,000	N/A	N/A	$13,422,000	$6,000,000	$4,130,000	$10,130,000	$3,292,000	$1,565,000
Las Cimas II and III, Austin, TX	Sep-04	Aug-06	$44,215,000	$45,218,000	N/A	N/A	$89,433,000	$46,800,000	$27,046,000	$73,846,000	$15,587,000	$(569,000)
901 Corporate Center, Monterey Park, CA	Aug-03	Aug-06	$8,602,000	$10,906,000	N/A	N/A	$19,508,000	$11,310,000	$5,362,000	$16,672,000	$2,836,000	$(918,000)
Sacramento Corporate Center, Sacramento, CA	Mar-01	Nov-06	$22,735,000	$21,213,000	N/A	N/A	$43,948,000	$22,250,000	$14,334,000	$36,584,000	$7,364,000	$(255,000)
Parkwood I and II, Woodlands, TX	Dec-02	Dec-06	$10,198,000	$14,531,000	N/A	N/A	$24,729,000	$13,922,000	$8,535,000	$22,457,000	$2,272,000	$3,218,000
Twain Business Bank of Nevada, Las Vegas, NV	Dec-03	Mar-07	$3,756,000	$3,507,000	N/A	N/A	$7,263,000	$3,750,000	$2,024,000	$5,774,000	$1,489,000	$(268,000)
Wolf Pen Plaza, College Station, TX	Sep-02	Mar-07	$8,184,000	$11,617,000	N/A	N/A	$19,801,000	$12,265,000	$4,612,000	$16,877,000	$2,924,000	$342,000

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
December 31, 2007

								Cost of Properties
								Including Closing & Soft Costs
			Selling Price,						Total
			Net of Closing Costs & GAAP Adjustments						Acquisition			(Deficiency)
						Adjustments			Costs,			of Property
			Cash		Purchase	Resulting			Capital			Operating
			Received	Mortgage	Mortgage	from			Improvements			Cash
		Date	Net of	Balance	Taken	Application		Original	Closing &		Gain on	Receipts
	Date	of	Closing	at Time	Back by	of		Mortgage	Soft		Sale of	Over Cash
Property(1)	Acquired	Sale	Costs(2)	of Sale	Program	GAAP	Total	Financing(3)	Costs(3)	Total	Investment	Expenditures(4)

One Financial Plaza, Saint Louis, MO (18)	Aug-04	Mar-07	$15,031,000	$30,750,000	N/A	N/A	$45,781,000	$30,750,000	$12,934,000	$43,684,000	$2,097,000	$206,000
4 Hutton Centre, Santa Ana, CA	Jan-05	Apr-07	$28,358,000	$31,971,000	N/A	N/A	$60,329,000	$32,250,000	$19,038,000	$51,288,000	$9,041,000	$(178,000)
Arapahoe Service Center II, Englewood, CO	Apr-02	May-07	$6,414,000	$4,574,000	N/A	N/A	$10,988,000	$5,000,000	$3,329,000	$8,329,000	$2,659,000	$(621,000)
Buschwood III, Tampa, FL	Mar-03	May-07	$4,648,000	$4,372,000	N/A	N/A	$9,020,000	$4,600,000	$2,841,000	$7,441,000	$1,579,000	$(167,000)
Parkway Towers, Nashville, TN	May-03	Jun-07	$8,631,000	$8,307,000	N/A	N/A	$16,938,000	$8,700,000	$6,247,000	$14,947,000	$1,991,000	$(161,000)
1401 Enclave Parkway, Houston, TX	Dec-03	Jun-07	$23,287,000	$22,525,000	N/A	N/A	$45,812,000	$23,600,000	$13,879,000	$37,479,000	$8,333,000	$1,070,000
Fountain Square, Boca Raton, FL	Oct-04	Jun-07	$24,181,000	$35,209,000	N/A	N/A	$59,390,000	$35,476,000	$18,427,000	$53,903,000	$5,487,000	$(914,000)
Washington Square, Stephenville, TX	Nov-01	Jul-07	$4,339,000	$4,618,000	N/A	N/A	$8,957,000	$4,890,000	$2,727,000	$7,617,000	$1,340,000	$(343,000)
4241 Bowling Green, Sacramento, CA	Sep-02	Aug-07	$3,056,000	$2,814,000	N/A	N/A	$5,870,000	$3,092,000	$2,205,000	$5,297,000	$573,000	$77,000
633 17th Street, Denver, CO	Dec-05	Sep-07	$44,645,000	$63,331,000	N/A	N/A	$107,976,000	$67,500,000	$27,231,000	$94,731,000	$13,245,000	$(1,591,000)
Brookhollow Park, San Antonio, TX	Jul-02	Dec-07	$7,069,000	$9,542,000	N/A	N/A	$16,611,000	$10,250,000	$6,275,000	$16,525,000	$86,000	$1,115,000
Caledon Wood Apartments, Greenville County, SC	Jan-06	Dec-07	$10,037,000	$17,000,000	N/A	N/A	$27,037,000	$17,000,000	$7,911,000	$24,911,000	$2,126,000	$(106,000)
The Meadows Apartments, Asheville, NC	Mar-06	Dec-07	$11,306,000	$21,300,000	N/A	N/A	$32,606,000	$21,300,000	$8,513,000	$29,813,000	$2,793,000	$(167,000)

(1)	No sales were to affiliated parties except as noted below.

(2)	Net cash received plus assumption of certain liabilities by buyer.

(3)	Does not include pro-rata share of original offering costs.

(4)	Includes add back of monthly principal reductions during the operating cycle (see Table III) as total cost includes balance of Original Mortgage Financing

(5)	TREIT Inc, an affiliate owned a 16.0% tenant in common interest in the NNN County Center Drive, LLC. The private program owning 84.0% of the property. The above reflects sale results, or 100% ownership.

(6)	This property was sold to Grubb & Ellis Realty Investors, LLC.

(7)	A Private Program owned 10.875% of the property. TREIT, Inc, a affiliate owned 89.125% of the property. The above reflects property level sale results, or 100% ownership.

(8)	NNN 2003 Value Fund, LLC, an affiliate owned a 85.0% membership interest in NNN 801 K Street, LLC which had a 21.5% tenant in common interest in the private program owning 100% of the property.

(9)	NNN 2003 Value Fund, LLC, an affiliate owned a 22.4% membership interest in NNN Emerald Plaza, LLC which had a 20.5% tenant in common interest in the private program owning 100% of the property.

(10)	TREIT, Inc, an affiliate owned a 13.2% membership interest in NNN Emerald Plaza, LLC which had a 20.5% tenant in common interest in the private program owning 100% of the property.

(11)	A Private Program owned 95.25% of the property. GREIT, Inc, a affiliate owned 4.75% of the property. The above reflects property level sale results, or 100% ownership.

(12)	NNN 2001 Value Fund, LLC owned 40.0% of the property. NNN Pacific Corporate Park I, LLC owned 60.0% of the property. The above reflects property level sale results, or 100% ownership.

(13)	TREIT, Inc, an affiliate, owned a 37.9% membership interest in NNN Pacific Corporate Park I, LLC which had a 60.0% interest in the property.

(14)	A Private Program owned 60.0% of the property. TREIT, Inc, an affiliate owned 40.0% of the property. The above reflects property level sale results, or 100% ownership.

(15)	NNN 2003 Value Fund, LLC and TREIT, Inc, affiliates, respectively owned a 75.4% and 9.8% membership interests in NNN Oakey 2003, LLC which owned 100% of the property.

(16)	TREIT, Inc, an affiliate owned a 75.0% tenant in common interest in NNN Amber Oaks, LLC. The private program owned 100% of the property.

(17)	A Private Program owned 51.5% of the property. TREIT, Inc, an affiliate owned 48.5% of the property. The above reflects property level sale results, or 100% ownership.

(18)	A Private Program owned 22.375% of the property. GREIT, Inc, a affiliate owned 77.625% of the property. The above reflects property level sale results, or 100% ownership.

*	Partial sales of the White Lakes Mall, Netpark and Camelot Plaza have occurred; however, a portion of the original acquisitions still remain in the program. No reporting of these sales will occur until the entire original acquisition has been disposed of.

EXHIBIT B

Grubb&Ellis.
HEALTHCARE REIT

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

FOR PROSPECTUS DATED OCTOBER 10, 2008

Any persons desiring to subscribe for shares of common stock (the "shares") in Grubb & Ellis Healthcare REIT, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN GRUBB & ELLIS REIT, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE PROSPECTUS.

(1) INVESTMENT

A minimum initial investment of $1,000 (100 shares) is required. **A check for the full purchase price of the shares subscribed for should be made payable to the order of "Grubb & Ellis Healthcare REIT, Inc."** Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled **"Investor Suitability Standards."** (Certain states have imposed special financial suitability standards as set forth in the Prospectus.)

All additional investments in the Company must be in increments of $100 (10 shares). If additional investments in the Company are made, you will need to complete an Additional Subscription Agreement Form with the exact name in which the original purchase was made. The investor(s) agree(s) to notify the Company and the broker-dealer or Registered Investment Advisor (RIA) named on the Subscription Agreement/Signature Page in writing if at any time he/she/they fail(s) to meet the applicable suitability standards or he/she/they is/are unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor(s) acknowledge(s) that the broker-dealer named on the Subscription Agreement/Signature Page may receive a commission not to exceed 7.0% of any such additional investments in the Company.

(2) NON-CUSTODIAL OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETE AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO GRUBB & ELLIS HEALTHCARE REIT, INC.

MAIL TO: Grubb & Ellis Healthcare REIT, Inc.
4 Hutton Centre Drive, Suite #700
Santa Ana, CA 92707

(3) CUSTODIAL OWNERSHIP

FOR CUSTODIAL OWNERSHIP ACCOUNTS, SUBSCRIPTION AGREEMENT/SIGNATURE PAGE MUST BE COMPLETED, EXECUTED AND SENT TO THE CUSTODIAN.

Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you must fill out the included Transfer on Death Form (T.O.D.) in order to effect the designation.

Enter the exact name of the custodian and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.

(3)a The custodian must complete this box by entering its custodial Tax ID number (for tax purposes) and the custodial account number.

(4) INVESTOR INFORMATION REQUIRED

(4)a For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple

(4)b Enter the home address, city, state and zip code of the investor. Note: Section 3 should contain the custodian's

(4)c Enter an alternate address if different than the home address in item 4(b).

(4)d Enter the home telephone, business telephone, date of birth of investor **(required)** and joint investor, if applicable or date of incorporation. Enter the social security number (SSN) of the investor **(required)** and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable.

(4)e Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Check if the investor or joint investor is an employee of Grubb & Ellis Company, Grubb & Ellis Realty Investors, LLC, Grubb & Ellis Securities, Inc., an affiliate or a Board Member of the Company.

PAGE 1 OF 4

Grubb&Ellis. HEALTHCARE REIT

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

FOR PROSPECTUS DATED OCTOBER 10, 2008

Any persons desiring to subscribe for shares of common stock (the "shares") in Grubb & Ellis Healthcare REIT, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN GRUBB & ELLIS HEALTHCARE REIT, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE PROSPECTUS.

(5) DISTRIBUTION OPTIONS

Check the appropriate box to have the distributions mailed to the address of record, the address that is located in Section 4. Check the box to participate in the Distribution Reinvestment Plan. If you are reinvesting, you are reinvesting your entire cash distribution. If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement, check the preferred option and complete the required information. For Automated Clearing House (ACH), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank.

AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize Grubb & Ellis Healthcare REIT, Inc. (the "Company") to deposit distributions from my (our) common stock of the Company into the account listed in Section 5 of the Subscription Agreement/Signature Page. I (we) further authorize the Company to debit my (our) account noted in Section 5 of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds into my (our) account to which I (we) am (are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such deposit, I (we) agree that the Company has the right to retain any future distributions to which I (we) am (are) entitled until the erroneously deposited amount is recovered by the Company.

(6) SIGNATURES

The Subscription Agreement/Signature Page must be signed/initialed and dated by the investor(s); and if applicable, the trustee or custodian.

(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor (RIA). If there are more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 7. Please complete all BROKER-DEALER information contained in Section 7 including suitability certification (state of sale).

The Subscription Agreement/Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price should be delivered or mailed to your BROKER-DEALER. Only original, completed copies of the Subscription Agreement/Signature Page can be accepted. A photocopied or otherwise duplicated Subscription Aggreement/Signature Page cannot be accepted by the Company.

Check the box to indicate whether this subscription was solicited or recommended by a RIA or broker-dealer whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

NOTICE TO STOCKHOLDERS

The shares of the common stock of Grubb & Ellis Healthcare REIT, Inc. (the "Company") are subject to restrictions on transfer. In addition, the Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company's common stock and (2) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

ACCEPTABLE FORMS OF PAYMENT

1. Wire transfers
2. Pre-printed personal checks
3. Cashier's checks over $10,000
4. Business checks when applied to company/corporate account
5. Trust checks for trust accounts
6. Custodial checks for IRA accounts
7. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement.
8. Checks endorsed from other Grubb & Ellis Realty Investors, LLC programs may be used to purchase shares of common stock of Grubb & Ellis Healthcare REIT, Inc. (the minimum investment of $1,000 has been waived) if the payee endorses the check and writes:

"Pay to the order of Grubb & Ellis Healthcare REIT, Inc."

WE CANNOT ACCEPT: Money orders, cashier's checks for less than $10,000, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Sales Desk at 877-888-7348.

PLEASE NOTE: Because of our anti-money laundering policies, if the investor's name used in this Subscription Agreement/Signature Page does not match the Payor printed on the check, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payor on the check.

PAGE 2 OF 4

Grubb&Ellis.
HEALTHCARE REIT

SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

FOR PROSPECTUS DATED OCTOBER 10, 2008

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES 877-888-7348

(1) INVESTMENT

☐ Initial Investment ☐ Additional Investment (subscription agreement or Additional Subscription Form must be completed) ☐ NAV Purchase @ $ ________ per share (NAV Form must be attached)

Please make investment check payable to:
Grubb & Ellis Healthcare REIT, Inc.

NUMBER OF SHARES ___,___ x $10.00 = TOTAL INVESTED ___,___,___

Minimum initial investment = 100 shares or $1,000
Minimum additional investment = 10 shares or $100

(2) NON-CUSTODIAL OWNERSHIP

☐ Individual — One signature required & initial

☐ Joint Tenants with Right of Survivorship — All parties must sign & initial

☐ Tenants in Common — All parties must sign & initial

☐ Community Property — All parties must sign & initial

☐ Pension or Profit Sharing Plan — Trustee or custodian signature required

☐ Trust — Trustee or Grantor signature(s) required ________ DATE ESTABLISHED
- ☐ Currently Revocable
- ☐ Irrevocable

☐ Company or Corporation — Authorized signature required

☐ Uniform Gift to Minors Act or the Uniform Transfers to Minors Act — Custodian signature required

☐ Partnership — Authorized signature required

☐ Other: ________ SPECIFY

NAME OF TRUST OR BUSINESS ENTITY

(3) CUSTODIAL OWNERSHIP

Send ALL paperwork directly to the custodian

☐ Traditional IRA ☐ Roth IRA ☐ Keogh ☐ Simplified Employee Pension/Trust (S.E.P.) ☐ Qualified Pension or Profit Sharing Plan ☐ Non- Qualified Custodial Account

NAME OF CUSTODIAN OR TRUSTEE

MAILING ADDRESS

CITY STATE ZIP CODE

BUSINESS PHONE ___–___–___

SECTION (3)a
CUSTODIAN TAX ID # ___–___ CUSTODIAN ACCOUNT #

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

(4) INVESTOR INFORMATION REQUIRED

SECTION (4)a
NAME OF INVESTOR OR TRUSTEE **(REQUIRED)** ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ________

NAME OF JOINT INVESTOR ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ________

SECTION (4)b
STREET ADDRESS **(REQUIRED)** *NO P.O. BOXES*

CITY STATE ZIP CODE

HOME PHONE# **(REQUIRED)** ___–___–___ BUSINESS PHONE# ___–___–___ E-MAIL ADDRESS

SECTION (4)c
ALTERNATE ADDRESS

CITY STATE ZIP CODE

SECTION (4)d
HOME PHONE **(required)** ___–___–___ BUSINESS PHONE ___–___–___ EXTENSION

REQUIRED

INVESTOR DATE OF BIRTH **(DD-MM-YYYY)** ___–___–___ JOINT INVESTOR DATE OF BIRTH **(DD-MM-YYYY)** ___–___–___ INVESTOR TAX ID# ___–___

INVESTOR SSN ___–___–___ JOINT INVESTOR SSN ___–___–___

SECTION (4)e Please indicate Citizenship Status **(Required)**

☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien* ☐ Employee, Affiliate or Board Member

*If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

PAGE 3 OF 4

☐ **Mail to Street Address (4b)**

☐ **Mail to Alternate Address (4c)**

☐ **Distribution Reinvestment Plan**
Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution

☐ **Via Electronic Deposit (ACH)**
Complete information below. See ACH Language in Section 5 of the instructions.
- ☐ **Checking** (must enclose voided check)
- ☐ **Savings** (verification from bank must be provided)

☐ **Distributions Directed to:**

(5) DISTRIBUTION OPTIONS

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

DISTRIBUTION MAILING ADDRESS

CITY | STATE | ZIP CODE

BANK ABA# **(FOR ACH ONLY)** | ACCOUNT#

MUST ENCLOSE A VOIDED CHECK

(6) SIGNATURES

Under penalty of perjury, by signing this Signature Page, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I (we) am not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I (we) am no longer subject to backup withholding; and (c) I (we)(are) am a U.S. Citizen unless I (we) have indicated otherwise in Section 4. **Each investor must separately sign and initial each representation made in the subscription agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.**

INITIALS INITIALS **(A)** All investors except those that are residents of the state of Minnesota, acknowledge receipt, not less than five (5) business days prior to the signing of this subscription agreement, of the prospectus of the company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances that a holder of shares shall give written notice and provide certain information to the company.

INITIALS INITIALS **(B)** I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or (ii) a net worth (as described above) of at least $45,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum of $45,000 annual gross income, or that I(we) meet the higher suitability requirements imposed by the state of primary residence as set forth in the Prospectus under "Suitability Standards."

INITIALS INITIALS **(C)** I (we) understand that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. Depositing of my (our) check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing a subscription agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and, depositing of funds.

INITIALS INITIALS **(D)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

INITIALS INITIALS **(E)** I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s). The trustee(s) or authorized agent(s) agree to indemnify Grubb & Ellis Healthcare REIT, Inc. and its affiliates, and to hold them harmless from and against all liabilities as a result of claims, demands or judgments against them arising from any transactions in reliance on this Subscription Agreement/Signature Page.

INITIALS INITIALS **(F)** I (we) represent that I am (we are) not a person(s) with whom dealing by U.S. Persons is (are) prohibited under any Executive Order or federal regulation administered by the U.S. Treasury Department's Office of Foreign Asset Control.

INITIALS INITIALS **(G)** I (we) acknowledge that if the investor name or registration used in this Subscription Agreement/Signature Page does not correspond exactly to the Payor printed on the check, I (we) may request documents or other evidence as I (we) may reasonably require to correlate the Registration to the Payor on the check.

INITIALS INITIALS **(H)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the shareholder(s) may not be able to sell the securities.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS.

X
SIGNATURE OF INVESTOR

DATE

X
SIGNATURE OF JOINT INVESTOR **(if applicable)**

X
AUTHORIZED SIGNATURE **(Custodian or Trustee)**

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH OR QUALIFIED PLAN
(GRUBB & ELLIS HEALTHCARE REIT, INC. AND ITS AFFILIATES DO NOT ACT AS IRA CUSTODIANS)

(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the subscriber as set forth in the section of the Prospectus entitled "INVESTOR SUITABILITY STANDARDS" and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment.

BROKER-DEALER OR RIA FIRM NAME **(REQUIRED)**

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

BUSINESS PHONE# **(required)** ___ – ___ – ___ | FAX PHONE# ___ – ___ – ___

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(REQUIRED)** | REPRESENTATIVE#

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

TELEPHONE PHONE# **(required)** ___ – ___ – ___ | FAX# ___ – ___ – ___ | E-MAIL ADDRESS

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.

STATE ☐☐ (REQUIRED)

X X
SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(required)**

DATE

X
SIGNATURE OF BROKER-DEALER OR RIA **(if required by Broker-Dealer)**

DATE

PAGE 4 OF 4

Grubb & Ellis
HEALTHCARE REIT

WIRING INSTRUCTIONS

Thank you for choosing to invest in Grubb & Ellis Healthcare REIT, Inc. For your convenience, listed below are the instructions for wiring funds for an investment held in Grubb & Ellis Healthcare REIT, Inc.

Prior to wiring funds, please notify:
Our Money Desk via e-mail at **gbe-moneydesk@grubb-ellis.com**
or via fax at 866-508-4619 that funds will be sent via wire.

Please include the following information:

- Anticipated date of wire
- Amount of wire
- Investor's name
- Registered Representative's name, phone number, and broker/dealer name
- Name of the institution sending the wire

Please note our office must be in receipt of the subscription agreement prior to receiving the funds. If we receive the funds without a subscription agreement, we will be obligated to return the funds if we do not receive the subscription agreement within 24 hours.

Please follow the wiring instructions exactly as written without omitting any portion:

Bank:	Wachovia Bank
City:	Charlotte, NC
Account#:	2000035295697
ABA#:	053-000-219
Account Name:	Grubb & Ellis Healthcare REIT, Inc.

If you have any questions, please do not hesitate to contact our Investor Services Department at 877-888-7348, option #2.

We look forward to serving your investment needs.

PAGE 1 OF 1

Questions regarding your account should be directed to the Investor Services Department at
877.888.7348

Grubb & Ellis.
HEALTHCARE REIT

OPTIONAL
TRANSFER ON DEATH FORM (T.O.D.)

TRANSFER OF DEATH INFORMATION

- A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner's beneficiary(ies) upon death; provided that Grubb & Ellis Healthcare REIT, Inc. receives proof of death and other documentation it deems necessary or appropriate.
- Until the death of the account owner(s), the T.O.D. beneficiary(ies) has (have) no present interest in, or authority over, the T.O.D. account.
- A T.O.D. designation will be accepted only where shares are owned by a natural person and registered in that individual's name or by two or more natural persons as joint tenants with rights of survivorship.
- Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.
- A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners die. The surviving owners may revoke or change the T.O.D. designation at any time.
- If the beneficiary(ies) does (do) not survive the registered owner(s), the shares will be treated as belonging to the decedent's estate.
- A minor may not be named as a beneficiary.
- A T.O.D. designation and all rights related thereto shall be governed by the laws of the State of Maryland.
- A T.O.D. designation may be voided at any time by Grubb & Ellis Healthcare REIT, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.
- A T.O.D. designation will not be accepted from residents of Louisiana or Texas.

INVESTOR INFORMATION

#1. NAME OF REGISTERED OWNER **(exactly as name appears in the subscription agreement)**

#1. INVESTOR'S SSN ___ – __ – ____ #1. DAYTIME PHONE# ___ – ___ – ____ #1. STATE OF RESIDENCE

#2. NAME OF REGISTERED OWNER **(exactly as name appears in the subscription agreement)**

#2. INVESTOR'S SSN ___ – __ – ____ #2. DAYTIME PHONE# ___ – ___ – ____ #2. STATE OF RESIDENCE

TRANSFER OF DEATH DESIGNATION

I (we) authorize Grubb & Ellis Healthcare REIT, Inc. to register all of my (our) shares of its common stock in beneficiary form, assigning ownership on my (our) death to my (our) beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%.

PRIMARY BENEFICIARY

FULL NAME

SSN ___ – __ – ____ OR TAX ID# __ – _______ PERCENTAGE ___ %

SECONDARY BENEFICIARY

FULL NAME

SSN ___ – __ – ____ TAX ID# __ – _______ PERCENTAGE ___ %

THIRD BENEFICIARY

FULL NAME

SSN ___ – __ – ____ TAX ID# __ – _______ PERCENTAGE ___ %

SIGNATURE

By signing below, I (we) authorize Grubb & Ellis Healthcare REIT, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) hereby revoke any beneficiary designation(s) made previously with respect to my (our) Grubb & Ellis Healthcare REIT, Inc. shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Grubb & Ellis Healthcare REIT, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, managers, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation. I (we) further understand that Grubb & Ellis Healthcare REIT, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning.

Sign exactly as the name(s) appear(s) in the Subscription Agreement/Signature Page. All registered owners must sign. This authorization form is subject to the acceptance of Grubb & Ellis Healthcare REIT, Inc.

X ____________________ ____________
SIGNATURE OF PRIMARY INVESTOR **(required)** DATE

X ____________________ ____________
SIGNATURE OF JOINT INVESTOR **(if applicable)** DATE

PAGE 1 OF 1

Grubb & Ellis
HEALTHCARE REIT

DIRECT DEPOSIT AUTHORIZATION

THIS SERVICE IS PROVIDED AT NO CHARGE

RETURN WITH A VOIDED CHECK (required)

Mail To: Grubb & Ellis Healthcare REIT, Inc.
4 Hutton Centre Drive, Suite #700
Santa Ana, CA 92707

INVESTOR'S NAME

INVESTOR'S SSN — — OR INVESTOR'S TAX ID# —

CHECK ONE

☐ New Authorization ☐ Change of Information

BANK NAME

ACCOUNT NAME **(if different from Investor's name)**

ACCOUNT NUMBER

Attach voided check here

CHECK ONE

☐ Checking Account ☐ Savings Account

ABA ROUTING NUMBER **(required)**

Any Bank
Any Street, Anytown
Tel: (001) 555-5555
MEMO
LAYOUT MAY VARY
123456789 0001 000123456789
ABA Routing #
Check #
Account #

BANK MAILING ADDRESS

CITY STATE ZIP CODE

BANK TELEPHONE NUMBER — —

PLEASE NOTE: Grubb & Ellis Healthcare REIT, Inc. must be in receipt of this form 30 days prior to the distribution payment date. This authorization will supercede any previous distribution instructions.

Grubb & Ellis Healthcare REIT, Inc. is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until Grubb & Ellis Healthcare REIT, Inc. has notified me (us) that this deposit service has been terminated. In the event that Grubb & Ellis Healthcare REIT, Inc. deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

X

SIGNATURE DATE

X

JOINT INVESTOR SIGNATURE DATE

E-MAIL ADDRESS **(required to receive notification of direct deposit)**

(1) Direct Deposit is not available for investments made through IRAs or qualified accounts.

PAGE 1 OF 1

Questions regarding your account should be directed to the Investor Services Department at

877.888.7348

EXHIBIT C

DISTRIBUTION REINVESTMENT PLAN

The Distribution Reinvestment Plan (the “DRIP”) for Grubb & Ellis Healthcare REIT, Inc., a Maryland corporation (the “Company”), offers to holders of the Company’s common stock, $0.01 par value per share (the “Common Stock”), the opportunity to purchase, through reinvestment of distributions, additional shares of Common Stock, on the terms, subject to the conditions and at the prices herein stated.

The DRIP has been implemented in connection with the Company’s Registration Statement under the Securities Act of 1933 on Form S-11, including the prospectus contained therein (the “Prospectus”) and the registered initial public offering of 221,052,632 shares of the Company’s Common Stock (the “Initial Offering”), of which amount 21,052,632 shares will be registered and reserved for distribution pursuant to the DRIP (the “Initial DRIP Shares”).

Initially, distributions reinvested pursuant to the DRIP will be applied to the purchase of shares of Common Stock at a price per share equal to $9.50 (the “Initial Offering DRIP Price”) until all of the Initial DRIP Shares have been purchased or until the termination of the Initial Offering, whichever occurs first. Thereafter, the Company may, in its sole discretion, effect additional public equity offerings of Common Stock for use in the DRIP at a price per share equal to 95.0% of the offering price in such subsequent public equity offering (the “Subsequent Offering DRIP Price”). The Company may also offer shares of Common Stock under the DRIP at a price per share equal to 95.0% of the most recent offering price (the “Post-Offering DRIP Price”) for the first 12 months subsequent to the close of the last public offering of Common Stock prior to the listing of Common Stock on a national securities exchange (a “Listing”). After that 12-month period, participants in the DRIP may acquire Common Stock under the DRIP at a price per share equal to 95.0% of the per share valuation determined by the Company’s advisor or another firm chosen for that purpose until the Listing (the “Pre-Listing DRIP Price”). From and after the date of the Listing, participants in the DRIP may acquire Common Stock at a price per share equal to 100% of the average daily open and close price per share on the distribution payment date, as reported by the national securities exchange on which the Common Stock is traded (individually the “Listing DRIP Price” and collectively referred to herein with the Initial Offering DRIP Price, the Subsequent Offering DRIP Price, the Post-Offering DRIP Price and the Pre-Listing DRIP Price as the “DRIP Price”).

The DRIP

The DRIP provides you with a simple and convenient way to invest your cash distributions in additional shares of Common Stock. As a participant in the DRIP and during the Initial Offering, you may purchase shares at the Initial Offering DRIP Price until all of the Initial DRIP Shares have been purchased or until the Company elects to terminate the DRIP. If the Company elects to keep the DRIP in effect after the Initial Offering, you may purchase shares at the Subsequent Offering DRIP Price, the Post-Offering DRIP Price, the Pre-Listing DRIP Price or the Listing DRIP Price, as applicable.

You receive free custodial service for the shares you hold through the DRIP.

Shares for the DRIP will be purchased directly from the Company. Such shares will be authorized and may be either previously issued or unissued shares. Proceeds from the sale of Common Stock under the DRIP will be used to provide the Company with funds for its general corporate purposes.

Eligibility

Holders of record of Common Stock are eligible to participate in the DRIP only with respect to 100% of their shares. If your shares are held of record by a broker or nominee and you want to participate in the DRIP, you must make appropriate arrangements with your broker or nominee.

The Company may refuse participation in the DRIP to stockholders residing in states where shares offered pursuant to the DRIP are neither registered under applicable securities laws nor exempt from registration.

Administration

As of the date of the Prospectus, the DRIP will be administered by the Company or an affiliate of the Company (the “DRIP Administrator”), but a different entity may act as DRIP Administrator in the future. The DRIP Administrator will keep all records of your DRIP account and send statements of your account to you. Shares of Common Stock purchased under the DRIP will be registered in the name of each participating stockholder.

Enrollment

You must own shares of Common Stock in order to participate in the DRIP. You may become a participant in the DRIP by completing and signing the enrollment form enclosed with the Prospectus and returning it to us at the time you subscribe for shares. If you receive a copy of the Prospectus or a separate prospectus relating solely to the DRIP and have not previously elected to participate in the DRIP, then you may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to the Company of your desire to participate in the DRIP.

Your participation in the DRIP will begin with the first distribution payment after your signed enrollment form is received, provided such form is received on or before 10 days prior to the record date established for that distribution. If your enrollment form is received after the record date for any distribution and before payment of that distribution, that distribution will be paid to you in cash and reinvestment of your distributions will not begin until the next distribution payment date.

Costs

Purchases under the DRIP will not be subject to selling commissions, marketing support fees or due diligence reimbursements. All costs of administration of the DRIP will be paid by the Company. However, any interest earned on distributions on shares within the DRIP will be paid to the Company to defray certain costs relating to the DRIP.

Purchases and Price of Shares

Investment Date.  Common Stock distributions will be invested within 30 days after the date on which Common Stock distributions are paid (the “Investment Date”). Payment dates for Common Stock distributions will be ordinarily on or about the last day of each month but may be changed to quarterly in the sole discretion of the Company. Any distributions not so invested will be returned to participants in the DRIP.

You become an owner of shares purchased under the DRIP as of the Investment Date. Distributions paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and are automatically reinvested.

Reinvested Distributions.  The Company will use the aggregate amount of distributions to all DRIP participants for each distribution period to purchase shares for such participants. If the aggregate amount of distributions to all DRIP participants exceeds the amount required to purchase all shares then available for purchase, the Company will purchase all available shares and will return all remaining distributions to the DRIP participants within 30 days after the date such distributions are made. The Company will allocate the purchased shares among the DRIP participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected on the Company’s books.

You may elect distribution reinvestment only with respect to 100% of shares registered in your name on the records of the Company. Distributions on all shares purchased pursuant to the DRIP will be automatically reinvested. The number of shares purchased for you as a participant in the DRIP will depend on the amount of your distributions on these shares (less any required withholding tax) and the applicable DRIP Price. Your account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the applicable DRIP Price.

Optional Cash Purchases.  Unless and until determined otherwise by the Company, DRIP participants may not make additional cash payments for the purchase of Common Stock under the DRIP.

Distributions on Shares Held in the DRIP

Distributions paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and will be automatically reinvested.

Account Statements

You will receive a statement of your account within 90 days after the end of the fiscal year. The statements will contain a report of all transactions with respect to your account since the last statement, including information with respect to the distributions reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares, the total administrative charge retained by the Company or DRIP Administrator on your behalf and the total number of shares purchased on your behalf pursuant to the DRIP. In addition, tax information with respect to income earned on shares under the DRIP for the year will be included in the account statements. These statements are your continuing record of the cost of your purchase and should be retained for income tax purposes.

Book-Entry Shares

The ownership of shares purchased under the DRIP will be noted in book-entry form. The number of shares purchased will be shown on your statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates and reduces the costs of the DRIP.

Termination of Participation

You may discontinue reinvestment of distributions under the DRIP with respect to all, but not less than all, of your shares (including shares held for your account in the DRIP) at any time without penalty by notifying the DRIP Administrator in writing no less than 10 days prior to the next Investment Date. A notice of termination received by the DRIP Administrator after such cutoff date will not be effective until the next following Investment Date. Participants who terminate their participation in the DRIP may thereafter rejoin the DRIP by notifying the Company and completing all necessary forms and otherwise as required by the Company.

If you notify the DRIP Administrator of your termination of participation in the DRIP or if your participation in the DRIP is terminated by the Company, the stock ownership records will be updated to include the number of whole shares in your DRIP account. For any fractional shares of stock in your DRIP account, the DRIP Administrator may either (i) send you a check in payment for any fractional shares in your account, or (ii) credit your stock ownership account with any such fractional shares.

A participant who changes his or her address must promptly notify the DRIP Administrator. If a participant moves his or her residence to a state where shares offered pursuant to the DRIP are neither registered nor exempt from registration under applicable securities laws, the Company may deem the participant to have terminated participation in the DRIP.

The Company reserves the right to prohibit certain employee benefit plans from participating in the DRIP if such participation could cause the underlying assets of the Company to constitute “plan assets” of such plans.

Amendment and Termination of the DRIP

The Company’s board of directors (the “Board”) may, in its sole discretion, terminate the DRIP or amend any aspect of the DRIP without the consent of DRIP participants or other stockholders, provided that written notice of any material amendment is sent to DRIP participants at least 10 days prior to the effective date thereof and provided that we may not amend the DRIP to terminate a participant’s right to withdraw from the

DRIP. You will be notified if the DRIP is terminated or materially amended. The Board also may terminate any participant’s participation in the DRIP at any time by notice to such participant if continued participation will, in the opinion of the Board, jeopardize the status of the Company as a real estate investment trust under the Internal Revenue Code.

Voting of Shares Held Under the DRIP

You will be able to vote all shares of Common Stock (including fractional shares) credited to your account under the DRIP at the same time that you vote the shares registered in your name on the records of the Company.

Stock Dividends, Stock Splits and Rights Offerings

Your DRIP account will be amended to reflect the effect of any stock dividends, splits, reverse splits or other combinations or recapitalizations by the Company on shares held in the DRIP for you. If the Company issues to its stockholders rights to subscribe to additional shares, such rights will be issued to you based on your total share holdings, including shares held in your DRIP account.

Responsibility of the DRIP Administrator and the Company Under the DRIP

The DRIP Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon a participant’s death, the prices at which shares are purchased, the times when purchases are made, or fluctuations in the market price of Common Stock.

All notices from the DRIP Administrator to a participant will be mailed to the participant at his or her last address of record with the DRIP Administrator, which will satisfy the DRIP Administrator’s duty to give notice. DRIP participants must promptly notify the DRIP Administrator of any change in address.

You should recognize that neither the Company nor the DRIP Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the DRIP.

Interpretation and Regulation of the DRIP

The Company reserves the right, without notice to DRIP participants, to interpret and regulate the DRIP as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.

Federal Income Tax Consequences of Participation in the DRIP

The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the DRIP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker dealers and foreign persons). The discussion is based on various rulings of the IRS regarding several types of distribution reinvestment plans. No ruling, however, has been issued or requested regarding the DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the DRIP and the disposition of any shares purchased pursuant to the DRIP.

Reinvested Distributions.  Stockholders subject to federal income taxation who elect to participate in the DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested pursuant to the DRIP. Specifically, DRIP participants will be treated as if they received the distribution from the Company and then applied such distribution to purchase the shares in the DRIP. To the extent that a stockholder purchases shares through the DRIP at a discount to fair market value, the stockholders will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. To the extent that the Company makes a distribution in excess of the Company’s current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your common stock, and then the distribution in excess of such basis will be taxable as a gain realized from the sale of your common stock.

Receipt of Share Certificates and Cash.  You will not realize any income if you receive certificates for whole shares credited to your account under the DRIP. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share.

Withholding.  In the case of participating stockholders whose distributions are subject to withholding of federal income tax, distributions will be reinvested less the amount of tax required to be withheld.

ENROLLMENT FORM

GRUBB & ELLIS HEALTHCARE REIT, INC.

DISTRIBUTION REINVESTMENT PLAN

To Join the Distribution Reinvestment Plan:

Please complete and return this enrollment form. Be sure to include your signature below in order to indicate your participation in the Distribution Reinvestment Plan.

I hereby appoint Grubb & Ellis Healthcare REIT, Inc. (the “Company”) (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash distributions that may hereafter become payable to me on shares of Common Stock of the Company registered in my name as set forth below, and authorize the Company to apply such distributions to the purchase of full shares and fractional interests in shares of the Common Stock.

I understand that the purchases will be made under the terms and conditions of the Distribution Reinvestment Plan as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.

Sign below if you would like to participate in the Distribution Reinvestment Plan. You must participate with respect to 100% of your shares.

Signature:	Date:

Name:

Signature of Joint Owner:	Date:

Name:

EXHIBIT D

GRUBB & ELLIS HEALTHCARE REIT, INC.

SHARE REPURCHASE PLAN

The Board of Directors (the “Board”) of Grubb & Ellis Healthcare REIT, Inc., a Maryland corporation (the “Company”), has adopted a share repurchase plan (the “Repurchase Plan”) by which shares of the Company’s common stock, par value $0.01 per share (“Shares”), may be repurchased by the Company from stockholders subject to certain conditions and limitations. The purpose of this Repurchase Plan is to provide limited interim liquidity for stockholders (under the conditions and limitations set forth below) until a liquidity event occurs. No stockholder is required to participate in the Repurchase Plan.

1. Repurchase of Shares. The Company may, at its sole discretion, repurchase Shares presented to the Company for cash to the extent it has sufficient proceeds to do so and subject to the conditions and limitations set forth herein. Any and all Shares repurchased by the Company shall be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the Repurchase Plan will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and other appropriate state securities laws or otherwise issued in compliance with such laws.

2. Share Redemptions.

Repurchase Price.  Unless the Shares are being repurchased in connection with a stockholder’s death or qualifying disability (as discussed below), the prices per Share at which the Company will repurchase Shares will be as follows:

(1) For stockholders who have continuously held their Shares for at least one year, the lower of $9.25 or 92.5% of the price paid to acquire Shares from the Company;

(2) For stockholders who have continuously held their Shares for at least two years, the lower of $9.50 or 95.0% of the price paid to acquire Shares from the Company;

(3) For stockholders who have continuously held their Shares for at least three years, the lower of $9.75 or 97.5% of the price paid to acquire Shares from the Company; and

(4) For stockholders who have continuously held their Shares for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid to acquire Shares from the Company.

Death or Disability.  If Shares are to be repurchased in connection with a stockholder’s death or qualifying disability as provided in Section 4, the repurchase price shall be: (1) for stockholders who have continuously held their Shares for less than four years, 100% of the price paid to acquire the Shares from the Company; or (2) for stockholders who have continuously held their Shares for at least four years, a price determined by the Board, but in no event less than 100% of the price paid to acquire the Shares from the Company. In addition, the Company will waive the one-year holding period, as described in Section 4, for Shares to be repurchased in connection with a stockholder’s death or qualifying disability. Appropriate legal documentation will be required for repurchase requests upon death or qualifying disability.

3. Funding and Operation of Repurchase Plan. The Company may make purchases under the Repurchase Plan quarterly, at its sole discretion, on a pro rata basis. Subject to funds being available, the Company will limit the number of Shares repurchased during any calendar year to five percent (5.0%) of the weighted average number of Shares outstanding during the prior calendar year. Funding for the Repurchase Plan will come exclusively from proceeds received from the sale of Shares under the Company’s Distribution Reinvestment Plan.

4. Stockholder Requirements. Any stockholder may request a repurchase with respect to all or a designated portion of this Shares, subject to the following conditions and limitations:

Holding Period.  Only Shares that have been held by the presenting stockholder for at least one (1) year are eligible for repurchase by the Company, except as follows. Subject to the conditions and limitations below, the Company will redeem Shares held for less than the one-year holding period upon the death of a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the Shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. The Company must receive the written notice within 180 days after the death of the stockholder. If spouses are joint registered holders of Shares, the request to redeem the shares may be made if either of the registered holders dies. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

Furthermore, and subject to the conditions and limitations described below, the Board will redeem Shares held for less than the one-year holding period by a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as determined by the Board, after receiving written notice from such stockholder. The Company must receive the written notice within 180 days after such stockholder’s qualifying disability. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

Minimum — Maximum.  A stockholder must present for repurchase a minimum of 25%, and a maximum of 100%, of the Shares owned by the stockholder on the date of presentment. Fractional shares may not be presented for repurchase unless the stockholder is presenting 100% of his Shares.

No Encumbrances.  All Shares presented for repurchase must be owned by the stockholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares. Such Shares must be fully transferable and not subject to any liens or other encumbrances.

Share Repurchase Form.  The presentment of Shares must be accompanied by a completed Share Repurchase Request form, a copy of which is attached hereto as Exhibit “A.” All Share certificates must be properly endorsed.

Deadline for Presentment.  All Shares presented and all completed Share Repurchase Request forms must be received by the Repurchase Agent (as defined below) on or before the last day of the second month of each calendar quarter in order to have such Shares eligible for repurchase for that quarter. The Company will repurchase Shares on or about the first day following the end of each calendar quarter.

Repurchase Request Withdrawal.  A stockholder may withdraw his or her repurchase request upon written notice to the Company at any time prior to the date of repurchase.

Ineffective Withdrawal.  In the event the Company receives a written notice of withdrawal from a stockholder after the Company has repurchased all or a portion of such stockholder’s Shares, the notice of withdrawal shall be ineffective with respect to the Shares already repurchased, but shall be effective with respect to any of such stockholder’s Shares that have not been repurchased. The Company shall provide any such stockholder with prompt written notice of the ineffectiveness or partial ineffectiveness of such stockholder’s written notice of withdrawal.

Repurchase Agent.  All repurchases will be effected on behalf of the Company by a registered broker dealer (the “Repurchase Agent”), who shall contract with the Company for such services. All recordkeeping and administrative functions required to be performed in connection with the Repurchase Plan will be performed by the Repurchase Agent.

Termination, Amendment or Suspension of Plan.  The Repurchase Plan will terminate and the Company will not accept Shares for repurchase in the event the Shares are listed on any national securities exchange, the subject of bona fide quotes on any inter-dealer quotation system or electronic communications network or are the subject of bona fide quotes in the pink sheets. Additionally, the Board, in its sole discretion, may terminate, amend or suspend the Repurchase Plan if it determines to do so is in the best interest of the Company. A determination by the Board to terminate, amend or suspend the Repurchase Plan will require the affirmative vote of a majority of the directors, including a majority of the independent directors. If the Company terminates, amends or suspends the Repurchase Plan, the Company will provide stockholders with thirty (30) days advance written notice and the Company will disclose the changes in the appropriate current or periodic report filed with the Securities and Exchange Commission.

5. Miscellaneous.

Advisor Ineligible.  The Advisor to the Company, Grubb & Ellis Healthcare REIT Advisor, LLC, shall not be permitted to participate in the Repurchase Plan.

Liability.  Neither the Company nor the Repurchase Agent shall have any liability to any stockholder for the value of the stockholder’s Shares, the repurchase price of the stockholder’s Shares, or for any damages resulting from the stockholder’s presentation of his or her Shares, the repurchase of the Shares under this Repurchase Plan or from the Company’s determination not to repurchase Shares under the Repurchase Plan, except as a result from the Company’s or the Repurchase Agent’s gross negligence, recklessness or violation of applicable law; provided, however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a stockholder may have under federal or state securities laws.

Taxes.  Stockholders shall have complete responsibility for payment of all taxes, assessments, and other applicable obligations resulting from the Company’s repurchase of Shares.

Preferential Treatment of Shares Repurchased in Connection with Death or Disability. If there are insufficient funds to honor all repurchase requests, preference will be given to shares to be repurchased in connection with a death or qualifying disability.

EXHIBIT “A”
SHARE REPURCHASE REQUEST

The undersigned stockholder of Grubb & Ellis Healthcare REIT, Inc. (the “Company”) hereby requests that, pursuant to the Company’s Share Repurchase Plan, the Company repurchase the number of shares of Company Common Stock (the “Shares”) indicated below.

STOCKHOLDER’S NAME:

STOCKHOLDER’S ADDRESS:

TOTAL SHARES OWNED BY STOCKHOLDER:

NUMBER OF SHARES PRESENTED FOR REPURCHASE:

(Note: number of shares presented for repurchase must be equal to or exceed 25% of total shares owned.)

By signing and submitting this form, the undersigned hereby acknowledges and represents to each of the Company and the Repurchase Agent the following:

The undersigned is the owner (or duly authorized agent of the owner) of the Shares presented for repurchase, and thus is authorized to present the Shares for repurchase.

The Shares presented for repurchase are eligible for repurchase pursuant to the Repurchase Plan. The Shares are fully transferable and have not been assigned, pledged, or otherwise encumbered in any way.

The undersigned hereby indemnifies and holds harmless the Company, the Repurchase Agent, and each of their respective officers, directors and employees from and against any liabilities, damages, expenses, including reasonable attorneys’ fees, arising out of or in connection with any misrepresentation made herein.

Stock certificates for the Shares presented for repurchase (if applicable) are enclosed, properly endorsed with signature guaranteed.

It is recommended that this Share Repurchase Request and any attached stock certificates be sent to the Repurchase Agent, at the address below, via overnight courier, certified mail, or other means of guaranteed delivery.

Grubb & Ellis Securities, Inc.
Grubb & Ellis Healthcare REIT, Inc. Repurchase Agent
4 Hutton Centre Drive, Suite 700
Santa Ana, California 92707
(877) 888-7348

Date:

Stockholder Signature:

Office Use Only

Date Request Received:

GRUBB & ELLIS HEALTHCARE REIT, INC.

Maximum Offering of
$2,200,000,000 in Shares
of Common Stock

Minimum Offering of
$2,000,000 in Shares
of Common Stock

PROSPECTUS

October 10, 2008

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Grubb & Ellis Healthcare REIT, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

GRUBB & ELLIS HEALTHCARE REIT, INC.

SUPPLEMENT NO. 1 DATED OCTOBER 10, 2008
TO THE PROSPECTUS DATED OCTOBER 10, 2008

This document supplements, and should be read in conjunction with, our prospectus dated October 10, 2008, relating to our offering of 221,052,632 shares of common stock. The purpose of this Supplement No. 1 is to disclose:

•	the status of our initial public offering;

•	a description of our current portfolio;

•	recent acquisitions;

•	selected financial data;

•	information regarding our distributions;

•	our performance — funds from operations;

•	our property performance — net operating income;

•	additional risk factors; and

•	compensation paid to our advisor and its affiliates.

Status of Our Initial Public Offering

As of September 19, 2008, we had received and accepted subscriptions in our offering for 53,507,644 shares of our common stock, or approximately $534,450,000, excluding shares issued under our distribution reinvestment plan. As of September 19 2008, approximately 146,492,356 shares remained available for sale to the public under our initial public offering, excluding shares available under our distribution reinvestment plan. We will sell shares in our offering until the earlier of September 20, 2009, or the date on which the maximum offering has been sold.

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Our Current Portfolio

We provide stockholders the potential for income and growth through investment in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, healthcare-related facilities and quality commercial office properties. We focus primarily on income producing investments which may be located in multiple states. As of September 30, 2008, we owned 39 properties with an aggregate gross leaseable area, or GLA, of 4,899,000 square feet, and the aggregate purchase price of our total portfolio was $893,116,000. Each of our properties is 100% owned by our operating partnership except one, which is 80.0% owned by our operating partnership through a joint venture. The tables below provide summary information regarding our properties as of September 30, 2008:

	Properties owned
		As a percentage of
State	Number(1)	Aggregate Purchase Price

Arizona	4	7.9%
California	3	5.5%
Colorado	1	1.6%
Florida	4	10.6%
Georgia	5	8.5%
Indiana	5	14.7%
Kansas	1	1.5%
Minnesota	2	2.0%
Missouri	2	7.8%
New Hampshire	1	1.6%
Ohio	5	8.5%
Oklahoma	1	3.3%
Pensylvannia	1	3.0%
Tennessee	2	4.3%
Texas	6	15.2%
Utah	1	3.4%
Virginia	1	0.6%

Total		100.0%

(1)	Medical Portfolio 1 includes properties located in Florida and Kansas, Medical Portfolio 2 includes properties located in Missouri and Texas, Medical Portfolio 4 includes properties located in Arizona, Ohio and Texas, Mountain Empire includes properties located in Tenessee and Virginia and Senior Care Portfolio 1 includes properties located in Texas and California. As a result, each portfolio is included in the property totals for each of the states in which the properties are located.

The table below describes the type of real estate operating properties we owned as of September 30, 2008:

	Number of	Gross Leasable
Type of Property	Properties	Area

Medical Office	31	3,679,000
Healthcare-Related Facility	5	909,000
Office	3	311,000

Total	39	4,899,000

2

The table below describes the average effective annual rent per square foot and the occupancy rate for each of the last four years ended December 31, 2007 and through September 30, 2008, for which we owned properties:

	2004(1)	2005(1)	2006(1)	2007(2)	2008(2)

Average Effective Annual Rent per Square Foot	N/A	N/A	N/A	$18.41	$18.40
Occupancy Rate	N/A	N/A	N/A	88.6%	91.5%

(1)	We were initially capitalized on April 28, 2006 and therefore we consider that our date of inception. We purchased our first property on January 22, 2007.

(2)	Based on leases in effect as of December 31, 2007 and September 30, 2008.

The following is a schedule of lease expirations and related information as of September 30, 2008 for the three months ending December 31, 2008 and for each of the next nine years ending December 31:

				% of Total Annual
	Number of Leases	Total Sq. Ft. of	Annual Rent Under	Rental Represented by
Year	Expiring	Expiring Leases	Expiring Leases	Expiring Leases

2008	76	312,000	$5,269,000	5.7%
2009	110	248,000	$4,972,000	5.4%
2010	105	432,000	$8,662,000	9.4%
2011	108	493,000	$10,150,000	11.0%
2012	109	406,000	$8,092,000	8.8%
2013	95	614,000	$12,472,000	13.5%
2014	30	452,000	$6,867,000	7.4%
2015	36	144,000	$3,446,000	3.7%
2016	37	342,000	$8,010,000	8.6%
2017	34	304,000	$6,469,000	7.0%

As of September 30, 2008, no single tenant accounted for 10.0% or more of the GLA of our real estate properties.

Recent Acquisitions

Details of our property acquisitions since June 30, 2008 to the date hereof are as follows:

			Approximate
		Purchase	Square	Purchase	Mortgage	Percent
Property(1)	Location	Date	Footage	Price	Debt	Occupied

Oklahoma City	Oklahoma City, OK	09/16/08	187,000	$29,250,000	—	94.3%
Medical Portfolio 4	Phoenix, AZ, Parma and Jefferson West, OH, and Waxahachie, Greenville, and Cedar Hill, TX	Various	223,000	48,000,000	29,989,000	82.5%
Mountain Empire Portfolio	Kingsport and Bristol, TN and Pennington Gap and Norton, VA	09/12/08	272,000	25,500,000	17,304,000	99.6%

Total			682,000	$102,750,000	$47,293,000

(1)	Each of the properties is a hospital, skilled nursing and assisted living facility or medical office building, the principal tenants of which are healthcare providers or healthcare related service providers.

3

The weighted average capitalization rate for the above properties is 8.5%. The capitalization rate for each property is based on first year pro forma information and does not reflect reserves for replacements. We include a 4.0% property management fee for managed assets and no management fee for single tenant master leased facilities where management is handled directly by the tenant.

Selected Financial Data

The following selected financial data should be read with Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and the notes thereto incorporated by reference into the prospectus. Our historical results are not necessarily indicative of results for any future period.

The following tables present summarized consolidated financial information including balance sheet data, statement of operations data, and statement of cash flows data in a format consistent with our consolidated financial statements.

				April 28, 2006
Selected Financial Data	June 30, 2008	December 31, 2007	December 31, 2006	(Date of Inception)

BALANCE SHEET DATA:
Total assets	$830,567,000	$431,612,000	$385,000	$200,000
Mortgage loan payables, net	$393,694,000	$185,801,000	$—	$—
Stockholders’ equity (deficit)	$318,815,000	$175,590,000	$(189,000)	$2,000

			Period from April 28,
			2006 (Date of
	Six Months Ended	Year Ended	Inception) through
	June 30, 2008	December 31, 2007	December 31, 2006

STATEMENT OF OPERATIONS DATA:
Total revenues	$29,390,000	$17,626,000	$—
Loss from continuing operations	$(6,284,000)	$(7,666,000)	$(242,000)
Net loss	$(6,284,000)	$(7,666,000)	$(242,000)
Loss per share — basic and diluted(1):
Loss from continuing operations	$(0.22)	$(0.77)	$(149.03)
Net loss	$(0.22)	$(0.77)	$(149.03)

STATEMENT OF CASH FLOWS DATA:
Cash flows provided by operating activities	$7,041,000	$7,005,000	$—
Cash flows used in investing activities	$355,212,000	$385,440,000	$—
Cash flows provided by financing activities	$354,463,000	$383,700,000	$202,000

OTHER DATA:
Distributions declared	$10,458,000	$7,250,000	$—
Distributions declared per share	$0.36	$0.70	$—

(1)	Net loss per share is based upon the weighted average number of shares of our common stock outstanding. Distributions by us of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof (a return of capital for tax purposes) and, thereafter, as taxable gain. These distributions in excess of earnings and profits will have the effect of deferring taxation of the distributions until the sale of the stockholder’s common stock.

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Information Regarding our Distributions

The amount of the distributions to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended.

Our board of directors approved a 6.50% per annum, or $0.65 per common share, distribution to be paid to our stockholders beginning on January 8, 2007, the date we reached our minimum offering of $2,000,000. The first distribution was paid on February 15, 2007 for the period ended January 31, 2007. On February 14, 2007, our board of directors approved a 7.25% per annum, or $0.725 per common share, distribution to be paid to our stockholders beginning with our February 2007 monthly distribution, which was paid in March 2007. Distributions are paid to our stockholders on a monthly basis.

If distributions are in excess of our taxable income, such distributions will result in a return of capital to our stockholders. Our distribution of amounts in excess of our taxable income have resulted in a return of capital to our stockholders.

For the six months ended June 30, 2008, we paid distributions of $9,465,000 ($5,130,000 in cash and $4,335,000 in shares of our common stock pursuant to our distribution reinvestment plan), as compared to cash flow from operations of $7,041,000. The distributions paid in excess of our cash flow from operations were paid using proceeds from our offering. As of June 30, 2008, we had an amount payable of $1,335,000 to our advisor and its affiliates for operating expenses, on-site personnel and engineering payroll, lease commissions, interest expense and asset and property management fees, which will be paid from cash flow from operations in the future as they become due and payable by us in the ordinary course of business consistent with our past practice.

Our advisor or its affiliates have no obligations to defer or forgive amounts due to them. As of June 30, 2008, no amounts due to our advisor or its affiliates have been deferred or forgiven. In the future, if our advisor or its affiliates do not defer or forgive amounts due to them and our cash flow from operations is less than the distributions to be paid, we would be required to pay our distributions, or a portion thereof, with proceeds from our offering or borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

For the six months ended June 30, 2008, our funds from operations, or FFO, was $7,305,000. We paid distributions of $9,465,000, of which $7,305,000 was paid from FFO and the remainder from proceeds from our offering. See Our Performance — Funds From Operations below.

Our Performance — Funds From Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO, which it believes more accurately reflects the operating performance of a REIT such as us. FFO is not equivalent to our net income or loss as determined under generally accepted accounting principles in the United States, or GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO.

5

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure.

Presentation of this information is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income as an indication of our performance. Our FFO reporting complies with NAREIT’s policy described above.

The following is the calculation of FFO for each of the last four quarters ended June 30, 2008.

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,
	2008	2008	2007	2007

Net income (loss)	$326,000	$(6,610,000)	$(3,998,000)	$(1,933,000)
Add:
Depreciation and amortization — consolidated properties	7,439,000	6,253,000	4,538,000	3,048,000
Less:
Depreciation and amortization related to minority interests	(51,000)	(52,000)	—	—

FFO	$7,714,000	$(409,000)	$540,000	$1,115,000

FFO per share — basic	$0.23	$(0.02)	$0.03	$0.08

FFO per share — diluted	$0.23	$(0.02)	$0.03	$0.08

Weighted average common shares outstanding — Basic	33,164,866	24,266,342	18,893,438	13,223,746

Diluted	33,165,015	24,266,342	18,893,438	13,223,746

FFO reflects gains (losses) on derivative financial instruments related to our interest rate swaps, amortization of deferred financing fees on our line of credit, unused fees on our line of credit and acquisition related expenses.

Our Property Performance — Net Operating Income

As of June 30, 2008, we owned 36 properties as compared to owning 20 properties as of December 31, 2007. The aggregate occupancy for the properties was 91.2% as of June 30, 2008 versus 88.6% as of December 31, 2007.

The aggregate net operating income for the properties for the six months ended June 30, 2008 was $19,478,000 compared to $11,589,000 for the year ended December 31, 2007.

Net operating income is a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before interest expense, general and administrative expenses, depreciation, amortization, interest and dividend income and minority interests. We believe that net operating income provides an accurate measure of the operating performance of our operating assets because net operating income excludes certain items that are not associated with management of the properties. Additionally, we believe that net operating income is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this

6

amount. To facilitate understanding of this financial measure, a reconciliation of net loss to net operating income has been provided for the six months ended June 30, 2008 and for the year ended December 31, 2007.

	Six Months Ended	Year Ended
	June 30, 2008	December 31, 2007

Net loss	$(6,284,000)	$(7,666,000)
Add:
General and administrative	4,043,000	3,297,000
Depreciation and amortization	13,692,000	9,790,000
Interest expense	7,949,000	6,400,000
Less:
Interest and dividend income	(31,000)	(224,000)
Minority interests	109,000	(8,000)

Net operating income	$19,478,000	$11,589,000

Additional Risk Factors

The “Risk Factors” section of the prospectus is hereby supplemented by the following additional risk factors:

We may not have sufficient cash available from operations to pay distributions, and, therefore, distributions may be paid with offering proceeds or borrowed funds.

The amount of the distributions we make to our stockholders will be determined by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT. On February 14, 2007, our board of directors approved a 7.25% per annum, or $0.725 per common share, distribution to be paid to stockholders beginning with our February 2007 monthly distribution, which was paid in March 2007.

For the six months ended June 30, 2008, we paid distributions of $9,465,000 ($5,130,000 in cash and $4,335,000 in shares of our common stock pursuant to the DRIP), as compared to cash flow from operations of $7,041,000. The distributions paid in excess of our cash flow from operations were paid using proceeds from this offering. As of June 30, 2008, we had an amount payable of $1,335,000 to our advisor and its affiliates for operating expenses, on-site personnel and engineering payroll, lease commissions, interest expense and asset and property management fees, which will be paid from cash flow from operations in the future as they become due and payable by us in the ordinary course of business consistent with our past practice. Our advisor or its affiliates have no obligations to defer or forgive amounts due to them. As of June 30, 2008, no amounts due to our advisor or its affiliates have been deferred or forgiven. In the future, if our advisor or its affiliates do not defer or forgive amounts due to them and our cash flow from operations is less than the distributions to be paid, we would be required to pay our distributions, or a portion thereof, with proceeds from this offering or borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds. For the six months ended June 30, 2008, our funds from operations, or FFO, was $7,305,000. We paid distributions of $9,465,000, of which $7,305,000 was paid from FFO and the remainder from proceeds from our offering.

7

If one of our insurance carriers does not remain solvent, we may not be able to fully recover on our claims.

An insurance subsidiary of American International Group, or AIG, provides coverage under an umbrella insurance policy we have obtained that covers our properties. Recently, AIG has announced that it has suffered from severe liquidity problems. It has entered into agreements with the Federal Reserve Bank of New York pursuant to which it has obtained a two-year, $85 billion revolving credit facility as well as a $37.8 billion loan. After the termination of the extensions of credit, AIG could still become insolvent, which could have a material adverse impact on AIG’s insurance subsidiaries. In the event that AIG’s insurance subsidiary that provides coverage under our policy is not able to cover our claims, it could have a material adverse impact the value of our properties and our financial condition.

Compensation Paid to our Advisor

The Compensation Table section on pages 77 — 82 of our prospectus dated October 10, 2008, is hereby supplemented by the following:

Amounts Incurred
Inception to
Type of Compensation	June 30, 2008

Offering Stage:
Selling Commissions	$26,649,000
Marketing Support Fee and Due Diligence Expense Reimbursement	$9,787,000
Other Organizational and Offering Expenses	$5,798,000
Acquisition and Development Stage:
Acquisition Fees	$23,713,000
Reimbursement of Acquisition Expenses	$20,000
Operational Stage:
Asset Management Fee	$4,212,000
Property Management Fees	$1,430,000
Lease Fees	$841,000
Operating Expenses	$385,000
On-site Personnel and Engineering Payroll	$499,000
Related Party Services Agreement	$57,000
Compensation for Additional Services	$3,000
Interest Expense	$85,000
Liquidity Stage:
Disposition Fees	$—
Subordinated Distribution of Net Sales Proceeds	$—
Subordinated Distribution Upon Listing	$—
Subordinated Distribution Upon Termination	$—

As of June 30, 2008, compensation incurred but not yet paid was approximately $4,221,000, representing normal accruals for second quarter 2008 activities.

8

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution

Set forth below is an estimate of the approximate amount of the fees and expenses payable by the Registrant in connection with the issuance and distribution of the Shares.

SEC registration fee	$235,400
FINRA filing fee	75,500
Printing and postage	6,000,000
Legal fees and expenses	2,000,000
Accounting fees and expenses	2,000,000
Advertising	8,000,000
Blue Sky Expenses	600,000
Transfer agent and escrow fees	2,000,000
Miscellaneous	2,354,000

Total	$23,264,900

Item 32.  Sales to Special Parties

Our executive officers and directors, as well as officers and employees of Grubb & Ellis Healthcare REIT Advisor, LLC, the Registrant’s advisor, and its affiliates, may purchase shares in our primary offering at a discount. The purchase price for such shares shall be $9.05 per share reflecting the fact that selling commissions in the amount of $0.70 per share and the marketing support fee in the amount of $0.25 per share will not be payable in connection with such sales.

Item 33.  Recent Sales of Unregistered Securities

On April 20, 2006, the Registrant was capitalized with the issuance to the Registrant’s advisor of 200 shares of common stock for a purchase price of $10.00 per share for an aggregate purchase of $2,000. The shares were purchased for investment and for the purpose of organizing the Registrant. The Registrant issued this common stock in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

On September 20, 2006, we issued 5,000 shares of restricted common stock to each of our independent directors. On October 4, 2006, we issued 5,000 shares of restricted common stock to a new independent director upon his initial appointment. On April 12, 2007, we issued an additional 5,000 shares of restricted common stock to a new independent director upon his initial appointment. The shares of restricted common stock issued to our independent directors were issued pursuant to our 2006 Incentive Directors Compensation Plan, a sub-plan of our 2006 Incentive Plan, in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. Each of these shares of restricted common stock vested 20.0% on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant.

On June 12, 2007, we issued an additional 2,500 shares of restricted common stock to each of our five independent directors pursuant to our 2006 Incentive Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. Each of these restricted common stock awards vested 20.0% on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant.

On June 17, 2008 we issued 2,500 shares of restricted common stock to each of our five independent directors pursuant to our 2006 Incentive Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. Each of these restricted common stock awards vested 20.0% on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant.

Item 34.  Indemnification of Directors and Officers

Subject to any applicable conditions set forth under Maryland law or below, (i) no director or officer of the Registrant shall be liable to the Registrant or its stockholders for money damages and (ii) the Registrant shall indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (A) any individual who is a present or former director or officer of the Registrant; (B) any individual who, while a director or officer of the Registrant and at the request of the Registrant, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise; or (C) the advisor or any of its affiliates acting as an agent of the Registrant and their respective officers, directors, managers and employees, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity.

Notwithstanding anything to the contrary contained in clause (i) or (ii) of the paragraph above, the Registrant shall not provide for indemnification of or hold harmless a director, the advisor or any affiliate of the advisor (the “Indemnitee”) for any liability or loss suffered by any of them, unless all of the following conditions are met:

(i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Registrant;

(ii) the Indemnitee was acting on behalf of or performing services for the Registrant;

(iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director (other than an independent director), an advisor or an affiliate of an advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an independent director;

(iv) such indemnification or agreement to hold harmless is recoverable only out of net assets and not from stockholders; and

(v) with respect to losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met: (A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (C) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.

Neither the amendment nor repeal of the provision for indemnification in the Registrant’s charter, nor the adoption or amendment or amendment of any other provision of the Registrant’s charter or bylaws inconsistent with the provision for indemnification in the Registrant’s charter, shall apply to or affect in any respect the applicability of the provision for indemnification in our charter with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

The Registrant shall pay or reimburse reasonable legal expenses and other costs incurred by the directors or its advisor or its affiliates in advance of the final disposition of a proceeding only if (in addition to the procedures required by the Maryland General Corporation Law) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant, (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the directors, officers, employees or agents or the advisor or its affiliates provide the Registrant with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and undertake to repay the amount paid or reimbursed by the Registrant, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular indemnitee is not entitled to indemnification.

On January 17, 2007, we entered into indemnification agreements with each of our independent directors, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Gary T. Wescombe, and each of our officers and non-independent director, Scott D. Peters, Danny Prosky and Andrea R. Biller. On March 1, 2007, we entered into an indemnification agreement with our officer, Shannon K S Johnson, and, on April 18, 2007, we entered into an indemnification agreement with our independent director, Larry L. Mathis. Pursuant to the terms of these indemnification agreements, we will indemnify and advance expenses and costs incurred by our directors and officers in connection with any claims, suits or proceedings brought against such directors and officers as a result of his or her service, however, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter.

Item 35.  Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.  Financial Statements and Exhibits

Following the consummation of the merger of NNN Realty Advisors, Inc., which previously served as our sponsor, with and into a wholly owned subsidiary of our current sponsor, Grubb & Ellis Company, on December 7, 2007, NNN Healthcare/Office REIT, Inc., NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Advisor, LLC and NNN Healthcare/Office Management, LLC changed their names to Grubb & Ellis Healthcare REIT, Inc., Grubb & Ellis Healthcare REIT Holdings, L.P., Grubb & Ellis Healthcare REIT Advisor, LLC, and Grubb & Ellis Healthcare Management, LLC, respectively.

(a) Index to Financial Statements

The consolidated financial statements and financial statement schedules of Grubb & Ellis Healthcare REIT, Inc. are incorporated into this registration statement and the prospectus included herein by reference to Grubb & Ellis Healthcare REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, Grubb & Ellis Healthcare REIT, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, and Grubb & Ellis Healthcare REIT, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008, as well as the financial statements contained in Grubb & Ellis Healthcare REIT, Inc.’s Current Report on Form 8-K/A filed with the SEC on September 11, 2008. The financial statements incorporated herein refer to the entity names that were in effect during the periods presented by such financial statements and have not been updated to reflect such name changes.

(b) Exhibits:

The following Exhibit List refers to the entity names used prior to such name changes in order to accurately reflect the names of the parties on the documents listed.

Exhibit
Number		Exhibit

1.1		Dealer Manager Agreement between NNN Healthcare/Office REIT, Inc. and NNN Capital Corp (included as Exhibit 1.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference)
1	.1.1*	Amendment No. 1 to Dealer Manager Agreement between NNN Healthcare/Office REIT, Inc. and NNN Capital Corp.
1	.2*	Form of Participating Broker-Dealer Agreement
3.1		Third Articles of Amendment and Restatement of NNN Healthcare/Office REIT, Inc. (included as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference)
3.2		Articles of Amendment, effective December 10, 2007 (included as Exhibit 3.1 to our Current Report on Form 8-K filed December 10, 2007)

Exhibit
Number		Exhibit

3	.3*	Bylaws of NNN Healthcare/Office REIT, Inc.
4.1		Form of Subscription Agreement (included as Exhibit B to the prospectus)

4.2		Distribution Reinvestment Plan (included as Exhibit C to the prospectus)
4.3		Share Repurchase Plan (included as Exhibit D to the prospectus)
4.4		Escrow Agreement (included as Exhibit 4.4 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference)
5	.1*	Opinion of Venable LLP as to the legality of the shares being registered
8	.1*	Opinion of Alston & Bird LLP as to tax matters
10.1		Advisory Agreement among NNN Healthcare/Office REIT, Inc., NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Advisor, LLC and Triple Net Properties, LLC (included as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference)
10	.1.1*	Amendment No. 1 to Advisory Agreement among NNN Healthcare/Office REIT, Inc., NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Advisor, LLC and Triple Net Properties, LLC
10.2		Agreement of Limited Partnership of NNN Healthcare/Office REIT Holdings, L.P. (included as Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference)
10	.3*	NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan (including the 2006 Independent Directors Compensation Plan)
10	.4*	Amendment to the NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan (including the 2006 Independent Directors Compensation Plan)
10.5		Form of Indemnification agreement executed by W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Gary T. Wescombe, Scott D. Peters, Danny Prosky, Andrea R. Biller, Shannon K S Johnson and Larry L. Mathis (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 5, 2007 and incorporated herein by reference)
10.6		Deed to Secure Debt Note by and between Gwinnett Professional Center, Ltd. and Archon Financial, L.P., dated December 30, 2003 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.7		Deed to Secure Debt, Assignment of Rents and Security Agreement by Gwinnett Professional Center, Ltd. to Archon Financial, L.P., dated December 30, 2003 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10	.8*	Promissory Note dated August 18, 2006 issued by NNN Southpointe, LLC to LaSalle Bank National Association
10	.9*	Promissory Note dated August 18, 2006 issued by NNN Southpointe, LLC and NNN Crawfordsville, LLC to LaSalle Bank National Association
10	.10*	Mortgage, Security Agreement and Fixture Filing dated August 18, 2006 by NNN Southpointe, LLC for the benefit of LaSalle Bank National Association
10	.11*	Subordinate Mortgage, Security Agreement and Fixture Filing dated August 18, 2006 by NNN Southpointe, LLC for the benefit of LaSalle Bank National Association
10	.12*	Guaranty dated August 18, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10	.13*	Guaranty (Securities Laws) dated August 18, 2006 by Triple Net Properties, LLC in favor of LaSalle Bank National Association
10	.14*	Guaranty of Payment dated August 18, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association

Exhibit
Number		Exhibit

10	.15*	Assignment of Leases and Rents dated August 18, 2006 by NNN Southpointe, LLC in favor of LaSalle Bank National Association
10	.16*	Hazardous Substance Indemnification Agreement dated August 18, 2006 by NNN Southpointe, LLC and Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10	.17*	Promissory Note dated September 12, 2006 issued by NNN Crawfordsville, LLC to LaSalle Bank National Association
10	.18*	Mortgage, Security Agreement and Fixture Filing dated September 12, 2006 by NNN Crawfordsville, LLC for the benefit of LaSalle Bank National Association
10	.19*	Subordinate Mortgage, Security Agreement and Fixture Filing dated September 12, 2006 by NNN Crawfordsville, LLC for the benefit of LaSalle Bank National Association
10	.20*	Guaranty dated September 12, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10	.21*	Guaranty (Securities Laws) dated September 12, 2006 by Triple Net Properties, LLC in favor of LaSalle Bank National Association
10	.22*	Assignment of Leases and Rents dated September 12, 2006 by NNN Crawfordsville, LLC in favor of LaSalle Bank National Association
10	.23*	Hazardous Substance Indemnification Agreement dated September 12, 2006 by NNN Crawfordsville, LLC and Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10.24		Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Liberty Falls, LLC, Triple Net Properties, LLC, and Dave Chrestensen and Todd Crawford, dated October 30, 2006 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.25		First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Liberty Falls, LLC, Triple Net Properties, LLC, and Dave Chrestensen and Todd Crawford, dated December 21, 2006 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.26		Secured Promissory Note by and between NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.27		Deed of Trust, Security Agreement and Fixtures Filings by and among NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.28		Guaranty by and among NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.29		Guaranty (Securities Laws) by and among LaSalle Bank National Association and NNN Realty Advisors, Inc., dated January 2, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.30		Hazardous Substances Indemnification Agreement by and among NNN Lenox Medical, LLC, Triple Net Properties, LLC, and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.31	Assignment of Leases and Rents by and among NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.32	Membership Interest Purchase and Sale Agreement by and between NNN South Crawford Member, LLC, NNN Southpointe, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.33	Membership Interest Assignment Agreement by and between NNN South Crawford Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.34	Membership Interest Purchase and Sale Agreement by and between NNN South Crawford Member, LLC, NNN Crawfordsville, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.35	Membership Interest Assignment Agreement by and between NNN South Crawford Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.36	Consent to Transfer and Agreement by and among NNN South Crawford Member, LLC, NNN Southpointe, LLC, NNN Healthcare/Office REIT Holdings, L.P., Triple Net Properties, LLC and LaSalle Bank National Association, dated January 22, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.37	Consent to Transfer and Agreement by and among NNN South Crawford Member, LLC, NNN Crawfordsville, LLC, NNN Healthcare/Office REIT Holdings, L.P., Triple Net Properties, LLC and LaSalle Bank National Association, dated January 22, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.38	Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc. dated January 22, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.39	Mortgage, Security Agreement and Fixture Filing by and between NNN Gallery Medical, LLC, and LaSalle Bank National Association, dated February 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.40	Membership Interest Purchase and Sale Agreement by and between NNN Gallery Medical Member, LLC, NNN Gallery Medical, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated March 9, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.41	Membership Interest Assignment Agreement by and between NNN Gallery Medical Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated March 9, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.42	Secured Promissory Note by and between NNN Gallery Medical, LLC and LaSalle Bank National Association, dated March 9, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.43	Unsecured Promissory Note by and between NNN Healthcare/Office REIT Holdings, L.P., and NNN Realty Advisors, Inc., dated March 9, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.44	Consent to Transfer and Agreement by and among NNN Gallery Medical, LLC, NNN Healthcare/Office REIT Holdings, L.P., NNN Gallery Medical Member, LLC, NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated March 9, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.45	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Commons V Investment Partnership, Triple Net Properties, LLC and Landamerica Title Company, dated March 16, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.46	Membership Interest Purchase and Sale Agreement by and between NNN Lenox Medical Member, LLC, Triple Net Properties, LLC, NNN Lenox Medical, LLC, NNN Lenox Medical Land, LLC and NNN Healthcare/Office REIT Holdings, L.P., dated March 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.47	Membership Interest Assignment Agreement by and between NNN Lenox Medical Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P., dated March 23, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.48	Membership Interest Assignment Agreement by and between Triple Net Properties, LLC, and NNN Healthcare/Office REIT Holdings, L.P., dated March 23, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.49	Consent to Transfer and Assignment by and among NNN Lenox Medical, LLC, NNN Healthcare/Office REIT Holdings, L.P., NNN Lenox Medical Member, LLC, NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated March 23, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.50	Agreement of Sale and Purchase by and between Yorktown Building Holding Company, LLC and Triple Net Properties, LLC, dated March 29, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.51	Sale Agreement and Escrow Instructions by and between 5410 & 5422 W. Thunderbird Road, LLC, et al. and 5310 West Thunderbird Road, LLC, et al., Triple Net Properties, LLC and Chicago Title Company as Escrow Agent, dated April 6, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.52	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Commons V Investment Partnership and Triple Net Properties, LLC, dated April 9, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.53	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Commons V, LLC, dated April 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.54	Assignment and Assumption Agreement by and between Commons V Investment Partnership and NNN Healthcare/Office REIT Commons V, LLC, dated April 24, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.55	Agreement for Purchase and Sale of Real Property and Escrow Instructions between Hollow Tree, L.L.P., Triple Net Properties, LLC, and LandAmerica Title Company as Escrow Agent, dated April 30, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.56	Agreement for Purchase and Sale of Real Property and Escrow Instructions between First Colony Investments, L.L.P., Triple Net Properties, LLC, and LandAmerica Title Company as Escrow Agent, dated April 30, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.57	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Peachtree, LLC, dated May 1, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.58	Secured Promissory Note by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.59	Deed to Secure Debt, Security Agreement and Fixture Filing by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank National Association, dated May 1, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.60	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.61	SEC Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.62	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.63	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.64	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Thunderbird Medical, LLC, dated May 11, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.65	First Amendment to Sale Agreement and Escrow Instructions by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and 5310 West Thunderbird Road, LLC, et al., dated May 14, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.66	First Amendment to Sale Agreement and Escrow Instructions by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and 5410 & 5422 W. Thunderbird Road, LLC, et al., dated May 14, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.67	Promissory Note issued by NNN Healthcare/Office REIT Commons V, LLC in favor of Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.68	Mortgage, Security Agreement and Fixture Filing by and between NNN Healthcare/Office REIT Commons V, LLC and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.69	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.70	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.71	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Commons V, LLC and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.72	Real Estate Purchase Agreement by and between Triple Net Properties, LLC and Gwinnett Professional Center Ltd., dated May 24, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.73	Assignment of Contracts by Triple Net Properties, LLC to NNN Healthcare/Office REIT Triumph, LLC, dated June 8, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.74	Promissory Note issued by NNN Healthcare/Office REIT Thunderbird Medical, LLC in favor of Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.75	Deed of Trust, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Thunderbird Medical, LLC to TRSTE, Inc., as Trustee, for the benefit of Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.76	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.77	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.78	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.79	Unsecured Promissory Note by and between NNN Healthcare/Office REIT Holdings, L.P., and NNN Realty Advisors, Inc., dated June 8, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.80	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated June 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.81	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated June 25, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.82	Purchase Agreement by and between Triple Net Properties, LLC and St. Mary Physicians Center, LLC, dated June 26, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.83	Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated July 10, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.84	Third Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated July 26, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.85	Assignment and Assumption of Real Estate Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Gwinnett, LLC, dated July 27, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.86	Loan Assumption and Substitution Agreement by and among NNN Healthcare/Office REIT Gwinnett, LLC, NNN Healthcare/Office REIT, Inc., Gwinnett Professional Center, Ltd., and LaSalle Bank National Association, dated July 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.87	Allonge To Note by Gwinnett Professional Center, Ltd. to LaSalle Bank National Association, as Trustee, in favor of Archon Financial, L.P., dated, July 27, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.88	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between 4MX Partners, LLC, 515 Partners, LLC and Triple Net Properties, LLC, dated July 30, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on August 17, 2007 and incorporated herein by reference)
10.89	Purchase Agreement by and between Lexington Valley Forge L.P. and Triple Net Properties, LLC, dated August 1, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.90	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and among Health Quest Realty XVII, Health Quest Realty XXII, Health Quest Realty XXXV and Triple Net Properties, LLC, dated August 6, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.91	Fourth Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated August 7, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.92	Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated August 14, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.93	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Market Exchange, LLC, dated August 15, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on August 17, 2007 and incorporated herein by reference)
10.94	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC, dated August 30, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.95	Unsecured Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc., dated August 30, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.96	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT St. Mary Physician Center, LLC, dated September 5, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.97	Note Secured by Deed of Trust issued by NNN Healthcare/Office REIT St. Mary Physician Center, LLC in favor of St. Mary Physicians Center, LLC, dated September 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.98	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT St. Mary Physician Center, LLC to Lone Oak Industries Inc., as Trustee, in favor of St. Mary Physicians Center, LLC, dated September 5, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.99	Unsecured Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc., dated September 5, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.100	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Quest Diagnostics, LLC, dated September 10, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.101	Loan Agreement by and between NNN Healthcare/Office REIT Holdings, L.P., The Financial Institutions Party Hereto, and LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.102	Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.103	Contribution Agreement by and between NNN Healthcare/Office REIT Holdings, L.P. and the Subsidiary Guarantors, dated September 10, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.104	Guaranty of Payment executed by NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.105	Open End Real Property Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Quest Diagnostics, LLC for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.106	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.107	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.108	Environmental Indemnity Agreement executed by NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Quest Diagnostics, LLC, and NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.109	Environmental Indemnity Agreement executed by NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Triumph, LLC, and NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.11 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.110	Joinder Agreement executed by NNN Healthcare/Office REIT Quest Diagnostics, LLC in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.12 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.111	Joinder Agreement executed by NNN Healthcare/Office REIT Triumph, LLC in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.13 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.112	First Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated September 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.113	Loan Agreement by and between NNN Healthcare/Office REIT Market Exchange, LLC and Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.114	Promissory Note by NNN Healthcare/Office REIT Market Exchange, LLC in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.115	Repayment Guaranty by NNN Healthcare/Office REIT, Inc. in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.116	Open-End Mortgage, Assignment, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Market Exchange, LLC in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.117	Environmental Indemnity Agreement by NNN Healthcare/Office REIT Market Exchange, LLC and NNN Healthcare/Office REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.118	ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT Market Exchange, LLC and Wachovia Bank, National Association, dated as of September 27, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 18, 2007 and incorporated herein by reference)
10.119	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office E Florida LTC, LLC, dated September 28, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.120	Loan Agreement by and between NNN Healthcare/Office REIT E Florida LTC, LLC and KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.121	Promissory Note by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.122	Unconditional Payment Guaranty by NNN Healthcare/Office REIT, Inc. for the benefit of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.123	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Jacksonville) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.124	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Winter Park) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.125	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Sunrise) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.126	Environmental and Hazardous Substances Indemnity Agreement by NNN Healthcare/Office REIT E Florida LTC, LLC for the benefit of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.127	Second Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated September 28, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.128	ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT E Florida LTC, LLC and KeyBank National Association, dated as of October 2, 2007, and as amended October 25, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 25, 2007 and incorporated herein by reference)
10.129	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Northmeadow Parkway, LLC and Triple Net Properties, LLC, dated October 9, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.130	Third Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated October 10, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.131	Fourth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated October 15, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.132	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Northmeadow Parkway, LLC and Triple Net Properties, LLC, dated October 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.133	Fifth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated November 2, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.134	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc. and Triple Net Properties, LLC, dated November 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.135	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office Northmeadow, LLC, dated November 15, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.136	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc., and Triple Net Properties, LLC, dated November 16, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.137	Second Amendment to Agreement for Purchase and Sales of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc. and Triple Net properties, LLC, dated November 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.138	Purchase and Sale Agreement by and between BRCP Highlands Ranch, LLC and Triple Net Properties, LLC, dated November 29, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.139	Loan Agreement by and between NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)

Exhibit
Number		Exhibit

10.140		Promissory Note by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.141		Mortgage, Assignment, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.142		Repayment Guaranty by NNN Healthcare/Office REIT, Inc. in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.143		Environmental Indemnity Agreement by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and NNN Healthcare/Office REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.144		ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and Wachovia Bank, National Association, entered into December 5, 2007, as amended (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.145		Sixth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated December 6, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.146		Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office Lima, LLC, dated December 7, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10	.147*	Modification of Loan Agreement by and among Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a/ NNN Healthcare/Office REIT Holdings, L.P.), Grubb & Ellis Healthcare REIT, Inc. (f/n/a NNN Healthcare/Office REIT, Inc.), NNN Healthcare/Office REIT Quest Diagnostics, LLC, NNN Healthcare/Office REIT Triumph, LLC and LaSalle Bank National Association, dated December 12, 2007.
10	.148*	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a NNN Healthcare/Office REIT Holdings, L.P.) in favor of LaSalle Bank National Association, dated December 12, 2007
10	.149*	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a NNN Healthcare/Office REIT Holdings, L.P.) in favor of KeyBank Bank National Association, dated December 12, 2007
10.150		Modification of Loan Agreement by and among Grubb & Ellis Healthcare REIT Holdings, L.P., Grubb & Ellis Healthcare REIT, Inc., NNN Healthcare/Office REIT 2750 Monroe, LLC, NNN Healthcare/Office REIT Triumph, LLC and LaSalle Bank National Association, dated December 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.151		Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. in favor of LaSalle Bank National Association, dated December 12, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.152		Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. in favor of KeyBank National Association, dated December 12, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.153		Management Agreement by and between G&E Healthcare REIT/Duke Chesterfield Rehab, LLC and Triple Net Properties Realty, Inc., dated December 18, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.154	Assignment and Assumption of Purchase and Sale Agreement by and between Triple Net Properties, LLC and G&E Healthcare REIT County Line Road, LLC, dated December 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.155	Loan Agreement by and between G&E Healthcare REIT County Line Road, LLC and Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.156	Promissory Note by G&E Healthcare REIT County Line Road, LLC in favor of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.157	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT County Line Road, LLC for the benefit of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.158	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.159	Environmental Indemnity Agreement by G&E Healthcare REIT County Line Road, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.160	Agreement of Sale by and among Triple Net Properties, LLC and TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd. and TST Lakeland, Ltd., dated December 19, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.161	Open-End Revolving Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Lima, LLC to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.162	Open-End Fee and Leasehold Revolving Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Lima, LLC to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.163	Joinder Agreement by NNN Healthcare/Office REIT Lima, LLC in favor of LaSalle Bank National Association, dated as of December 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.164	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., NNN Healthcare/Office REIT Lima, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.165	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and G&E Healthcare REIT Lincoln Park Boulevard, LLC, dated December 20, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.166	Loan Agreement by and between G&E Healthcare REIT Lincoln Park Boulevard, LLC and Wachovia Bank, National Association, dated December 20, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.167	Promissory Note by G&E Healthcare REIT Lincoln Park Boulevard, LLC in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.168	Open-End Mortgage, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Lincoln Park Boulevard, LLC in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.169	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.170	Environmental Indemnity Agreement by G&E Healthcare REIT Lincoln Park Boulevard, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.171	Limited Liability Company Agreement of G&E Healthcare REIT/Duke Chesterfield Rehab, LLC by and between BD St. Louis Development, LLC and Grubb & Ellis Healthcare REIT Holdings, L.P., executed on December 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.172	Contribution Agreement by and among BD St. Louis Development, LLC, Grubb & Ellis Healthcare REIT Holdings, L.P. and G&E Healthcare REIT/Duke Chesterfield Rehab, LLC, executed on December 20, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.173	Promissory Note by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC in favor of National City Bank, dated December 20, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.174	Deed of Trust, Assignment, Security Agreement, Assignment of Leases and Rents, and Fixture Filing by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC to PSPM Trustee, Inc. for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.175	Grubb & Ellis Healthcare REIT, Inc. Limited Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.176	Duke Realty Limited Partnership Limited Guaranty of Payment by Duke Realty Limited Partnership for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.177	Environmental Indemnity Agreement by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC, Grubb & Ellis Healthcare REIT, Inc. and Duke Realty Limited Partnership for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.178	Interest Rate Swap Confirmation by and between G&E Healthcare REIT Chesterfield Rehab Hospital, LLC and National City Bank, dated December 20, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.179	Leasehold and Fee Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, and Environmental Indemnity Agreement by NNN Healthcare/Office REIT Tucson Medical Office, LLC to and for the benefit of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.180	Joinder Agreement by NNN Healthcare/Office REIT Tucson Medical Office, LLC in favor of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.181	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., NNN Healthcare/Office REIT Tucson Medical Office, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.182	ISDA Interest Rate Swap Agreement by and between G&E Healthcare REIT County Line Road, LLC and Wachovia Bank, National Association, dated December 21, 2007, as amended on December 24, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.183	ISDA Interest Rate Swap Agreement by and between G&E Healthcare REIT Lincoln Park Boulevard, LLC and Wachovia Financial Services, Inc., dated December 31, 2007, as amended on December 21, 2007 and December 24, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed December 28, 2007 and incorporated herein by reference)
10.184	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fort Road Associated limited Partnership and Triple Net Properties, LLC, dated January 14, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.185	First Amendment to Agreement of Sale by and among TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd., and TST Lakeland, Ltd. and Triple Net Properties, LLC, dated January 18, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.186	ISDA Master Agreement by and between National City Bank and G&E Healthcare REIT Chesterfield Rehab Hospital, LLC, dated January 20, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 1, 2008 and incorporated herein by reference)
10.187	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fort Road Associates Limited Partnership and Triple Net Properties, LLC, dated January 31, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.188	Second Amendment to Agreement of Sale by and among TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd., TST Lakeland, Ltd., Triple Net Properties, LLC and LandAmerica Financial Group, Inc., dated February 1, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.189	Assignment and Assumption of Agreement of Sale by and between Triple Net Properties, LLC and G&E Healthcare REIT Medical Portfolio 1, LLC, dated February 1, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.190	Loan Agreement by and between G&E Healthcare REIT Medical Portfolio 1, LLC and Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.191	Promissory Note by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.192	Mortgage, Assignment, Security Agreement and Fixture Filing (West Bay) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.193	Mortgage, Assignment, Security Agreement and Fixture Filing (Largo) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008(included as Exhibit 10.8 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.194	Mortgage, Assignment, Security Agreement and Fixture Filing (Central Florida) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.195	Mortgage, Assignment, Security Agreement and Fixture Filing (Brandon) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.196	Mortgage, Assignment, Security Agreement and Fixture Filing (Overland Park) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.11 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.197	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.12 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.198	Environmental Indemnity Agreement by G&E Healthcare REIT Medical Portfolio 1, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.13 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.199	ISDA Interest Rate Swap Agreement by and between Triple Net Properties, LLC and Wachovia Bank, National Association, dated February 1, 2008, as amended on February 6, 2008 (included as Exhibit 10.14 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.200	First Amendment to Promissory Note by and between NNN Gallery Medical, LLC, NNN Realty Advisors, Inc. and LaSalle Bank National Association, released from escrow on February 20, 2008 and effective as of February 12, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 26, 2008 and incorporated herein by reference)
10.201	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between NHP Cypress Station Partnership, LP and Grubb & Ellis Realty Investors, LLC, dated February 22, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.202	Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fort Road Associates Limited Partnership and Triple Net Properties, LLC, dated March 5, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.203	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Fort Road Medical, LLC, dated March 6, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.204	Promissory Note by G&E Healthcare REIT Fort Road Medical, LLC in favor of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.205	Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing by G&E Healthcare REIT Fort Road Medical, LLC for the benefit of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.206	Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. in favor of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.207	Environmental Indemnity Agreement by G&E Healthcare REIT Fort Road Medical, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.208	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Epler Parke, LLC and Grubb & Ellis Realty Investors, LLC, dated March 6, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 28, 2008 and incorporated herein by reference)
10.209	ISDA Interest Rate Swap Confirmation Letter Agreement by and between G&E Healthcare REIT Fort Road Medical, LLC and LaSalle Bank National Association, dated March 10, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.210	Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Liberty Falls, LLC, Triple Net Properties, LLC, and Dave Chrestensen and Todd Crawford, dated March 11, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.211	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Liberty Falls Medical Plaza, LLC, dated March 19, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.212	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Epler Parke Building B, LLC, dated March 24, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 28, 2008 and incorporated herein by reference)
10.213	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Cypress Station, LLC, dated March 25, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.214	Promissory Note by G&E Healthcare REIT Cypress Station, LLC in favor of National City Bank, dated March 25, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.215	Deed of Trust, Security Agreement, Assignment of Leases and Rents and Financing Statement by G&E Healthcare REIT Cypress Station, LLC for the benefit of National City Bank, dated March 25, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.216	Limited Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. for the benefit of National City Bank, dated March 25, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.217	Environmental Indemnity Agreement by G&E Healthcare REIT Cypress Station, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of National City Bank, dated March 25, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.218	Purchase and Sale Agreement and Escrow Instructions by and between HCP, Inc. and HCPI/Indiana, LLC, and G&E Healthcare REIT Medical Portfolio 3, LLC, dated May 30, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 4, 2008 and incorporated herein by reference)
10.219	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by G&E Healthcare REIT Amarillo Hospital, LLC to and for the benefit of Jeffrey C. Baker, Esq., Trustee and LaSalle Bank National Association, dated June 23, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 25, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.220	Joinder Agreement by G&E Healthcare REIT Amarillo Hospital, LLC in favor of LaSalle Bank National Association, dated June 23, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed June 25, 2008 and incorporated herein by reference)
10.221	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., G&E Healthcare REIT Amarillo Hospital, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated June 23, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed June 25, 2008 and incorporated herein by reference)
10.222	Loan Agreement by and among G&E Healthcare REIT 5995 Plaza Drive, LLC, G&E Healthcare REIT Academy, LLC, G&E Healthcare REIT Epler Parke Building B, LLC, G&E Healthcare REIT Nutfield Professional Center, LLC and G&E Healthcare REIT Medical Portfolio 2, LLC and Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.223	Promissory Note by G&E Healthcare REIT 5995 Plaza Drive, LLC, G&E Healthcare REIT Academy, LLC, G&E Healthcare REIT Epler Parke Building B, LLC, G&E Healthcare REIT Nutfield Professional Center, LLC and G&E Healthcare REIT Medical Portfolio 2, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.224	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT 5995 Plaza Drive, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.225	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Academy, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 and delivered June 26, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.226	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Medical Portfolio 2, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.227	Mortgage, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Epler Parke Building B, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.228	Mortgage, Assignment, Security Agreement and Fixture Filing (Overland Park) by G&E Healthcare REIT Nutfield Professional Center, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.229	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.230	Environmental Indemnity Agreement by G&E Healthcare REIT 5995 Plaza drive, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.231	Environmental Indemnity Agreement by G&E Healthcare REIT Academy, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)

Exhibit
Number		Exhibit

10.232		Environmental Indemnity Agreement by G&E Healthcare REIT Medical Portfolio 2, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.11 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.233		Environmental Indemnity Agreement by G&E Healthcare REIT Epler Parke Building B, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.12 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.234		Environmental Indemnity Agreement by G&E Healthcare REIT Nutfield Professional Center, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.13 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.235		Loan Agreement by and between G&E Healthcare REIT Medical Portfolio 3, LLC, The Financial Institutions Party Hereto, as Banks, and Fifth Third Bank, as Agent, dated June 26, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.236		Syndicated Promissory Note (1) by G&E Healthcare REIT Medical Portfolio 3, LLC for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.237		Syndicated Promissory Note (2) by G&E Healthcare REIT Medical Portfolio 3, LLC for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.238		Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.239		Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Boone County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.240		Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Hamilton County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.241		Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Hendricks County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.242		Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Marion County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.243		Environmental Indemnity Agreement by G&E Healthcare REIT Medical Portfolio 3, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.244		Modification of Loan Agreement by and among G&E Healthcare REIT Medical Portfolio 3, LLC, Grubb & Ellis Healthcare REIT, Inc. and Fifth Third Bank, dated June 27, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed July 3, 2008 and incorporated herein by reference)
21	.1**	Subsidiaries of Grubb & Ellis Healthcare REIT, Inc.
23.1		Consent of Venable LLP (included in Exhibit 5.1)
23.2		Consent of Alston & Bird LLP (included in Exhibit 8.1)

Exhibit
Number		Exhibit

23	.3**	Consent of Deloitte & Touche LLP
23	.4**	Consent of KMJ Corbin & Company LLP
24	.1*	Power of Attorney
24	.2*	Power of Attorney of Larry L. Mathis

*	Previously filed

**	Filed herewith

Item 37.  Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 34 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of common stock offered (if the total dollar value of common stock offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser;

(7) To send to each stockholder at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8) To file and to provide to the stockholders the financial statements as required by Form 10-K for the first full fiscal year of operations;

(9) To file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period; and

(10) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)
PUBLIC PROGRAMS
December 31, 2007

Table VI presents acquisitions of properties by programs completed during the three years prior to December 31, 2007. The information provided is at 100.0% of the property’s acquisition, without regard to percentage ownership of a property by an affiliated program either directly or through the affiliated program’s LLC. Additional information can be found in the Prior Performance Summary and Tables I through V.

Program: Name, location, type of property	G REIT, Inc. Opus Plaza at Ken Caryl Littleton, CO Office	G REIT, Inc. Eaton Freeway Phoenix, AZ Industrial
Gross leasable square footage	62,000	62,000
Date of purchase:	9/12/2005	10/21/2005
Mortgage financing at date of purchase	$6,700,000	$5,000,000
Cash down payment	$3,476,000	$2,588,000
Contract purchase price plus acquisition fee	$10,176,000	$7,588,000
Other cash expenditures expensed/(credited)	$(40,000)	$(10,000)
Other cash expenditures capitalized	$150,000	$224,000
Total acquisition cost	$10,286,000	$7,802,000

Program: Name, location, type of property	NNN 2003 Value Fund, LLC Interwood Houston, TX Office	NNN 2003 Value Fund, LLC Woodside Corporate Park Beaverton, OR Office
Gross leasable square footage	80,000	193,000
Date of purchase:	1/26/2005	9/30/2005
Mortgage financing at date of purchase	$5,500,000	$15,915,000
Cash down payment	$2,500,000	$6,947,000
Contract purchase price plus acquisition fee	$8,000,000	$22,862,000
Other cash expenditures expensed/(credited)	$4,000	$(5,000)
Other cash expenditures capitalized	$371,000	$1,132,000
Total acquisition cost	$8,375,000	$23,989,000

Program: Name, location, type of property	NNN 2003 Value Fund, LLC Daniels Road land parcel Heber City, UT Land	NNN 2003 Value Fund, LLC 3500 Maple(1) Dallas, TX Office
Gross leasable square footage	9.05 acres	375,000
Date of purchase:	10/14/2005	12/27/2005
Mortgage financing at date of purchase	$—	$58,320,000
Cash down payment	$729,000	$8,180,000
Contract purchase price plus acquisition fee	$729,000	$66,500,000
Other cash expenditures expensed/(credited)	$1,000	$(638,000)
Other cash expenditures capitalized	$1,000	$(749,000)
Total acquisition cost	$731,000	$65,113,000

(1)	Owned 99.0% of the property through a membership interest in NNN 3500 Maple VF 2003, LLC, which owns 99.0% of the property.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2007

Program: Name, location, type of property	NNN 2003 Value Fund, LLC 901 Civic Center Drive(1) Santa Ana, CA Office	NNN 2003 Value Fund, LLC Chase Tower(2) Austin, TX Office
Gross leasable square footage	99,000	389,000
Date of purchase:	4/24/2006	7/3/2006
Mortgage financing at date of purchase	$—	$54,800,000
Cash down payment	$15,147,000	$17,700,000
Contract purchase price plus acquisition fee	$15,147,000	$72,500,000
Other cash expenditures expensed/(credited)	$(7,000)	$5,000
Other cash expenditures capitalized	$29,000	$1,475,000
Total acquisition cost	$15,169,000	$73,980,000

Program: Name, location, type of property	NNN 2003 Value Fund, LLC Tiffany Square Colorado Springs, CO Office	NNN 2003 Value Fund, LLC Four Resource Square Charlotte, NC Office
Gross leasable square footage	184,000	152,000
Date of purchase:	11/15/2006	3/7/2007
Mortgage financing at date of purchase	$—	$21,150,000
Cash down payment	$11,052,000	$2,514,000
Contract purchase price plus acquisition fee	$11,052,000	$23,664,000
Other cash expenditures expensed/(credited)	$—	$11,000
Other cash expenditures capitalized	$150,000	$436,000
Total acquisition cost	$11,202,000	$24,111,000

Program: Name, location, type of property	NNN 2003 Value Fund, LLC The Sevens Building St. Louis, MO Office
Gross leasable square footage	197,000
Date of purchase:	10/25/2007
Mortgage financing at date of purchase	$23,500,000
Cash down payment	$5,598,000
Contract purchase price plus acquisition fee	$29,098,000
Other cash expenditures expensed/(credited)	$(47,000)
Other cash expenditures capitalized	$705,000
Total acquisition cost	$29,756,000

(1)	Owns 96.9% of the property through a membership interest in NNN VF 901 Civic, LLC, which owns 96.9% of the property.
(2)	Owns a 14.8% tenant in common interest in the property.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2007

Program: Name, location, type of property	Grubb & Ellis Apartment REIT, Inc. Walker Ranch Apartment Homes San Antonio, TX Apartment	Grubb & Ellis Apartment REIT, Inc. Hidden Lake Apartment Homes San Antonio, TX Apartment
Number of units and total square feet of units	325/285,000	380/304,000
Date of purchase:	10/31/2006	12/28/2006
Mortgage financing at date of purchase	$26,860,000	$31,718,000
Cash down payment	$4,813,000	$1,273,000
Contract purchase price plus acquisition fee	$31,673,000	$32,991,000
Other cash expenditures expensed/(credited)	$(8,000)	$(33,000)
Other cash expenditures capitalized	$141,000	$150,000
Total acquisition cost	$31,806,000	$33,108,000

Program: Name, location, type of property	Grubb & Ellis Apartment REIT, Inc. Park at Northgate Spring, TX Apartment	Grubb & Ellis Apartment REIT, Inc. Residences at Braemar Charlotte, NC Apartment
Number of units and total square feet of units	248/202,000	160/169,000
Date of purchase:	6/12/2007	6/29/2007
Mortgage financing at date of purchase	$—	$13,022,000
Cash down payment	$17,098,000	$2,428,000
Contract purchase price plus acquisition fee	$17,098,000	$15,450,000
Other cash expenditures expensed/(credited)	$(125,000)	$(3,000)
Other cash expenditures capitalized	$11,000	$127,000
Total acquisition cost	$16,984,000	$15,574,000

Program: Name, location, type of property	Grubb & Ellis Apartment REIT, Inc. Baypoint Resort Corpus Christi, TX Apartment	Grubb & Ellis Apartment REIT, Inc. Towne Crossing Apartments Mansfield, TX Apartment
Number of units and total square feet of units	350/313,000	268/232,000
Date of purchase:	8/2/2007	8/29/2007
Mortgage financing at date of purchase	$35,212,000	$20,766,000
Cash down payment	$(964,000)	$1,482,000
Contract purchase price plus acquisition fee	$34,248,000	$22,248,000
Other cash expenditures expensed/(credited)	$—	$(9,000)
Other cash expenditures capitalized	$245,000	$262,000
Total acquisition cost	$34,493,000	$22,501,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2007

Program: Name, location, type of property	Grubb & Ellis Apartment REIT, Inc. Villas of El Dorado McKinney, TX Apartment	Grubb & Ellis Apartment REIT, Inc. The Heights at Olde Towne Portsmouth, VA Apartment
Number of units and total square feet of units	248/193,000	148/118,000
Date of purchase:	11/2/2007	12/21/2007
Mortgage financing at date of purchase	$16,795,000	$16,888,000
Cash down payment	$1,745,000	$622,000
Contract purchase price plus acquisition fee	$18,540,000	$17,510,000
Other cash expenditures expensed/(credited)	$—	$(31,000)
Other cash expenditures capitalized	$215,000	$326,000
Total acquisition cost	$18,755,000	$17,805,000

Program: Name, location, type of property	Grubb & Ellis Apartment REIT, Inc. The Myrtles at Olde Towne Portsmouth, VA Apartment
Number of units and total square feet of units	246/221,000
Date of purchase:	12/21/07
Mortgage financing at date of purchase	$33,680,000
Cash down payment	$3,400,000
Contract purchase price plus acquisition fee	$37,080,000
Other cash expenditures expensed/(credited)	$(32,000)
Other cash expenditures capitalized	$642,000
Total acquisition cost	$37,690,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Southpointe Office Parke and Epler Parke 1 Indianapolis, IN Medical Office	Grubb & Ellis Healthcare REIT, Inc. Crawfordsville Medical Office Park and Athens Surgery Center Crawfordsville, IN Medical Office
Gross leasable square footage	97,000	29,000
Date of purchase:	1/22/2007	1/22/2007
Mortgage financing at date of purchase	$14,261,000	$6,649,000
Cash down payment	$983,000	$458,000
Contract purchase price plus acquisition fee	$15,244,000	$7,107,000
Other cash expenditures expensed/(credited)	$(45,000)	$(20,000)
Other cash expenditures capitalized	$139,000	$143,000
Total acquisition cost	$15,338,000	$7,230,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2007

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. The Gallery Professional Building St. Paul, MN Medical Office	Grubb & Ellis Healthcare REIT, Inc. Lenox Office Park, Building G Memphis, TN Office
Gross leasable square footage	105,000	98,000
Date of purchase:	3/9/2007	3/23/2007
Mortgage financing at date of purchase	$7,000,000	$12,000,000
Cash down payment	$2,064,000	$7,055,000
Contract purchase price plus acquisition fee	$9,064,000	$19,055,000
Other cash expenditures expensed/(credited)	$—	$(47,000)
Other cash expenditures capitalized	$267,000	$(480,000)
Total acquisition cost	$9,331,000	$18,528,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Commons V Medical Office Building Naples, FL Medical Office	Grubb & Ellis Healthcare REIT, Inc. Yorktown Medical Center and Shakerag Medical Center Fayetteville and Peachtree City, GA Medical Office
Gross leasable square footage	55,000	115,000
Date of purchase:	4/24/2007	5/2/2007
Mortgage financing at date of purchase	$—	$13,530,000
Cash down payment	$14,523,000	$8,615,000
Contract purchase price plus acquisition fee	$14,523,000	$22,145,000
Other cash expenditures expensed/(credited)	$(33,000)	$19,000
Other cash expenditures capitalized	$297,000	$107,000
Total acquisition cost	$14,787,000	$22,271,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Thunderbird Medical Plaza Glendale, AZ Medical Office	Grubb & Ellis Healthcare REIT, Inc. Triumph Hospital Northwest and Triumph Hospital Southwest Houston and Sugar Land, TX Healthcare-Related Facility
Gross leasable square footage	112,000	151,000
Date of purchase:	5/15/2007	6/8/2007
Mortgage financing at date of purchase	$—	$4,000,000
Cash down payment	$25,750,000	$33,595,000
Contract purchase price plus acquisition fee	$25,750,000	$37,595,000
Other cash expenditures expensed/(credited)	$(57,000)	$(165,000)
Other cash expenditures capitalized	$22,000	$29,000
Total acquisition cost	$25,715,000	$37,459,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2007

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Gwinnett Professional Center Lawrenceville, GA Medical Office	Grubb & Ellis Healthcare REIT, Inc. 1 and 4 Market Exchange Columbus, OH Medical Office
Gross leasable square footage	60,000	116,000
Date of purchase:	7/27/2007	8/15/2007
Mortgage financing at date of purchase	$5,734,000	$—
Cash down payment	$3,845,000	$22,557,000
Contract purchase price plus acquisition fee	$9,579,000	$22,557,000
Other cash expenditures expensed/(credited)	$(17,000)	$(110,000)
Other cash expenditures capitalized	$107,000	$128,000
Total acquisition cost	$9,669,000	$22,575,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Kokomo Medical Office Park Kokomo, IN Medical Office	Grubb & Ellis Healthcare REIT, Inc. St. Mary Physicians Center Long Beach, CA Medical Office
Gross leasable square footage	87,000	67,000
Date of purchase:	8/30/2007	9/5/2007
Mortgage financing at date of purchase	$1,300,000	$14,380,000
Cash down payment	$12,451,000	$(166,000)
Contract purchase price plus acquisition fee	$13,751,000	$14,214,000
Other cash expenditures expensed/(credited)	$(9,000)	$(20,000)
Other cash expenditures capitalized	$3,000	$50,000
Total acquisition cost	$13,745,000	$14,244,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. 2750 Monroe Boulevard Valley Forge, PA Office	Grubb & Ellis Healthcare REIT, Inc. East Florida Senior Care Portfolio Jacksonville, Winter Park and Sunrise, FL Healthcare-Related Facility
Gross leasable square footage	109,000	355,000
Date of purchase:	9/10/2007	9/28/2007
Mortgage financing at date of purchase	$27,900,000	$37,000,000
Cash down payment	$(399,000)	$16,560,000
Contract purchase price plus acquisition fee	$27,501,000	$53,560,000
Other cash expenditures expensed/(credited)	$(153,000)	$(34,000)
Other cash expenditures capitalized	$522,000	$373,000
Total acquisition cost	$27,870,000	$53,899,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2007

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Northmeadow Medical Center Roswell, GA Medical Office	Grubb & Ellis Healthcare REIT, Inc. Tucson Medical Office Portfolio Tucson, AZ Medical Office
Gross leasable square footage	51,000	111,000
Date of purchase:	11/15/2007	11/20/2007
Mortgage financing at date of purchase	$12,400,000	$22,000,000
Cash down payment	$(194,000)	$(318,000)
Contract purchase price plus acquisition fee	$12,206,000	$21,682,000
Other cash expenditures expensed/(credited)	$(50,000)	$(46,000)
Other cash expenditures capitalized	$(121,000)	$97,000
Total acquisition cost	$12,035,000	$21,733,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Lima Medical Office Portfolio Lima, OH Medical Office	Grubb & Ellis Healthcare REIT, Inc. Highlands Ranch Park Plaza Highlands Ranch, CO Medical Office
Gross leasable square footage	188,000	82,000
Date of purchase:	12/7/2007	12/19/2007
Mortgage financing at date of purchase	$26,000,000	$11,754,000
Cash down payment	$8,000	$3,181,000
Contract purchase price plus acquisition fee	$26,008,000	$14,935,000
Other cash expenditures expensed/(credited)	$(160,000)	$(50,000)
Other cash expenditures capitalized	$269,000	$125,000
Total acquisition cost	$26,117,000	$15,010,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Park Place Office Park Dayton, OH Medical Office	Grubb & Ellis Healthcare REIT, Inc. Chesterfield Rehabilitation Center(1) Chesterfield, MO Healthcare-Related Facility
Gross leasable square footage	133,000	112,000
Date of purchase:	12/20/2007	12/20/2007
Mortgage financing at date of purchase	$11,443,000	$34,800,000
Cash down payment	$5,243,000	$2,733,000
Contract purchase price plus acquisition fee	$16,686,000	$37,533,000
Other cash expenditures expensed/(credited)	$(65,000)	$(103,000)
Other cash expenditures capitalized	$349,000	$159,000
Total acquisition cost	$16,970,000	$37,589,000

(1)	Owns 80.0% of the property.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Table VI presents acquisitions of properties by programs during the three years prior to December 31, 2007. The information provided is at 100.0% of the property’s acquisition, without regard to percentage ownership of a property by another affiliated program or another affiliated program’s investment through the program presented. Footnotes disclose the percentage owned by the program as well as the percentage owned by affiliated entities investing in the program. More complete disclosure can be found in the Prior Performance Summary and Tables I through V.

Program: Name, location, type of property	NNN SFS Town Center, LLC Town Center Business Park Santa Fe Springs, CA Office	NNN 4 Hutton, LLC 4 Hutton on the Lake South Coast Metro, CA Office
Gross leasable square footage	177,000	210,000
Date of purchase:	1/6/2005	1/7/2005
Mortgage financing at date of purchase	$22,000,000	$32,000,000
Cash down payment	$8,910,000	$17,000,000
Contract purchase price plus acquisition fee	$30,910,000	$49,000,000
Other cash expenditures expensed/(credited)	$(27,000)	$(230,000)
Other cash expenditures capitalized	$343,000	$724,000
Total acquisition cost	$31,226,000	$49,494,000

Program: Name, location, type of property	NNN/Mission Collin Creek, LLC Mission Collin Creek Apartments Plano, TX Apartment	NNN Satellite 1100 & 2000, LLC Satellite Place Office Park Duluth, GA Office
Gross leasable square footage	267,000	175,000
Date of purchase:	1/19/2005	2/24/2005
Mortgage financing at date of purchase	$13,600,000	$13,900,000
Cash down payment	$4,683,000	$5,510,000
Contract purchase price plus acquisition fee	$18,283,000	$19,410,000
Other cash expenditures expensed/(credited)	$(16,000)	$(18,000)
Other cash expenditures capitalized	$257,000	$225,000
Total acquisition cost	$18,524,000	$19,617,000

Program: Name, location, type of property	NNN Chatsworth Business Park, LLC Chatsworth Business Park Chatsworth, CA Office	NNN Met Center 10, LLCBuilding Ten - Met Center Austin, TX Office
Gross leasable square footage	232,000	346,000
Date of purchase:	3/30/2005	4/8/2005
Mortgage financing at date of purchase	$33,750,000	$32,000,000
Cash down payment	$13,025,000	$12,880,000
Contract purchase price plus acquisition fee	$46,775,000	$44,880,000
Other cash expenditures expensed/(credited)	$131,000	$(257,000)
Other cash expenditures capitalized	$(889,000)	$540,000
Total acquisition cost	$46,017,000	$45,163,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN 2400 West Marshall Drive, LLC 2400 West Marshall Drive Grand Prairie, TX Office	NNN 411 East Wisconsin, LLC 411 East Wisconsin Avenue Milwaukee, WI Office
Gross leasable square footage	111,000	654,000
Date of purchase:	4/12/2005	4/29/2005
Mortgage financing at date of purchase	$6,875,000	$70,000,000
Cash down payment	$2,595,000	$25,000,000
Contract purchase price plus acquisition fee	$9,470,000	$95,000,000
Other cash expenditures expensed/(credited)	$(9,000)	$25,000
Other cash expenditures capitalized	$192,000	$1,268,000
Total acquisition cost	$9,653,000	$96,293,000

Program: Name, location, type of property	NNN Naples Tamiami Trail, LLC 4501 Tamiami Trail Naples, FL Office	NNN Naples Laurel Oak, LLC 800 Laurel Oak Drive Naples, FL Office
Gross leasable square footage	78,000	41,000
Date of purchase:	5/2/2005	5/2/2005
Mortgage financing at date of purchase	$13,500,000	$9,500,000
Cash down payment	$7,500,000	$6,700,000
Contract purchase price plus acquisition fee	$21,000,000	$16,200,000
Other cash expenditures expensed/(credited)	$(10,000)	$7,000
Other cash expenditures capitalized	$312,000	$271,000
Total acquisition cost	$21,302,000	$16,478,000

Program: Name, location, type of property	NNN Park at Spring Creek, LLC The Park at Spring Creek Apartments Tomball, TX Apartment	NNN Inverness Business Park, LLC Inverness Business Park Englewood, CO Office
Gross leasable square footage	185,000	112,000
Date of purchase:	6/8/2005	6/10/2005
Mortgage financing at date of purchase	$11,040,000	$9,500,000
Cash down payment	$3,277,000	$3,450,000
Contract purchase price plus acquisition fee	$14,317,000	$12,950,000
Other cash expenditures expensed/(credited)	$(41,000)	$(18,000)
Other cash expenditures capitalized	$323,000	$40,000
Total acquisition cost	$14,599,000	$12,972,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Waterway Plaza, LLC Waterway Plaza I and II The Woodlands, TX Office	NNN Papago Spectrum, LLC Papago Spectrum Tempe, AZ Office
Gross leasable square footage	366,000	160,000
Date of purchase:	6/20/2005	7/29/2005
Mortgage financing at date of purchase	$60,000,000	$19,000,000
Cash down payment	$14,148,000	$7,375,000
Contract purchase price plus acquisition fee	$74,148,000	$26,375,000
Other cash expenditures expensed/(credited)	$(66,000)	$183,000
Other cash expenditures capitalized	$546,000	$827,000
Total acquisition cost	$74,628,000	$27,385,000

Program: Name, location, type of property	NNN Sanctuary at Highland Oak, DST The Sanctuary at Highland Oaks Tampa, FL Apartment	NNN Met Center 15, LLC Building 15 - Met Center Austin, TX Office
Gross leasable square footage	495,000	258,000
Date of purchase:	7/29/2005	8/19/2005
Mortgage financing at date of purchase	$35,300,000	$28,000,000
Cash down payment	$19,240,000	$9,500,000
Contract purchase price plus acquisition fee	$54,540,000	$37,500,000
Other cash expenditures expensed/(credited)	$162,000	$(383,000)
Other cash expenditures capitalized	$867,000	$591,000
Total acquisition cost	$55,569,000	$37,708,000

Program: Name, location, type of property	NNN One Chesterfield Place, LLC One Chesterfield Place Chesterfield, MO Office	NNN Maitland Promenade, LLC Maitland Promenade II Orlando, FL Office
Gross leasable square footage	143,000	230,000
Date of purchase:	9/9/2005	9/12/2005
Mortgage financing at date of purchase	$18,810,000	$32,250,000
Cash down payment	$9,664,000	$12,143,000
Contract purchase price plus acquisition fee	$28,474,000	$44,393,000
Other cash expenditures expensed/(credited)	$(76,000)	$(78,000)
Other cash expenditures capitalized	$346,000	$470,000
Total acquisition cost	$28,744,000	$44,785,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Sixth Avenue West, LLC Sixth Avenue West Golden, CO Office	NNN St. Charles, LLC St. Charles Apartments Kennesaw, GA Apartment
Gross leasable square footage	125,000	200,000
Date of purchase:	9/13/2005	9/27/2005
Mortgage financing at date of purchase	$10,300,000	$12,100,000
Cash down payment	$5,200,000	$5,714,000
Contract purchase price plus acquisition fee	$15,500,000	$17,814,000
Other cash expenditures expensed/(credited)	$(94,000)	$23,000
Other cash expenditures capitalized	$(434,000)	$252,000
Total acquisition cost	$14,972,000	$18,089,000

Program: Name, location, type of property	NNN 123 Wacker, LLC 123 North Wacker Drive Chicago, IL Office	NNN Netpark II, LLC(1) Netpark Tampa Bay Tampa, FL Office
Gross leasable square footage	541,000	913,000
Date of purchase:	9/28/2005	9/30/2005
Mortgage financing at date of purchase	$136,000,000	$21,500,000
Cash down payment	$37,680,000	$12,000,000
Contract purchase price plus acquisition fee	$173,680,000	$33,500,000
Other cash expenditures expensed/(credited)	$958,000	$(20,000)
Other cash expenditures capitalized	$2,652,000	$1,008,000
Total acquisition cost	$177,290,000	$34,488,000

Program: Name, location, type of property	NNN Britannia Business Center III, LLC Britannia Business Center Pleasanton, CA Office	NNN Britannia Business Center II, LLC Britannia Business Center Pleasanton, CA Office
Gross leasable square footage	191,000	276,000
Date of purchase:	9/30/2005	9/30/2005
Mortgage financing at date of purchase	$35,000,000	$41,000,000
Cash down payment	$10,290,000	$17,610,000
Contract purchase price plus acquisition fee	$45,290,000	$58,610,000
Other cash expenditures expensed/(credited)	$(101,000)	$(129,000)
Other cash expenditures capitalized	$467,000	$435,000
Total acquisition cost	$45,656,000	$58,916,000

(1)	NNN 2002 Value Fund, LLC, an affiliated public entity, sold its 50.0% tenant in common interest in the property to an affiliated program, NNN Netpark II, LLC.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Woodside Corporate Park, LLC Woodside Corporate Park Beaverton, OR Office	NNN Britannia Business Center I, LLC Britannia Business Center Pleasanton, CA Office
Gross leasable square footage	383,000	297,000
Date of purchase:	9/30/2005	10/14/2005
Mortgage financing at date of purchase	$33,500,000	$60,000,000
Cash down payment	$12,000,000	$22,989,000
Contract purchase price plus acquisition fee	$45,500,000	$82,989,000
Other cash expenditures expensed/(credited)	$(405,000)	$(276,000)
Other cash expenditures capitalized	$550,000	$867,000
Total acquisition cost	$45,645,000	$83,580,000

Program: Name, location, type of property	NNN Saturn Business Park, LLC Saturn Business Park Brea, CA Office	NNN Parkway Crossing, LLC Parkway Crossing Apartments Asheville, NC Apartment
Gross leasable square footage	121,000	184,000
Date of purchase:	10/20/2005	10/28/2005
Mortgage financing at date of purchase	$16,100,000	$9,100,000
Cash down payment	$6,560,000	$2,230,000
Contract purchase price plus acquisition fee	$22,660,000	$11,330,000
Other cash expenditures expensed/(credited)	$14,000	$10,000
Other cash expenditures capitalized	$60,000	$189,000
Total acquisition cost	$22,734,000	$11,529,000

Program: Name, location, type of property	NNN Forest Office Park, LLC Forest Office Park Richmond, VA Office	NNN Doral Court, LLC Doral Court Miami, FL Office
Gross leasable square footage	223,000	209,000
Date of purchase:	11/9/2005	11/15/2005
Mortgage financing at date of purchase	$15,300,000	$19,640,000
Cash down payment	$5,550,000	$13,640,000
Contract purchase price plus acquisition fee	$20,850,000	$33,280,000
Other cash expenditures expensed/(credited)	$(87,000)	$50,000
Other cash expenditures capitalized	$406,000	$1,057,000
Total acquisition cost	$21,169,000	$34,387,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Talavi Corp Center, LLC Talavi Corporate Center Glendale, AZ Office	NNN One Nashville Place, LLC One Nashville Place Nashville, TN Office
Gross leasable square footage	153,000	411,000
Date of purchase:	11/23/2005	11/30/2005
Mortgage financing at date of purchase	$24,000,000	$58,000,000
Cash down payment	$8,875,000	$21,750,000
Contract purchase price plus acquisition fee	$32,875,000	$79,750,000
Other cash expenditures expensed/(credited)	$17,000	$54,000
Other cash expenditures capitalized	$375,000	$1,590,000
Total acquisition cost	$33,267,000	$81,394,000

Program: Name, location, type of property	NNN 633 17th Street, LLC 633 17th Street Denver, CO Office	NNN 300 Four Falls, LLC 300 Four Falls W. Conshohocken, PA Office
Gross leasable square footage	553,000	298,000
Date of purchase:	12/9/2005	12/14/2005
Mortgage financing at date of purchase	$67,500,000	$72,000,000
Cash down payment	$24,780,000	$28,525,000
Contract purchase price plus acquisition fee	$92,280,000	$100,525,000
Other cash expenditures expensed/(credited)	$(70,000)	$327,000
Other cash expenditures capitalized	$1,087,000	$2,019,000
Total acquisition cost	$93,297,000	$102,871,000

Program: Name, location, type of property	NNN 3500 Maple, LLC 3500 Maple Dallas, TX Office	NNN The Landing, LLC The Landing Apartments Durham, NC Apartment
Gross leasable square footage	375,000	192,000
Date of purchase:	12/27/2005	12/30/2005
Mortgage financing at date of purchase	$58,320,000	$9,700,000
Cash down payment	$8,180,000	$3,536,000
Contract purchase price plus acquisition fee	$66,500,000	$13,236,000
Other cash expenditures expensed/(credited)	$(638,000)	$14,000
Other cash expenditures capitalized	$(749,000)	$79,000
Total acquisition cost	$65,113,000	$13,329,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Caledon Wood, LLC Caledon Wood Apartments Greenville, SC Apartment	NNN Mission Square, LLC Misson Square Riverside, CA Office
Gross leasable square footage	348,000	128,000
Date of purchase:	1/3/2006	1/10/2006
Mortgage financing at date of purchase	$17,000,000	$24,225,000
Cash down payment	$6,816,000	$9,275,000
Contract purchase price plus acquisition fee	$23,816,000	$33,500,000
Other cash expenditures expensed/(credited)	$51,000	$(10,000)
Other cash expenditures capitalized	$89,000	$365,000
Total acquisition cost	$23,956,000	$33,855,000

Program: Name, location, type of property	NNN Highbrook Apartments, LLC Highbrook Apartments High Point, NC Apartment	NNN Gateway One, LLC Gateway One St. Louis, MO Office
Gross leasable square footage	280,000	410,000
Date of purchase:	1/19/2006	2/9/2006
Mortgage financing at date of purchase	$16,925,000	$50,000,000
Cash down payment	$6,466,000	$16,600,000
Contract purchase price plus acquisition fee	$23,391,000	$66,600,000
Other cash expenditures expensed/(credited)	$(4,000)	$(139,000)
Other cash expenditures capitalized	$330,000	$753,000
Total acquisition cost	$23,717,000	$67,214,000

Program: Name, location, type of property	NNN 1818 Market Street, LLC 1818 Market Street Philadelphia, PA Office	NNN Meadows Apartments, LLC The Meadows Apartments Asheville, NC Apartment
Gross leasable square footage	983,000	387,000
Date of purchase:	2/21/2006	3/15/2006
Mortgage financing at date of purchase	$132,000,000	$21,300,000
Cash down payment	$25,384,000	$7,100,000
Contract purchase price plus acquisition fee	$157,384,000	$28,400,000
Other cash expenditures expensed/(credited)	$1,943,000	$(73,000)
Other cash expenditures capitalized	$5,384,000	$121,000
Total acquisition cost	$164,711,000	$28,448,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Enclave at Deep River, LLC The Enclave at Deep River Plantation High Point, NC Apartment	NNN Opportunity Fund VIII, LLC Executive Center VI Brookfield, WI Office
Gross leasable square footage	224,000	102,000
Date of purchase:	3/17/2006	4/18/2006
Mortgage financing at date of purchase	$13,725,000	$8,750,000
Cash down payment	$5,307,000	$950,000
Contract purchase price plus acquisition fee	$19,032,000	$9,700,000
Other cash expenditures expensed/(credited)	$(81,000)	$35,000
Other cash expenditures capitalized	$112,000	$232,000
Total acquisition cost	$19,063,000	$9,967,000

Program: Name, location, type of property	NNN Aventura Harbour, LLC Harbour Centre Aventura, FL Office	NNN Arbor Trace Apartments, LLC Arbor Trace Apartments Virginia Beach, VA Apartment
Gross leasable square footage	214,000	125,000
Date of purchase:	4/28/2006	5/1/2006
Mortgage financing at date of purchase	$51,180,000	$11,063,000
Cash down payment	$20,015,000	$4,129,000
Contract purchase price plus acquisition fee	$69,595,000	$15,192,000
Other cash expenditures expensed/(credited)	$(660,000)	$108,000
Other cash expenditures capitalized	$5,276,000	$290,000
Total acquisition cost	$74,211,000	$15,590,000

Program: Name, location, type of property	NNN Lake Center, LLC Lake Center Four Marlton, NJ Office	NNN 3050 Superior, LLC 3050 Superior Drive NW Rochester, MN Office
Gross leasable square footage	89,000	205,000
Date of purchase:	5/18/2006	5/18/2006
Mortgage financing at date of purchase	$14,830,000	$28,100,000
Cash down payment	$4,969,000	$8,775,000
Contract purchase price plus acquisition fee	$19,799,000	$36,875,000
Other cash expenditures expensed/(credited)	$(56,000)	$(441,000)
Other cash expenditures capitalized	$791,000	$873,000
Total acquisition cost	$20,534,000	$37,307,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Las Colinas Highlands, LLC Las Colinas Highlands Irving, TX Office	NNN 220 Virginia Avenue, LLC 220 Virginia Avenue Indianapolis, IN Office
Gross leasable square footage	199,000	562,000
Date of purchase:	6/27/2006	6/29/2006
Mortgage financing at date of purchase	$32,000,000	$84,405,000
Cash down payment	$12,148,000	$16,395,000
Contract purchase price plus acquisition fee	$44,148,000	$100,800,000
Other cash expenditures expensed/(credited)	$(235,000)	$(594,000)
Other cash expenditures capitalized	$784,000	$420,000
Total acquisition cost	$44,697,000	$100,626,000

Program: Name, location, type of property	NNN Chase Tower, LLC Chase Tower (1) Austin, TX Office	NNN Villa Apartments, LLC Villas by the Lake Jonesboro, GA Apartment
Gross leasable square footage	389,000	283,000
Date of purchase:	7/3/2006	7/7/2006
Mortgage financing at date of purchase	$54,800,000	$14,925,000
Cash down payment	$17,700,000	$5,572,000
Contract purchase price plus acquisition fee	$72,500,000	$20,497,000
Other cash expenditures expensed/(credited)	$5,000	$(41,000)
Other cash expenditures capitalized	$1,475,000	$598,000
Total acquisition cost	$73,980,000	$21,054,000

Program: Name, location, type of property	NNN 2716 North Tenaya, LLC 2716 North Tenaya Way Las Vegas, NV Medical Office	NNN Westlake Villa, LLC Westlake Villas San Antonio, TX Apartment
Gross leasable square footage	204,000	223,000
Date of purchase:	7/25/2006	8/8/2006
Mortgage financing at date of purchase	$50,750,000	$11,325,000
Cash down payment	$23,500,000	$4,228,000
Contract purchase price plus acquisition fee	$74,250,000	$15,553,000
Other cash expenditures expensed/(credited)	$(42,000)	$(313,000)
Other cash expenditures capitalized	$1,892,000	$373,000
Total acquisition cost	$76,100,000	$15,613,000

(1)	This program owns 26.8% of the property. The balance of the property is owned by two affiliated programs, NNN Opportunity Fund VIII, LLC with 47.5% ownership and NNN 2003 Value Fund, LLC with 14.8% ownership. The remaining 10.9% of the property is owned by an unaffiliated entity.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN 400 Capitol, LLC The Regions Center Little Rock, AR Office	NNN Southcreek Corporate, LLC Southcreek Corporate Center II Overland Park, KS Office
Gross leasable square footage	532,000	56,000
Date of purchase:	8/18/2006	9/1/2006
Mortgage financing at date of purchase	$32,000,000	$6,000,000
Cash down payment	$6,368,000	$2,000,000
Contract purchase price plus acquisition fee	$38,368,000	$8,000,000
Other cash expenditures expensed/(credited)	$(167,000)	$(48,000)
Other cash expenditures capitalized	$1,746,000	$59,000
Total acquisition cost	$39,947,000	$8,011,000

Program: Name, location, type of property	NNN Chatham Court/ Reflections, LLC Chatham Court and Chatham Reflections Dallas, TX Apartment	NNN Arbors at Fairview, LLC Arbors at Fairview Apartments Simpsonville, SC Apartment
Gross leasable square footage	378,000	181,000
Date of purchase:	9/8/2006	10/12/2006
Mortgage financing at date of purchase	$18,938,000	$10,500,000
Cash down payment	$7,070,000	$3,920,000
Contract purchase price plus acquisition fee	$26,008,000	$14,420,000
Other cash expenditures expensed/(credited)	$(207,000)	$(53,000)
Other cash expenditures capitalized	$826,000	$834,000
Total acquisition cost	$26,627,000	$15,201,000

Program: Name, location, type of property	NNN 1 & 2 Met Center, LLC Met Center 1 & 2 Austin, TX Office	NNN 250 East 5th Street, LLC 250 East 5th Street Cincinnati, OH Office
Gross leasable square footage	95,000	537,000
Date of purchase:	10/13/2006	10/25/2006
Mortgage financing at date of purchase	$8,600,000	$65,000,000
Cash down payment	$3,420,000	$27,756,000
Contract purchase price plus acquisition fee	$12,020,000	$92,756,000
Other cash expenditures expensed/(credited)	$(234,000)	$(153,000)
Other cash expenditures capitalized	$104,000	$805,000
Total acquisition cost	$11,890,000	$93,408,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	One Northlake Place, LLC 11500 Northlake Drive Cincinnati, OH Office	NNN DCF Campus, LLC Department of Children and Families Campus Plantation, FL Office
Gross leasable square footage	177,000	118,000
Date of purchase:	10/27/2006	11/15/2006
Mortgage financing at date of purchase	$13,350,000	$10,090,000
Cash down payment	$4,100,000	$3,300,000
Contract purchase price plus acquisition fee	$17,450,000	$13,390,000
Other cash expenditures expensed/(credited)	$4,000	$(229,000)
Other cash expenditures capitalized	$272,000	$369,000
Total acquisition cost	$17,726,000	$13,530,000

Program: Name, location, type of property	NNN Beechwood Apartments, LLC Beechwood Apartments Greensboro, NC Apartment	NNN Westpoint, LLC Westpoint 1 Irving, TX Office
Gross leasable square footage	173,000	150,000
Date of purchase:	11/17/2006	11/29/2006
Mortgage financing at date of purchase	$8,625,000	$15,125,000
Cash down payment	$3,220,000	$5,675,000
Contract purchase price plus acquisition fee	$11,845,000	$20,800,000
Other cash expenditures expensed/(credited)	$(7,000)	$(11,000)
Other cash expenditures capitalized	$268,000	$269,000
Total acquisition cost	$12,106,000	$21,058,000

Program: Name, location, type of property	NNN Castaic Town Center, LLC Castaic Town Center Castaic, CA Retail	NNN Northwoods, LLC Northwoods II Columbus, OH Office
Gross leasable square footage	40,000	116,000
Date of purchase:	11/30/2006	12/8/2006
Mortgage financing at date of purchase	$11,250,000	$8,200,000
Cash down payment	$4,150,000	$2,770,000
Contract purchase price plus acquisition fee	$15,400,000	$10,970,000
Other cash expenditures expensed/(credited)	$26,000	$(43,000)
Other cash expenditures capitalized	$572,000	$186,000
Total acquisition cost	$15,998,000	$11,113,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN 50 Lake Center , LLC Lake Center V Marlton, NJ Office	NNN Mt. Moriah Apartments, LLC The Trails at Mt. Moriah Apartments Memphis, TN Apartment
Gross leasable square footage	89,000	539,000
Date of purchase:	12/15/2006	12/28/2006
Mortgage financing at date of purchase	$16,425,000	$22,875,000
Cash down payment	$6,075,000	$8,540,000
Contract purchase price plus acquisition fee	$22,500,000	$31,415,000
Other cash expenditures expensed/(credited)	$(634,000)	$57,000
Other cash expenditures capitalized	$628,000	$2,691,000
Total acquisition cost	$22,494,000	$34,163,000

Program: Name, location, type of property	NNN 1600 Parkwood, LLC 1600 Parkwood Circle Atlanta, GA Office	NNN Royal 400, LLC Royal 400 Business Park Alpharetta, GA Office
Gross leasable square footage	151,000	140,000
Date of purchase:	12/28/2006	12/29/2006
Mortgage financing at date of purchase	$18,250,000	$9,400,000
Cash down payment	$9,275,000	$4,400,000
Contract purchase price plus acquisition fee	$27,525,000	$13,800,000
Other cash expenditures expensed/(credited)	$2,000	$19,000
Other cash expenditures capitalized	$241,000	$942,000
Total acquisition cost	$27,768,000	$14,761,000

Program: Name, location, type of property	NNN Lenox Park, LLC Lenox Office Park (Bldg A and B) Memphis, TN Office	NNN Advanced Orthopaedic, LLC Advanced Orthopaedic Center Richmond, VA Medical Office
Gross leasable square footage	193,000	60,000
Date of purchase:	1/3/2007	1/5/2007
Mortgage financing at date of purchase	$17,300,000	$12,500,000
Cash down payment	$6,925,000	$4,238,000
Contract purchase price plus acquisition fee	$24,225,000	$16,738,000
Other cash expenditures expensed/(credited)	$133,000	$63,000
Other cash expenditures capitalized	$342,000	$298,000
Total acquisition cost	$24,700,000	$17,099,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Woodbridge Apartments, LLC Woodbridge Apartments San Antonio, TX Apartment	NNN Hunter Plaza, LLC Hunter Plaza Irving, TX Retail
Gross leasable square footage	224,000	106,000
Date of purchase:	1/16/2007	2/27/2007
Mortgage financing at date of purchase	$9,750,000	$22,500,000
Cash down payment	$3,640,000	$7,500,000
Contract purchase price plus acquisition fee	$13,390,000	$30,000,000
Other cash expenditures expensed/(credited)	$(25,000)	$31,000
Other cash expenditures capitalized	$344,000	$84,000
Total acquisition cost	$13,709,000	$30,115,000

Program: Name, location, type of property	NNN Three Resource Square, LLC Three Resource Square Charlotte, NC Office	NNN Durham Office Portfolio, LLC Durham Office Portfolio Durham, NC Medical Office
Gross leasable square footage	122,000	276,000
Date of purchase:	3/7/2007	3/12/2007
Mortgage financing at date of purchase	$16,250,000	$26,000,000
Cash down payment	$7,283,000	$9,225,000
Contract purchase price plus acquisition fee	$23,533,000	$35,225,000
Other cash expenditures expensed/(credited)	$54,000	$(71,000)
Other cash expenditures capitalized	$505,000	$348,000
Total acquisition cost	$24,092,000	$35,502,000

Program: Name, location, type of property	NNN 4101 Interwood, LLC Interwood Office Park Houston, TX Office	NNN Vineyard Springs Apartments, LLC Vineyard Springs Apartments San Antonio, TX Apartment
Gross leasable square footage	80,000	338,000
Date of purchase:	3/14/2007	3/20/2007
Mortgage financing at date of purchase	$8,250,000	$21,825,000
Cash down payment	$3,080,000	$8,148,000
Contract purchase price plus acquisition fee	$11,330,000	$29,973,000
Other cash expenditures expensed/(credited)	$(47,000)	$(11,000)
Other cash expenditures capitalized	$107,000	$978,000
Total acquisition cost	$11,390,000	$30,940,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Parkway 400, LLC Parkway 400 Alpharetta, GA Office	NNN Springfield Apartments, LLC Springfield Apartments Durham, NC Apartment
Gross leasable square footage	193,000	204,000
Date of purchase:	3/26/2007	3/29/2007
Mortgage financing at date of purchase	$25,500,000	$13,575,000
Cash down payment	$9,280,000	$5,068,000
Contract purchase price plus acquisition fee	$34,780,000	$18,643,000
Other cash expenditures expensed/(credited)	$40,000	$31,000
Other cash expenditures capitalized	$401,000	$623,000
Total acquisition cost	$35,221,000	$19,297,000

Program: Name, location, type of property	NNN North Scottsdale Medical Office, LLC North Scottsdale Medical Office Portfolio Scottsdale, AZ Medical Office	NNN Culver Medical Plaza, LLC Culver Medical Plaza Culver City, CA Medical Office
Gross leasable square footage	154,000	52,000
Date of purchase:	3/29/2007	4/23/2007
Mortgage financing at date of purchase	$36,500,000	$14,120,000
Cash down payment	$9,850,000	$4,060,000
Contract purchase price plus acquisition fee	$46,350,000	$18,180,000
Other cash expenditures expensed/(credited)	$69,000	$24,000
Other cash expenditures capitalized	$1,221,000	$286,000
Total acquisition cost	$47,640,000	$18,490,000

Program: Name, location, type of property	NNN Northmark Business Center II, LLC Northmark Business Center II Cincinnati, OH Office	NNN Chartwell Court, LLC Chartwell Court Apartments Houston, TX Apartment
Gross leasable square footage	100,000	254,000
Date of purchase:	5/15/2007	5/25/2007
Mortgage financing at date of purchase	$9,120,000	$12,450,000
Cash down payment	$2,622,000	$4,648,000
Contract purchase price plus acquisition fee	$11,742,000	$17,098,000
Other cash expenditures expensed/(credited)	$49,000	$15,000
Other cash expenditures capitalized	$58,000	$487,000
Total acquisition cost	$11,849,000	$17,600,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Siena Office Park I, LLC Siena Office Park I Henderson, NV Office	NNN 8555 University Place, LLC Express Scripts St. Louis, MO Medical Office
Gross leasable square footage	101,000	315,000
Date of purchase:	6/4/2007	6/4/2007
Mortgage financing at date of purchase	$28,620,000	$45,000,000
Cash down payment	$8,228,000	$15,179,000
Contract purchase price plus acquisition fee	$36,848,000	$60,179,000
Other cash expenditures expensed/(credited)	$52,000	$76,000
Other cash expenditures capitalized	$229,000	$1,867,000
Total acquisition cost	$37,129,000	$62,122,000

Program: Name, location, type of property	NNN San Marin Apartments, LLC San Marin Apartments Corpus Christi, TX Apartment	NNN Cypresswood Drive, LLC 9720 Cypresswood Drive Houston, TX Office / Restaurant
Gross leasable square footage	192,000	99,000
Date of purchase:	6/5/2007	6/20/2007
Mortgage financing at date of purchase	$12,000,000	$17,500,000
Cash down payment	$4,480,000	$5,490,000
Contract purchase price plus acquisition fee	$16,480,000	$22,990,000
Other cash expenditures expensed/(credited)	$(66,000)	$1,000
Other cash expenditures capitalized	$444,000	$378,000
Total acquisition cost	$16,858,000	$23,369,000

Program: Name, location, type of property	NNN Mainstreet at Flatiron, LLC Mainstreet at Flatiron Broomfield, CO Office / Retail	NNN 824 North Market Street, LLC 824 North Market Street Wilmington, DE Office
Gross leasable square footage	93,000	203,000
Date of purchase:	6/21/2007	6/29/2007
Mortgage financing at date of purchase	$12,640,000	$29,280,000
Cash down payment	$3,634,000	$8,367,000
Contract purchase price plus acquisition fee	$16,274,000	$37,647,000
Other cash expenditures expensed/(credited)	$(8,000)	$12,000
Other cash expenditures capitalized	$96,000	$768,000
Total acquisition cost	$16,362,000	$38,427,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Century Hills, LLC Century Hills Apartments Augusta, GA Apartment	NNN Retreat at Stonecrest, LLC Retreat at Stonecrest Apartments Lithonia, GA Apartment
Gross leasable square footage	221,000	288,000
Date of purchase:	6/29/2007	7/2/2007
Mortgage financing at date of purchase	$15,750,000	$16,650,000
Cash down payment	$5,880,000	$6,216,000
Contract purchase price plus acquisition fee	$21,630,000	$22,866,000
Other cash expenditures expensed/(credited)	$27,000	$164,000
Other cash expenditures capitalized	$401,000	$619,000
Total acquisition cost	$22,058,000	$23,649,000

Program: Name, location, type of property	NNN Engineering Drive, LLC 3550 Engineering Drive Norcross, GA Office	NNN Sugar Land Medical Center, LLC Sugar Land Medical Center Sugar Land, TX Medical Office
Gross leasable square footage	99,000	80,000
Date of purchase:	7/6/2007	7/26/2007
Mortgage financing at date of purchase	$13,522,000	$12,000,000
Cash down payment	$6,233,000	$3,347,000
Contract purchase price plus acquisition fee	$19,755,000	$15,347,000
Other cash expenditures expensed/(credited)	$58,000	$(7,000)
Other cash expenditures capitalized	$151,000	$957,000
Total acquisition cost	$19,964,000	$16,297,000

Program: Name, location, type of property	NNN Harbour Landing, LLC Harbour Landing Apartments Corpus Christi, TX Apartment	NNN Church Street Office Center, LLC Church Street Office Center Evanston, IL Medical Office
Gross leasable square footage	193,000	153,000
Date of purchase:	7/31/2007	8/16/2007
Mortgage financing at date of purchase	$11,063,000	$21,600,000
Cash down payment	$4,130,000	$5,400,000
Contract purchase price plus acquisition fee	$15,193,000	$27,000,000
Other cash expenditures expensed/(credited)	$(3,000)	$(110,000)
Other cash expenditures capitalized	$648,000	$1,049,000
Total acquisition cost	$15,838,000	$27,939,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN River Ridge, LLC River Ridge Apartments Asheville, NC Apartment	NNN Riverwood Place, LLC One and Two Riverwood Place Pewaukee, WI Office
Gross leasable square footage	270,000	196,000
Date of purchase:	8/16/2007	8/17/2007
Mortgage financing at date of purchase	$19,646,000	$26,500,000
Cash down payment	$7,335,000	$10,745,000
Contract purchase price plus acquisition fee	$26,981,000	$37,245,000
Other cash expenditures expensed/(credited)	$60,000	$138,000
Other cash expenditures capitalized	$918,000	$1,195,000
Total acquisition cost	$27,959,000	$38,578,000

Program: Name, location, type of property	NNN Old Line Professional Centre, LLC Old Line Professional Centre Waldorf, MD Medical Office	NNN One Ridgmar Centre, LLC One Ridgmar Centre Fort Worth, TX Office
Gross leasable square footage	81,000	177,000
Date of purchase:	8/17/2007	8/17/2007
Mortgage financing at date of purchase	$9,400,000	$15,500,000
Cash down payment	$2,960,000	$6,020,000
Contract purchase price plus acquisition fee	$12,360,000	$21,520,000
Other cash expenditures expensed/(credited)	$95,000	$(46,000)
Other cash expenditures capitalized	$688,000	$855,000
Total acquisition cost	$13,143,000	$22,329,000

Program: Name, location, type of property	NNN Wesley Paces, LLC Wesley Paces Norcross, GA Apartment	NNN Biewend Building, LLC Biewend Building Boston, MA Medical Office
Gross leasable square footage	296,000	155,000
Date of purchase:	8/17/2007	9/5/2007
Mortgage financing at date of purchase	$20,089,000	$48,880,000
Cash down payment	$7,500,000	$13,676,000
Contract purchase price plus acquisition fee	$27,589,000	$62,556,000
Other cash expenditures expensed/(credited)	$(7,000)	$213,000
Other cash expenditures capitalized	$1,024,000	$1,444,000
Total acquisition cost	$28,606,000	$64,213,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Tupper Building, LLC Tupper Building Boston, MA Medical Office	NNN Darien Business Center, LLC Darien Business Center Darien, IL Medical Office
Gross leasable square footage	98,000	176,000
Date of purchase:	9/5/2007	9/25/2007
Mortgage financing at date of purchase	$43,920,000	$23,040,000
Cash down payment	$12,293,000	$6,406,000
Contract purchase price plus acquisition fee	$56,213,000	$29,446,000
Other cash expenditures expensed/(credited)	$191,000	$56,000
Other cash expenditures capitalized	$1,309,000	$1,003,000
Total acquisition cost	$57,713,000	$30,505,000

Program: Name, location, type of property	NNN Ashley Overlook, LLC Ashley Overlook North Charleston, SC Office	NNN Park Central, LLC Park Central Atlanta, GA Office
Gross leasable square footage	107,000	212,000
Date of purchase:	10/1/2007	11/29/2007
Mortgage financing at date of purchase	$15,100,000	$20,000,000
Cash down payment	$8,900,000	$9,865,000
Contract purchase price plus acquisition fee	$24,000,000	$29,865,000
Other cash expenditures expensed/(credited)	$12,000	$82,000
Other cash expenditures capitalized	$48,000	$1,779,000
Total acquisition cost	$24,060,000	$31,726,000

Program: Name, location, type of property	NNN Emberwood Apartments, LLC Emberwood Apartments Lafayette, LA Apartment	NNN Exchange South, LLC Exchange South Jacksonville, FL Office
Gross leasable square footage	267,000	194,000
Date of purchase:	12/4/2007	12/13/2007
Mortgage financing at date of purchase	$16,050,000	$16,800,000
Cash down payment	$5,992,000	$7,920,000
Contract purchase price plus acquisition fee	$22,042,000	$24,720,000
Other cash expenditures expensed/(credited)	$41,000	$146,000
Other cash expenditures capitalized	$1,648,000	$1,096,000
Total acquisition cost	$23,731,000	$25,962,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Woodside, LLC Woodside Corporate Park Beaverton, OR Office	NNN Townley Business Park, LLC Townley Business Park Phoenix, AZ Office
Gross leasable square footage	193,000	122,000
Date of purchase:	12/13/2007	12/21/2007
Mortgage financing at date of purchase	$19,380,000	$9,900,000
Cash down payment	$12,865,000	$4,726,000
Contract purchase price plus acquisition fee	$32,245,000	$14,626,000
Other cash expenditures expensed/(credited)	$58,000	$(20,000)
Other cash expenditures capitalized	$1,070,000	$538,000
Total acquisition cost	$33,373,000	$15,144,000

Program: Name, location, type of property	NNN Eastern Wisconsin Medical Portfolio, LLC Aurora Health Care - Multi Site Various Cities, WI Medical Office
Gross leasable square footage	153,000
Date of purchase:	12/21/2007
Mortgage financing at date of purchase	$32,300,000
Cash down payment	$9,930,000
Contract purchase price plus acquisition fee	$42,230,000
Other cash expenditures expensed/(credited)	$(20,000)
Other cash expenditures capitalized	$961,000
Total acquisition cost	$43,171,000

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on the 10th day of October, 2008.

GRUBB & ELLIS HEALTHCARE REIT, INC.

By:	/s/ Scott D. Peters
Scott D. Peters
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott D. Peters Scott D. Peters	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	October 10, 2008

/s/ Shannon K S Johnson Shannon K S Johnson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 10, 2008

* W. Bradley Blair, II	Director	October 10, 2008

* Maurice J. DeWald	Director	October 10, 2008

* Warren D. Fix	Director	October 10, 2008

* Larry L. Mathis	Director	October 10, 2008

* Gary T. Wescombe	Director	October 10, 2008

* /s/ Scott D. Peters Scott D. Peters, as attorney-in-fact

EXHIBIT INDEX

Following the consummation of the merger of NNN Realty Advisors, Inc., which previously served as our sponsor, with and into a wholly owned subsidiary of Grubb & Ellis Company on December 7, 2007, NNN Healthcare/Office REIT, Inc., NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Advisor, LLC and NNN Healthcare/Office Management, LLC changed their names to Grubb & Ellis Healthcare REIT, Inc., Grubb & Ellis Healthcare REIT Holdings, L.P., Grubb & Ellis Healthcare REIT Advisor, LLC and Grubb & Ellis Healthcare Management, LLC, respectively. The following Exhibit List refers to the entity names used prior to the December 10, 2007 name changes in order to accurately reflect the names of the parties on the documents listed.

Exhibit
Number		Exhibit

1.1		Dealer Manager Agreement between NNN Healthcare/Office REIT, Inc. and NNN Capital Corp (included as Exhibit 1.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference)
1	.1.1*	Amendment No. 1 to Dealer Manager Agreement between NNN Healthcare/Office REIT, Inc. and NNN Capital Corp.
1	.2*	Form of Participating Broker-Dealer Agreement
3.1		Third Articles of Amendment and Restatement of NNN Healthcare/Office REIT, Inc. (included as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference)
3.2		Articles of Amendment, effective December 10, 2007 (included as Exhibit 3.1 to our Current Report on Form 8-K filed December 10, 2007)
3	.3*	Bylaws of NNN Healthcare/Office REIT, Inc.
4.1		Form of Subscription Agreement (included as Exhibit B to the prospectus)
4.2		Distribution Reinvestment Plan (included as Exhibit C to the prospectus)
4.3		Share Repurchase Plan (included as Exhibit D to the prospectus)
4.4		Escrow Agreement (included as Exhibit 4.4 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference)
5	.1*	Opinion of Venable LLP as to the legality of the shares being registered
8	.1*	Opinion of Alston & Bird LLP as to tax matters
10.1		Advisory Agreement among NNN Healthcare/Office REIT, Inc., NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Advisor, LLC and Triple Net Properties, LLC (included as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference)
10	.1.1*	Amendment No. 1 to Advisory Agreement among NNN Healthcare/Office REIT, Inc., NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Advisor, LLC and Triple Net Properties, LLC
10.2		Agreement of Limited Partnership of NNN Healthcare/Office REIT Holdings, L.P. (included as Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference)
10	.3*	NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan (including the 2006 Independent Directors Compensation Plan)
10	.4*	Amendment to the NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan (including the 2006 Independent Directors Compensation Plan)
10.5		Form of Indemnification agreement executed by W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Gary T. Wescombe, Scott D. Peters, Danny Prosky, Andrea R. Biller, Shannon K S Johnson and Larry L. Mathis (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 5, 2007 and incorporated herein by reference)

Exhibit
Number		Exhibit

10.6		Deed to Secure Debt Note by and between Gwinnett Professional Center, Ltd. and Archon Financial, L.P., dated December 30, 2003 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.7		Deed to Secure Debt, Assignment of Rents and Security Agreement by Gwinnett Professional Center, Ltd. to Archon Financial, L.P., dated December 30, 2003 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10	.8*	Promissory Note dated August 18, 2006 issued by NNN Southpointe, LLC to LaSalle Bank National Association
10	.9*	Promissory Note dated August 18, 2006 issued by NNN Southpointe, LLC and NNN Crawfordsville, LLC to LaSalle Bank National Association
10	.10*	Mortgage, Security Agreement and Fixture Filing dated August 18, 2006 by NNN Southpointe, LLC for the benefit of LaSalle Bank National Association
10	.11*	Subordinate Mortgage, Security Agreement and Fixture Filing dated August 18, 2006 by NNN Southpointe, LLC for the benefit of LaSalle Bank National Association
10	.12*	Guaranty dated August 18, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10	.13*	Guaranty (Securities Laws) dated August 18, 2006 by Triple Net Properties, LLC in favor of LaSalle Bank National Association
10	.14*	Guaranty of Payment dated August 18, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10	.15*	Assignment of Leases and Rents dated August 18, 2006 by NNN Southpointe, LLC in favor of LaSalle Bank National Association
10	.16*	Hazardous Substance Indemnification Agreement dated August 18, 2006 by NNN Southpointe, LLC and Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10	.17*	Promissory Note dated September 12, 2006 issued by NNN Crawfordsville, LLC to LaSalle Bank National Association
10	.18*	Mortgage, Security Agreement and Fixture Filing dated September 12, 2006 by NNN Crawfordsville, LLC for the benefit of LaSalle Bank National Association
10	.19*	Subordinate Mortgage, Security Agreement and Fixture Filing dated September 12, 2006 by NNN Crawfordsville, LLC for the benefit of LaSalle Bank National Association
10	.20*	Guaranty dated September 12, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10	.21*	Guaranty (Securities Laws) dated September 12, 2006 by Triple Net Properties, LLC in favor of LaSalle Bank National Association
10	.22*	Assignment of Leases and Rents dated September 12, 2006 by NNN Crawfordsville, LLC in favor of LaSalle Bank National Association
10	.23*	Hazardous Substance Indemnification Agreement dated September 12, 2006 by NNN Crawfordsville, LLC and Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10.24		Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Liberty Falls, LLC, Triple Net Properties, LLC, and Dave Chrestensen and Todd Crawford, dated October 30, 2006 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.25		First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Liberty Falls, LLC, Triple Net Properties, LLC, and Dave Chrestensen and Todd Crawford, dated December 21, 2006 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.26		Secured Promissory Note by and between NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.27	Deed of Trust, Security Agreement and Fixtures Filings by and among NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.28	Guaranty by and among NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.29	Guaranty (Securities Laws) by and among LaSalle Bank National Association and NNN Realty Advisors, Inc., dated January 2, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.30	Hazardous Substances Indemnification Agreement by and among NNN Lenox Medical, LLC, Triple Net Properties, LLC, and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.31	Assignment of Leases and Rents by and among NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.32	Membership Interest Purchase and Sale Agreement by and between NNN South Crawford Member, LLC, NNN Southpointe, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.33	Membership Interest Assignment Agreement by and between NNN South Crawford Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.34	Membership Interest Purchase and Sale Agreement by and between NNN South Crawford Member, LLC, NNN Crawfordsville, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.35	Membership Interest Assignment Agreement by and between NNN South Crawford Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.36	Consent to Transfer and Agreement by and among NNN South Crawford Member, LLC, NNN Southpointe, LLC, NNN Healthcare/Office REIT Holdings, L.P., Triple Net Properties, LLC and LaSalle Bank National Association, dated January 22, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.37	Consent to Transfer and Agreement by and among NNN South Crawford Member, LLC, NNN Crawfordsville, LLC, NNN Healthcare/Office REIT Holdings, L.P., Triple Net Properties, LLC and LaSalle Bank National Association, dated January 22, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.38	Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc. dated January 22, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.39	Mortgage, Security Agreement and Fixture Filing by and between NNN Gallery Medical, LLC, and LaSalle Bank National Association, dated February 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.40	Membership Interest Purchase and Sale Agreement by and between NNN Gallery Medical Member, LLC, NNN Gallery Medical, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated March 9, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.41	Membership Interest Assignment Agreement by and between NNN Gallery Medical Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated March 9, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.42	Secured Promissory Note by and between NNN Gallery Medical, LLC and LaSalle Bank National Association, dated March 9, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.43	Unsecured Promissory Note by and between NNN Healthcare/Office REIT Holdings, L.P., and NNN Realty Advisors, Inc., dated March 9, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.44	Consent to Transfer and Agreement by and among NNN Gallery Medical, LLC, NNN Healthcare/Office REIT Holdings, L.P., NNN Gallery Medical Member, LLC, NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated March 9, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.45	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Commons V Investment Partnership, Triple Net Properties, LLC and Landamerica Title Company, dated March 16, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.46	Membership Interest Purchase and Sale Agreement by and between NNN Lenox Medical Member, LLC, Triple Net Properties, LLC, NNN Lenox Medical, LLC, NNN Lenox Medical Land, LLC and NNN Healthcare/Office REIT Holdings, L.P., dated March 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.47	Membership Interest Assignment Agreement by and between NNN Lenox Medical Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P., dated March 23, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.48	Membership Interest Assignment Agreement by and between Triple Net Properties, LLC, and NNN Healthcare/Office REIT Holdings, L.P., dated March 23, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.49	Consent to Transfer and Assignment by and among NNN Lenox Medical, LLC, NNN Healthcare/Office REIT Holdings, L.P., NNN Lenox Medical Member, LLC, NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated March 23, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.50	Agreement of Sale and Purchase by and between Yorktown Building Holding Company, LLC and Triple Net Properties, LLC, dated March 29, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.51	Sale Agreement and Escrow Instructions by and between 5410 & 5422 W. Thunderbird Road, LLC, et al. and 5310 West Thunderbird Road, LLC, et al., Triple Net Properties, LLC and Chicago Title Company as Escrow Agent, dated April 6, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.52	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Commons V Investment Partnership and Triple Net Properties, LLC, dated April 9, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.53	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Commons V, LLC, dated April 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.54	Assignment and Assumption Agreement by and between Commons V Investment Partnership and NNN Healthcare/Office REIT Commons V, LLC, dated April 24, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.55	Agreement for Purchase and Sale of Real Property and Escrow Instructions between Hollow Tree, L.L.P., Triple Net Properties, LLC, and LandAmerica Title Company as Escrow Agent, dated April 30, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.56	Agreement for Purchase and Sale of Real Property and Escrow Instructions between First Colony Investments, L.L.P., Triple Net Properties, LLC, and LandAmerica Title Company as Escrow Agent, dated April 30, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.57	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Peachtree, LLC, dated May 1, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.58	Secured Promissory Note by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.59	Deed to Secure Debt, Security Agreement and Fixture Filing by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank National Association, dated May 1, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.60	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.61	SEC Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.62	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.63	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.64	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Thunderbird Medical, LLC, dated May 11, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.65	First Amendment to Sale Agreement and Escrow Instructions by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and 5310 West Thunderbird Road, LLC, et al., dated May 14, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.66	First Amendment to Sale Agreement and Escrow Instructions by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and 5410 & 5422 W. Thunderbird Road, LLC, et al., dated May 14, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.67	Promissory Note issued by NNN Healthcare/Office REIT Commons V, LLC in favor of Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.68	Mortgage, Security Agreement and Fixture Filing by and between NNN Healthcare/Office REIT Commons V, LLC and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.69	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.70	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.71	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Commons V, LLC and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.72	Real Estate Purchase Agreement by and between Triple Net Properties, LLC and Gwinnett Professional Center Ltd., dated May 24, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.73	Assignment of Contracts by Triple Net Properties, LLC to NNN Healthcare/Office REIT Triumph, LLC, dated June 8, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.74	Promissory Note issued by NNN Healthcare/Office REIT Thunderbird Medical, LLC in favor of Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.75	Deed of Trust, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Thunderbird Medical, LLC to TRSTE, Inc., as Trustee, for the benefit of Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.76	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.77	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.78	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.79	Unsecured Promissory Note by and between NNN Healthcare/Office REIT Holdings, L.P., and NNN Realty Advisors, Inc., dated June 8, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.80	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated June 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.81	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated June 25, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.82	Purchase Agreement by and between Triple Net Properties, LLC and St. Mary Physicians Center, LLC, dated June 26, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.83	Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated July 10, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.84	Third Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated July 26, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.85	Assignment and Assumption of Real Estate Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Gwinnett, LLC, dated July 27, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.86	Loan Assumption and Substitution Agreement by and among NNN Healthcare/Office REIT Gwinnett, LLC, NNN Healthcare/Office REIT, Inc., Gwinnett Professional Center, Ltd., and LaSalle Bank National Association, dated July 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.87	Allonge To Note by Gwinnett Professional Center, Ltd. to LaSalle Bank National Association, as Trustee, in favor of Archon Financial, L.P., dated, July 27, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.88	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between 4MX Partners, LLC, 515 Partners, LLC and Triple Net Properties, LLC, dated July 30, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on August 17, 2007 and incorporated herein by reference)
10.89	Purchase Agreement by and between Lexington Valley Forge L.P. and Triple Net Properties, LLC, dated August 1, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.90	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and among Health Quest Realty XVII, Health Quest Realty XXII, Health Quest Realty XXXV and Triple Net Properties, LLC, dated August 6, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.91	Fourth Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated August 7, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.92	Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated August 14, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.93	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Market Exchange, LLC, dated August 15, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on August 17, 2007 and incorporated herein by reference)
10.94	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC, dated August 30, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.95	Unsecured Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc., dated August 30, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.96	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT St. Mary Physician Center, LLC, dated September 5, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.97	Note Secured by Deed of Trust issued by NNN Healthcare/Office REIT St. Mary Physician Center, LLC in favor of St. Mary Physicians Center, LLC, dated September 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.98	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT St. Mary Physician Center, LLC to Lone Oak Industries Inc., as Trustee, in favor of St. Mary Physicians Center, LLC, dated September 5, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.99	Unsecured Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc., dated September 5, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.100	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Quest Diagnostics, LLC, dated September 10, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.101	Loan Agreement by and between NNN Healthcare/Office REIT Holdings, L.P., The Financial Institutions Party Hereto, and LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.102	Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.103	Contribution Agreement by and between NNN Healthcare/Office REIT Holdings, L.P. and the Subsidiary Guarantors, dated September 10, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.104	Guaranty of Payment executed by NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.105	Open End Real Property Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Quest Diagnostics, LLC for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.106	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.107	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.108	Environmental Indemnity Agreement executed by NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Quest Diagnostics, LLC, and NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.109	Environmental Indemnity Agreement executed by NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Triumph, LLC, and NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.11 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.110	Joinder Agreement executed by NNN Healthcare/Office REIT Quest Diagnostics, LLC in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.12 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.111	Joinder Agreement executed by NNN Healthcare/Office REIT Triumph, LLC in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.13 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.112	First Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated September 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.113	Loan Agreement by and between NNN Healthcare/Office REIT Market Exchange, LLC and Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.114	Promissory Note by NNN Healthcare/Office REIT Market Exchange, LLC in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.115	Repayment Guaranty by NNN Healthcare/Office REIT, Inc. in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.116	Open-End Mortgage, Assignment, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Market Exchange, LLC in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.117	Environmental Indemnity Agreement by NNN Healthcare/Office REIT Market Exchange, LLC and NNN Healthcare/Office REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.118	ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT Market Exchange, LLC and Wachovia Bank, National Association, dated as of September 27, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 18, 2007 and incorporated herein by reference)
10.119	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office E Florida LTC, LLC, dated September 28, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.120	Loan Agreement by and between NNN Healthcare/Office REIT E Florida LTC, LLC and KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.121	Promissory Note by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.122	Unconditional Payment Guaranty by NNN Healthcare/Office REIT, Inc. for the benefit of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.123	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Jacksonville) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.124	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Winter Park) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.125	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Sunrise) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.126	Environmental and Hazardous Substances Indemnity Agreement by NNN Healthcare/Office REIT E Florida LTC, LLC for the benefit of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.127	Second Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated September 28, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.128	ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT E Florida LTC, LLC and KeyBank National Association, dated as of October 2, 2007, and as amended October 25, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 25, 2007 and incorporated herein by reference)
10.129	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Northmeadow Parkway, LLC and Triple Net Properties, LLC, dated October 9, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.130	Third Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated October 10, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.131	Fourth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated October 15, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.132	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Northmeadow Parkway, LLC and Triple Net Properties, LLC, dated October 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.133	Fifth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated November 2, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.134	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc. and Triple Net Properties, LLC, dated November 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.135	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office Northmeadow, LLC, dated November 15, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.136	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc., and Triple Net Properties, LLC, dated November 16, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.137	Second Amendment to Agreement for Purchase and Sales of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc. and Triple Net properties, LLC, dated November 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.138	Purchase and Sale Agreement by and between BRCP Highlands Ranch, LLC and Triple Net Properties, LLC, dated November 29, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.139	Loan Agreement by and between NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.140	Promissory Note by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)

Exhibit
Number		Exhibit

10.141		Mortgage, Assignment, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.142		Repayment Guaranty by NNN Healthcare/Office REIT, Inc. in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.143		Environmental Indemnity Agreement by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and NNN Healthcare/Office REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.144		ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and Wachovia Bank, National Association, entered into December 5, 2007, as amended (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.145		Sixth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated December 6, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.146		Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office Lima, LLC, dated December 7, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10	.147*	Modification of Loan Agreement by and among Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a/ NNN Healthcare/Office REIT Holdings, L.P.), Grubb & Ellis Healthcare REIT, Inc. (f/n/a NNN Healthcare/Office REIT, Inc.), NNN Healthcare/Office REIT Quest Diagnostics, LLC, NNN Healthcare/Office REIT Triumph, LLC and LaSalle Bank National Association, dated December 12, 2007.
10	.148*	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a NNN Healthcare/Office REIT Holdings, L.P.) in favor of LaSalle Bank National Association, dated December 12, 2007
10	.149*	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a NNN Healthcare/Office REIT Holdings, L.P.) in favor of KeyBank Bank National Association, dated December 12, 2007
10.150		Modification of Loan Agreement by and among Grubb & Ellis Healthcare REIT Holdings, L.P., Grubb & Ellis Healthcare REIT, Inc., NNN Healthcare/Office REIT 2750 Monroe, LLC, NNN Healthcare/Office REIT Triumph, LLC and LaSalle Bank National Association, dated December 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.151		Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. in favor of LaSalle Bank National Association, dated December 12, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.152		Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. in favor of KeyBank National Association, dated December 12, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.153		Management Agreement by and between G&E Healthcare REIT/Duke Chesterfield Rehab, LLC and Triple Net Properties Realty, Inc., dated December 18, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.154		Assignment and Assumption of Purchase and Sale Agreement by and between Triple Net Properties, LLC and G&E Healthcare REIT County Line Road, LLC, dated December 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.155	Loan Agreement by and between G&E Healthcare REIT County Line Road, LLC and Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.156	Promissory Note by G&E Healthcare REIT County Line Road, LLC in favor of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.157	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT County Line Road, LLC for the benefit of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.158	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.159	Environmental Indemnity Agreement by G&E Healthcare REIT County Line Road, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.160	Agreement of Sale by and among Triple Net Properties, LLC and TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd. and TST Lakeland, Ltd., dated December 19, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.161	Open-End Revolving Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Lima, LLC to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.162	Open-End Fee and Leasehold Revolving Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Lima, LLC to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.163	Joinder Agreement by NNN Healthcare/Office REIT Lima, LLC in favor of LaSalle Bank National Association, dated as of December 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.164	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., NNN Healthcare/Office REIT Lima, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.165	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and G&E Healthcare REIT Lincoln Park Boulevard, LLC, dated December 20, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.166	Loan Agreement by and between G&E Healthcare REIT Lincoln Park Boulevard, LLC and Wachovia Bank, National Association, dated December 20, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.167	Promissory Note by G&E Healthcare REIT Lincoln Park Boulevard, LLC in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.168	Open-End Mortgage, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Lincoln Park Boulevard, LLC in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.169	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.170	Environmental Indemnity Agreement by G&E Healthcare REIT Lincoln Park Boulevard, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.171	Limited Liability Company Agreement of G&E Healthcare REIT/Duke Chesterfield Rehab, LLC by and between BD St. Louis Development, LLC and Grubb & Ellis Healthcare REIT Holdings, L.P., executed on December 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.172	Contribution Agreement by and among BD St. Louis Development, LLC, Grubb & Ellis Healthcare REIT Holdings, L.P. and G&E Healthcare REIT/Duke Chesterfield Rehab, LLC, executed on December 20, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.173	Promissory Note by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC in favor of National City Bank, dated December 20, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.174	Deed of Trust, Assignment, Security Agreement, Assignment of Leases and Rents, and Fixture Filing by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC to PSPM Trustee, Inc. for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.175	Grubb & Ellis Healthcare REIT, Inc. Limited Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.176	Duke Realty Limited Partnership Limited Guaranty of Payment by Duke Realty Limited Partnership for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.177	Environmental Indemnity Agreement by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC, Grubb & Ellis Healthcare REIT, Inc. and Duke Realty Limited Partnership for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.178	Interest Rate Swap Confirmation by and between G&E Healthcare REIT Chesterfield Rehab Hospital, LLC and National City Bank, dated December 20, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.179	Leasehold and Fee Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, and Environmental Indemnity Agreement by NNN Healthcare/Office REIT Tucson Medical Office, LLC to and for the benefit of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.180	Joinder Agreement by NNN Healthcare/Office REIT Tucson Medical Office, LLC in favor of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.181	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., NNN Healthcare/Office REIT Tucson Medical Office, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.182	ISDA Interest Rate Swap Agreement by and between G&E Healthcare REIT County Line Road, LLC and Wachovia Bank, National Association, dated December 21, 2007, as amended on December 24, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.183	ISDA Interest Rate Swap Agreement by and between G&E Healthcare REIT Lincoln Park Boulevard, LLC and Wachovia Financial Services, Inc., dated December 31, 2007, as amended on December 21, 2007 and December 24, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed December 28, 2007 and incorporated herein by reference)
10.184	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fort Road Associated limited Partnership and Triple Net Properties, LLC, dated January 14, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.185	First Amendment to Agreement of Sale by and among TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd., and TST Lakeland, Ltd. and Triple Net Properties, LLC, dated January 18, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.186	ISDA Master Agreement by and between National City Bank and G&E Healthcare REIT Chesterfield Rehab Hospital, LLC, dated January 20, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 1, 2008 and incorporated herein by reference)
10.187	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fort Road Associates Limited Partnership and Triple Net Properties, LLC, dated January 31, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.188	Second Amendment to Agreement of Sale by and among TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd., TST Lakeland, Ltd., Triple Net Properties, LLC and LandAmerica Financial Group, Inc., dated February 1, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.189	Assignment and Assumption of Agreement of Sale by and between Triple Net Properties, LLC and G&E Healthcare REIT Medical Portfolio 1, LLC, dated February 1, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.190	Loan Agreement by and between G&E Healthcare REIT Medical Portfolio 1, LLC and Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.191	Promissory Note by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.192	Mortgage, Assignment, Security Agreement and Fixture Filing (West Bay) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.193	Mortgage, Assignment, Security Agreement and Fixture Filing (Largo) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.194	Mortgage, Assignment, Security Agreement and Fixture Filing (Central Florida) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.195	Mortgage, Assignment, Security Agreement and Fixture Filing (Brandon) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.196	Mortgage, Assignment, Security Agreement and Fixture Filing (Overland Park) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.11 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.197	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.12 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.198	Environmental Indemnity Agreement by G&E Healthcare REIT Medical Portfolio 1, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.13 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.199	ISDA Interest Rate Swap Agreement by and between Triple Net Properties, LLC and Wachovia Bank, National Association, dated February 1, 2008, as amended on February 6, 2008 (included as Exhibit 10.14 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.200	First Amendment to Promissory Note by and between NNN Gallery Medical, LLC, NNN Realty Advisors, Inc. and LaSalle Bank National Association, released from escrow on February 20, 2008 and effective as of February 12, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 26, 2008 and incorporated herein by reference)
10.201	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between NHP Cypress Station Partnership, LP and Grubb & Ellis Realty Investors, LLC, dated February 22, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.202	Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fort Road Associates Limited Partnership and Triple Net Properties, LLC, dated March 5, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.203	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Fort Road Medical, LLC, dated March 6, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.204	Promissory Note by G&E Healthcare REIT Fort Road Medical, LLC in favor of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.205	Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing by G&E Healthcare REIT Fort Road Medical, LLC for the benefit of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.206	Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. in favor of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.207	Environmental Indemnity Agreement by G&E Healthcare REIT Fort Road Medical, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.208	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Epler Parke, LLC and Grubb & Ellis Realty Investors, LLC, dated March 6, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 28, 2008 and incorporated herein by reference)
10.209	ISDA Interest Rate Swap Confirmation Letter Agreement by and between G&E Healthcare REIT Fort Road Medical, LLC and LaSalle Bank National Association, dated March 10, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.210	Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Liberty Falls, LLC, Triple Net Properties, LLC, and Dave Chrestensen and Todd Crawford, dated March 11, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.211	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Liberty Falls Medical Plaza, LLC, dated March 19, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.212	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Epler Parke Building B, LLC, dated March 24, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 28, 2008 and incorporated herein by reference)
10.213	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Cypress Station, LLC, dated March 25, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.214	Promissory Note by G&E Healthcare REIT Cypress Station, LLC in favor of National City Bank, dated March 25, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.215	Deed of Trust, Security Agreement, Assignment of Leases and Rents and Financing Statement by G&E Healthcare REIT Cypress Station, LLC for the benefit of National City Bank, dated March 25, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.216	Limited Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. for the benefit of National City Bank, dated March 25, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.217	Environmental Indemnity Agreement by G&E Healthcare REIT Cypress Station, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of National City Bank, dated March 25, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.218	Purchase and Sale Agreement and Escrow Instructions by and between HCP, Inc. and HCPI/Indiana, LLC and G&E Healthcare REIT Medical Portfolio 3, LLC, dated May 30, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 4, 2008 and incorporated herein by reference)
10.219	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by G&E Healthcare REIT Amarillo Hospital, LLC to and for the benefit of Jeffrey C. Baker, Esq., Trustee and LaSalle Bank National Association, dated June 23, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 25, 2008 and incorporated herein by reference)
10.220	Joinder Agreement by G&E Healthcare REIT Amarillo Hospital, LLC in favor of LaSalle Bank National Association, dated June 23, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed June 25, 2008 and incorporated herein by reference)
10.221	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., G&E Healthcare REIT Amarillo Hospital, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated June 23, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed June 25, 2008 and incorporated herein by reference)
10.222	Loan Agreement by and among G&E Healthcare REIT 5995 Plaza Drive, LLC, G&E Healthcare REIT Academy, LLC, G&E Healthcare REIT Epler Parke Building B, LLC, G&E Healthcare REIT Nutfield Professional Center, LLC and G&E Healthcare REIT Medical Portfolio 2, LLC and Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.223	Promissory Note by G&E Healthcare REIT 5995 Plaza Drive, LLC, G&E Healthcare REIT Academy, LLC, G&E Healthcare REIT Epler Parke Building B, LLC, G&E Healthcare REIT Nutfield Professional Center, LLC and G&E Healthcare REIT Medical Portfolio 2, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.224	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT 5995 Plaza Drive, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.225	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Academy, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 and delivered June 26, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.226	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Medical Portfolio 2, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.227	Mortgage, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Epler Parke Building B, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.228	Mortgage, Assignment, Security Agreement and Fixture Filing (Overland Park) by G&E Healthcare REIT Nutfield Professional Center, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.229	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.230	Environmental Indemnity Agreement by G&E Healthcare REIT 5995 Plaza drive, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.231	Environmental Indemnity Agreement by G&E Healthcare REIT Academy, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.232	Environmental Indemnity Agreement by G&E Healthcare REIT Medical Portfolio 2, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.11 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.233	Environmental Indemnity Agreement by G&E Healthcare REIT Epler Parke Building B, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.12 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.234	Environmental Indemnity Agreement by G&E Healthcare REIT Nutfield Professional Center, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.13 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.235	Loan Agreement by and between G&E Healthcare REIT Medical Portfolio 3, LLC, The Financial Institutions Party Hereto, as Banks, and Fifth Third Bank, as Agent, dated June 26, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)

Exhibit
Number		Exhibit

10.236		Syndicated Promissory Note (1) by G&E Healthcare REIT Medical Portfolio 3, LLC for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.237		Syndicated Promissory Note (2) by G&E Healthcare REIT Medical Portfolio 3, LLC for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.238		Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.239		Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Boone County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.240		Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Hamilton County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.241		Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Hendricks County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.242		Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Marion County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.243		Environmental Indemnity Agreement by G&E Healthcare REIT Medical Portfolio 3, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.244		Modification of Loan Agreement by and among G&E Healthcare REIT Medical Portfolio 3, LLC, Grubb & Ellis Healthcare REIT, Inc. and Fifth Third Bank, dated June 27, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed July 3, 2008 and incorporated herein by reference)
21	.1**	Subsidiaries of Grubb & Ellis Healthcare REIT, Inc.
23.1		Consent of Venable LLP (included in Exhibit 5.1)
23.2		Consent of Alston & Bird LLP (included in Exhibit 8.1)
23	.3**	Consent of Deloitte & Touche LLP
23	.4**	Consent of KMJ Corbin & Company LLP
24	.1*	Power of Attorney
24	.2*	Power of Attorney of Larry L. Mathis

*	Previously filed

**	Filed herewith